Filed pursuant to Rule 424(b)(3)

Registration No. 333-227452

PROSPECTUS SUPPLEMENT NO. 2

(To the Prospectus dated March 8, 2019)

GB SCIENCES, INC.

64,053,812 Shares of Common Stock

This Prospectus Supplement No. 2 supplements the prospectus dated March 8, 2019 (the “Prospectus”), relating to the resale of up to 64,053,812 shares of common stock of GB Sciences, Inc. by the selling stockholders identified in the Prospectus. This Prospectus Supplement should be read in conjunction with the Prospectus which is to be delivered with this Prospectus Supplement.  Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Supplement modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Supplement.

This Prospectus Supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Annual Report on Form 10-K for the year ended March 31, 2021, filed with the Securities and Exchange Commission on July 6, 2021, and with the information contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the Securities and Exchange Commission on August 13, 2021, all set forth below.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read “Risk Factors” on page 8 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement (or the Prospectus including any supplements or amendments thereto) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is September 21, 2021.

FORM 10-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 10-K

__________________________

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Fiscal Year Ended March 31, 2021

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT

For the transition period from __________ to ___________

Commission file number: 000-55462

GB SCIENCES, INC.

(Exact name of registrant as specified in its charter)

____________________

Nevada	59-3733133
(State or other Jurisdiction of	(IRS Employer I.D. No.)
Incorporation or Organization)

___________________________

3550 W. Teco Avenue

Las Vegas, Nevada 89118

Phone: (866) 721-0297

(Address and telephone number of

principal executive offices)

___________________________

Securities registered under Section 12 (b) of the Exchange Act:

Title of each class	Name of each exchange on which registered
None	None

Securities registered under Section 12(g) of the Exchange Act:

Common Stock $.0001 Par Value
Title of Class

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐  No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes ☐  No  ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Act).  Yes ☐  No ☑

The aggregate market value of the voting stock held by non-affiliates of the registrant computed by reference to the price at which the common equity was last sold as of the last business day of the registrant’s most recently completed second fiscal quarter, that being September 2020, was approximately $7.4 million.

Total shares outstanding on July 2, 2021 were 317,012,411.

Documents Incorporated by Reference

None

GB SCIENCES, INC.

FORM 10-K

PART I

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This Annual Report on Form 10-K of GB Sciences, Inc., a Nevada corporation and its subsidiaries (the “Company”), contains “forward-looking statements,” as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, believes”, “estimates”, “predicts” or “continue”, which list is not meant to be all-inclusive and other such negative terms and comparable technology. These forward-looking statements, include, without limitation, statements about market opportunity, strategies, competition, expected activities and expenditures as we pursue business our plan, and the adequacy of available cash reserves. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. The economic environment within which we operate could materially affect actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include among other things: (i) product demand, market and customer acceptance of any or all of the Company’s products, equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified personnel, (iv) competition pricing and development difficulties, (v) ability to increase cultivation production, (vi) the timing and extent of changes in prices for medical and adult-use cannabis, (vii) agricultural risks of growing and harvesting medical and adult-use cannabis, (viii) the availability of equipment, such as extraction equipment, (ix) the adequacy of capital reserves and liquidity including, but not limited to, access to additional borrowing capacity, (x) our ability to close the sale of the Company's Nevada cannabis cultivation and production facilities, (xi) and general industry and market conditions and growth rates, unexpected natural disasters, and other factors, which we have little or no control: and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Any forward-looking statements are based on information available to us today and we undertake no obligation to publicly update any forward-looking statements, whether as a result of future events, new information or otherwise.

ITEM 1. DESCRIPTION OF BUSINESS

Unless the context indicates otherwise, all references to “GB” and “GB Sciences” refers solely to GB Sciences, Inc., a Nevada corporation, and all references to “the Company,” “we”, “us” or “our” in this Annual Report refers to GB Sciences and its consolidated subsidiaries.

Overview

GB Sciences, Inc. (“the Company”, “GB Sciences”, “we”, “us”, or “our”) is a phytomedical research and biopharmaceutical drug development company whose goal is to create patented formulations of plant-inspired, complex therapeutic mixtures for the prescription drug market that target a variety of medical conditions. The Company is engaged in the research and development of plant-based medicines and plans to produce plant-inspired, complex therapeutic mixtures based on its portfolio of intellectual property.

Through its wholly owned Canadian subsidiary, GBS Global Biopharma, Inc. (“GBSGB”), the Company is engaged in the research and development of plant-based medicines, primarily cannabinoid medicines, with virtual operations in North America and Europe. GBSGB’s assets include a portfolio of intellectual property containing both proprietary cannabinoid-containing formulations and our AI-enabled drug discovery platform, as well as critical research contracts and key supplier arrangements. GBSGB’s intellectual property covers a range of medical conditions and several programs are in the pre-clinical animal stage of development including Parkinson’s disease, neuropathic pain, and cardiovascular therapeutic programs. GBSGB runs a lean drug development program and takes effort to minimize expenses, including personnel, overhead, and fixed capital expenses through strategic partnerships with Universities and Contract Research Organizations (“CROs”). GBSGB’s intellectual property portfolio includes five USPTO issued patents, nine USPTO nonprovisional patent applications pending in the US, and one provisional patent application in the US. In addition to the USPTO patents and patent applications, the company has filed 35 patent applications internationally to protect its proprietary technology. We recently filed a provisional USPTO patent application to further protect aspects of our proprietary drug discovery engine, “Phytomedical Analytics for Research Optimization at Scale," or PhAROS™.

We were incorporated in the State of Delaware on April 4, 2001, under the name “Flagstick Venture, Inc.” On March 28, 2008, stockholders owning a majority of our outstanding common stock approved changing our then name “Signature Exploration and Production Corp.” as our business model had changed.

On April 4, 2014, we changed our name from Signature Exploration and Production Corporation to Growblox Sciences, Inc. Effective December 12, 2016, the Company amended its Certificate of Corporation pursuant to shareholder approval, and the Company’s name was changed from Growblox Sciences, Inc. to GB Sciences, Inc.

Effective April 8, 2018, Shareholders of the Company approved the change in corporate domicile from the State of Delaware to the State of Nevada and increase in the number of authorized capital shares from 250,000,000 to 400,000,000. Effective August 15, 2019, Shareholders of the Company approved an increase in authorized capital shares from 400,000,000 to 600,000,000.

Business Strategy

Drug Discovery and Development of Novel Cannabis-Based Therapies

Through its wholly owned Canadian subsidiary, GBS Global Biopharma, Inc. ("GBSGB"), the Company has conducted ground-breaking research embracing the rational design of plant-based medicines led by Dr. Andrea Small-Howard, the Company’s Chief Science Officer and Director, and Dr. Helen Turner, Vice President of Innovation and Dean of the Natural Sciences and Mathematics Department at Chaminade University.  Small-Howard and Turner posited that complex mixtures of plant-based ingredients would provide more targeted and effective treatments for specific disease conditions than either single ingredient or whole plant formulations.  They developed a rapid screening and assaying system which tested thousands of combinations of cannabinoids and terpenes in vitro against cell-based models of disease.  This process identified precise mixtures of cannabinoids and terpenes, many of which contained no THC, to treat categories of disease conditions, including neurological disorders, inflammation, heart disease, metabolic syndrome, chronic and neuropathic pain.

GBSGB’s drug discovery engine involves both high throughput screening of cell models of disease and a data analytics/machine learning tool to expedite drug discovery. Initially, GBSGB explored the potential medical uses of specific mixtures derived from cannabis-based raw materials, but these tools are also effective for investigating the medical applications of complex therapeutic mixtures from any plant-derived starting material. In 2014, GBSGB developed its first rapid screening and assaying system which tested thousands of combinations of cannabinoids and terpenes against cell-based models of diseases. This process has been refined over the years and now has identified precise mixtures of cannabinoids and terpenes, many of which contained no THC, to treat categories of disease conditions, including neurological disorders, inflammation, heart disease, metabolic syndrome, chronic and neuropathic pain. GBSGB has filed for patent protection on these plant-inspired, complex therapeutic mixtures, and they are testing them in disease-specific animal models in preparation for human trials.

GBSGB’s drug discovery process combines: 1) HTS: high throughput screening of tens of thousands of combinations of compounds derived from plants in well-established cellular models of diseases, and 2) PhAROS™: Phytomedical Analytics for Research Optimization at Scale for the prediction of complex therapeutic mixtures from plant-based materials. This combined approach to drug discovery increases research efficiency and accuracy reducing the time from ideation to patenting from 7 years to 1.5 years. Screening of plant-based mixtures for drug discovery involves the testing of specific combinations of plant chemicals from many naturally occurring plants and the use of live models for these diseases that have been well established by other researchers. First, the Company finds plant materials that show some therapeutic activity, and then refines these natural mixtures to optimize their effectiveness in cellular assays by removing compounds that do not act synergistically with the others in the mixtures. The Company also use its PhAROS™ Platform to prioritize and eliminate some potential combinations, which reduces the time in the discovery period. PhAROS™ can also be used to identify and predict the efficacy of plant-derived, complex therapeutic mixtures for specific diseases in silico, which are then tested in the cell models.

The U.S. Patent and Trademark Office allows complex mixtures to be claimed as Active Pharmaceutical Ingredients ("APIs"). GBSGB has three issued patents and a series of pending patents containing cannabis-derived complex mixtures that act as therapeutic agents for specific disease categories, as described below. GBSGB’s pending patents are protected whether the individual compounds are derived from the cannabis plant, another plant, synthetically produced, or derived from a combination of sources for the individual chemical compounds in these mixtures.

Drug Development Progress

GBS Global Biopharma, Inc. has made significant strides in the past year with respect to both its drug discovery research and product development programs. Our lead pharmaceutical programs in both Parkinson’s disease and chronic neuropathic pain are now in preclinical animal studies with Dr. Lee Ellis of the National Research Council ("NRC") Canada in Halifax, Nova Scotia. Our complex therapeutic mixtures for the treatment of Cytokine Release Syndrome in COVID-19 and other severe hyperinflammatory conditions are now being tested in preclinical studies with Dr. Norbert Kaminski at Michigan State University. In addition, the two patents which protect GBSGB’s formulations in our lead development programs have been issued by the US Patent and Trademark Office ("USPTO"). On December 8, 2020, our third US patent was issued on complex therapeutic mixtures for the treatment of the hyper inflammatory condition, Mast Cell Activation Syndrome ("MCAS"). Achieving these significant milestones is driving interest in these novel therapeutic programs.

For its lead program in PD therapeutics, GBSGB announced that it has obtained the statistically significant reduction of Parkinson’s-disease like symptoms using its proprietary complex mixtures in an animal model of Parkinson’s disease ("PD"). Several of GBSGB’s PD formulations significantly reduced the symptoms, while the most effective formula reduced the symptoms back to the baseline activity of normal animals. In addition, the toxicity studies for these PD formulas came back without any significant negative findings. These important preclinical results will be included in GBS’ Investigational New Drug ("IND") application with the US FDA to enter human clinical trials as soon as possible. New therapies to address Parkinson’s disease symptoms are needed to help those afflicted with this debilitating disease. The combined direct and indirect costs associated with Parkinson’s disease are estimated at $52 billion in the U.S. alone.

For Parkinson’s disease, the initial clinical prototypes of GBSGB’s Cannabinoid-Containing Complex Mixtures ("CCCM™") are being formulated by Catalent Pharma using Catalent’s Zydis® Orally Disintegrating Tablet ("ODT") technology. This ODT format was selected for the PD formulas because it dissolves on the tongues of patients without the need to swallow for ease of use in patients with PD, who often have difficulties with swallowing. GBSGB selected Catalent as its development partner for the PD therapies due to Catalent’s prior experience in working on US FDA-approved, cannabinoid-containing drugs, their Schedule I drug manufacturing facilities, their familiarity with US FDA and international regulatory and manufacturing requirements, their expertise in tackling formulation challenges, and their ability to achieve the stability and dosing necessary for these novel complex mixtures. In addition to its Zydis® technology, Catalent has early drug development services and additional oral drug delivery solutions available for the efficient delivery of GBSGB's proprietary APIs.

For its lead chronic neuropathic pain program, GBSGB is testing its Cannabinoid-Containing Complex Mixtures and Myrcene-Containing Complex Mixtures ("MCCM") both as encapsulated, time-released nanoparticles, as well as in non-encapsulated forms of these therapeutic mixtures in an animal model at the NRC in Halifax, Nova Scotia. In preparation for human clinical trials, our standard MCCM and the time-released MCCM are currently being compared in an animal model that demonstrates their potential effectiveness at treating chronic pain. The early results from this preclinical research project look very promising.

The three patents which protect formulations in the Company’s lead therapeutic programs have been issued by the USPTO. The issuance of U.S. Patent No. 10,653,640 entitled "Cannabinoid-Containing Complex Mixtures for the Treatment of Neurodegenerative Diseases" on May 19, 2020 protects methods of using GBSGB’s proprietary cannabinoid-containing complex mixtures (CCCM™) for treating Parkinson’s Disease. This was an important milestone in the development of these vitally-important therapies and validates GBSGB’s drug discovery platform. In the US alone, the combined direct and indirect costs associated with Parkinson’s disease are estimated at $52 billion, and new therapies to address Parkinson’s disease symptoms are greatly needed. This was also the first time that a US patent has been awarded for a cannabis-based complex mixture defined using this type of drug discovery method. The first US patent for PD therapies validated our drug discovery platform and strengthened our intellectual property portfolio of unique CCCM’s™, each targeting one of up to 60 specific clinical applications.

The issuance of GBSGB’s second US patent for active pharmaceutical ingredients that are complex mixtures identified by our biotech platform further confirms that GBSGB’s pharmaceutical compositions can be patent-protected for use as biopharmaceutical and nutraceutical products. The US Patent entitled “Myrcene-Containing Complex Mixtures Targeting TRPV1” protects methods of using GBSGB’s proprietary Myrcene-Containing Complex Mixtures for the treatment of pain disorders related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis. In the US alone, chronic pain represents an estimated health burden of between $560 and $650 billion dollars, and an estimated 20.4% of U.S. adults suffer from chronic pain that significantly decreases their quality of life. Despite the widespread rates of addiction and death, opioids remain the standard of care treatment for most people with chronic pain. The Company believes that it is important to create safer, less addictive alternatives to opioids for the treatment of chronic pain disorders, like GBSGB’s myrcene-containing complex mixtures.

Favorable Research Updates from our university collaborators reveal the promise in our discovery programs with Michigan State University (HIV-Associated Neurodegenerative Disorder and COVID-19 therapies), Chaminade University (Chronic Neuropathic Pain, Metabolic Syndrome, Cannabis Metabolomics with the University of Athens), the University of Athens, Greece (Cannabis Metabolomics), the University of Seville, Spain (Time-Released Nanoparticles), and the National Research Council of Canada (Parkinson’s Disease, Chronic Neuropathic Pain).

Intellectual Property

GBSGB retained Fenwick & West, a Silicon Valley based law firm focusing on life sciences and high technology companies with a nationally top-ranked intellectual property practice, to develop strategies for the protection of the Company's intellectual property. The status of the intellectual property portfolio is as follows. Unless otherwise indicated, all patents listed below are assigned to the Company's wholly-owned subsidiary, GBS Global Biopharma, Inc.

Issued Patents

Title: CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF NEURODEGENERATIVE DISEASES

U.S. Patent Number:	10,653,640	Expiration date:	October 23, 2038
Issued:	May 19, 2020	Inventors:	Andrea Small-Howard et al.

U.S. Patent protection was granted for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease.

Title: MYRCENE-CONTAINING COMPLEX MIXTURES TARGETING TRPV1

U.S. Patent Number:	10,709,670	Expiration date:	May 22, 2038
Issued:	July 14, 2020	Inventors:	Andrea Small-Howard, et al.

GBSGB’s MCCMs are protected in the U.S. for use in the treatment of pain related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis.

Title: CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF MAST CELL-ASSOCIATED OR BASOPHIL-MEDIATED INFLAMMATORY DISORDERS

U.S. Patent Number:	10,857,107	Expiration date:	January 31, 2038
Issued:	December 8, 2020	Inventors:	Andrea Small-Howard et al.

U.S. Patent protection was granted for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS).

Title: METHODS AND COMPOSITIONS FOR PREVENTION AND TREATMENT OF CARDIAC HYPERTROPHY

Inventor:	Alexander Stokes	Assignee:	University of Hawai'i
U.S. Patent Number:	9,084,786	Issued:	July 21, 2015
U.S. Patent Number:	10,137,123	Issued:	November 27, 2018
E.U. Patent Number:	2,635,281	Issued:	March 14, 2018
Hong Kong Patent Number:	14102182.8	Issued:	March 14, 2018

GBSGB has sublicensed from Makai Biotechnology, LLC these two issued USPTO patents and two issued international patents for the prevention and treatment of heart failure due to cardiac hypertrophy through therapeutic regulation of TRPV1.

Title: METHOD FOR PRODUCING A PHARMACEUTICAL COMPOSITION OF POLYMERIC NANOPARTICLES FOR TREATING NEUROPATHIC PAIN CAUSED BY PERIPHERAL NERVE COMPRESSION
Spain Patent Number:	ES2582287	Inventors:	Lucia Martin Banderas, Mercedes Fernandez Arevalo, Esther Berrocoso Dominguez, Juan Antonio Mico Segura
Issued:	September 29, 2017	Assignees:	Universidad de Sevilla, Universidad de Cadiz, Centro de Investigacion Biomedica En Red

Exclusive worldwide license held by GBS Global Biopharma, Inc. Claims benefit of Spanish Patent Application No. P201500129 (Pub. No. ES 2582287). GBSGB holds the exclusive rights to commercialize these cannabinoid-containing, time-released, oral nanoparticles for the treatment of neuropathic pain.

In addition to the issued patents listed above, GBSGB's intellectual property portfolio includes a total of ten USPTO and thirty-five international patents pending:

Title	Jurisdiction	Application Number	Other International Applications Filed
CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF NEURODEGENERATIVE DISEASES	US	USPTO 16/844,713 PCT/US2017/055989	AU, CA, CN, EP, HK, IL, JP
MYRCENE-CONTAINING COMPLEX MIXTURES TARGETING TRPV1	US	USPTO 16/878,295 PCT/US2018/033956	AU, CA, CN, EP, HK, IL, JP
CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF MAST CELL-ASSOCIATED OR BASOPHIL-MEDIATED INFLAMMATORY DISORDERS	US	USPTO 17/065,400 PCT/US2018/016296	AU, CA, CN, EP, HK, IL, JP
TRPV1 ACTIVATION-MODULATING COMPLEX MIXTURES OF CANNABINOIDS AND/OR TERPENES	US	USPTO 16/420,004 PCT/US2019/033618	AU, CA, CN, EP, HK, IL, JP
THERAPEUTIC NANOPARTICLES ENCAPSULATING TERPENOIDS AND/OR CANNABINOIDS	US	USPTO 16/686,069 PCT/ES2019/070765
TREATMENT OF PAIN USING ALLOSTERIC MODULATOR OF TRPV1	US	USPTO 16/914,205 PCT/US2020/039989
CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF CHRONIC INFLAMMATORY DISORDERS	US	USPTO 63/067,269 (provisional)
CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF CYTOKINE RELEASE SYNDROME WHILE PRESERVING KEY ANTI-VIRAL IMMUNE REACTIONS	US	USPTO 63/067,269 (provisional)
IN SILICO META-PHARMACOPEIA ASSEMBLY FROM NON-WESTERN MEDICAL SYSTEMS USING ADVANCED DATA ANALYTIC TECHNIQUES TO IDENTIFY AND DESIGN PHYTOTHERAPEUTIC STRATEGIES	US	USPTO 63/091,816 (provisional)
METHODS AND COMPOSITIONS FOR PREVENTION AND TREATMENT OF CARDIAC HYPERTROPHY	EU	EPO 3,348,267	IN, CN
METHOD FOR PRODUCING A PHARMACEUTICAL COMPOSITION OF POLYMERIC NANOPARTICLES FOR TREATING NEUROPATHIC PAIN CAUSED BY PERIPHERAL NERVE COMPRESSION	WIPO/PCT	WIPO 2016/128591 PCT/ES2016/000016	EU, CA

Partnering Strategy

GBSGB runs a lean drug development program and minimizes expenses, including personnel, overhead, and fixed capital expenses (such as lab and diagnostic equipment), through strategic partnerships with Universities and Contract Research Organizations (“CROs”). Through these research and development agreements, GBSGB has created a virtual pipeline for the further development of novel medicines extracted from the cannabis plant. The partners bring both expertise and infrastructure at a reasonable cost to the life sciences program. In most instances, GBSGB has also negotiated with these partners to keep 100% of the ownership of the IP within GBSGB for original patent filings.

GBSGB currently has on-going research agreements with the following institutions covering the indicated areas of research:

Chaminade University: Broad-based research program to support the drug discovery platform that has yielded many of GBSGB’s original patents to date in the areas of neurodegenerative diseases, heart disease, inflammatory diseases, neuropathic and chronic pain. They have also performed the bioassay portion of the Cannabis Metabolomics study performed with the University of Athens, Greece and GBSGB.

University of Athens: Broad-based metabolomics analysis of over 100 cannabis genotypes including both hemp and THC-producing cannabis varieties, in combination with GBSGB’s bioassay data linking genotypes and potential disease-remediations. This project has the potential to define active ingredients from plant-derived mixtures beyond the standard cannabinoids and terpenoids. The discovery potential is huge, and novel agents have recently been discovered.

Michigan State University: Discovery work using a cutting-edge, multi-cellular model of the human immune system and a multi-cell model of the brain to explore CCCM™s for use in the prevention of HIV-Associated Neurocognitive Disorders (HAND). Although combination antiretroviral therapy keeps symptoms for most HIV-patients well controlled, between 40% and 70% of these well-controlled HIV patients end up with HAND symptoms that range from movement disorders to dementia-like symptoms. The results from this work were included in a new patent application that will be filed in Q3 of 2020. In addition, MSU has performed experiments using their novel model of the human-immune system that have allowed GBSGB to prepare cannabis-based formulas for the potential treatment of virally-induced hyperinflammation/cytokine storm syndrome that has led to the majority of COVID-19 deaths. The new patent application for our novel, cannabinoid-containing complex mixtures (CCCM™) for the treatment of hyperinflammation and cytokine release syndrome in COVID-19 patients was filed August 18, 2020.

The University of Seville: Bringing their novel expertise to the development and functional testing of time-released and disease-targeted nanoparticles of cannabis-based complex mixtures for oral administration. These specialized nanoparticles are being used for the precise and time-released delivery of several of our therapies, including GBSGB’s MCCM™ and CCCM™’s used in the preclinical animal testing performed at the NRC Canada. The University of Seville has completed functional testing on nanoparticles containing myrcene, nerolidol, and beta-caryophyllene for our Myrcene-Containing Complex Mixtures. In these cell-based assays, the effectiveness and kinetics of the nanoparticle-forms of these terpenes were compared with the “naked” terpenes both individually and in mixtures. In all cases, the effectiveness of the nanoparticles were superior to the naked terpenes, however, the mixtures were dramatically more effective than the individuals. These results from Seville are very promising as these nanoparticles have entered the animal testing phase at the NRC in Halifax.

The National Research Center (NRC) of Canada, Halifax, Nova Scotia: Two animal-phase studies are being performed by Dr. Lee Ellis’ group at the NRC. An animal safety and efficacy study was initiated in Q4 of 2018 for GBSGB’s Parkinson’s disease therapies, and the NRC has demonstrated that the company’s PD formulations were able to reduce behavioral changes associated with the loss of dopamine-producing neurons, which underlies the pathology of Parkinson’s disease in the animal model. Based on achieving the statistically significant reduction in Parkinson’s disease symptomology, GBSGB has signed an amendment to include a final phase of testing, which will study the mechanism of action for these promising formulations. In Q1 of 2019, GBSGB started a safety and efficacy study in animals for GBSGB’s Chronic Neuropathic Pain (CNP) formulas. The midterm results for these preclinical pain studies are promising.

The University of Cadiz: Testing the safety and efficacy of the above-mentioned time-released nanoparticles in rodent models of chronic pain. Proof of concept complete for one formulation.

University of Hawaii: Validating the efficacy of a complex cannabis-based mixture for the treatment of cardiac hypertrophy and cardiac disease in a rodent model. Proof of concept work is complete.

Path to Market: Drug Development Stages and Proposed Clinical Trials

GBSGB has plant-based therapeutic products in the following stages of drug development: Discovery, Pre-Clinical, and entering the Clinical Phase. It has also licensed therapeutic products that the Company intends to develop through partners, labeled Partner Programs.

The completion of pre-clinical studies, clinical trials, and obtaining FDA-approvals for pharmaceutical products is traditionally a long and expensive process. However, GBSGB asserts that its plant-based drug discovery engine, lean development program, novel regulatory strategy, experienced development partners, and aggressive licensing of these products at early clinical stages can mitigate some of the risks. The Company uses a combination of in silico discovery methods and automated screening of cellular models of disease to decrease the time in Discovery prior to filing novel patent applications for disease-specific therapeutics. GBSGB’s original patent applications cover new chemical entities (“NCE”) based on complex combinations of plant-derived compounds. Its Exploratory IND/Phase 0 Program gets the Company to First-in-Man sooner than traditional programs, which reduces translational risks, and includes preliminary efficacy measures for responsible development decisions. In contrast, a traditional phased-development path would not provide any efficacy measures until Phase II. After the completion of our Phase 0 study, which compares the efficacies of multiple related cannabis-based formulations, the Company plans to advance the lead drug candidate using an adaptive trial design that is more efficient than the traditional phased-development pathway. GBSGB has entered into research contracts, partnerships, and/or joint ventures with several respected, independent contract research organizations, medical schools, universities, and other scientific researchers to increase developmental efficiencies. If and when one or more of GBSGB’s drugs, therapies or treatments are approved by the FDA, GBSGB will seek to market them under licensing arrangements with major biotechnology or pharmaceutical companies.

There can be no assurance that we will ever be able to enter into any joint ventures or other arrangements with third parties to finance our drug development program or that if we are able to do so, that any of our projected therapies will ever be approved by the FDA. It also may be anticipated that even if we enter into a joint venture development with a financially stable pharmaceutical or institutional partner, we will still be required to raise significant additional capital in the future to achieve the strategic goals of GBSGB. There can be no assurance that we will be able to obtain such additional capital on reasonable terms, if at all. If GBSGB fails to achieve its goal of producing one or more plant-based pharmaceuticals or therapies, it would have a material adverse effect on our future financial condition and business prospects.

Other Operations

In addition to our biopharmaceutical research and development activities described in detail above, the Company has operated in the medical and adult-use cannabis markets under State-issued cultivation and production licenses.  Our wholly owned subsidiary GB Sciences Nevada, LLC (“GBSN”) leases a warehouse facility at 3550 W. Teco Avenue, Las Vegas Nevada (the "Teco Facility") and operates a cannabis cultivation facility under Nevada licenses for the medical and adult-use markets. Our wholly owned subsidiary GB Sciences Las Vegas, LLC ("GBLV") holds Nevada certificates for medical and adult-use cannabis production and produces extracts and concentrates for the wholesale market.

On November 15, 2019, we entered into a Binding Letter of Intent (the "LOI") to sell the Company's membership interest interests in GBSN and GBLV (together, the "Teco Subsidiaries"). In connection with the LOI, we entered into a Management Agreement with the purchaser whereby the facilities will be managed by an affiliate of the purchaser until the close of the sale. On March 24, 2020, we entered into the Membership Interest Purchase Agreement ("Teco MIPA") which formalized the sale of the Teco Subsidiaries and modified the terms of the sale. Pursuant to the Teco MIPA, the Company will sell 100% of its membership interests in GBSN and GBLV for $4,000,000 cash upon close and $4,000,000 in the form of an 8% promissory note.

On November 27, 2019, we entered into a Binding Letter of Intent to sell the Company's 100% interest in GB Sciences Nopah, LLC. On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") and Promissory Note Modification Agreement with the purchaser of GB Sciences Nopah, LLC. The Company will receive $300,000 upon closing, and the purchaser will pay all expenses related to the upkeep and maintenance of the Nopah License from the date of the agreement. The $300,000 purchase price will be paid as a reduction to the balance of the 0% Note payable dated October 23, 2017, which is held by an affiliate of the purchaser of the Nopah license.

The sales of the Teco and Nopah Subsidiaries are expected to close upon the successful transfer of the Nevada cannabis cultivation and production licenses held by those subsidiaries. The transfer of cannabis licenses in the State of Nevada has been subject to an indefinite moratorium since October 2019. In a meeting held on July 21, 2020, the Nevada Cannabis Compliance Board lifted the moratorium, however, the board has indicated that there were initially 90 requests pending, and it will take up to several months to process the entire backlog of pending license transfers. Based on this information, we cannot provide any assurances as to the timing of the close of the sale. In addition, the lifting of the moratorium and processing of cannabis license transfers have been delayed by the COVID-19 pandemic and could be further delayed if the pandemic continues.

Sale of Membership Interest in GB Sciences Louisiana, LLC

On November 15, 2019, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) with Wellcana Plus, LLC, a Louisiana limited liability company ("Wellcana"), whereby Wellcana would acquire the Company’s 50.01% membership interest (the “Membership Interest”) in GB Sciences Louisiana LLC, a Louisiana limited liability company. Since entering into the agreement, certain modifications of the Agreement were made. It was ultimately agreed that Wellcana would pay the Company $4,900,000 in cash for the Membership Interest. On December 16, 2020, Wellcana made the final payment totaling $4,900,000 which completed the disposition of the Membership Interest.

Competition

The biotech industry is subject to intense and increasing competition. We face potential competition from many different sources, including large pharmaceutical and biotechnology companies, specialty pharmaceutical and generic drug companies, and medical technology companies. Any product candidates that we successfully develop and commercialize will compete with existing therapies and new therapies that may become available in the future. Some of our competitors may have substantially greater capital resources, facilities and infrastructure then we have, which may enable them to compete more effectively in this market. These competitors include Cara Therapeutics Inc., Corbus Pharmaceuticals Holdings Inc., Zynerba Pharmaceuticals Inc., Tetra Bio-Pharma, Inc., Revive Therapeutics, Inc., Axim Biotechnologies, Inc., and Emerald BioScience,  Inc., among others.

There are several organizations that may be developing or marketing therapies for the indications that we are pursuing. Many of our competitors, including many of the organizations named above, have substantially greater financial, technical and human resources than we do and significantly greater experience in the development of product candidates, obtaining FDA and other regulatory approvals of products and the commercialization of those products. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of competitors.

We believe the key competitive factors that will affect the development and commercial success of our product candidates, if approved for marketing, are likely to be their safety, efficacy and tolerability profile, reliability, convenience of dosing, price and reimbursement from government and third-party payers. Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. In addition, our ability to compete may be affected in many cases by insurers or other third-party payers seeking to encourage the use of generic products. Generic products that broadly address these indications are currently on the market for the indications that we are pursuing, and additional products are expected to become available on a generic basis over the coming years. If our product candidates achieve marketing approval, we expect that they will be priced at a significant premium over competitive generic products.

Government Regulation and Federal Policy

Government authorities in the U.S. (including federal, state and local authorities) and in other countries extensively regulate, among other things, the manufacturing, research and clinical development, marketing, labeling and packaging, storage, distribution, post-approval monitoring and reporting, advertising and promotion, export and import of pharmaceutical products, such as those we are developing. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Moreover, failure to comply with applicable regulatory requirements may result in, among other things, warning letters, clinical holds, civil or criminal penalties, recall or seizure of products, injunction, disbarment, partial or total suspension of production or withdrawal of the product from the market. Any agency or judicial enforcement action could have a material adverse effect on us.

FDA Regulation

In the U.S., the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act (“FDCA”) and its implementing regulations. Drugs are also subject to other federal, state and local statutes and regulations. The process required by the FDA before product candidates may be marketed in the U.S. generally involves the following:

●completion of extensive preclinical laboratory tests and preclinical animal studies, all performed in accordance with the FDA’s Good Laboratory Practice (“GLP”) regulations. Preclinical testing generally includes evaluation of our product candidates in the laboratory or in animals to characterize the product and determine safety and efficacy;

●submission to the FDA of an Investigational New Drug application ("IND"), which must become effective before human clinical trials may begin and must be updated annually;

●performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the product candidate for each proposed indication;

●submission to the FDA of a New Drug Application ("NDA") after completion of all pivotal clinical trials;

●a determination by the FDA within 60 days of its receipt of an NDA to file the NDA for review;

●satisfactory completion of an FDA pre-approval inspection of the manufacturing facilities at which the active pharmaceutical ingredient (“API”) and finished drug product are produced and tested to assess compliance with cGMP regulations;

●satisfactory completion of an FDA pre-approval inspection of one or more of the clinical sites at which the clinical trials were conducted;

●at the discretion of the FDA, a public Advisory Committee Meeting where the data is reviewed by experts who discuss the data and give their opinion (which the FDA is not obliged to follow) of the adequacy of the data to support an approval; and

●FDA review and approval of an NDA prior to any commercial marketing or sale of the drug in the U.S.

We rely, and expect to continue to rely on third parties for the production, distribution, shipping and storage of clinical and commercial quantities of our product candidates. Future FDA and state inspections may identify compliance issues at our facilities or at the facilities of our contract manufacturers that may disrupt production or distribution or require substantial resources to correct. In addition, discovery of previously unknown problems with a product or the failure to comply with applicable requirements may result in restrictions on a product, manufacturer or holder of an approved NDA, including withdrawal or recall of the product from the market or other voluntary, FDA-initiated or judicial action that could delay or prohibit further marketing. Newly discovered or developed safety or effectiveness data may require changes to a product’s approved labeling, including the addition of new warnings and contraindications, and also may require the implementation of other risk management measures. Also, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could delay or prevent regulatory approval of our product candidates under development.

In addition to regulations in the U.S., we will be subject to a variety of regulations in other jurisdictions governing, among other things, clinical trials and any commercial sales and distribution of our products. Whether or not we obtain FDA approval for a product, we must obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical trials or marketing of the product in those countries. Certain countries outside of the U.S. have a similar process that requires the submission of a clinical trial application much like the IND prior to the commencement of human clinical trials. In Europe, for example, a clinical trial application (“CTA”) must be submitted to each country’s national health authority and an independent ethics committee, much like the FDA and IRB, respectively. Once the CTA is approved in accordance with a country’s requirements, clinical trial development may proceed.

The requirements and process governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from country to country. In all cases, the clinical trials are conducted in accordance with GCP and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki.

To obtain regulatory approval of an investigational drug under European Union regulatory systems, we must submit a marketing authorization application. The application used to file the NDA in the U.S. is similar to that required in Europe, with the exception of, among other things, country-specific document requirements. For other countries outside of the European Union, such as countries in Eastern Europe, Latin America or Asia, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from country to country. In all cases, again, the clinical trials are conducted in accordance with GCP and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki.

If we fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Cannabis Regulation

Although the Company intends to completely divest of its cannabis cultivation and production facilities, which will be complete upon the close of the sale of its Teco and Nopah facilities located in Las Vegas, Nevada, the Company has owned and operated and continues to own subsidiaries that are involved in the manufacturing and distribution of cannabis products under State law. These facilities have been and continue to be subject to prohibition under United States federal law.

Under the Controlled Substances Act (“CSA”), the policies and regulations of the Federal government and its agencies are that cannabis (marijuana) is a Schedule 1 narcotic that is addictive and has no medical benefit. Accordingly, and a range of activities including cultivation and the personal use of cannabis is prohibited and subject to prosecution and criminal penalties. Unless and until Congress amends the CSA with respect to medical cannabis, there is a risk that the federal authorities may enforce current federal law, and we may be deemed to be engaged in producing, cultivating, or dispensing cannabis in violation of federal law, or we may be deemed to be facilitating the sale or distribution of drug paraphernalia in violation of federal law with respect to our Company’s business operations. Active enforcement of the current federal regulatory position on cannabis may thus indirectly and adversely affect our strategic goals, revenues and profits. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain. See “Risk Factors” below. The U.S. Supreme Court declined to hear a case brought by San Diego County, California that sought to establish federal preemption over state medical cannabis laws. The preemption claim was rejected by every court that reviewed the case. The California 4th District Court of Appeals wrote in its unanimous ruling, “Congress does not have the authority to compel the states to direct their law enforcement personnel to enforce federal laws.” However, in another case, the U.S. Supreme Court held that, as long as the CSA contains prohibitions against cannabis, under the Commerce Clause of the United States Constitution, the United States may criminalize the production and use of cannabis even where states approve its use for medical purposes.

In an effort to provide guidance to federal law enforcement, the Department of Justice (“DOJ”) has issued Guidance Regarding Cannabis Enforcement to all United States attorneys in a memorandum from Deputy Attorney General David Ogden on October 19, 2009, in a memorandum from Deputy Attorney General James Cole on June 29, 2011 and in a memorandum from Deputy Attorney General James Cole on August 29, 2013. Each memorandum provides that the DOJ is committed to the enforcement of the CSA, but, the DOJ is also committed to using its limited investigative and prosecutorial resources to address the most significant threats in the most effective, consistent and rational way.

The August 29, 2013 memorandum provides updated guidance to federal prosecutors concerning cannabis enforcement in light of state laws legalizing medical and recreational cannabis possession in small amounts.

The memorandum sets forth certain enforcement priorities that are important to the federal government:

•	Distribution of cannabis to children;
•	Revenue from the sale of cannabis going to criminals;
•	Diversion of medical cannabis from states where it is legal to states where it is not;
•	Using state authorized cannabis activity as a pretext of another illegal drug activity;
•	Preventing violence in the cultivation and distribution of cannabis;
•	Preventing drugged driving;
•	Growing cannabis on federal property; and
•	Preventing possession or use of cannabis on federal property.

On January 4, 2018, Attorney General Jeff Sessions revoked the Ogden Memo and the Cole Memos.

The DOJ has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of cannabis for use on private property but has relied on state and local law enforcement to address cannabis activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical cannabis and recreational cannabis in small amounts, there may be a direct and adverse impact to our business and our revenue and profits. Furthermore, H.R. 83, enacted by Congress on December 16, 2014, provides that none of the funds made available to the DOJ pursuant to the 2015 Consolidated and Further Continuing Appropriations Act may be used to prevent certain states, including Nevada and California, from implementing their own laws that authorized the use, distribution, possession, or cultivation of medical cannabis.

In contrast to federal policy, the majority of U.S. states, four U.S. territories, and the District of Columbia have laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and adult recreational use of cannabis. Many other states are considering similar legislation.

Employees

As of March 31, 2021, we had 30 employees, including 16 full-time employees.

ITEM 1A. RISK FACTORS

You should carefully consider the risks, uncertainties and other factors described below, in addition to the other information set forth in this Annual Report on Form 10-K, including our financial statements and the related notes thereto. Any of these risks, uncertainties and other factors could materially and adversely affect our business, financial condition, results of operation and cash flows. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. An investment in our securities is speculative and involves a high degree of risk. You should not invest in our securities if you cannot bear the economic risk of your investment for an indefinite period of time and cannot afford to lose your entire investment. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position. See also “Cautionary Note Regarding Forward-Looking Statements.”

RISKS RELATING TO OUR BUSINESS AND INDUSTRY

We have a limited operating history, which may make it difficult for investors to predict future performance based on current operations.

We have a limited operating history upon which investors may base an evaluation of our potential future performance. In particular, we have not proven that we can supply growing equipment in a manner that enables us to be profitable and meet customer requirements, develop intellectual property to enhance our product lines, obtain the necessary permits to develop medical grade cannabis, develop and maintain relationships with key manufacturers and strategic partners to extract value from our intellectual property, raise sufficient capital in the public and/or private markets, or respond effectively to competitive pressures. As a result, there can be no assurance that we will be able to develop or maintain consistent revenue sources, or that our operations will be profitable and/or generate positive cash flows.

Any forecasts we make about our operations may prove to be inaccurate. We must, among other things, determine appropriate risks, rewards, and level of investment in our product lines, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations and financial condition. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges and uncertainties, the value of your investment could be significantly reduced or completely lost.

Our independent auditors’ report for the fiscal years ended March 31, 2021 and 2020 have expressed doubts about our ability to continue as a going concern;

Due to the uncertainty of our ability to meet our current operating and capital expenses, in our audited annual financial statements as of and for the years ended March 31, 2021 and 2020 our independent auditors included a note to our financial statements regarding concerns about our ability to continue as a going concern. The Company has incurred recurring losses and has generated limited revenue since inception. These factors and the need for additional financing in order for the Company to meet its business plan, raise substantial doubt about the ability to continue as a going concern. The presence of the going concern note to our financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due and on our cash flows.

We have incurred significant losses in prior periods. For the years ended March 31, 2021 and 2020, we incurred net losses of $3,725,027 and $12,373,579 respectively, and we had an accumulated deficit of $103,886,232 and $97,387,205 respectively. Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

We will need additional capital to sustain our operations and will need to seek further financing, which we may not be able to obtain on acceptable terms or at all. If we fail to raise additional capital, as needed, our ability to implement our business plan could be compromised.

We have limited capital resources and operations. To date, our operations have been funded primarily from the proceeds of debt and equity financings. We expect to require substantial additional capital in the near future to implement our strategies, develop our intellectual property base, and establish our targeted levels of commercial production. There is no assurance that we will be able to raise the amount of capital needed for future growth plans.

Even if financing is available, it may not be on terms that are acceptable. If unable to raise the necessary capital at the times required, the Company may have to materially change the business plan, including delaying implementation of aspects of the business plan or curtailing or abandoning the business plan. Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter, especially if we are to develop our Science division and start to conduct, individually or with joint venture partners, pre-clinical and clinical trials for potential pharmaceutical, or nutraceutical products derived from cannabis. Our capital needs will depend on numerous factors including: (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment requirements for research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing stockholders will be reduced and our stockholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our common stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of common stock could limit our ability to obtain equity financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

Drug research and development programs typically involves huge expenditures, long periods to obtain FDA approvals and the potential that such prospective pharmaceutical products will not prove to be safe and effective.

The production of FDA-approved pharmaceutical products and related drug is typically a highly expensive a long and drawn out process, typically involving hundreds of millions of dollars and a decade or more to achieve. Although we believe that some, if not all, of our planned cannabinoid based pharmaceutical protocols can qualify for “orphan drug” status and be accelerated through the FDA approval process, there can be no assurance that this will be the case.

In addition, we do not now have, and do not expect in the foreseeable future to have, the capital resources to fund our drug discovery programs, nor do we have the infrastructure to conduct such program alone. For that reason, we intend to engage in joint ventures with third parties, including hospitals, clinics, foundations and other qualified sources. Although we are in preliminary discussions with various potential partners, to date, we have not entered into any definitive drug development joint venture or partnership agreement. Our failure or inability to enter into one or more drug development agreements will materially and adversely affect our ability to develop our Science division. Even if we are able to obtain such joint drug development agreements there can be no assurance that it will be on terms and conditions that will be favorable to us.

There is the further risk that the anticipated costs of producing an FDA approved drug will not escalate to the point that will cause us and any of our prospective development partners to abandon such efforts.

Even if we do develop an FDA-approved pharmaceutical product, there is the risk that it will not be saleable to a major pharmaceutical company (either before or after completion of the FDA approval process), or that other competing drugs will not be produced providing the same medical benefits.

Accordingly, there is a significant risk that we will never be able to generate a return on our investment, and we could lose our entire investment in GBS Global Biopharma, Inc.. Either of such events, would have a material adverse effect on our business prospects and equity value.

There has been limited study on the effects of cannabinoids and future clinical research studies may lead to conclusions that dispute or conflict with our understanding and belief regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabinoid-based active ingredients.

Research regarding the medical benefits, viability, safety, efficacy and dosing of cannabinoids (such as CBD) remains in relatively early stages. There have been few clinical trials on the benefits of cannabinoids conducted by us or by others, but the number of trials is growing.

Future research and clinical trials may draw opposing conclusions to statements contained in the articles, reports and studies we have relied on or could reach different or negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing or other facts and perceptions related to cannabinoid-containing prescription medicines. However, our proprietary formulations will have been through the rigorous premarket approval process of the US FDA prior to marketing.

Federal law prohibits the use of cannabis for the purposes in which the Company expects to engage.

Under the federal Controlled Substances Act (“CSA”), cannabis is deemed to be a Schedule One narcotic that has no medical benefit. Therefore, a range of activities including cultivation and the personal use of cannabis is prohibited and is a criminal offense. Unless and until Congress amends the CSA with respect to medical cannabis, as to the timing or scope of any which amendments there can be no assurance, there is a risk that federal authorities may enforce current federal law. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain.

The current policy and regulations of the Federal government and its agencies, including the U.S. Drug Enforcement Agency and the FDA, are that cannabis has no medical benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited on the basis of Federal law. Although thirty-three states and District of Columbia have passed legislation permitting the cultivation and dispensing of medical cannabis, these laws are, in many jurisdictions, subject to strict regulation and limitations and are still being developed. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the ability of the Company to develop its business plan even though it is allowed by state regulation in the various states in which the Company intends to operate. Although research and development in the growing and processing of cannabis products for medicinal purposes and in seeking to obtain state permits for the cultivation and sale of cannabis products are not in violation of Federal law, our business plan to conduct our Solutions and Products divisions, even if conducted within the parameters of any state licenses or permits we are able to obtain, will violate federal laws, as currently in effect. Accordingly, although the Company was successful in obtaining a cultivation and production license in Nevada or other states and operates pursuant to such licenses, if federal law does not change, we believe the Company will at that time be in violation of federal law. If existing federal laws are enforced by the United States Department of Justice or the FDA, it is likely that our proposed business will be significantly and materially adversely affected.

Because the Company's sales are subject to IRC 280E, we may owe federal income taxes even though we are incurring losses.

Under the federal Controlled Substances Act (“CSA”), cannabis is deemed to be a Schedule One narcotic that has no medical benefit. The production and distribution of Schedule One narcotics is subject to Internal Revenue Code Section 280E, which prohibits the Company from deducting any ordinary and necessary business expenses from taxable gross profit related to the sale of cannabis products. Without the deduction of business expenses, it is possible that the Company will owe income taxes while generating losses. If we are unable to pay those taxes we may be subject to penalties and IRS enforcement action.

FDA regulation of marijuana and the possible registration of facilities where medical marijuana is grown could negatively affect the cannabis industry which would directly affect our financial condition.

Should the federal government legalize marijuana for medical use, it is possible that the U.S. Food and Drug Administration (FDA) would seek to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA may issue rules and regulations including cGMPs (current good manufacturing practices) related to the growth, cultivation, harvesting and processing of medical marijuana. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where medical marijuana is grown be registered with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, we do not know what the impact would be on the medical marijuana industry, what costs, requirements and possible prohibitions may be enforced.

If no additional states allow the medicinal use of cannabis, or if one or more states that currently allow it reverse their position, we may not be able to continue our growth, or the market for our products and services may decline.

Currently, thirty-three states and the District of Columbia allow the use of medicinal cannabis.   While we believe that the number of states that allow the use of medicinal cannabis will grow, there can be no assurance that it will, and if it does not, there can be no assurance that the thirty-three existing states and/or the District of Columbia won’t reverse their position and disallow it.  If either of these things happens, then not only will the growth of our business be materially impacted, we may experience declining revenue as the market for our products and services declines.

Because the business activities of some of our customers are illegal under Federal law, we may be deemed to be aiding and abetting illegal activities through the services that we provide to those customers. As a result, we may be subject to actions by law enforcement authorities which would materially and adversely affect our business.

We provide services to customers that are engaged in businesses involving the possession, use, cultivation, and transfer of cannabis. As a result, law enforcement authorities may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. Such an action would have a material effect on our business and operations.

In the states where medicinal cannabis is permitted, local laws and regulations could adversely affect our clients, including causing some of them to close, which would materially and adversely affect our business.

Even in areas where the medicinal use of cannabis is legal under state law, there are also local laws and regulations that affect our clients.  These local laws and regulations may cause some of our customers to close and having a material effect on our business and operations. In addition, the enforcement of identical rules or regulations as it pertains to medicinal cannabis may vary from municipality to municipality, or city to city.

Variations in state and local regulation and enforcement in states that have legalized medical cannabis that may restrict cannabis-related activities, including activities related to medical cannabis may negatively impact our revenues and profits.

Individual state laws do not always conform to the federal standard or to other states laws. A number of states have decriminalized cannabis to varying degrees, other states have created exemptions specifically for medical cannabis, and several have both decriminalization and medical laws. Variations exist among states that have legalized, decriminalized, or created medical cannabis exemptions. For example, Colorado has limits on the number of cannabis plants that can be homegrown. In most states, the cultivation of cannabis for personal use continues to be prohibited except for those states that allow small-scale cultivation by the individual in possession of medical cannabis needing care or that person’s caregiver. Active enforcement of state laws that prohibit personal cultivation of cannabis may indirectly and adversely affect our business and our revenue and profits.

It is possible that federal or state legislation could be enacted in the future that would prohibit us from selling our products or any resulting cannabis products, and if such legislation were enacted, it could prevent us from generating revenue, leading to a loss in your investment.

We are not aware of any federal or state regulation that regulates the sale of indoor cultivation equipment to medical or recreational cannabis growers. The extent to which the regulation of drug paraphernalia under the CSA is applicable to our business and the sale of our products is found in the definition of “drug paraphernalia.” Drug paraphernalia means any equipment, product, or material of any kind that is primarily intended or designed for use in manufacturing, compounding, converting, concealing, producing processing, preparing, injecting, ingesting, inhaling, or otherwise introducing into the human body a controlled substance, possession of which is unlawful.

If federal and/or state legislation is enacted which prohibits the sale of our growing equipment to medical cannabis growers, our revenues would decline, leading to a loss of a material portion of your investment.

Prospective customers may be deterred from doing business with a company with a significant nationwide online presence because of fears of federal or state enforcement of laws prohibiting possession and sale of medical or recreational cannabis.

Internet websites are visible by people everywhere, not just in jurisdictions where the medical or recreational use of cannabis is considered legal. Our website is visible in jurisdictions where medicinal and/or recreational use of cannabis is not permitted and, as a result, we may be found to be violating the laws of those jurisdictions. We could lose potential customers as they could fear federal prosecution. In most states in which the production and sale of cannabis have been legalized, there are additional laws or licenses required and some states altogether prohibit home cultivation, all of which could make the loss of potential customers more likely.

We may not obtain the necessary permits and authorizations to operate the cannabis business.

We may not be able to obtain or maintain the necessary licenses, permits, authorizations, or accreditations, or may only be able to do so at great cost, to operate its medical cannabis business. In addition, we may not be able to comply fully with the wide variety of laws and regulations applicable to the medical cannabis industry. Failure to comply with or to obtain the necessary licenses, permits, authorizations, or accreditations could result in restrictions on our ability to operate the medical cannabis business, which could have a material adverse effect on our business.

Any failure on our part to comply with applicable regulations could prevent us from being able to carry on our business.

Nevada Department of Taxation inspectors routinely assess the Teco Facility for compliance with applicable regulatory requirements. Any failure by us to comply with the applicable regulatory requirements could require extensive changes to our operations; result in regulatory or agency proceedings or investigations, increased compliance costs, damage awards, civil or criminal fines or penalties or restrictions on our operations; and harm our reputation or give rise to material liabilities or a revocation of our licenses and other permits. There can be no assurance that any pending or future regulatory or agency proceedings, investigations or audits will not result in substantial costs, a diversion of management’s attention and resources or other adverse consequences to us and our business.

If we incur substantial liability from litigation, complaints, or enforcement actions, our financial condition could suffer.

Our participation in the medical cannabis industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or local governmental authorities against these subsidiaries. Litigation, complaints, and enforcement actions involving these subsidiaries could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability, and growth prospects.

We are subject to risks inherent in an agricultural business, including the risk of crop failure.

We grow cannabis, which is an agricultural process. As such, our business is subject to the risks inherent in the agricultural business, including risks of crop failure presented by weather, insects, plant diseases and similar agricultural risks.

We have difficulty accessing the service of banks, which may make it difficult for us to operate.

Since the use of cannabis is illegal under Federal law, there is an argument that banks should not accept for deposit funds from businesses involved with the cannabis industry. Consequently, such businesses often have difficulty finding a bank willing to accept their business.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state licensed marijuana businesses. A memorandum issued by the Justice Department to federal prosecutors re-iterated guidance previously given, this time to the financial industry that banks can do business with legal marijuana businesses and “may not” be prosecuted. The Treasury Department's Financial Crimes Enforcement Network (FinCEN) issued guidelines to banks that “it is possible to provide financial services" to state-licensed marijuana businesses and still be in compliance with federal anti-money laundering laws.

Notwithstanding the above federal guidelines and in addition to potential federal sanctions, regulators in the states in which we are able to conduct business may make it difficult for local banks to do business with companies considered to be engaged in cultivating and dispensing cannabis. Failure to establish a permanent banking relationship could have a material and adverse effect on our future business operations.

We face intense competition and many of our competitors have greater resources that may enable them to compete more effectively.

The industry in which we operate is subject to intense and increasing competition. Some of our competitors have greater capital resources, facilities and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

If we fail to protect or develop our intellectual property, our business could be adversely affected.

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our technology to distinguish our products from our competitors’ products. We will rely on patents, copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property.

Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the United States, which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those developed or licensed by us.

Competitors may also harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

Although we believe that our intellectual property does not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur, which could have a material adverse effect on our business.

We are not aware of any infringement by us of any person’s or entity’s intellectual property rights. In the event that products we sell are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products or obtain a license for the manufacture and/or sale of such products or cease selling such products. In such event, there can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.

There can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If our products or proposed products are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and our financial condition.

Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge, and experience of our scientific and technical personnel, our consultants and advisors, as well as our licensors and contractors. Because we operate in several highly competitive industries, we rely in part on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers, and other advisors. These agreements generally require that the receiving party keep confidential and not disclose confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

These confidentiality, inventions and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some of our potential customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industry. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

We may not be able to effectively manage our growth or improve our operational, financial, and management information systems, which would impair our results of operations.

In the near term, we intend to expand the scope of our operations activities significantly. If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management and other resources. The factors that may place strain on our resources include, but are not limited to, the following:

●	The need for continued development of our financial and information management systems;
●	The need to manage strategic relationships and agreements with manufacturers, customers and partners; and
●	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage our business.

Additionally, our strategy could produce a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that we will be successful in recruiting and retaining new employees or retaining existing employees.

We cannot provide assurances that our management will be able to manage this growth effectively. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments or otherwise materially adversely affecting our business, financial condition, or results of operations.

If we are unable to continually innovate and increase efficiencies, our ability to attract new customers may be adversely affected.

In the area of innovation, we must be able to develop new technologies and products that appeal to our customers. This depends, in part, on the technological and creative skills of our personnel and on our ability to protect our intellectual property rights. We may not be successful in the development, introduction, marketing, and sourcing of new technologies or innovations, that satisfy customer needs, achieve market acceptance, or generate satisfactory financial returns.

Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims could adversely affect our business and the results of our operations.

If we fail to implement and maintain proper and effective internal controls and disclosure controls and procedures pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, our ability to produce accurate and timely financial statements and public reports could be impaired, which could adversely affect our operating results, our ability to operate our business, and investors’ views of us.

As of March 31, 2021, management assessed the effectiveness of our internal controls over financial reporting. Management concluded, as of the fiscal year ended March 31, 2021, that our internal controls and procedures were not effective to detect the inappropriate application of U.S. GAAP rules. Management concluded that our internal controls were adversely affected by deficiencies in the design or operation of our internal controls, which management considered to be material weakness; specifically, no member of our board of directors qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

The failure to implement and maintain proper and effective internal controls and disclosure controls could result in material weaknesses in our financial reporting such as errors in our financial statements and in the accompanying footnote disclosures that could require restatements. Investors may lose confidence in our reported financial information and disclosure, which could negatively impact our stock price.

We do not expect that our internal controls over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. Over time, controls may become inadequate because changes in conditions or deterioration in the degree of compliance with policies or procedures may occur. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Our insurance coverage may be inadequate to cover all significant risk exposures; because we are in the cannabis industry, we have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liabilities.

We will be exposed to liabilities that are unique to the products we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources. We do not have directors' and officers' liability insurance in place and could incur substantial costs to indemnify our directors and officers against any claims that may arise.

Currently we have insurance coverage in place for business personal properties located at 3550 W. Teco Avenue, Las Vegas, Nevada 89118, workers’ compensation insurance, and general liability insurance.

Insurance that is otherwise readily available is more difficult for us to find, and more expensive, because we engaged in the medicinal cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

We expect to experience volatility in the price of our common stock, which could negatively affect stockholders’ investments.

The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect your ability to sell your shares of common stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

Our common stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of common stock due to suitability requirements.

Our common stock is categorized as “penny stock”. The Securities and Exchange Commission (the “SEC”) has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our common stock is significantly less than $5.00 per share and is therefore considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our common stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our common stock, or may adversely affect the ability of stockholders to sell their shares.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for or obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders. We do not have directors' and officers' liability insurance in place and could incur substantial costs to indemnify our directors and officers against any claims that may arise.

We may issue additional shares of common stock in the future, which could cause significant dilution to all stockholders.

Our Articles of of Incorporation authorize the issuance of up to 600,000,000 shares with a par value of $0.0001 per share. As of July 2, 2021, we had 317,012,411 shares of common stock outstanding. However, we require additional capital and will likely issue additional shares of Common Stock in the future in connection with one or more financings or an acquisition. Such issuances may not require the approval of our stockholders. In addition, certain of our outstanding rights to purchase additional shares of common stock or securities convertible into our common stock are subject to full-ratchet anti-dilution protection, which could result in the right to purchase significantly more shares of common stock being issued or a reduction in the purchase price for any such shares or both. Any issuance of additional shares of our common stock, or equity securities convertible into our common stock, including but not limited to, warrants, and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our common stock, and may negatively impact the market price of our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Declaring and paying future dividends, if any, will be determined by our Board, based upon earnings, financial condition, capital resources, capital requirements, restrictions in our Articles of Incorporation, contractual restrictions, and such other factors as our Board deems relevant. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None

ITEM 2. PROPERTY

Our executive offices, Science and Cultivation divisions are located at 3550 W. Teco Avenue, Las Vegas, NV 89118 under a  lease with ten-year initial term and one option to extend for five years, or until December 31, 2030. The monthly rent payments per the Amended Lease Agreement were $45,020 as of  March 31, 2021. Rent charges increase by 3% on January 1 of each year through the expiration of the lease.

ITEM 3. LEGAL PROCEEDINGS

A nonemployee individual filed a Charge of Discrimination with the Nevada Equal Rights Commission ("NERC") against the Company on April 2, 2019, alleging sexual harassment and retaliatory discharge. The matter was amicably resolved, and the charges against the Company were dismissed on May 11, 2021.

On April 22, 2020, the Company failed to repay any of the outstanding balance of the Convertible Promissory Note Payable to Iliad Research and Trading, L.P., resulting in a default. On May 20, 2020, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County in the State of Utah demanding repayment of the note. On July 14, 2020, the Court entered judgment in favor of Iliad in the amount of $3,264,594. The Company's obligation to Iliad was satisfied in full on December 16, 2020 upon payment of $3,006,014 pursuant to the Judgment Settlement Agreement.

On April 22, 2020, the Company was served notice of a lawsuit filed in the Eighth Judicial District Court in Clark County, Nevada, filed by a contractor who had been hired to perform architectural and design services. The lawsuit demanded payment of $73,050 for the services provided. On September 17, 2020, the Company entered into a Mutual Compromise, Settlement, and Release Agreement with the contractor and made payment of $25,000 in full satisfaction of the alleged debt, and the lawsuit was dismissed.

We are currently not involved in any other material legal proceedings.

ITEM 4. MINE SAFETY DISCLOSURES

Not Applicable

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

GB Sciences, Inc.’s common stock is quoted on the OTCQB under the symbol "GBLX".

For the periods indicated, the following table sets forth the high and low per share intra-day sales prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

Fiscal Year 2021	High ($)	Low ($)
Fourth Quarter	$0.04	$0.13
Third Quarter	0.06	0.03
Second Quarter	0.03	0.03
First Quarter	0.04	0.03

Fiscal Year 2020
Fourth Quarter	$0.05	$0.02
Third Quarter	0.10	0.03
Second Quarter	0.15	0.08
First Quarter	0.19	0.12

As of June 29, 2021, there were 183 holders of record of our common stock. Because many of our shares are held by brokers and other institutions on behalf of shareholders, we are unable to estimate the total number of beneficial holders.

Dividend Policy

Cash dividends have never been declared or paid on common stock and dividends are not anticipated on common stock in the foreseeable future. Future earnings, if any, will be retained to finance the expansion business and for general corporate purposes. There is no assurance we will pay dividends in the future. Future dividend policy is within the discretion of the board of directors and will depend upon various factors, including results of operations, financial condition, capital requirements and investment opportunities.

Recent Sales of Unregistered Securities

On April 1, 2020, the Company entered into the Advisory Agreement with its brokers and effected a temporary decrease in the exercise price of the Company's outstanding warrants to $0.03-$.05 per share. As a result of the price reduction, the Company received notice of the exercise of 35,798,809 warrants during the year ended March 31, 2021, and received proceeds of $968,023, net of brokerage fees of $(107,373). The Company recorded inducement dividends totaling $1,591,080 as the difference between the reduced exercise price of the warrants and the stock price on the date of exercise.

During the year ended March 31, 2021, the Company issued a total of 788,000 warrants to convertible note holders with a term of three years and an exercise price of $0.10 per share in exchange for a three-year extension of notes having an aggregate principal balance of $197,000. Using the Black-Scholes model, the Company valued the warrants at $13,396.

During the quarter ended March 31, 2021, the Company received notice of the conversion of $160,000 total principal balance of the note payable to CSW Ventures, L.P. at $0.04 per share and issued 4,000,000 shares of common stock to the note holder.

On February 8, 2021, the board of directors approved the issuance of 42,705,809 replacement warrants to investors who had exercised warrants at prices that were near or at-the-money beginning in December of 2019 in order to provide working capital to the Company. The replacement warrants expire three years from the date of the initial warrant exercise and have a strike price of $0.10 per share. The Company valued the warrants at $1,182,920 using the Black-Scholes model and recorded the value of the warrants as an inducement dividend.

ITEM 6. SELECTED FINANCIAL DATA

As a "smaller reporting company" as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of the plan of operation, financial condition and results of operations should be read in conjunction with the Company’s financial statements, and notes thereto, included elsewhere herein. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors including, but not limited to, those discussed in this Annual Report.

Executive Overview

GB Sciences, Inc. (“the Company”, “GB Sciences”, “we”, “us”, or “our”) is a phytomedical research and biopharmaceutical drug development company whose goal is to create patented formulations of plant-inspired, complex therapeutic mixtures for the prescription drug market that target a variety of medical conditions. The Company is engaged in the research and development of plant-based medicines and plans to produce plant-inspired, complex therapeutic mixtures based on its portfolio of intellectual property.

Through its wholly owned Canadian subsidiary, GBS Global Biopharma, Inc. (“GBSGB”), the Company is engaged in the research and development of plant-based medicines, primarily cannabinoid medicines, with virtual operations in North America and Europe. GBSGB’s assets include a portfolio of intellectual property containing both proprietary cannabinoid-containing formulations and our AI-enabled drug discovery platform, as well as critical research contracts and key supplier arrangements. GBSGB’s intellectual property covers a range of medical conditions and several programs are in the pre-clinical animal stage of development including Parkinson’s disease, neuropathic pain, and cardiovascular therapeutic programs. GBSGB runs a lean drug development program and takes effort to minimize expenses, including personnel, overhead, and fixed capital expenses through strategic partnerships with Universities and Contract Research Organizations (“CROs”). GBSGB’s intellectual property portfolio includes five USPTO issued patents, nine USPTO nonprovisional patent applications pending in the US, and one provisional patent application in the US. In addition to the USPTO patents and patent applications, the company has filed 35 patent applications internationally to protect its proprietary technology. We recently filed a provisional USPTO patent application to further protect aspects of our proprietary drug discovery engine, “Phytomedical Analytics for Research Optimization at Scale," or PhAROS™.

 Recent Developments

Sale of Membership Interest in GB Sciences Louisiana, LLC

On November 15, 2019, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) with Wellcana Plus, LLC, a Louisiana limited liability company ("Wellcana"), whereby Wellcana would acquire the Company’s 50.01% membership interest (the “Membership Interest”) in GB Sciences Louisiana LLC, a Louisiana limited liability company. Since entering into the agreement, certain modifications of the Agreement were made. It was ultimately agreed that Wellcana would pay the Company $4,900,000 in cash for the Membership Interest. On December 16, 2020, Wellcana made the final payment totaling $4,900,000 which completed the disposition of the Membership Interest.

Convertible Note Payable to Iliad Research and Trading, L.P.

On April 23, 2019, the Company issued an 8% Convertible Promissory Note (the “Note”) in the face amount of $2,765,000 to Iliad Research and Trading, L.P. (“Iliad”). On April 22, 2020, the Company defaulted on its obligation to pay the Note by that date. Based upon the default, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County, State of Utah (the “Court”). On July 14, 2020, the Court issued a judgment in favor of Iliad in the amount of $3,264,594 (the “Judgment”).

On  November 20, 2020, the Company, Iliad, and Wellcana entered into the Judgment Settlement Agreement (the Agreement), in which the Company agreed to pay Iliad $3,006,015 on or before December 8, 2020, in full satisfaction of the Judgment. In addition to the Company and Iliad, the Agreement was signed by Wellcana Plus LLC (“Wellcana”). By signing the Agreement, Wellcana agreed to pay $3,006,015 of what it owed the Company, directly to Iliad to satisfy the Company’s obligation to Iliad. Of the $4,150,000 paid by Wellcana, $3,006,015 was sent directly by Wellcana to Iliad in satisfaction of the Company’s obligation pursuant to the Settlement Agreement.

Intellectual Property Portfolio

On October 14th, 2020, GB Sciences filed a provisional patent application to protect its machine learning algorithm for the prediction of novel active ingredients from traditional, plant-based medical preparations. The new provisional patent application is entitled “In Silico Meta-Pharmacopeia Assembly from Non-Western Medical Systems Using Advanced Data Analytic Techniques to Identify and Design Phytotherapeutic Strategies”. GBSGB’s proprietary data analytics tool uses in silico convergence analysis to deconvolve modes of action and predict desirable components of plant-based formulations established in traditional medical practice based on computational consensus analysis across cultures and medical systems.

On September 23rd, GB Sciences received a Notice of Allowance from the United States Patent and Trademark Office (USPTO) for claims protecting their Cannabinoid Containing Complex Mixtures (CCCMs) for the Treatment of Mast Cell Activation Syndrome (MCAS). The patent is owned by the Company’s Canadian entity, GBS Global Biopharma, Inc. MCAS is a severe immunological condition in which mast cells inappropriately and excessively release inflammatory mediators, resulting in a range of severe chronic hyperinflammatory symptoms and life-threatening anaphylaxis attacks. There is no single recommended treatment for MCAS patients. Instead, patients, with their doctor’s guidance, attempt to manage MCAS symptoms primarily by avoiding ‘triggers’ and using rescue medicines for their severe hyperinflammatory attacks. Therefore, MCAS patients need new therapeutic options to control their mast cell related symptoms, and the Company’s CCCM™ were designed to simultaneously control multiple inflammatory pathways within mast cells as a comprehensive treatment option. The application, entitled “Cannabinoid-Containing Complex Mixtures for the Treatment of Mast Cell-Associated or Basophil-Mediated Inflammatory Disorders” was originally filed on January 31, 2018  and describes CCCMs that can be used for the treatment of Crohn's disease, Inflammatory Bowel Disease (IBD), Irritable Bowel Syndrome (IBS), rheumatoid arthritis, osteoarthritis, allergic asthma, Chronic Obstructive Pulmonary Disease (COPD), psoriasis, eczema, urticarias, dermatitis, mastocytosis, or anaphylactic sting.  Claims for these additional indications will be examined by the USPTO in the future. On  December 8, 2020, the patent was issued as United States Patent 10,857,107.

On April 7th, 2020, GB Sciences received a Notice of Allowance from the United States Patent and Trademark Office (USPTO) for claims protecting Cannabinoid Containing Complex Mixtures ("CCCMs") for the Treatment of Parkinson’s disease (PD), which is owned by the Company’s Canadian entity, GBS Global Biopharma, Inc. On May 19, 2020, the patent was issued as United States Patent 10,653,640.

On May 12th, 2020, GB Sciences received a Notice of Allowance from the United States Patent and Trademark Office (USPTO) for claims protecting Myrcene Containing Complex Mixtures ("MCCMs") for the Treatment of Neuropathic Pain. Intellectual property rights to this application and the MCCM contained within it are owned by the Company’s Canadian entity, GBS Global Biopharma, Inc. The Company's MCCMs are protected for use in the treatment of pain related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis. The patent was issued on July 14, 2020 as United States Patent 10,709,670.

Planned Divestiture of Nevada Cannabis Operations

On November 15, 2019, we entered into a Binding Letter of Intent (the "LOI") to sell the Company's membership interest interests in GBSN and GBLV (together, the "Teco Subsidiaries"). In connection with the LOI, we entered into a Management Agreement with the purchaser whereby the facilities will be managed by an affiliate of the purchaser until the close of the sale. On March 24, 2020, we entered into the Membership Interest Purchase Agreement ("Teco MIPA") which formalized the sale of the Teco Subsidiaries and modified the terms of the sale. Pursuant to the Teco MIPA, the Company will sell 100% of its membership interests in GBSN and GBLV for $4,000,000 cash upon close and $4,000,000 in the form of an 8% promissory note.

On November 27, 2019, we entered into a Binding Letter of Intent to sell the Company's 100% interest in GB Sciences Nopah, LLC. On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") and Promissory Note Modification Agreement with the purchaser of GB Sciences Nopah, LLC. The Company will receive $300,000 upon closing, and the purchaser will pay all expenses related to the upkeep and maintenance of the Nopah License from the date of the agreement. The $300,000 purchase price will be paid as a reduction to the balance of the 0% Note payable dated October 23, 2017, which is held by an affiliate of the purchaser of the Nopah license.

The sales of the Teco and Nopah Subsidiaries are expected to close upon the successful transfer of the Nevada cannabis cultivation and production licenses held by those subsidiaries. The transfer of cannabis licenses in the State of Nevada had been subject to an indefinite moratorium beginning in October 2019. In a meeting held on July 21, 2020, the Nevada Cannabis Compliance Board lifted the moratorium, however, the board has indicated that there were initially 90 requests pending, and it will take up to several months to process the entire backlog of pending license transfers. Based on this information, we cannot provide any assurances as to the timing of the close of the sale. In addition, the lifting of the moratorium and processing of cannabis license transfers have been delayed by the COVID-19 pandemic and could be further delayed if the pandemic continues.

Results of Operations

The following table sets forth certain of our Statement of Operations data from continuing operations:

	For the Years Ended
	March 31,
	2021	2020

SALES REVENUE	$-	$-
COST OF GOODS SOLD	-	-
GROSS PROFIT (LOSS)	-	-
GENERAL AND ADMINISTRATIVE EXPENSES	2,001,617	5,741,514
LOSS FROM OPERATIONS	(2,001,617)	(5,741,514)
OTHER INCOME (EXPENSE)
Gain/(loss) on extinguishment	467,872	(216,954)
Gain on settlement of accounts payable	422,414	-
Gain on deconsolidation	-	4,393,242
Interest expense	(1,285,460)	(1,109,031)
Loss on modification of line of credit	(650,000)	-
Loss on modification of note receivable	-	(1,895,434)
Debt default penalty	(286,059)	-
Other expense	-	(179,368)
Total other income/(expense)	(1,331,233)	992,455
NET LOSS BEFORE INCOME TAX EXPENSE	(3,332,850)	(4,749,059)
INCOME TAX EXPENSE	0	0
LOSS FROM CONTINUING OPERATIONS	(3,332,850)	(4,749,059)
LOSS FROM DISCONTINUED OPERATIONS	(392,177)	(8,362,626)
NET LOSS	(3,725,027)	(13,111,685)
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	-	(738,106)
NET LOSS ATTRIBUTABLE TO GB SCIENCES, INC.	$(3,725,027)	$(12,373,579)

General and Administrative Expenses. General and administrative expense decreased $(3,739,897) to $2,001,617 for the year ended March 31, 2021 as compared to $5,741,514 for the same period last year. The decrease is attributable to a company-wide initiative to reduce general and administrative costs, including a substantial reduction in the number of employees involved in administrative functions and related salaries & wages expense.

Gain/(Loss) on extinguishment. The gain on extinguishment of $467,872 for the year ended March 31, 2021 relates to the Judgment Settlement Agreement with Iliad Research & Trading, L.P. In order to settle the lawsuit brought by Iliad, the Company paid $3,006,014 in full satisfaction of the principal and accrued interest balance of $3,473,886. Prior year losses on extinguishment of $216,954 relate to modifications of the note payable to CSW Ventures, LP, which were accounted for as extinguishments.

Gain on settlement of accounts payable. During the year ended March 31, 2021, the Company settled accounts payable at a discount in exchange for immediate lump sum payments and recorded income from cancellation of accounts payable totaling $422,414, compared to $0 in the prior year.

Gain on deconsolidation. The Company recorded a gain on deconsolidation of $4,393,242 related to the sale of its 50% membership interest in GB Sciences Louisiana, LLC during the year ended March 31, 2020, compared to $0 in the current year.

Interest Expense. Interest for the year ended March 31, 2021 was $1,285,460, compared to $1,109,031 for the year ended March 31, 2020. The increase is primarily due to interest income of $509,265 related to the Wellcana note receivable included in the prior year amount as a net reduction, and offset by a decrease in interest expense resulting from the amortization of note discounts. Primarily as the result of the Company's largest outstanding notes payable becoming fully amortized during the year, interest expense from amortization of debt discounts decreased from $1,150,995 in the prior year to $776,122 in the current year.

Loss on modification of line of credit. As a result of the Omnibus Amendment dated December 29, 2020, the Company accrued a modification expense of $650,000. The amount represents an increase to the note balance to a total of $1,025,000, which will reduce the note receivable issued to the Company at the closing of the sale of the Teco Facility.

Loss on modification of note receivable. As the result of the Company's August 24, 2020 letter agreement with Wellcana, the Company determined that the amount of the note receivable from Wellcana that was collectible as of March 31, 2020 was $5,224,423 and recorded a loss on modification of note receivable in the amount of $1,895,434.

Debt default penalty. The Company recorded a default penalty of $286,059 related to the Company's failure to timely repay the principal and interest owed under the note payable to Iliad Research and Trading, L.P. on April 1, 2020. The penalty is 10% of the principal and accrued interest balances outstanding at the time of default.

Liquidity and Capital Resources

Current Liquidity

The Company will need additional capital to implement our strategies. There is no assurance that it will be able to raise the amount of capital needed for future growth plans. Even if financing is available, it may not be on terms that are acceptable. If unable to raise the necessary capital at the times required, the Company may have to materially change the business plan, including delaying implementation of aspects of the business plan or curtailing or abandoning the business plan. The Company represents a speculative investment and investors may lose all of their investment. In order to be able to achieve the strategic goals, the Company needs to further expand its business and financing activities. Based upon the cash position, it is necessary to raise additional capital by the end of the next quarter in order to continue to fund current operations. These factors raise substantial doubt about the ability to continue as a going concern.  The Company is pursuing several alternatives to address this situation, including the raising of additional funding through equity or debt financings. In order to finance existing operations and pay current liabilities over the next twelve months, the Company will need to raise additional capital. No assurance can be given that the Company will be able to operate profitably on a consistent basis, or at all, in the future.

The principal sources of liquidity to date have been cash generated from sales of debt and equity securities.

At March 31, 2021, the Company had a cash balance of $793,040, other current assets excluding cash were $2,750,815, current assets from discontinued operations were $2,494,564, and our working capital deficit was $5,054,593, net of working capital of $439,979 from discontinued operations. Current liabilities were $8,598,448, which consisted principally of $3,594,804 in notes and convertible notes payable, $1,412,459 in accounts payable, $1,451,687 in accrued liabilities, and $2,054,585 current liabilities from discontinued operations. At March 31, 2020, the Company had a cash balance of $2,406, other current assets excluding cash were $6,998,474, current assets from discontinued operations were $1,755,275, and our working capital deficit was $3,884,877, including a working capital deficit of $243,787 from discontinued operations. Current liabilities were $10,885,757, which consisted principally of $5,054,728 in notes and convertible notes payable, $1,913,049 in accounts payable, $1,180,483 in accrued liabilities, and $1,999,062 from discontinued operations.

Sources and Uses of Cash

Operating Activities

Cash used in operations was $2,185,220 including $118,644 used in discontinued operations for the year ended March 31, 2021, compared to cash used of $4,479,713 including $2,215,434 used in discontinued operations for the year ended March 31, 2020. We anticipate that cash flows from operations will be insufficient to fund business operations for the next twelve-month period. Accordingly, we will have to generate additional liquidity or cash flow to fund our current and anticipated operations. This will likely require the sale of additional common stock or other securities. There is no assurance that we will be able to realize any significant proceeds from such sales, if at all.

Investing Activities

Cash flows provided by investing activities were $4,655,519, net of $103,729 used in discontinued operations for the year ended March 31, 2021, compared to cash used in investing activities of $538,784 including $446,922 used in discontinued operations for the year ended March 31, 2020. Cash provided by investing activities of continuing operations for the year ended March 31, 2021 relates to $5,051,923 proceeds of the Wellcana note receivable, offset by $292,675 used to pay our attorneys and researchers to draft and file patent applications. Cash used in prior year investing activities was used to pay our attorneys and researchers to draft and file patent applications.

Financing Activities

During the year ended March 31, 2021 cash used in financing activities was $1,476,432 including $161,768 used in discontinued operations. For the year ended March 31, 2020, cash provided by financing activities was $4,988,208, including $741,655 provided by discontinued operations, respectively.

Cash flows from financing activities of continuing operations for the year ended March 31, 2021 relate primarily to $3,156,014 used for principal payments of the note payable to Iliad Research and Trading, L.P., principal repayment of a related party note in the amount of $151,923, brokerage fees of $107,373, and debt issuance fees of $74,750, offset by $1,075,396 from warrant exercises, $725,000 in proceeds from the issuance of convertible notes, and $375,000 in proceeds from a line of credit.

Cash flows from financing activities of continuing operations for the year ended March 31, 2020 consisted of $790,225 proceeds from issuance of common stock, $1,274,790 from warrant exercises, and $2,630,000 proceeds from convertible notes, offset by $188,593 in brokerage fees, $175,000 in fees for convertible note issuances, and $84,869 of principal payments on debt and lease obligations.

Notes and Convertible Notes Payable

0% Note Payable dated October 23, 2017

On October 23, 2017, the Company amended the existing Nevada Medical Marijuana Production License Agreement (“Amended Production License Agreement”). Per the terms of the Amended Production License Agreement, GB Sciences purchased the remaining percentage of the production license resulting in the 100% ownership of the license. GB Sciences also received 100% ownership of the cultivation license included in the original Nevada Medical Marijuana Production License Agreement. In exchange, GB Sciences made one-time payment of $500,000 and issued a 0% Promissory Note in the amount of $700,000 payable in equal monthly payments over a three-year period commencing on January 1, 2018. The present value of the note was $521,067 on the date of its issuance based on an imputed interest rate of 20.3% and the Company recorded a discount on notes payable of $178,933 related to the difference between the face value and present value of the note.

To date, the Company has made principal payments totaling $330,555 and the principal balance of the note was $369,445 at March 31, 2021. During the year ended March 31, 2021, the Company recorded interest expense of $13,929 related to amortization of the note discount. The remaining unamortized discount as of March 31, 2021 was $0.

On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") for the sale of its interest in  GB Sciences Nopah, LLC. The Nopah MIPA will close upon successful transfer of the Nevada Medical Marijuana Cultivation Facility Registration Certificate. Upon close, the principal balance of the note will be reduced to $190,272. The maturity date of the note was extended to July 31, 2021, with no payments of principal or interest due until maturity. In addition, the note will no longer bear interest at the penalty rate of 15% unless there is a new event of default.

8% Line of Credit dated November 27, 2019

In connection with the Binding Letter of Intent dated November 27, 2019, the Teco Subsidiaries entered into a promissory note and line of credit for up to $470,000 from the purchaser of the membership interests in the Teco Subsidiaries. The purpose of the line of credit is to supply working capital for the Teco Subsidiaries, and the note matures upon the close of the sale of the Teco Subsidiaries. The principal and accrued interest balances outstanding at the time of closing will be considered paid in full upon closing and will not reduce the purchase price received by GB Sciences. As of March 31, 2021, the Teco Subsidiaries have received $485,000 in advances under the line of credit, reflecting an informal agreement with the lender to increase the line of credit by $15,000. The Company accrued interest of $38,767 on the line of credit for the year ended March 31, 2021, and the balance of the line of credit was $485,000 at March 31, 2021. The note and related interest expense are included in current liabilities from discontinued operations and loss from discontinued operations.

8% Note Payable dated May 7, 2020

On May 7, 2020, the Company received $135,000 cash from an investor, net of $15,000 in brokerage fees, and issued a $150,000 promissory note. The note bears interest at a rate of 8.0% per annum. The note was to be repaid upon the first proceeds received from the $8,000,000 promissory note related to the sale of the Company's membership interest in GB Sciences Louisiana, LLC, or from the proceeds of the sale of the Teco Facility. As inducement to enter into the note transaction, the Company repriced 8,002,500 preexisting warrants held by the investor to an exercise price of $0.04. The repriced warrants were valued at $272,085 on the date of the transaction using the Black-Scholes Model, which exceeded the value of the warrants prior to the price reduction of $49,525 by $222,560. As the result of the increase in the estimated fair value of the warrants, the Company recorded a full discount on notes payable of $150,000. During the year ended March 31, 2021, the Company recorded interest expense of $154,964 related to the note consisting of accrued interest of $4,964 and $150,000 related to amortization of the note discount. The Company paid $154,964 on October 5, 2020 in full satisfaction of the note.

8% Line of Credit dated July 24, 2020

On July 24, 2020, the Company entered into the Loan Agreement, 8% Secured Promissory Note, and Security Agreement (together, the "July 24 Note") with AJE Management, LLC, which established a revolving loan of up to $500,000 that the Company may draw on from time to time. The loan is collateralized by the Teco Facility, subject to the pre-existing lien held by CSW Ventures, L.P. in connection with the 8% Senior Secured Convertible Promissory Note dated February 28, 2019. Any advances will be made at the sole discretion of the lender following a written request made by the Company. Contemporaneously with the Loan Agreement, the Company and AJE Management entered into the Amendment to the Membership Interest Purchase Agreement with AJE Management. The amendment provides that any balances outstanding under the July 24 Note at the time of the close of the sale of the Teco Facility will be forgiven in exchange for a reduction to the $4,000,000 note receivable that the Company will receive as consideration for the sale of the Teco Facility. The reduction to the note receivable will be equal to 3 times the balance outstanding under the July 24 Note on the date of the close of the sale of the Teco Facility. The balance outstanding under the note plus accrued interest may be repaid at any time prior to the close of the sale of the Teco facility.

On December 29, 2020, the Company entered into the Omnibus Amendment with the purchaser of the Teco Facility. The Omnibus Amendment reduces the amount of the note receivable that the Company will receive from the sale of the Teco Facility by $975,000 (three times $325,000 in advances made under the July 24 Note) to $3,025,000. Any advances made to the Company under the July 24 Note in excess of $325,000 will reduce the amount of cash received upon close of the sale of Teco one-for-one, i.e. such advances will be considered advance payments of the $4,000,000 cash purchase price. The Company also agreed that it will not repay the balances outstanding under the July 24 Note prior to the closing of the Teco sale. As a result of the Omnibus Amendment, the Company accrued a modification expense of $650,000 (two times $325,000 in addition to $325,000 in advances already recorded under the July 24 Note). The Company has received $50,000 in additional advances above $325,000 bringing the total balance to $1,025,000 at March 31, 2021. Interest expense was $12,510 for the year ended March 31, 2021.

March 2017 and July 2017 Convertible Note Offerings

In March 2017, the Company entered into a Placement Agent’s Agreement with a third-party brokerage firm to offer units consisting of a $1,000 6% promissory note convertible into 4,000 shares of the Company’s common stock at $0.25 per share and 4,000 warrants to purchase shares of the Company’s’ common stock at an exercise price of $0.60 per share for the period of three years. Between March 2017 and May 2017, the Company issued short-term Promissory Notes (“Notes”) to various holders with combined face value of $2,000,000. The Notes are payable within three years of issuance and are convertible into 8,000,000 shares of the Company’s common stock. The Company also issued 8,000,000 common stock warrants to the Noteholders. The warrants are exercisable at any time and from time to time before maturity at the option of the holder. Each warrant gives the Noteholder the right to purchase one share of common stock of the Company at an exercise price of $0.60 per share for a period of three years. The Company recorded an aggregate discount on convertible notes of $1,933,693, which included $904,690 related to the relative fair value of beneficial conversion features and $1,029,003 for the relative fair value of the warrants issued with each note. The fair value of warrants was derived using the Black-Scholes valuation model.

In July 2017, the Company entered into a Placement Agent’s Agreement with a third-party brokerage firm to offer units consisting of a $1,000 6% promissory note convertible into 4,000 shares of the Company’s common stock at $0.25 per share and 4,000 warrants to purchase shares of the Company’s’ common stock at an exercise price of $0.65 per share for the period of three years. Between July 2017 and December 2017, the Company issued short-term Promissory Notes (“Notes”) to various holders with combined face value of $7,201,000. The Notes are payable within three years of issuance and are convertible into 28,804,000 shares of the Company’s common stock. The Company also issued 28,804,000 common stock warrants to the Noteholders. The warrants are exercisable at any time and from time to time before maturity at the option of the holder. Each warrant gives the Noteholder the right to purchase one share of common stock of the Company at an exercise price of $0.60 per share for a period of three years. The Company recorded an aggregate discount on convertible notes of $7,092,796, which included $3,142,605 related to the relative fair value of beneficial conversion features and $3,950,191 for the relative fair value of the warrants issued with each note. The fair value of warrants was derived using the Black-Scholes valuation model.

All notes from the March and July 2017 offerings have passed their maturity dates. During the year ended March 31, 2021, the Company agreed to extensions with the holders of a total of $197,000 of the $1,257,000 that remains outstanding. For the $197,000 of extended notes, the Company agreed to reduce the conversion price to $0.10 per share and issued a total of 788,000 additional warrants to the holders of the notes with a term of three years and an exercise price of $0.10 per share. In exchange, the maturity date of the notes was extended to September 30, 2023. Using the Black-Scholes model, the Company valued the warrants at $13,396 and the change in the fair value of the conversion feature at $33,490. Because the change in the fair value of the conversion feature exceeded 10% of the carrying amount of the notes, the Company accounted for the modification of the notes as an extinguishment and recorded a discount on the new convertible notes of $46,886 related to the fair value of the new warrants issued and the change in the fair value of the conversion feature. The Company recorded interest expense of $28,306 on the new notes during the year ended March 31, 2021, of which $22,412 represented amortization of the note discounts. Accrued interest on the $197,000 extended notes is $44,332 at March 31, 2021, which includes $38,438 accrued prior to the extinguishments.

Three convertible notes totaling $1,060,000 held by the same investor are past maturity and are currently in default. The Company is negotiating the terms of an extension with the note holder. The notes do not provide for a default penalty or penalty interest rate. Interest expense during the year ended March 31, 2021, was $208,779, of which $139,253 represents amortization of the note discount. Accrued interest on the $1,060,000 notes was $228,373 at March 31, 2021.

8% Senior Secured Convertible Promissory Note dated February 28, 2019

On February 28, 2019, the Company issued a $1,500,000 8% Senior Secured Convertible Promissory Note and entered into the Note Purchase Agreement and Security Agreement with CSW Ventures, L.P. (together, “CSW Note”). The note matured on August 28, 2020 and was convertible at any time until maturity into 8,823,529 shares of the Company’s common stock at $0.17 per share. Collateral pledged as security for the note includes all of the Company’s 100% membership interests in GB Sciences, Nevada, LLC and GB Sciences Las Vegas, LLC, which together represent substantially all of the Company’s cannabis cultivation and production operations and assets located at the Teco facility in Las Vegas, Nevada. The intrinsic value of the beneficial conversion feature resulting from the market price of the Company’s common stock in excess of the conversion price was $176,471 on the date of issuance, and the Company recorded a discount on the CSW Note in that amount.

On May 28, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $170,000 of the principal balance of the 8% Senior Secured Promissory Note dated February 28, 2019. Accordingly, the Company issued 1,000,000 shares of its common stock based on a $0.17 per share conversion price. In connection with the conversions, $17,225 in unamortized discount was recorded as interest expense and the Company reduced the carrying amount of convertible notes payable by $152,775. After conversion, the remaining balance outstanding was $1,330,000.

On July 12, 2019, the Company entered into the Amendment to Note Documents and the Amended and Restated 8% Senior Secured Promissory Note (together, “Amended CSW Note”). The Amended CSW Note increased the note balance by $100,000 to reflect an additional $100,000 advanced to the Company on July 12, 2019 and by $41,863 to add accrued interest to date to the principal balance, and decreased the conversion price to $0.11 per share, with the remaining terms substantially unchanged from the original CSW Note.

The Company evaluated the modification under the guidance in ASC 470-50 and determined that the amendment represents an extinguishment because the change in the fair value of the conversion feature exceeded 10% of the carrying value of the CSW Note on the amendment date. The carrying value of the amended note on the date of extinguishment was $1,338,057, net of a beneficial conversion feature discount of $133,806, and we recorded a loss on extinguishment of $124,158.

On August 1, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $110,000 of the principal balance of the Amended CSW Note at $0.11 per share. Accordingly, the Company issued 1,000,000 shares of its common stock. In connection with the conversions, $9,579 in unamortized discount was recorded as interest expense and the Company has reduced the carrying amount of convertible notes payable by $100,421. After conversion, the remaining balance outstanding was $1,361,863.

On October 23, 2019, the Company entered into the Amendment to Promissory Note. The October 23, 2019 amendment decreased the conversion price to $0.08 per share, with the remaining terms substantially unchanged from the Amended CSW Note.

We evaluated the modification under the guidance in ASC 470-50 and determined that the amendment represents an extinguishment because the change in the fair value of the conversion feature exceeded 10% of the carrying value of the Amended CSW Note immediately prior to the 2nd Amended CSW Note. The carrying value of the Amended CSW Note on the date of extinguishment was $1,269,067, net of a beneficial conversion feature discount of $92,796, and we recorded a loss on extinguishment of $92,796 during the year ended March 31, 2020.

On November 27, 2019, the Company entered into the Second Amendment to Note Documents and the Second Amended and Restated 8% Senior Secured Promissory Note (together, “2nd Amended CSW Note”). The 2nd Amended CSW Note decreased the conversion price to $0.04 per share and increased the note balance by $30,000 to reflect an advance received on that date, with the remaining terms substantially unchanged from the Amended CSW Note.

We evaluated the modification under the guidance in ASC 470-50 and determined that the 2nd Amended CSW Note represents an extinguishment because the change in the fair value of the conversion feature exceeded 10% of the carrying value of the Amended CSW Note immediately prior to the 2nd Amended CSW Note; however, no loss on extinguishment was recorded because the net consideration paid for the 2nd Amended CSW Note was equal to the extinguished carrying value of the Amended CSW Note. The carrying value of the Amended CSW Note on the date of extinguishment was $1,361,863.

On December 16, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $120,000 of the principal balance of the Amended CSW Note at $0.04 per share and we issued 3,000,000 shares of common stock. In connection with the conversions, $57,551 in unamortized discount was recorded as interest expense, and the Company has reduced the carrying amount of convertible notes payable by $62,449. After conversion, the remaining balance outstanding was $1,271,863 and the carrying amount of the note was $687,021, net of $584,842 in unamortized discount from the beneficial conversion feature.

On December 29, 2020, the Company entered into the Omnibus Amendment, and the note holder agreed to cease interest accrual on the CSW Note after November 30, 2020.

During the quarter ended March 31, 2021, the Company received notice of the conversion of $160,000 total principal balance at $0.04 per share and issued 4,000,000 shares of common stock to the note holder. After the conversions, the remaining principal balance and carrying amount of the note is $1,111,863 as of March 31, 2021.

During the year ended March 31, 2021, we recorded interest expense of $477,500 related to the CSW Note and its amendments consisting of $68,019 in stated interest and $409,481 related to amortization of the note discount. The total outstanding balance of principal and accrued interest totaling $1,256,857 will reduce the $4,000,000 cash payment received by the Company upon the close of the sale of the Teco Facility, and no further interest expense will be accrued on the note.

8% Convertible Promissory Note dated April 23, 2019

On April 23, 2019, the Company entered into the Note Purchase Agreement with Iliad Research and Trading, L.P. ("Iliad") and issued an 8% Convertible Promissory Note with a face value of $2,765,000. The Note was issued with original issue discount of $265,000 and is convertible into shares of the Company’s common stock at a price of $0.17 per share at the option of the note holder at any time until the Note is repaid. The Note matured on April 22, 2020. A total discount of $440,000 was recorded on the note, which includes $265,000 of original issue discount and $175,000 in fees paid to brokers.

During the year ended March 31, 2020, the Company honored the conversion of a total of a total of $125,000 of accrued interest on the Iliad Note at reduced conversion rates. On October 30, 2019, the Company received notice of the conversion of $75,000 at $0.06 per share and issued 1,250,000 shares of its common stock. The fair value of the shares issued exceeded the fair value of the shares issuable under the original terms of the Note by $64,706, and the Company recorded an induced conversion expense. On November 18, 2019, the Company received notice of the conversion of $50,000 of the note balance at $0.0375 per share and issued 1,333,333 shares of its common stock.

On April 22, 2020, the Company failed to make payment of the principal and accrued interest due under the Iliad Note, resulting in a default. Upon the occurrence of the default, the principal and accrued interest balances outstanding increased by 10%. As the result of the default, Company recorded an expense of $9,559 related to a 10% increase in the accrued interest balance, which is recorded in interest expense, and $276,500 related to the 10% increase in the principal balance, which is recorded in debt default penalty and other expense.

On May 20, 2020, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County in the State of Utah demanding repayment of the note. The lawsuit further sought to compel the Company to participate in arbitration pursuant to the arbitration provisions contained within the Note Purchase Agreement and to prohibit the Company to raise funds through the issuance of its common stock unless the note is paid in full simultaneously with such issuance. On July 14, 2020, the Court entered judgment in favor of Iliad in the amount of $3,264,594 plus reasonable attorney's fees and costs and accrued post-judgment interest at the default rate of 15% per annum.

On November 20, 2020, the Company, Iliad, and Wellcana Plus, LLC entered into the Judgment Settlement Agreement, whereby Iliad agreed to discharge all amounts owed to it by the Company upon receipt of payment totaling $3,006,014 directly from the proceeds of the Wellcana Note Receivable on or before December 8, 2020. On December 8, 2020, Wellcana failed to make payment to the Company. On December 9, 2020, the Company entered into a letter agreement with Iliad extending the Judgment Settlement agreement in exchange for payment of $25,000 plus $25,000 per week until the payment totaling $3,006,014 is received by Iliad, with such payments not reducing the amount owed under the Judgment Settlement Agreement. On December 16, 2020, Wellcana made payment of the full amount owed to the Company, of which $3,006,014 was paid directly to Iliad in full satisfaction of the Judgment Settlement Agreement. On December 18, 2020, Iliad filed a Satisfaction of Judgment in the Third Judicial District Court of Salt Lake County in the State of Utah, and the lawsuit was dismissed. The Company has no further obligations to Iliad.

During the year ended March 31, 2021, interest expense related to the Iliad Note was $379,956, of which $29,831 relates to amortization of the note discount, $140,833 relates to accrued interest prior to the judgment, and $209,292 was accrued post-judgment interest. The Company also recorded $25,000 in other expense as the result of the letter agreement to extend the Judgment Settlement Agreement. As of the date of final payment, the outstanding judgment balance of $3,264,594 plus accrued post-judgment interest of $209,292 totaled $3,473,886, and the Company recorded a gain on extinguishment of $467,872.

Variables and Trends

We have limited operating history with respect to the current business plan. In the event we are able to obtain the necessary financing to move forward with the business plan, we expect business expenses to increase significantly as we go operational. Accordingly, the comparison of the financial data for the periods presented may not be a meaningful indicator of future performance and must be considered in light these circumstances.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowances for doubtful accounts, inventory valuation, valuation of initial right-of-use assets and corresponding lease liabilities, valuation of beneficial conversion features in convertible debt, valuation of the assets and liabilities of discontinued operations, stock-based compensation expense, purchased intangible asset valuations, deferred income tax asset valuation allowances, uncertain tax positions, litigation and other loss contingencies. These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates.

Discontinued Operations

Discontinued operations comprise those activities that were disposed of during the period or which were classified as held for sale at the end of the period and represent a separate major line of business or geographical area that can be clearly distinguished for operational and financial reporting purposes. The Company has included its subsidiaries GB Sciences Louisiana, LLC, GB Sciences Nevada, LLC, GB Sciences Las Vegas, LLC, and GB Sciences Nopah, LLC in discontinued operations due to the sale of the Company's Louisiana cultivation and extraction facility and the pending sale of the Company's Nevada cultivation and extraction facilities.

Inventory

We value our inventory at the lower of the actual cost of our inventory, as determined using the first-in, first-out method, or its current estimated market value. We periodically review our physical inventory for excess, obsolete, and potentially impaired items and reserve accordingly. Our reserve estimate for excess and obsolete inventory is based on expected future use. Indirect costs, which primarily relate to the lease and operation costs of the Teco Facility, are allocated based on square footage of the facility used in the production of inventory.

Indefinite-Lived Intangible Assets

Our indefinite-lived intangible assets primarily represent the value of our patents pending and includes the costs paid to draft and file patent applications. Upon issuance of the patents, the indefinite-lived intangible assets will have finite lives. Intangible assets also include the acquisition cost of a cannabis production license with an indefinite life. We amortize our finite-lived intangible assets over their estimated useful lives using the straight-line method, and we periodically evaluate the remaining useful lives of our finite-lived intangible assets to determine whether events or circumstances warrant a revision to the remaining period of amortization. During the year ended March 31, 2020, the Company entered into the Membership Interest Purchase Agreement ("Teco MIPA") to sell 100% of the membership interests in the Teco Facility. As a result of this agreement, the Company determined that the long-lived assets of the Teco Facility including a production license acquired through purchase might be impaired due to the current expectation that the asset group will more likely than not be disposed of by sale significantly before the end of its previously estimated useful life. The Company recorded an impairment loss of $449,801 related to the license for the year ended March 31, 2020, and reduced the carrying value of the related intangible asset from $1,021,067 to $571,264. The license asset and the impairment loss are included in discontinued operations in the accompanying financial statements.

Long-Lived Assets

Property and equipment comprise a significant portion of our total assets. We evaluate the carrying value of property and equipment if impairment indicators are present or if other circumstances indicate that impairment may exist under authoritative guidance. The annual testing date is March 31. When management believes impairment indicators may exist, projections of the undiscounted future cash flows associated with the use of and eventual disposition of property and equipment are prepared. If the projections indicate that the carrying value of the property and equipment are not recoverable, we reduce the carrying values to fair value. These impairment tests are heavily influenced by assumptions and estimates that are subject to change as additional information becomes available.

During the year ended March 31, 2020, the Company entered into the Membership Interest Purchase Agreement ("Teco MIPA") to sell 100% of the membership interests in the Teco Facility. As a result of this agreement, the Company determined that the long-lived assets of the Teco Facility might be impaired due to the current expectation that the asset group will more likely than not be disposed of by sale significantly before the end of its previously estimated useful life. The Company estimated future undiscounted cash flows related to the Teco Facility to be $8.0 million, which was less than the carrying amount of the Teco Facility asset group of  $11.9 million. Using a discounted cash flow approach, the Company estimated the fair value of the asset group to be approximately $7.3 million, resulting in a write-down of $4,645,054 related to the Teco Facility asset group. Fair value was based on expected future cash flows using level 3 inputs under ASC 820. The cash flows are the proceeds expected to be generated from the sale of the assets under the Teco MIPA, discounted to present value at a rate of 17%. The impairment loss and the related long-lived assets are included in discontinued operations in the accompanying financial statements.

Beneficial Conversion Feature of Convertible Notes Payable

The Company accounts for convertible notes payable in accordance with the guidelines established by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 470-20, Debt with Conversion and Other Options and Emerging Issues Task Force (“EITF”) 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”.  A beneficial conversion feature (“BCF”) exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the BCF of a convertible note is measured by allocating a portion of the note's proceeds to the warrants, if applicable, and as a reduction of the carrying amount of the convertible note equal to the intrinsic value of the conversion feature, both of which are credited to additional paid-in-capital. The Company calculates the fair value of warrants issued with the convertible notes using the Black-Scholes valuation model and uses the same assumptions for valuing any employee options in accordance with ASC Topic 718 Compensation – Stock Compensation. The only difference is that the contractual life of the warrants is used.

The value of the proceeds received from a convertible note is then allocated between the conversion features and warrants on a relative fair value basis. The allocated fair value is recorded in the financial statements as a debt discount (premium) from the face amount of the note and such discount is amortized over the expected term of the convertible note (or to the conversion date of the note, if sooner) and is charged to interest expense.

Equity-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718) and Equity-Based Payments to Non-employees pursuant to ASC 505-50 (ASC 505-50). The computation of the expense associated with stock-based compensation requires the use of a valuation model. The FASB-issued accounting guidance requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility, expected option lives, and expected option forfeiture rates, to value equity-based compensation. We currently use a Black-Scholes option pricing model to calculate the fair value of our stock options. We primarily use historical data to determine the assumptions to be used in the Black-Scholes model and have no reason to believe that future data is likely to differ materially from historical data. However, changes in the assumptions to reflect future stock price volatility and future stock award exercise experience could result in a change in the assumptions used to value awards in the future and may result in a material change to the fair value calculation of stock-based awards. This accounting guidance requires the recognition of the fair value of stock compensation in net income. Although every effort is made to ensure the accuracy of our estimates and assumptions, significant unanticipated changes in those estimates, interpretations and assumptions may result in recording stock option expense that may materially impact our financial statements for each respective reporting period.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Deferred tax items are reflected at the enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Due to the uncertainty regarding the success of future operations, management has valued the deferred tax asset allowance at 100% of the related deferred tax assets.

Recent Accounting Pronouncements

Recently Adopted Standards

In August 2018, the Financial Accounting Standards Board ("FASB") issued ASU No. 2018-13, Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. This ASU eliminates, adds and modifies certain disclosure requirements for fair value measurements as part of its disclosure framework project. The standard is effective for all entities for financial statements issued for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company adopted the standard on April 1, 2020 and it did not have a material impact on the Company’s financial statements.

Standards Not Yet Adopted

In May 2021, the FASB issued ASU No. 2021-04, Issuer's Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. This guidance clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options due to a lack of explicit guidance in the FASB Codification. The ASU 2021-04 is effective for The Company's fiscal year beginning April 1, 2022. Early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2021-04 on its consolidated financial statements.

On June 16, 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments. The standard requires the use of an “expected loss” model on certain types of financial instruments. The standard also amends the impairment model for available-for-sale debt securities and requires estimated credit losses to be recorded as allowances instead of reductions to amortized cost of the securities. The amendments in this ASU are effective for the Company's fiscal year beginning April 1, 2023. The Company is currently evaluating the impact of ASU 2016-13 on its financial statements.

In June 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity's Own Equity. The guidance simplifies the current guidance for convertible instruments and the derivatives scope exception for contracts in an entity’s own equity. Additionally, the amendments affect the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. This ASU will be effective for the Company's fiscal year beginning April 1, 2024. Early adoption is permitted. The amendments in this update must be applied on either full retrospective basis or modified retrospective basis through a cumulative-effect adjustment to retained earnings/(deficit) in the period of adoption. The Company is currently evaluating the impact of ASU 2020-06 on its consolidated financial statements and related disclosures, as well as the timing of adoption.

All other newly issued accounting pronouncements have been deemed either immaterial or not applicable.

ITEM 7A QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a "smaller reporting company" as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

ITEM 8. FINANCIAL STATEMENTS

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of
GB Sciences, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of GB Sciences, Inc. (the Company) as of March 31, 2021 and 2020, and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the years in the two-year period ended March 31, 2021 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph- Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses for the year ended March 31, 2021. The Company had a net loss of $3,725,027, accumulated deficit of $103,886,232, net cash used in operating activities of $2,185,220 and had negative working capital of $5,054,593. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

2

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Inventory Costs

As summarized in Note 2 “Inventory” to the consolidated financial statements, the Company’s inventory consists of three categories, Raw materials, which consists of supplies, materials, and consumables used in the cultivation and extraction processes; work-in-progress which includes live plants and cannabis in the drying, curing, and trimming processes and finished goods includes completed cannabis flower, trim, and extracts in bulk and packaged forms. The inventory, net of reserve was $1,689,304 as of March 31, 2021. Management records the cost of inventory on the consolidated balance sheet based on the costs incurred throughout the year in each category less the amounts transferred to cost of goods sold for sales in the year. Labor costs and overhead costs comprise the majority of overall inventory cost.

We identified the allocation of labor and overhead costs to inventory as a critical audit matter because of the significant estimates management used in the allocation of labor and overhead costs to inventory. Auditing management’s allocations of internal costs to the inventory was complex and involved a high degree of subjectivity.

The primary procedures we performed to address this critical audit matter included (a) Obtained an understanding of management’s process for allocating labor and overhead costs, (b) Tested the accuracy and completeness of allocated labor, including testing, on a sample basis, total labor costs incurred, (c) Tested the accuracy and completeness of overhead costs allocated, including testing, on a sample basis, overhead costs incurred (d) Evaluated the reasonableness of management’s significant assumptions used in such allocation, (e) compared the Company’s inventory ratios and per unit production costs to industry data, and (f) Recomputed the unit cost and total inventory costs.

/s/ Assurance Dimensions

We have served as the Company’s auditor since 2019.

Margate, Florida July 6, 2021

GB SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of March 31,
	2021	2020
CURRENT ASSETS:
Cash and cash equivalents	$793,040	$2,406
Prepaid expenses and other current assets	256,251	18,776
Note receivable	-	5,224,423
Current assets from discontinued operations	2,494,564	1,755,275
TOTAL CURRENT ASSETS	3,543,855	7,000,880

Property and equipment, net	25,022	37,821
Intangible assets, net of accumulated amortization of $43,096 and $12,287 at March 31, 2021 and 2020, respectively	1,706,762	1,128,702
Long term assets from discontinued operations	5,530,415	6,185,465
TOTAL ASSETS	$10,806,054	$14,352,868

CURRENT LIABILITIES:
Accounts payable	$1,412,459	$1,913,049
Accrued interest	493,741	366,865
Accrued liabilities	957,946	813,618
Notes and convertible notes payable, net of unamortized discount of $296,504 and $608,580 at March 31, 2021 and 2020, respectively	3,594,804	5,054,728
Indebtedness to related parties	84,913	586,512
Note payable to related party	-	151,923
Current liabilities from discontinued operations	2,054,585	1,999,062
TOTAL CURRENT LIABILITIES	8,598,448	10,885,757

Convertible notes payable, net of unamortized discount of $154,590 and $0 at March 31, 2021 and 2020, respectively	292,410	-
Long term liabilities from discontinued operations	3,389,124	3,555,605
TOTAL LIABILITIES	12,279,982	14,441,362
Commitments and contingencies (Note 11)

STOCKHOLDERS' EQUITY/(DEFICIT):
Common Stock, $0.0001 par value, 600,000,000 shares authorized, 315,340,411 and 275,541,602 outstanding at March 31, 2021 and 2020, respectively	31,534	27,554
Additional paid-in capital	102,380,770	97,271,157
Accumulated deficit	(103,886,232)	(97,387,205)
TOTAL STOCKHOLDERS' DEFICIT	(1,473,928)	(88,494)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$10,806,054	$14,352,868

The accompanying notes are an integral part of these consolidated financial statements

GB SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	March 31,
	2021	2020

Sales revenue	$-	$-
Cost of goods sold	-	-
Gross profit (loss)	-	-
General and administrative expenses	2,001,617	5,741,514
LOSS FROM OPERATIONS	(2,001,617)	(5,741,514)
OTHER INCOME (EXPENSE)
Gain/(loss) on extinguishment	467,872	(216,954)
Gain on settlement of accounts payable	422,414	-
Gain on deconsolidation	-	4,393,242
Interest expense	(1,285,460)	(1,109,031)
Loss on modification of line of credit	(650,000)	-
Loss on modification of note receivable	-	(1,895,434)
Debt default penalty	(286,059)	-
Other expense	-	(179,368)
Total other income/(expense)	(1,331,233)	992,455
LOSS BEFORE INCOME TAXES	(3,332,850)	(4,749,059)
Income tax expense (Note 8)	-	-
LOSS FROM CONTINUING OPERATIONS	(3,332,850)	(4,749,059)
Net loss from discontinued operations (Note 4)	(392,177)	(8,362,626)
NET LOSS	(3,725,027)	(13,111,685)
Net loss attributable to non-controlling interest	-	(738,106)
NET LOSS ATTRIBUTABLE TO GB SCIENCES, INC.	$(3,725,027)	$(12,373,579)

Net loss attributable to common stockholders of GB Sciences, Inc.
Continuing operations	$(3,332,850)	$(4,749,059)
Discontinued operations	(392,177)	(7,624,520)
Net loss	$(3,725,027)	$(12,373,579)

Net loss per common share – basic and diluted
Continuing operations	$(0.01)	$(0.02)
Discontinued operations	$(0.00)	$(0.03)
Net loss	$(0.01)	$(0.05)

Weighted average common shares outstanding - basic and diluted	285,190,729	258,450,641

The accompanying notes are an integral part of these consolidated financial statements

GB SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)

			Additional Paid-	Accumulated	Non-Controlling
	Shares	Amount	In Capital	Deficit	Interest	Total
Balance at March 31, 2019	240,627,102	$24,063	$93,020,015	$(84,743,836)	$8,855,757	$17,155,999

Issuance of stock for debt conversion	7,583,333	758	524,242	-	-	525,000
Exercise of warrants for stock, net of issuance costs	17,563,000	1,756	1,155,971	-	-	1,157,727
Issuance of stock for services	2,100,000	210	213,790	-	-	214,000
Share based compensation expense	-	-	287,260	-	-	287,260
Issuance of stock for cash, net of issuance costs	7,668,167	767	717,929	-	-	718,696
Beneficial conversion feature on notes payable	-	-	829,737	-	-	829,737
Contributions from non-controlling interest	-	-	-	-	590,000	590,000
Compensation warrants	-	-	132,914	-	-	132,914
Inducement dividend from warrant exercises	-	-	262,240	(262,240)	-	-
Induced conversions of accrued interest on notes payable	-	-	127,059	-	-	127,059
Cumulative effect of the new lease standard	-	-	-	(7,550)	-	(7,550)
Deconsolidation of GB Sciences Louisiana, LLC	-	-	-	-	(8,707,651)	(8,707,651)
Net loss	-	-	-	(12,373,579)	-	(12,373,579)
Loss attributable to non-controlling interest	-	-	-	-	(738,106)	(738,106)
Balance at March 31, 2020	275,541,602	27,554	97,271,157	(97,387,205)	-	(88,494)

Issuance of stock for debt conversion	4,000,000	400	159,600	-	-	160,000
Exercise of warrants for stock, net of issuance costs	35,798,809	3,580	964,443	-	-	968,023
Share based compensation expense	-	-	436,349	-	-	436,349
Beneficial conversion feature on notes payable	-	-	543,886	-	-	543,886
Compensation warrants	-	-	231,335	-	-	231,335
Inducement dividend from warrant exercises	-	-	2,774,000	(2,774,000)	-	-
Net loss	-	-		(3,725,027)	-	(3,725,027)
Balance at March 31, 2021	315,340,411	$31,534	$102,380,770	$(103,886,232)	$-	$(1,473,928)

The accompanying notes are an integral part of these consolidated financial statements

GB SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2021	2020
OPERATING ACTIVITIES:
Net loss	$(3,725,027)	$(13,111,685)
Loss from discontinued operations	(392,177)	(8,362,626)
Net loss from continuing operations	(3,332,850)	(4,749,059)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	47,353	125,502
Stock-based compensation	436,349	287,260
Stock issued for services	-	214,000
Compensation warrants	231,335	132,914
Amortization of debt discount and beneficial conversion feature	776,122	1,150,995
Debt default penalty	286,059	-
Interest expense on conversion of notes payable	-	84,354
Loss on modification of line of credit	650,000	-
Loss/(gain) on extinguishment	(467,872)	216,954
Gain on settlement of accounts payable	(422,414)	-
Loss on disposal of assets and termination of operating lease	-	147,953
Loss on induced conversion of note payable	-	127,059
Loss on note receivable modification	-	1,895,434
Gain on deconsolidation	-	(4,393,242)
Interest income receivable and amortization of discount on note receivable	-	(509,265)
Changes in operating assets and liabilities:
Accounts receivable	-	150,137
Prepaid expenses and other current assets	(237,475)	20,932
Decrease in deposits and other noncurrent assets	-	110,485
Inventory	-	83,750
Accounts payable	(248,115)	739,415
Accrued expenses	166,828	697,429
Accrued interest	549,703	464,279
Indebtedness to related parties	(501,599)	738,435
Net cash used in operating activities of continuing operations	(2,066,576)	(2,264,279)
Net cash used in operating activities of discontinued operations	(118,644)	(2,215,434)
Net cash used in operating activities	(2,185,220)	(4,479,713)
INVESTING ACTIVITIES:
Proceeds of note receivable	5,051,923	-
Acquisition of intangible assets	(292,675)	(91,862)
Net cash provided by/(used in) investing activities of continuing operations	4,759,248	(91,862)
Net cash used in investing activities of discontinued operations	(103,729)	(446,922)
Net cash provided by/(used in) investing activities	4,655,519	(538,784)
FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	790,225
Proceeds from warrant exercises	1,075,396	1,274,790
Proceeds from convertible notes payable	725,000	2,630,000
Proceeds from line of credit	375,000	-
Principal payment on notes payable and operating lease obligation	(3,156,014)	(84,869)
Principal payment on related party note	(151,923)	-
Brokerage fees from warrant exercises and stock issuances	(107,373)	(188,593)
Fees for issuance of convertible notes	(74,750)	(175,000)
Net cash provided by/(used in) financing activities of continuing operations	(1,314,664)	4,246,553
Net cash provided by/(used in) financing activities of discontinued operations	(161,768)	741,655
Net cash provided by/(used in) financing activities	(1,476,432)	4,988,208
NET CHANGE IN CASH AND CASH EQUIVALENTS	993,867	(30,289)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	151,766	182,055
CASH AND CASH EQUIVALENTS AT END OF YEAR	1,145,633	151,766
Less: cash and cash equivalents classified as discontinued operations	(352,593)	(149,360)
CASH AND CASH EQUIVALENTS AT END OF YEAR FROM CONTINUING OPERATIONS	$793,040	$2,406

The accompanying notes are an integral part of these consolidated financial statements

GB SCIENCES, INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

	Year Ended March 31,
	2021	2020

Cash paid for interest	$241,014	$451,040
Cash paid for income tax	$-	$-

Noncash investing and financing transactions:
Accrued liabilities forgiven in connection with Wellcana Note settlement	$172,500	$-
Depreciation capitalized in inventory (discontinued operations)	$532,785	$811,508
Accrued interest capitalized in convertible note principal	$223,094	$-
Property capitalized under operating leases	$-	$182,624
Patent acquisition costs capitalized in intangible assets	$319,939	$247,646
Stock options issued for preparing patent applications	$168,000	$-
Stock issued upon conversion of notes payable	$160,000	$525,000
Inducement dividend from warrant exercises	$2,774,000	$262,240
Beneficial conversion feature on notes payable	$543,886	$829,737
Cumulative effect of the new lease standard	$-	$7,550

The accompanying notes are an integral part of these consolidated financial statements

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Note 1 - Background and Nature of Operations

Business

GB Sciences, Inc. (“the Company”, “GB Sciences”, “we”, “us”, or “our”) is a phytomedical research and biopharmaceutical drug development company whose goal is to create patented formulations of plant-inspired, complex therapeutic mixtures for the prescription drug market that target a variety of medical conditions. The Company is engaged in the research and development of plant-based medicines and plans to produce plant-inspired, complex therapeutic mixtures based on its portfolio of intellectual property.

Through its wholly owned Canadian subsidiary, GBS Global Biopharma, Inc. (“GBSGB”), the Company is engaged in the research and development of plant-based medicines, primarily cannabinoid medicines, with virtual operations in North America and Europe. GBSGB’s assets include a portfolio of intellectual property containing both proprietary cannabinoid-containing formulations and our AI-enabled drug discovery platform, as well as critical research contracts and key supplier arrangements. GBSGB’s intellectual property covers a range of medical conditions and several programs are in the pre-clinical animal stage of development including Parkinson’s disease, neuropathic pain, and cardiovascular therapeutic programs. GBSGB runs a lean drug development program and takes effort to minimize expenses, including personnel, overhead, and fixed capital expenses through strategic partnerships with Universities and Contract Research Organizations (“CROs”). GBSGB’s intellectual property portfolio includes five USPTO issued patents, nine USPTO nonprovisional patent applications pending in the US, and one provisional patent application in the US. In addition to the USPTO patents and patent applications, the company has filed 35 patent applications internationally to protect its proprietary technology. We recently filed a provisional USPTO patent application to further protect aspects of our proprietary drug discovery engine, “Phytomedical Analytics for Research Optimization at Scale," or PhAROS™.

We were incorporated in the State of Delaware on April 4, 2001, under the name “Flagstick Venture, Inc.” On March 28, 2008, stockholders owning a majority of our outstanding common stock approved changing our then name “Signature Exploration and Production Corp.” as our business model had changed.

On April 4, 2014, we changed our name from Signature Exploration and Production Corporation to Growblox Sciences, Inc. Effective December 12, 2016, the Company amended its Certificate of Corporation pursuant to shareholder approval, and the Company’s name was changed from Growblox Sciences, Inc. to GB Sciences, Inc.

Effective April 8, 2018, Shareholders of the Company approved the change in corporate domicile from the State of Delaware to the State of Nevada and increase in the number of authorized capital shares from 250,000,000 to 400,000,000. Effective August 15, 2019, Shareholders of the Company approved an increase in authorized capital shares from 400,000,000 to 600,000,000.

47

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

 Recent Developments

Sale of Membership Interest in GB Sciences Louisiana, LLC

On November 15, 2019, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) with Wellcana Plus, LLC, a Louisiana limited liability company ("Wellcana"), whereby Wellcana would acquire the Company’s 50.01% membership interest (the “Membership Interest”) in GB Sciences Louisiana LLC, a Louisiana limited liability company. Since entering into the agreement, certain modifications of the Agreement were made. It was ultimately agreed that Wellcana would pay the Company $4,900,000 in cash for the Membership Interest. On December 16, 2020, Wellcana made the final payment totaling $4,900,000 which completed the disposition of the Membership Interest (Note 13).

Convertible Note Payable to Iliad Research and Trading, L.P.

On April 23, 2019, the Company issued an 8% Convertible Promissory Note (the “Note”) in the face amount of $2,765,000 to Iliad Research and Trading, L.P. (“Iliad”). On April 22, 2020, the Company defaulted on its obligation to pay the Note by that date. Based upon the default, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County, State of Utah (the “Court”). On July 14, 2020, the Court issued a judgment in favor of Iliad in the amount of $3,264,594 (the “Judgment”).

On  November 20, 2020, the Company, Iliad, and Wellcana entered into the Judgment Settlement Agreement (the Agreement), in which the Company agreed to pay Iliad $3,006,015 on or before December 8, 2020, in full satisfaction of the Judgment. In addition to the Company and Iliad, the Agreement was signed by Wellcana Plus LLC (“Wellcana”). By signing the Agreement, Wellcana agreed to pay $3,006,015 of what it owed the Company, directly to Iliad to satisfy the Company’s obligation to Iliad. Of the $4,150,000 paid by Wellcana, $3,006,015 was sent directly by Wellcana to Iliad in satisfaction of the Company’s obligation pursuant to the Settlement Agreement (Note 6).

Intellectual Property Portfolio

On October 14th, 2020, GB Sciences filed a provisional patent application to protect its machine learning algorithm for the prediction of novel active ingredients from traditional, plant-based medical preparations. The new provisional patent application is entitled “In Silico Meta-Pharmacopeia Assembly from Non-Western Medical Systems Using Advanced Data Analytic Techniques to Identify and Design Phytotherapeutic Strategies”. GBSGB’s proprietary data analytics tool uses in silico convergence analysis to deconvolve modes of action and predict desirable components of plant-based formulations established in traditional medical practice based on computational consensus analysis across cultures and medical systems.

On September 23rd, GB Sciences received a Notice of Allowance from the United States Patent and Trademark Office (USPTO) for claims protecting their Cannabinoid Containing Complex Mixtures (CCCMs) for the Treatment of Mast Cell Activation Syndrome (MCAS). The patent is owned by GBSGB. MCAS is a severe immunological condition in which mast cells inappropriately and excessively release inflammatory mediators, resulting in a range of severe chronic hyperinflammatory symptoms and life-threatening anaphylaxis attacks. There is no single recommended treatment for MCAS patients. Instead, patients, with their doctor’s guidance, attempt to manage MCAS symptoms primarily by avoiding ‘triggers’ and using rescue medicines for their severe hyperinflammatory attacks. Therefore, MCAS patients need new therapeutic options to control their mast cell related symptoms, and the Company’s CCCM™ were designed to simultaneously control multiple inflammatory pathways within mast cells as a comprehensive treatment option. The application, entitled “Cannabinoid-Containing Complex Mixtures for the Treatment of Mast Cell-Associated or Basophil-Mediated Inflammatory Disorders” was originally filed on January 31, 2018  and describes CCCMs that can be used for the treatment of Crohn's disease, Inflammatory Bowel Disease (IBD), Irritable Bowel Syndrome (IBS), rheumatoid arthritis, osteoarthritis, allergic asthma, Chronic Obstructive Pulmonary Disease (COPD), psoriasis, eczema, urticarias, dermatitis, mastocytosis, or anaphylactic sting.  Claims for these additional indications will be examined by the USPTO in the future. On  December 8, 2020, the patent was issued as United States Patent 10,857,107.

On April 7th, 2020, GB Sciences received a Notice of Allowance from the United States Patent and Trademark Office (USPTO) for claims protecting Cannabinoid Containing Complex Mixtures ("CCCMs") for the Treatment of Parkinson’s disease (PD), which is owned by GBSGB. On May 19, 2020, the patent was issued as United States Patent 10,653,640.

On May 12th, 2020, GB Sciences received a Notice of Allowance from the United States Patent and Trademark Office (USPTO) for claims protecting Myrcene Containing Complex Mixtures ("MCCMs") for the Treatment of Neuropathic Pain. Intellectual property rights to this application and the MCCM contained within it are owned by GBSGB. The Company's MCCMs are protected for use in the treatment of pain related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis. The patent was issued on July 14, 2020, as United States Patent 10,709,670.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Planned Divestiture of Nevada Cannabis Operations

On November 15, 2019, we entered into a Binding Letter of Intent (the "LOI") to sell the Company's membership interest interests in GBSN and GBLV (together, the "Teco Subsidiaries"). In connection with the LOI, we entered into a Management Agreement with the purchaser whereby the facilities will be managed by an affiliate of the purchaser until the close of the sale. On March 24, 2020, we entered into the Membership Interest Purchase Agreement ("Teco MIPA") which formalized the sale of the Teco Subsidiaries and modified the terms of the sale. Pursuant to the Teco MIPA, the Company will sell 100% of its membership interests in GBSN and GBLV for $4,000,000 cash upon close and $4,000,000 in the form of an 8% promissory note (Note 14).

On November 27, 2019, we entered into a Binding Letter of Intent to sell the Company's 100% interest in GB Sciences Nopah, LLC. On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") and Promissory Note Modification Agreement with the purchaser of GB Sciences Nopah, LLC. The Company will receive $300,000 upon closing, and the purchaser will pay all expenses related to the upkeep and maintenance of the Nopah License from the date of the agreement. The $300,000 purchase price will be paid as a reduction to the balance of the 0% Note payable dated October 23, 2017, which is held by an affiliate of the purchaser of the Nopah license (Note 14).

The sales of the Teco and Nopah Subsidiaries are expected to close upon the successful transfer of the Nevada cannabis cultivation and production licenses held by those subsidiaries. The transfer of cannabis licenses in the State of Nevada was subject to an indefinite moratorium beginning in October 2019. In a meeting held on July 21, 2020, the Nevada Cannabis Compliance Board lifted the moratorium, however, the board has indicated that there were initially 90 requests pending, and it will likely take several months to process the entire backlog of pending license transfers. Based on this information, we cannot provide any assurances as to the timing of the close of the sale. In addition, the lifting of the moratorium and the processing of cannabis license transfers have been delayed by the COVID-19 pandemic and could be further delayed if the pandemic continues.

Note 2 - Going Concern

The Company’s consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has sustained net losses since inception, which have caused an accumulated deficit of $103,886,232 at March 31, 2021. The Company had a working capital deficit of $5,054,593, net of working capital of $439,979 from discontinued operations as of March 31, 2021, compared to a working capital deficit of $3,884,877, including a working capital deficit of $243,787 from discontinued operations at March 31, 2020. In addition, the Company has consumed cash in its operating activities of $2,185,220 including $118,644 used in discontinued operations for the year ended March 31, 2021, compared to $4,479,713 including $2,215,434 used in discontinued operations for the year ended March 31, 2020. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Management has been able, thus far, to finance the losses through a public offering, private placements of debt and equity, and obtaining operating funds from stockholders. The Company is continuing to seek sources of financing.  There are no assurances that the Company will be successful in achieving its goals.

Furthermore, Management believes the COVID-19 pandemic may have a significant impact on the Company's business. The pandemic presents a risk to the global economy, and it is possible that it could have an impact on the operations of the Company in the near term that could materially impact the Company’s financials and ability to continue as a going concern. Management has not been able to measure the potential financial impact on the Company and continues to monitor the impact of the pandemic closely, although the extent to which the COVID-19 outbreak will impact our operations, financing ability or future financial results is uncertain.

In view of these conditions, the Company’s ability to continue as a going concern is dependent upon its ability to obtain additional financing or capital sources, to meet its financing requirements, and ultimately to achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event the Company is unable to continue as a going concern.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Note 3 - Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

We prepare our consolidated financial statements in accordance with generally accepted accounting principles (GAAP) for the United States of America. Our consolidated financial statements include all operating divisions and majority-owned subsidiaries, reported as a single operating segment, for which we maintain controlling interests.

The subsidiaries of the Company are:

Continuing Operations:

GBS Global Biopharma, Inc.

ECRX, Inc.

The PhAROS Institute, LLC

GB Sciences Texas, LLC

Discontinued Operations:

GB Sciences Nevada, LLC

GB Sciences Las Vegas, LLC

GB Sciences Nopah, LLC

Intercompany accounts and transactions have been eliminated in consolidation. The ownership interest of non-controlling participants in subsidiaries that are not wholly owned is included as a separate component of equity. The non-controlling participants’ share of the net loss is included as “Net loss attributable to non-controlling interest” on the consolidated statements of operations.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowances for doubtful accounts, inventory valuation and standard cost allocations, valuation of initial right-of-use assets and corresponding lease liabilities, valuation of beneficial conversion features in convertible debt, valuation of the assets and liabilities of discontinued operations, stock-based compensation expense, purchased intangible asset valuations, deferred income tax asset valuation allowances, uncertain tax positions, litigation, other loss contingencies, and impairment of long lived assets.  These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates.

Reclassifications

Certain reclassifications have been made to the comparative period amounts in order to conform to the current period presentation. In particular, the assets, liabilities, income, and cash flows of GB Sciences Nevada LLC, GB Sciences Las Vegas, LLC, and GB Sciences Nopah, LLC, have been separated from the comparative period amounts to conform to the current period presentation as discontinued operations as the result of the pending sale of the Company's Nevada operations. The reclassifications had no effect on the reported financial position, results of operations or cash flows of the Company.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Discontinued Operations

See Note 4.

Fair Value of Financial Instruments

The Company adopted ASC 820, Fair Value Measurements and Disclosures (ASC 820). ASC 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
-

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

-	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying value of cash, accounts receivable, accounts payable and accrued expenses are estimated by management to approximate fair value, primarily due to the short-term nature of the instruments.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no short-term investments classified as cash equivalents at March 31, 2021 and 2020.

Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on aging and subsequent collections.

Inventory

We value our inventory at the lower of the actual cost of our inventory, as determined using the first-in, first-out method, or its current estimated market value. We periodically review our physical inventory for excess, obsolete, and potentially impaired items and reserve accordingly. Our reserve estimate for excess and obsolete inventory is based on expected future use. Indirect costs, which primarily relate to the lease and operation costs of the Teco Facility, are allocated based on square footage of the facility used in the production of inventory.

Indefinite-Lived Intangible Assets

Our indefinite-lived intangible assets primarily represent the value of our patents pending and includes the costs paid to draft and file patent applications. Upon issuance of the patents, the indefinite-lived intangible assets will have finite lives. Intangible assets also include the acquisition cost of a cannabis production license with an indefinite life. We amortize our finite-lived intangible assets over their estimated useful lives using the straight-line method, and we periodically evaluate the remaining useful lives of our finite-lived intangible assets to determine whether events or circumstances warrant a revision to the remaining period of amortization. During the year ended March 31, 2020, the Company entered into the Membership Interest Purchase Agreement ("Teco MIPA") to sell 100% of the membership interests in the Teco Facility. As a result of this agreement, the Company determined that the long-lived assets of the Teco Facility including a production license acquired through purchase might be impaired due to the current expectation that the asset group will more likely than not be disposed of by sale significantly before the end of its previously estimated useful life. The Company recorded an impairment loss of $449,801 related to the license for the year ended March 31, 2020, and reduced the carrying value of the related intangible asset from $1,021,067 to $571,264. The license asset and the impairment loss are included in discontinued operations in the accompanying financial statements.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Operating Lease Right-of-Use Asset and Liability

The Company determines if an arrangement is a lease at inception and has lease agreements for office facilities, equipment, and other space and assets with non-cancelable lease terms. Certain real estate and property leases, and various other operating leases are measured on the balance sheet with a lease liability and right-of-use asset ("ROU").

ROU assets represent the Company's right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make scheduled lease payments. ROU assets and liabilities are recognized on the lease commencement date based on the present value of lease payments over the lease term. The present value of lease payments is calculated using the incremental borrowing rate at lease commencement, which takes into consideration recent debt issuances as well as other applicable market data available.

Lease payments include fixed payments, variable payments based on an index or rate, reasonably certain purchase options, termination penalties, and others as required by the New Lease Standard. Lease payments do not include variable lease payments other than those that depend on an index or rate, any guarantee by the lessee of the lessor’s debt, or any amount allocated to non-lease components.

Lease terms include options to extend when it is reasonably certain that the option will be exercised. Leases with a term of twelve months or less are not recorded on the balance sheet. Additionally, lease and non-lease components are accounted for as a single lease component for real estate agreements.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets: 3-8 years for machinery and equipment, and leasehold improvements are amortized over the shorter of the estimated useful lives or the underlying lease term. Property under finance leases and related obligations are initially recorded at an amount equal to the present value of future minimum lease payments computed on the basis of the Company’s incremental borrowing rate, and depreciation is recorded on a straight-line basis and is included within depreciation and amortization expense. Repairs and maintenance expenditures which do not extend the useful lives of related assets are expensed as incurred.

Long-Lived Assets

Property and equipment comprise a significant portion of our total assets from discontinued operations. We evaluate the carrying value of property and equipment if impairment indicators are present or if other circumstances indicate that impairment may exist under authoritative guidance. The annual testing date is March 31. When management believes impairment indicators may exist, projections of the undiscounted future cash flows associated with the use of and eventual disposition of property and equipment are prepared. If the projections indicate that the carrying value of the property and equipment are not recoverable, we reduce the carrying values to fair value. These impairment tests are heavily influenced by assumptions and estimates that are subject to change as additional information becomes available.

During the year ended March 31, 2020, the Company entered into the Membership Interest Purchase Agreement ("Teco MIPA") to sell 100% of the membership interests in the Teco Facility (Note 14). As a result of this agreement, the Company determined that the long-lived assets of the Teco Facility might be impaired due to the current expectation that the asset group will more likely than not be disposed of by sale significantly before the end of its previously estimated useful life. The Company estimated future undiscounted cash flows related to the Teco Facility to be $8.0 million, which was less than the carrying amount of the Teco Facility asset group of  $11.9 million. Using a discounted cash flow approach, the Company estimated the fair value of the asset group to be approximately $7.3 million, resulting in a write-down of $4,645,054 related to the Teco Facility asset group. Fair value was based on expected future cash flows using level 3 inputs under ASC 820. The cash flows are the proceeds expected to be generated from the sale of the assets under the Teco MIPA, discounted to present value at a rate of 17%. The cash flow projection includes the $4.0 million in cash flows that the Company anticipates receiving from the Note Receivable that it will receive from the sale of the Teco facility and the $4.0M payment that will be received at the close of the sale. The impairment loss and the related long-lived assets are included in discontinued operations in the accompanying financial statements.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Beneficial Conversion Feature of Convertible Notes Payable

The Company accounts for convertible notes payable in accordance with the guidelines established by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 470-20, Debt with Conversion and Other Options and Emerging Issues Task Force (“EITF”) 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”.  A beneficial conversion feature (“BCF”) exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the BCF of a convertible note is measured by allocating a portion of the note's proceeds to the warrants, if applicable, and as a reduction of the carrying amount of the convertible note equal to the intrinsic value of the conversion feature, both of which are credited to additional paid-in-capital. The Company calculates the fair value of warrants issued with the convertible notes using the Black-Scholes valuation model and uses the same assumptions for valuing any employee options in accordance with ASC Topic 718 Compensation – Stock Compensation. The only difference is that the contractual life of the warrants is used.

The value of the proceeds received from a convertible note is then allocated between the conversion features and warrants on a relative fair value basis. The allocated fair value is recorded in the financial statements as a debt discount (premium) from the face amount of the note and such discount is amortized over the expected term of the convertible note (or to the conversion date of the note, if sooner) and is charged to interest expense.

Revenue Recognition

The FASB issued Accounting Standards Codification (“ASC”) 606 as guidance on the recognition of revenue from contracts with customers. Revenue recognition depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The guidance permits two methods of adoption: retrospectively to each prior reporting period presented, or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The Company adopted the guidance on April 1, 2018 and applied the cumulative catch-up transition method.

The Company’s only material revenue source is part of discontinued operations and derives from sales of cannabis and cannabis products, distinct physical goods. Under ASC 606, the Company is required to separately identify each performance obligation resulting from its contracts from customers, which may be a good or a service. A contract may contain one or more performance obligations. All of the Company’s contracts with customers, past and present, contain only a single performance obligation, the delivery of distinct physical goods. Because fulfillment of the company’s performance obligation to the customer under ASC 606 results in the same timing of revenue recognition as under the previous guidance (i.e. revenue is recognized upon delivery of physical goods), the Company did not record any material adjustment to report the cumulative effect of initial application of the guidance.

Research and Development Costs

Research and development costs are expensed as incurred. During the years ended March 31, 2021 and 2020, the Company recorded $352,274 and $1,543,397, respectively, in research and development expense, which is included in general and administrative expense in the Company's consolidated financial statements.

Equity-Based Compensation

The Company accounts for equity instruments issued to employees and non-employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718). The computation of the expense associated with stock-based compensation requires the use of a valuation model. The FASB-issued accounting guidance requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility, expected option lives, and expected option forfeiture rates, to value equity-based compensation. We currently use a Black-Scholes option pricing model to calculate the fair value of our stock options. We primarily use historical data to determine the assumptions to be used in the Black-Scholes model and have no reason to believe that future data is likely to differ materially from historical data. However, changes in the assumptions to reflect future stock price volatility and future stock award exercise experience could result in a change in the assumptions used to value awards in the future and may result in a material change to the fair value calculation of stock-based awards. This accounting guidance requires the recognition of the fair value of stock compensation in net income. Although every effort is made to ensure the accuracy of our estimates and assumptions, significant unanticipated changes in those estimates, interpretations and assumptions may result in recording stock option expense that may materially impact our financial statements for each respective reporting period.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Deferred tax items are reflected at the enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Due to the uncertainty regarding the success of future operations, management has valued the deferred tax asset allowance at 100% of the related deferred tax assets.

Because the Company operates in the State-licensed cannabis industry, it is subject to the limitations of Internal Revenue Code Section 280E (“280E”) for U.S. income tax purposes. Under 280E, the Company is allowed to deduct expenses that are directly related to the production of its products, i.e. cost of goods sold, but is allowed no further deductions for ordinary and necessary business expenses from its gross profit. The Company believes that the deductions disallowed include the deduction of NOLs. The unused NOLs will continue to carry forward and may be used by the Company to offset future taxable income that is not subject to the limitations of 280E.

Loss per Share

The Company’s basic loss per share has been calculated using the weighted average number of common shares outstanding during the period. The Company had 164,049,941 and 158,404,020 potentially dilutive common shares at March 31, 2021 and 2020, respectively. However, such common stock equivalents were not included in the computation of diluted net loss per share as their inclusion would have been anti-dilutive.

Recent Accounting Pronouncements

Recently Adopted Standards

In August 2018, the Financial Accounting Standards Board ("FASB") issued ASU No. 2018-13, Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. This ASU eliminates, adds and modifies certain disclosure requirements for fair value measurements as part of its disclosure framework project. The standard is effective for all entities for financial statements issued for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company adopted the standard on April 1, 2020, and it did not have a material impact on the Company’s financial statements.

Standards Not Yet Adopted

In May 2021, the FASB issued ASU No. 2021-04, Issuer's Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. This guidance clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options due to a lack of explicit guidance in the FASB Codification. The ASU 2021-04 is effective for The Company's fiscal year beginning April 1, 2022. Early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2021-04 on its consolidated financial statements.

On June 16, 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments. The standard requires the use of an “expected loss” model on certain types of financial instruments. The standard also amends the impairment model for available-for-sale debt securities and requires estimated credit losses to be recorded as allowances instead of reductions to amortized cost of the securities. The amendments in this ASU are effective for the Company's fiscal year beginning April 1, 2023. The Company is currently evaluating the impact of ASU 2016-13 on its financial statements.

In June 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity's Own Equity. The guidance simplifies the current guidance for convertible instruments and the derivatives scope exception for contracts in an entity’s own equity. Additionally, the amendments affect the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. This ASU will be effective for the Company's fiscal year beginning April 1, 2024. Early adoption is permitted. The amendments in this update must be applied on either full retrospective basis or modified retrospective basis through a cumulative-effect adjustment to retained earnings/(deficit) in the period of adoption. The Company is currently evaluating the impact of ASU 2020-06 on its consolidated financial statements and related disclosures, as well as the timing of adoption.

All other newly issued accounting pronouncements have been deemed either immaterial or not applicable.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Note 4 - Discontinued Operations

Discontinued Operations

Discontinued operations comprise those activities that were disposed of during the period, or which were classified as held for sale at the end of the period and represent a separate major line of business or geographical area that can be clearly distinguished for operational and financial reporting purposes. The Company has included its subsidiaries GB Sciences Louisiana, LLC, GB Sciences Nevada, LLC, GB Sciences Las Vegas, LLC, and GB Sciences Nopah, LLC in discontinued operations due to the sale of the Company's Louisiana cultivation and extraction facility (Note 13) and the pending sale of the Company's Nevada cultivation and extraction facilities (Note 14).

There were no assets and liabilities from discontinued operations attributable to GB Sciences Louisiana, LLC at March 31, 2021 and 2020. The assets and liabilities associated with discontinued operations included in our consolidated balance sheets as of March 31, 2021 and 2020 were as follows:

	March 31, 2021			March 31, 2020
	Continuing	Discontinued Nevada Subsidiaries	Total	Continuing	Discontinued Nevada Subsidiaries	Total
ASSETS
CURRENT ASSETS
Cash	$793,040	$352,593	$1,145,633	$2,406	$149,360	$151,766
Accounts receivable, net	-	400,175	400,175	-	117,967	117,967
Inventory, net	-	1,689,304	1,689,304	-	1,445,839	1,445,839
Prepaid and other current assets	256,251	52,492	308,743	18,776	42,109	60,885
Note receivable	-	-	-	5,224,423	-	5,224,423
TOTAL CURRENT ASSETS	1,049,291	2,494,564	3,543,855	5,245,605	1,755,275	7,000,880

Property and equipment, net	25,022	4,876,247	4,901,269	37,821	5,496,012	5,533,833
Intangible assets, net	1,706,762	571,264	2,278,026	1,128,702	571,264	1,699,966
Deposits and other noncurrent assets	-	82,904	82,904	-	91,504	91,504
Operating lease right-of-use assets, net	-	-	-	-	26,685	26,685

TOTAL ASSETS	$2,781,075	$8,024,979	$10,806,054	$6,412,128	$7,940,740	$14,352,868

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,412,459	$509,477	$1,921,936	$1,913,049	$646,865	$2,559,914
Accrued interest	493,741	49,211	542,952	366,865	30,787	397,652
Accrued expenses	957,946	105,421	1,063,367	813,618	74,394	888,012
Notes and convertible notes payable, net	3,594,804	485,000	4,079,804	5,054,728	480,000	5,534,728
Indebtedness to related parties	84,913	-	84,913	586,512	-	586,512
Note payable to related party	-	-	-	151,923	-	151,923
Income tax payable	-	761,509	761,509	-	592,982	592,982
Finance lease obligations, current	-	143,967	143,967	-	166,769	166,769
Operating lease obligations, current	-	-	-	-	7,265	7,265
TOTAL CURRENT LIABILITIES	6,543,863	2,054,585	8,598,448	8,886,695	1,999,062	10,885,757

Convertible notes payable, net	292,410	-	292,410	-	-	-
Operating lease obligations, long term	-	-	-	-	22,515	22,515
Finance lease obligations, long term	-	3,389,124	3,389,124	-	3,533,090	3,533,090

TOTAL LIABILITIES	$6,836,273	$5,443,709	$12,279,982	$8,886,695	$5,554,667	$14,441,362

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

The revenues and expenses associated with discontinued operations included in our consolidated statements of operations for the years ended March 31, 2021 and 2020, were as follows:

	For the Year Ended March 31,			For the Year Ended March 31,
	2021			2020
	Continuing	Discontinued	Total	Continuing	Discontinued	Total
Sales revenue	$-	$4,110,456	$4,110,456	$-	$3,689,697	$3,689,697
Cost of goods sold	-	(3,506,722)	(3,506,722)	-	(4,576,627)	(4,576,627)
Gross profit (loss)	-	603,734	603,734	-	(886,930)	(886,930)
General and administrative expenses	2,001,617	276,986	2,278,603	5,741,514	2,034,612	7,776,126
Loss on impairment of long-lived assets	-	-	-	-	4,645,054	4,645,054
LOSS FROM OPERATIONS	(2,001,617)	326,748	(1,674,869)	(5,741,514)	(7,566,596)	(13,308,110)
OTHER INCOME/(EXPENSE)
Gain/(loss) on extinguishment	467,872	-	467,872	(216,954)	-	(216,954)
Gain on settlement of accounts payable	422,414	54,958	477,372	-	-	-
Gain on deconsolidation	-	-	-	4,393,242	-	4,393,242
Interest expense	(1,285,460)	(486,481)	(1,771,941)	(1,109,031)	(694,313)	(1,803,344)
Loss on modification of line of credit	(650,000)	-	(650,000)	-	-	-
Loss on modification of note receivable	-	-	-	(1,895,434)	-	(1,895,434)
Debt default penalty	(286,059)	-	(286,059)	-	-	-
Other expense	-	(118,875)	(118,875)	(179,368)	(14,880)	(194,248)
TOTAL OTHER INCOME/(EXPENSE)	(1,331,233)	(550,398)	(1,881,631)	992,455	(709,193)	283,262
NET LOSS BEFORE INCOME TAXES	(3,332,850)	(223,650)	(3,556,500)	(4,749,059)	(8,275,789)	(13,024,848)
Income tax expense	-	(168,527)	(168,527)	-	(86,837)	(86,837)
NET LOSS	$(3,332,850)	$(392,177)	$(3,725,027)	$(4,749,059)	$(8,362,626)	$(13,111,685)

The components of revenues and expenses associated with discontinued operations included in our consolidated statements of operations for the years ended March 31, 2021 and 2020 were as follows:

	For the Year Ended March 31,			For the Year Ended March 31,
	2021			2020
	Nevada	Louisiana	Total	Nevada	Louisiana	Total
Sales revenue	$4,110,456	$-	$4,110,456	$3,120,620	$569,077	$3,689,697
Cost of goods sold	(3,506,722)	-	(3,506,722)	(4,002,083)	(574,544)	(4,576,627)
Gross profit (loss)	603,734	-	603,734	(881,463)	(5,467)	(886,930)
General and administrative expenses	276,986	-	276,986	741,999	1,292,613	2,034,612
Loss on impairment of long-lived assets	-	-	-	4,645,054	-	4,645,054
LOSS FROM OPERATIONS	326,748	-	326,748	(6,268,516)	(1,298,080)	(7,566,596)
OTHER INCOME/(EXPENSE)
Gain on settlement of accounts payable	54,958	-	54,958	-	-	-
Interest expense	(486,481)	-	(486,481)	(516,173)	(178,140)	(694,313)
Other expense	(118,875)	-	(118,875)	(14,880)	-	(14,880)
TOTAL OTHER INCOME/(EXPENSE)	(550,398)	-	(550,398)	(531,053)	(178,140)	(709,193)
NET LOSS BEFORE INCOME TAXES	(223,650)	-	(223,650)	(6,799,569)	(1,476,220)	(8,275,789)
Income tax expense	(168,527)	-	(168,527)	(86,837)	-	(86,837)
NET LOSS	$(392,177)	$-	$(392,177)	$(6,886,406)	$(1,476,220)	$(8,362,626)

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Accounts Receivable

Accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on aging and subsequent collections. During the year ended March 31, 2021, the Company recorded $24,768 in bad debt recoveries as the result of a $94,912 decrease in the allowance for doubtful accounts and $70,144 of accounts written off as uncollectible. Accounts receivable are included in current assets from discontinued operations in the Company's consolidated balance sheets at March 31, 2021 and 2020.

Inventory

We value our inventory at the lower of the actual cost of our inventory, as determined using the first-in, first-out method, or its current estimated market value. We periodically review our physical inventory for excess, obsolete, and potentially impaired items and reserve accordingly. Our reserve estimate for excess and obsolete inventory is based on expected future use. Indirect costs, which primarily relate to the lease and operation costs of the Teco Facility, are allocated based on square footage of the facility used in the production of inventory.

Raw materials consist of supplies, materials, and consumables used in the cultivation and extraction processes. Work-in-progress includes live plants and cannabis in the drying, curing, and trimming processes. Finished goods includes completed cannabis flower, trim, and extracts in bulk and packaged forms. Inventory is included in current assets from discontinued operations in the Company's consolidated balance sheets at March 31, 2021 and 2020.

	March 31, 2021	March 31, 2020

Raw materials	$86,076	$91,465
Work in progress	743,844	1,166,511
Finished goods	866,195	466,319
Subtotal	1,696,115	1,724,295
Allowance to reduce inventory to NRV	(6,811)	(278,456)
Total inventory, net	$1,689,304	$1,445,839

Deposits and Noncurrent Assets

Deposits and noncurrent assets from discontinued operations were $82,904 and $91,504 at March 31, 2021 and 2020, respectively. The decrease in deposits and prepayments is due to refunds of security deposits. Deposits and noncurrent assets are included in long term assets from discontinued operations in the Company's consolidated balance sheets at March 31, 2021 and 2020.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Leases

In February 2016, the Financial Accounting Standards Board ("FASB") issued ASU 2016-02, Leases (Topic 842), (the "New Lease Standard"). This standard requires leases, other than short-term, to be recognized on the balance sheet as a lease liability and a corresponding right-of-use asset.

Lease payments include fixed payments, variable payments based on an index or rate, reasonably certain purchase options, termination penalties, and others as required by the standard. Lease payments do not include variable lease payments other than those that depend on an index or rate, any guarantee by the lessee of the lessor’s debt, or any amount allocated to non-lease components. The Company adopted the standard as of April 1, 2019. The Company also elected the package of practical expedients, which among other things, does not require reassessment of lease classification.

The Company adopted the New Lease Standard using the modified retrospective transition approach as of the effective date as permitted by the amendments in ASU 2018-11, "Targeted Improvements - Leases (Topic 842)." Under this method, the cumulative effect adjustment to the opening balance of retained earnings is recognized at the adoption date. As a result, the Company was not required to adjust its comparative period financial information for effects of the standard or make the new required lease disclosures for periods before the date of adoption on April 1, 2019.

The Company determines if an arrangement is a lease at inception and has had lease agreements for warehouses, office facilities, and equipment.

As a result of the adoption of ASC 842 on April 1, 2019, certain real estate and equipment operating leases were recorded on the balance sheet with a lease liability and right-of-use asset ("ROU"). Application of this standard resulted in the recognition of ROU assets of $182,624, net of accumulated amortization, and a corresponding lease liability of $190,173 at the date of adoption. Accounting for finance leases is substantially unchanged.

All of the Company's lease commitments previously recorded as operating leases have terminated as of March 31, 2021. The Company's only remaining lease commitment as of March 31, 2021, is a finance lease for the Teco Facility, which is classified as discontinued operations in the Company's financial statements for the years ended March 31, 2021 and 2020. This lease has a remaining non-cancelable term that ends December 31, 2025 with an option to extend through December 31, 2030.

Operating leases are included in discontinued operations as operating lease right-of-use assets, operating lease obligations, current, and operating lease obligations, long term on the Company's balance sheets. Finance leases are included in property and equipment, finance lease obligations, current, and finance lease obligations, long term, on the Company's balance sheets. ROU assets represent the Company's right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make scheduled lease payments. ROU assets and liabilities are recognized on the lease commencement date based on the present value of lease payments over the lease term. The present value of lease payments is calculated using the incremental borrowing rate at lease commencement, which takes into consideration recent debt issuances as well as other applicable market data available. The rates used to discount finance leases previously recorded as capital leases range from 10.2% to 11.5%. Operating leases were discounted at a rate of 17.0%.

Lease terms include options to extend when it is reasonably certain that the option will be exercised. Leases with a term of 12 months or less are not recorded on the consolidated balance sheet.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

The lease costs recorded in the Company's financial statements for the years ended March 31, 2021 and 2020 are set forth in the table below:

		March 31,
	Classification on the Statements of Operations	2021	2020
Discontinued operations:
Finance leases - amortization of ROU assets	Loss from discontinued operations	$154,699	$252,973
Finance leases - interest on lease liabilities	Loss from discontinued operations	414,993	426,374
Operating leases	Loss from discontinued operations	3,243	13,648
Total lease cost, discontinued operations		572,935	692,995

Operating leases, continuing operations	General and administrative expense	-	61,658

Total lease cost		$572,935	$754,653

The future minimum lease payments of lease liabilities, including the costs of the lease extension, classified as discontinued operations at March 31, 2021, are as follows:

Year Ending
March 31,	Finance Leases

2022	$544,296
2023	560,625
2024	577,444
2025	594,767
2026	612,610
Thereafter	3,168,492
Total minimum lease payments	6,058,234
Less: Amount representing interest	(2,525,143)
Present value of minimum lease payments	3,533,091
Less: Current maturities of capital lease obligations	(143,967)
Long-term capital lease obligations	$3,389,124

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Note 5 – Notes Payable and Line of Credit

0% Note Payable dated October 23, 2017

On October 23, 2017, the Company amended the existing Nevada Medical Marijuana Production License Agreement (“Amended Production License Agreement”). Per the terms of the Amended Production License Agreement, GB Sciences purchased the remaining percentage of the production license resulting in the 100% ownership of the license. GB Sciences also received 100% ownership of the cultivation license included in the original Nevada Medical Marijuana Production License Agreement. In exchange, GB Sciences made one-time payment of $500,000 and issued a 0% Promissory Note in the amount of $700,000 payable in equal monthly payments over a three-year period commencing on January 1, 2018. The present value of the note was $521,067 on the date of its issuance based on an imputed interest rate of 20.3% and the Company recorded a discount on notes payable of $178,933 related to the difference between the face value and present value of the note.

To date, the Company has made principal payments totaling $330,555 and the principal balance of the note was $369,445 at March 31, 2021. During the year ended March 31, 2021, the Company recorded interest expense of $13,929 related to amortization of the note discount. The remaining unamortized discount as of March 31, 2021, was $0.

On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") for the sale of its interest in  GB Sciences Nopah, LLC (Note 14). The Nopah MIPA will close upon successful transfer of the Nevada Medical Marijuana Cultivation Facility Registration Certificate. Upon close, the principal balance of the note will be reduced to $190,272. The maturity date of the note was be extended to July 31, 2021, with no payments of principal or interest due until maturity. In addition, the note will no longer bear interest at the penalty rate of 15% unless there is a new event of default.

8% Line of Credit dated November 27, 2019

In connection with the Binding Letter of Intent dated November 27, 2019 (Note 14), the Teco Subsidiaries entered into a promissory note and line of credit for up to $470,000 from the purchaser of the membership interests in the Teco Subsidiaries. The purpose of the line of credit is to supply working capital for the Teco Subsidiaries, and the note matures upon the close of the sale of the Teco Subsidiaries. The principal and accrued interest balances outstanding at the time of closing will be considered paid in full upon closing and will not reduce the purchase price received by GB Sciences. As of March 31, 2021, the Teco Subsidiaries have received $485,000 in advances under the line of credit, reflecting an informal agreement with the lender to increase the line of credit by $15,000. The Company accrued interest of $38,767 on the line of credit for the year ended March 31, 2021, and the balance of the line of credit was $485,000 at March 31, 2021. The note and related interest expense are included in current liabilities from discontinued operations and loss from discontinued operations.

8% Note Payable dated May 7, 2020

On May 7, 2020, the Company received $135,000 cash from an investor, net of $15,000 in brokerage fees, and issued a $150,000 promissory note. The note bears interest at a rate of 8.0% per annum. The note was to be repaid upon the first proceeds received from the $8,000,000 promissory note related to the sale of the Company's membership interest in GB Sciences Louisiana, LLC, or from the proceeds of the sale of the Teco Facility. As inducement to enter into the note transaction, the Company repriced 8,002,500 preexisting warrants held by the investor to an exercise price of $0.04. The repriced warrants were valued at $272,085 on the date of the transaction using the Black-Scholes Model, which exceeded the value of the warrants prior to the price reduction of $49,525 by $222,560. As the result of the increase in the estimated fair value of the warrants, the Company recorded a full discount on notes payable of $150,000. During the year ended March 31, 2021, the Company recorded interest expense of $154,964 related to the note consisting of accrued interest of $4,964 and $150,000 related to amortization of the note discount. The Company paid $154,964 on October 5, 2020, in full satisfaction of the note.

8% Line of Credit dated July 24, 2020

On July 24, 2020, the Company entered into the Loan Agreement, 8% Secured Promissory Note, and Security Agreement (together, the "July 24 Note") with AJE Management, LLC, which established a revolving loan of up to $500,000 that the Company may draw on from time to time. The loan is collateralized by the Teco Facility, subject to the pre-existing lien held by CSW Ventures, L.P. in connection with the 8% Senior Secured Convertible Promissory Note dated February 28, 2019. Any advances will be made at the sole discretion of the lender following a written request made by the Company. Contemporaneously with the Loan Agreement, the Company and AJE Management entered into the Amendment to the Membership Interest Purchase Agreement with AJE Management. The amendment provides that any balances outstanding under the July 24 Note at the time of the close of the sale of the Teco Facility will be forgiven in exchange for a reduction to the $4,000,000 note receivable that the Company will receive as consideration for the sale of the Teco Facility. The reduction to the note receivable will be equal to 3 times the balance outstanding under the July 24 Note on the date of the close of the sale of the Teco Facility. The balance outstanding under the note plus accrued interest may be repaid at any time prior to the close of the sale of the Teco facility (Note 14).

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

On December 29, 2020, the Company entered into the Omnibus Amendment with the purchaser of the Teco Facility. The Omnibus Amendment reduces the amount of the note receivable that the Company will receive from the sale of the Teco Facility by $975,000 (three times $325,000 in advances made under the July 24 Note) to $3,025,000. Any advances made to the Company under the July 24 Note in excess of $325,000 will reduce the amount of cash received upon close of the sale of Teco one-for-one, i.e., such advances will be considered advance payments of the $4,000,000 cash purchase price. The Company also agreed that it will not repay the balances outstanding under the July 24 Note prior to the closing of the Teco sale. As a result of the Omnibus Amendment, the Company accrued a modification expense of $650,000 (two times $325,000 in addition to $325,000 in advances already recorded under the July 24 Note). The Company has received $50,000 in additional advances above $325,000 bringing the total balance to $1,025,000 at March 31, 2021. Interest expense was $12,510 for the year ended March 31, 2021.

Summary of Notes Payable

As of March 31, 2021, the following notes payable were recorded in the Company’s consolidated balance sheet:

	As of March 31, 2021
	Face Value	Discount	Carrying Value
0% Note Payable dated October 23, 2017 (Note 5)	$369,445	$-	$369,445
8% Line of Credit dated November 27, 2019 (Note 5)	485,000	-	485,000
8% Line of Credit dated July 24, 2020 (Note 5)	1,025,000	-	1,025,000
6% Convertible promissory notes payable (Note 6)	1,060,000	-	1,060,000
8% Convertible Secured Promissory Note dated February 28, 2019, as amended (Note 6)	1,111,863	-	1,111,863
6% Convertible notes payable due January 18, 2022 (Note 6)	325,000	(296,504)	28,496
Total short-term notes and convertible notes payable	4,376,308	(296,504)	4,079,804
Less: Notes payable classified as discontinued operations	(485,000)	-	(485,000)
Total short term notes and convertible notes payable classified as continuing operations	$3,891,308	$(296,504)	$3,594,804

6% Convertible promissory notes payable due September 30, 2023 (Note 6)	$197,000	$(40,561)	$156,439
6% Convertible note payable due December 31, 2023 (Note 6)	250,000	(114,029)	135,971
Total long term convertible notes payable classified as continuing operations	$447,000	$(154,590)	$292,410

As of March 31, 2020, the following notes payable were recorded in the Company’s consolidated balance sheet:

	As of March 31, 2020
	Face Value	Discount	Carrying Value
0% Note Payable dated October 23, 2017 (Note 5)	$369,445	$(13,929)	$355,516
8% Line of Credit dated November 27, 2019 (Note 5)	480,000	-	480,000
6% Convertible promissory notes payable (Note 6)	1,257,000	(155,340)	1,101,660
8% Convertible Secured Promissory Note dated February 28, 2019, as amended (Note 6)	1,271,863	(409,481)	862,382
8% Convertible Promissory Note dated April 23, 2019 (Note 6)	2,765,000	(29,830)	2,735,170
Total short term notes and convertible notes payable	6,143,308	(608,580)	5,534,728
Less: Notes payable classified as discontinued operations	(480,000)	-	(480,000)
Total short term notes and convertible notes payable classified as continuing operations	$5,663,308	$(608,580)	$5,054,728

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Note 6 – Convertible Notes

March 2017 and July 2017 Convertible Note Offerings

In March 2017, the Company entered into a Placement Agent’s Agreement with a third-party brokerage firm to offer units consisting of a $1,000 6% promissory note convertible into 4,000 shares of the Company’s common stock at $0.25 per share and 4,000 warrants to purchase shares of the Company’s’ common stock at an exercise price of $0.60 per share for the period of three years. Between March 2017 and May 2017, the Company issued short-term Promissory Notes (“Notes”) to various holders with combined face value of $2,000,000. The Notes are payable within three years of issuance and are convertible into 8,000,000 shares of the Company’s common stock. The Company also issued 8,000,000 common stock warrants to the Noteholders. The warrants are exercisable at any time and from time to time before maturity at the option of the holder. Each warrant gives the Noteholder the right to purchase one share of common stock of the Company at an exercise price of $0.60 per share for a period of three years. The Company recorded an aggregate discount on convertible notes of $1,933,693, which included $904,690 related to the relative fair value of beneficial conversion features and $1,029,003 for the relative fair value of the warrants issued with each note. The fair value of warrants was derived using the Black-Scholes valuation model.

In July 2017, the Company entered into a Placement Agent’s Agreement with a third-party brokerage firm to offer units consisting of a $1,000 6% promissory note convertible into 4,000 shares of the Company’s common stock at $0.25 per share and 4,000 warrants to purchase shares of the Company’s’ common stock at an exercise price of $0.65 per share for the period of three years. Between July 2017 and December 2017, the Company issued short-term Promissory Notes (“Notes”) to various holders with combined face value of $7,201,000. The Notes are payable within three years of issuance and are convertible into 28,804,000 shares of the Company’s common stock. The Company also issued 28,804,000 common stock warrants to the Note holders. The warrants are exercisable at any time and from time to time before maturity at the option of the holder. Each warrant gives the Noteholder the right to purchase one share of common stock of the Company at an exercise price of $0.60 per share for a period of three years. The Company recorded an aggregate discount on convertible notes of $7,092,796, which included $3,142,605 related to the relative fair value of beneficial conversion features and $3,950,191 for the relative fair value of the warrants issued with each note. The fair value of warrants was derived using the Black-Scholes valuation model.

All notes from the March and July 2017 offerings have passed their maturity dates. During the year ended March 31, 2021, the Company agreed to extensions with the holders of a total of $197,000 of the $1,257,000 that remains outstanding. For the $197,000 of extended notes, the Company agreed to reduce the conversion price to $0.10 per share and issued a total of 788,000 additional warrants to the holders of the notes with a term of three years and an exercise price of $0.10 per share. In exchange, the maturity date of the notes was extended to September 30, 2023. Using the Black-Scholes model, the Company valued the warrants at $13,396 and the change in the fair value of the conversion feature at $33,490. Because the change in the fair value of the conversion feature exceeded 10% of the carrying amount of the notes, the Company accounted for the modification of the notes as an extinguishment and recorded a discount on the new convertible notes of $46,886 related to the fair value of the new warrants issued and the change in the fair value of the conversion feature. The Company recorded interest expense of $28,306 on the new notes during the year ended March 31, 2021, of which $22,412 represented amortization of the note discounts. Accrued interest on the $197,000 extended notes is $44,332 at March 31, 2021, which includes $38,438 accrued prior to the extinguishments.

Three convertible notes totaling $1,060,000 held by the same investor are past maturity and are currently in default. The Company is negotiating the terms of an extension with the note holder. The notes do not provide for a default penalty or penalty interest rate. Interest expense during the year ended March 31, 2021, was $208,779, of which $139,253 represents amortization of the note discount. Accrued interest on the $1,060,000 notes was $228,373 at March 31, 2021.

8% Senior Secured Convertible Promissory Note dated February 28, 2019

On February 28, 2019, the Company issued a $1,500,000 8% Senior Secured Convertible Promissory Note and entered into the Note Purchase Agreement and Security Agreement with CSW Ventures, L.P. (together, “CSW Note”). The note matured on August 28, 2020, and was convertible at any time until maturity into 8,823,529 shares of the Company’s common stock at $0.17 per share. Collateral pledged as security for the note includes all of the Company’s 100% membership interests in GB Sciences, Nevada, LLC and GB Sciences Las Vegas, LLC, which together represent substantially all of the Company’s cannabis cultivation and production operations and assets located at the Teco facility in Las Vegas, Nevada. The intrinsic value of the beneficial conversion feature resulting from the market price of the Company’s common stock in excess of the conversion price was $176,471 on the date of issuance, and the Company recorded a discount on the CSW Note in that amount.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

On May 28, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $170,000 of the principal balance of the 8% Senior Secured Promissory Note dated February 28, 2019. Accordingly, the Company issued 1,000,000 shares of its common stock based on a $0.17 per share conversion price. In connection with the conversions, $17,225 in unamortized discount was recorded as interest expense and the Company reduced the carrying amount of convertible notes payable by $152,775. After conversion, the remaining balance outstanding was $1,330,000.

On July 12, 2019, the Company entered into the Amendment to Note Documents and the Amended and Restated 8% Senior Secured Promissory Note (together, “Amended CSW Note”). The Amended CSW Note increased the note balance by $100,000 to reflect an additional $100,000 advanced to the Company on July 12, 2019, and by $41,863 to add accrued interest to date to the principal balance, and decreased the conversion price to $0.11 per share, with the remaining terms substantially unchanged from the original CSW Note.

The Company evaluated the modification under the guidance in ASC 470-50 and determined that the amendment represents an extinguishment because the change in the fair value of the conversion feature exceeded 10% of the carrying value of the CSW Note on the amendment date. The carrying value of the amended note on the date of extinguishment was $1,338,057, net of a beneficial conversion feature discount of $133,806, and we recorded a loss on extinguishment of $124,158.

On August 1, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $110,000 of the principal balance of the Amended CSW Note at $0.11 per share. Accordingly, the Company issued 1,000,000 shares of its common stock. In connection with the conversions, $9,579 in unamortized discount was recorded as interest expense and the Company has reduced the carrying amount of convertible notes payable by $100,421. After conversion, the remaining balance outstanding was $1,361,863.

On October 23, 2019, the Company entered into the Amendment to Promissory Note. The October 23, 2019 amendment decreased the conversion price to $0.08 per share, with the remaining terms substantially unchanged from the Amended CSW Note.

We evaluated the modification under the guidance in ASC 470-50 and determined that the amendment represents an extinguishment because the change in the fair value of the conversion feature exceeded 10% of the carrying value of the Amended CSW Note immediately prior to the 2nd Amended CSW Note. The carrying value of the Amended CSW Note on the date of extinguishment was $1,269,067, net of a beneficial conversion feature discount of $92,796, and we recorded a loss on extinguishment of $92,796 during the year ended March 31, 2020.

On November 27, 2019, the Company entered into the Second Amendment to Note Documents and the Second Amended and Restated 8% Senior Secured Promissory Note (together, “2nd Amended CSW Note”). The 2nd Amended CSW Note decreased the conversion price to $0.04 per share and increased the note balance by $30,000 to reflect an advance received on that date, with the remaining terms substantially unchanged from the Amended CSW Note.

We evaluated the modification under the guidance in ASC 470-50 and determined that the 2nd Amended CSW Note represents an extinguishment because the change in the fair value of the conversion feature exceeded 10% of the carrying value of the Amended CSW Note immediately prior to the 2nd Amended CSW Note; however, no loss on extinguishment was recorded because the net consideration paid for the 2nd Amended CSW Note was equal to the extinguished carrying value of the Amended CSW Note. The carrying value of the Amended CSW Note on the date of extinguishment was $1,361,863.

On December 16, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $120,000 of the principal balance of the Amended CSW Note at $0.04 per share and we issued 3,000,000 shares of common stock. In connection with the conversions, $57,551 in unamortized discount was recorded as interest expense, and the Company has reduced the carrying amount of convertible notes payable by $62,449. After conversion, the remaining balance outstanding was $1,271,863 and the carrying amount of the note was $687,021, net of $584,842 in unamortized discount from the beneficial conversion feature.

On December 29, 2020, the Company entered into the Omnibus Amendment (Note 14), and the note holder agreed to cease interest accrual on the CSW Note after November 30, 2020.

During the quarter ended March 31, 2021, the Company received notice of the conversion of $160,000 total principal balance at $0.04 per share and issued 4,000,000 shares of common stock to the note holder. After the conversions, the remaining principal balance and carrying amount of the note is $1,111,863 as of March 31, 2021.

During the year ended March 31, 2021, we recorded interest expense of $477,500 related to the CSW Note and its amendments consisting of $68,019 in stated interest and $409,481 related to amortization of the note discount. The total outstanding balance of principal and accrued interest totaling $1,256,857 will reduce the $4,000,000 cash payment received by the Company upon the close of the sale of the Teco Facility, and no further interest expense will be accrued on the note.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

8% Convertible Promissory Note dated April 23, 2019

On April 23, 2019, the Company entered into the Note Purchase Agreement with Iliad Research and Trading, L.P. ("Iliad") and issued an 8% Convertible Promissory Note with a face value of $2,765,000. The Note was issued with original issue discount of $265,000 and is convertible into shares of the Company’s common stock at a price of $0.17 per share at the option of the note holder at any time until the Note is repaid. The Note matured on April 22, 2020. A total discount of $440,000 was recorded on the note, which includes $265,000 of original issue discount and $175,000 in fees paid to brokers.

During the year ended March 31, 2020, the Company honored the conversion of a total of a total of $125,000 of accrued interest on the Iliad Note at reduced conversion rates. On October 30, 2019, the Company received notice of the conversion of $75,000 at $0.06 per share and issued 1,250,000 shares of its common stock. The fair value of the shares issued exceeded the fair value of the shares issuable under the original terms of the Note by $64,706, and the Company recorded an induced conversion expense. On November 18, 2019, the Company received notice of the conversion of $50,000 of the note balance at $0.0375 per share and issued 1,333,333 shares of its common stock.

On April 22, 2020, the Company failed to make payment of the principal and accrued interest due under the Iliad Note, resulting in a default. Upon the occurrence of the default, the principal and accrued interest balances outstanding increased by 10%. As the result of the default, Company recorded an expense of $9,559 related to a 10% increase in the accrued interest balance, which is recorded in interest expense, and $276,500 related to the 10% increase in the principal balance, which is recorded in debt default penalty and other expense.

On May 20, 2020, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County in the State of Utah demanding repayment of the note. The lawsuit further sought to compel the Company to participate in arbitration pursuant to the arbitration provisions contained within the Note Purchase Agreement and to prohibit the Company to raise funds through the issuance of its common stock unless the note is paid in full simultaneously with such issuance. On July 14, 2020, the Court entered judgment in favor of Iliad in the amount of $3,264,594 plus reasonable attorney's fees and costs and accrued post-judgment interest at the default rate of 15% per annum.

On November 20, 2020, the Company, Iliad, and Wellcana Plus, LLC entered into the Judgment Settlement Agreement, whereby Iliad agreed to discharge all amounts owed to it by the Company upon receipt of payment totaling $3,006,015 directly from the proceeds of the Wellcana Note Receivable (Note 14) on or before December 8, 2020. On December 8, 2020, Wellcana failed to make payment to the Company. On December 9, 2020, the Company entered into a letter agreement with Iliad extending the Judgment Settlement agreement in exchange for payment of $25,000 plus $25,000 per week until the payment totaling $3,006,015 is received by Iliad, with such payments not reducing the amount owed under the Judgment Settlement Agreement. On December 16, 2020, Wellcana made payment of the full amount owed to the Company, of which $3,006,015 was paid directly to Iliad in full satisfaction of the Judgment Settlement Agreement. On December 18, 2020, Iliad filed a Satisfaction of Judgment in the Third Judicial District Court of Salt Lake County in the State of Utah, and the lawsuit was dismissed. The Company has no further obligations to Iliad.

During the year ended March 31, 2021, interest expense related to the Iliad Note was $379,956, of which $29,831 relates to amortization of the note discount, $140,833 relates to accrued interest prior to the judgment, and $209,292 was accrued post-judgment interest. The Company also recorded $25,000 in other expense as the result of the letter agreement to extend the Judgment Settlement Agreement. As of the date of final payment, the outstanding judgment balance of $3,264,594 plus accrued post-judgment interest of $209,292 totaled $3,473,886, and the Company recorded a gain on extinguishment of $467,872.

December 2020 $575,000 6% Convertible Notes

On December 18, 2020, the Company began an offering of 6.0% convertible notes for the purpose of funding a pre-clinical study of the Company's patent-pending Cannabinoid-Containing Complex Mixtures for the treatment of Cytokine Release Syndromes, including Acute Respiratory Distress Syndrome, in COVID-19 patients. The Company pledged the related intellectual property as security for the notes. The notes are convertible at a rate of $0.05 per share at the lender's request. During the year ended March 31, 2021, the Company issued $575,000 in convertible notes under the offering to three investors. $325,000 of the notes mature in December 2021, and $250,000 mature in December 2023. Payment of accrued interest and principal is due at maturity. The Company received cash of $500,250, net of issuance costs, and recorded a discount on convertible notes of 74,750. Notes totaling $425,000 were issued with in-the-money conversion features, and the Company recorded beneficial conversion feature discounts totaling $347,000 on the related notes.

At March 31, 2021, notes with a carrying amount of $28,496 were included in short term notes and convertible notes payable, net of unamortized discounts of $296,504. Notes with a carrying amount of $135,971 were included in long term notes and convertible notes payable, net of unamortized discounts of $114,029. Interest expense related to the notes was $16,354 for the year ended March 31, 2021, which includes $11,217 from amortization of the note discounts.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Note 7 - Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful life of the asset or, in the case of leasehold improvements amortized over the lesser of the useful life of the asset or the underlying lease term. We recorded depreciation expense of  $34,555 and $541,462 on a consolidated basis for the years ended year ended March 31, 2021 and 2020, respectively, net of depreciation capitalized in inventory of $532,785 and $811,508. Discontinued operations included $21,855 and $424,501 for the years ended March 31, 2021 and 2020, respectively. Property and equipment is comprised of the following:

	March 31, 2021
	Continuing Operations	Discontinued Operations	Total
Furniture and fixtures	$-	$-	$-
Computer and software	151,748	-	151,748
Machinery and equipment	619,631	289,035	908,666
Leaseholds	-	3,455,600	3,455,600
Construction in progress	-	21,069	21,069
Finance lease right-of-use asset	-	1,663,013	1,663,013
	771,379	5,428,717	6,200,097
Less accumulated depreciation and amortization	(746,357)	(552,471)	(1,298,828)
Property and Equipment, Net	$25,022	$4,876,247	$4,901,269

During the year ended March 31, 2020, the Company entered into the Membership Interest Purchase Agreement ("Teco MIPA") to sell 100% of the membership interests in the Teco Facility (Note 14). As a result of this agreement, the Company determined that the long-lived assets of the Teco Facility might be impaired due to the current expectation that the asset group will more likely than not be disposed of by sale significantly before the end of its previously estimated useful life. The Company estimated future undiscounted cash flows related to the Teco Facility to be $8.0 million, which was less than the carrying amount of the Teco Facility asset group of  $11.9 million. Using a discounted cash flow approach, the Company estimated the fair value of the asset group to be approximately $7.3 million, resulting in a write-down of $4,645,054 related to the Teco Facility asset group. Fair value was based on expected future cash flows using level 3 inputs under ASC 820. The cash flows are the proceeds expected to be generated from the sale of the assets under the Teco MIPA, discounted to present value at a rate of 17%.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Note 8 – Income Taxes

The Company files income tax returns in the U.S. federal jurisdiction. The Company operates in the state of Nevada, which does not levy an income tax. The Company has analyzed filing positions for all open tax years in the federal jurisdiction where it is required to file income tax returns. The Company identified its federal tax return as its “major” tax jurisdiction, as defined under generally accepted accounting principles.

The Company’s effective tax rate was -3.6% and 0.0% for the years ended March 31, 2021 and 2020, respectively.

Income tax expense was $168,527 for the year ended March 31, 2021, which includes $48,076 in penalties and interest related to a $486,145 tax liability from the March 31, 2018 tax year. Income tax payable at March 31, 2021 was $761,509 including a $486,145 income tax liability related to the March 31, 2018 tax year and accrued penalties and interest of $154,914. Income tax expense was $86,837 for the year ended March 31, 2020. This amount represents penalties and interest on the March 31, 2018 tax liability. Income tax payable was $592,982 as of March 31, 2020. Income tax expense and income tax payable are included in discontinued operations in the Company's financial statements for the years ended March 31, 2021 and 2020.

Because the Company operates in the State-licensed cannabis industry, it is subject to the limitations of Internal Revenue Code Section 280E (“280E”) for U.S. income tax purposes. Under 280E, the Company is allowed to deduct expenses that are directly related to the production of its products, i.e., cost of goods sold, but is allowed no further deductions for ordinary and necessary business expenses from its gross profit. The Company believes that the deductions disallowed include the deduction of NOLs. The unused NOLs will continue to carry forward and may be used by the Company to offset future taxable income that is not subject to the limitations of 280E.

At March 31, 2021 and 2020 respectively, the Company had net operating loss carryforwards (“NOLs”) for income tax purposes of $51,776,062 and $50,596,940. $34,481,122 of the Company's NOL carryforwards are expected to expire at various times from 2025 through 2039. $17,294,940 of the NOL carryforwards generated in tax years ending March 31, 2019 to present have no expiration date. These NOLs have the potential to be used to offset future ordinary taxable income and reduce future cash tax liabilities. Utilization of the Company’s net operating losses may be subject to substantial annual limitation if the Company experiences a 50% change in ownership, as provided by the Internal Revenue Code. Such an ownership change would substantially increase the possibility of net operating losses expiring before complete utilization.

The provision for income taxes included in discontinued operations is different than would result from applying the U.S. statutory rate to profit before taxes for the reasons set forth in the following reconciliation:

	2021	2020
Tax benefit computed at U.S. statutory rates	$(697,040)	$(2,178,478)
Increases (decreases) in taxes resulting from:
IRC Section 280E	173,045	202,877
Other permanent items	14,407	22,948
Change in valuation allowance	26,720	1,952,653
Adjustments to valuation of deferred tax assets	603,319	-
Total provision for income taxes	120,451	-
Penalties and interest on prior year tax liabilities	48,076	86,837
Total income tax expense	$168,527	$86,837

The tax effects of the primary temporary differences giving rise to the Company’s deferred tax assets and liabilities are as follows for the year ended March 31, 2021 and 2020:

	2021	2020
Deferred tax assets:
Stock based compensation	$3,131,344	$2,943,816
Net operating loss carryforward	10,460,788	10,625,357
Impairment of long-lived assets	975,461	975,461
Depreciation and Amortization expense	(458,938)	(324,707)
Other temporary items	220,795	136,243
Total deferred tax assets	14,329,450	14,356,170
Less valuation allowance	(14,329,450)	(14,356,170)
Net deferred tax asset	$-	$-

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Deferred tax assets are evaluated by considering historical levels of income, estimates of future taxable income and the impact of tax planning strategies. The Company continues to evaluate its deferred tax asset valuation allowance on a quarterly basis. The Company concluded that, as of March 31, 2021, it is more likely than not that the Company will not have sufficient taxable income within the applicable net operating loss carry-forward period to realize any portion of its deferred tax assets.

The Company believes that the tax positions taken in its tax returns would be sustained upon examination by taxing authorities. The Company files income tax returns in the U.S. federal jurisdiction and other required state jurisdictions. The Company's periodic tax returns filed in 2018 and thereafter are subject to examination by taxing authorities under the normal statutes of limitations in the applicable jurisdictions.

Note 9 – Capital Transactions

Year Ended March 31, 2021

On April 1, 2020, the Company entered into the Advisory Agreement with its brokers and effected a temporary decrease in the exercise price of the Company's outstanding warrants to $0.03-$.05 per share. As a result of the price reduction, the Company received notice of the exercise of 35,798,809 warrants during the year ended March 31, 2021, and received proceeds of $968,023, net of brokerage fees of $(107,373). The Company recorded inducement dividends totaling $1,591,080 as the difference between the reduced exercise price of the warrants and the stock price on the date of exercise.

During the year ended March 31, 2021, the Company granted 3,500,000 immediately vesting options to purchase one share of the Company's Common Stock at the price of $0.05 per share for a period of ten years, as compensation to a scientist and researcher for drafting and filing U.S. and international patents. The options were valued at $168,000 using the Black-Scholes model.

During the year ended March 31, 2021, the Company issued a total of 788,000 warrants to convertible note holders with a term of three years and an exercise price of $0.10 per share in exchange for a three-year extension of notes having an aggregate principal balance of $197,000 (Note 6). Using the Black-Scholes model, the Company valued the warrants at $13,396.

On November 16, 2020, the Company entered into a Severance Agreement with Leslie Bocskor, a former member of the Company's board of directors, and re-priced 450,000 options held by the director to that day's closing share price of $0.03. The term of the options was extended to November 16, 2025, from June 1, 2023. Using the Black-Scholes Model, the Company valued the options at $4,950 immediately prior to the modification and at $11,250 immediately after the modification, and the Company recorded share-based compensation expense of $6,300.

On December 7, 2020, the board of directors approved the issuance of warrants to purchase a total of 3,500,000 shares of the Company's common stock at $0.04 per share for a term of ten years to current employees and directors. The Company valued the warrants at $133,000 using the Black-Scholes Model and recorded share-based compensation expense of $133,000 related to the warrants.

On December 15, 2020, the board of directors approved the issuance of options to purchase a total of 3,250,000 shares of the Company's common stock at $0.05 per share for a term of ten years to current employees and directors. The options vest one-third upon grant, one-third after one year of service, and one-third after two years of service. The Company valued the options at $156,000 using the Black-Scholes Model and recorded share-based compensation expense of $62,000 related to the options for the year ended March 31, 2021. Remaining unrecognized compensation cost related to the options was $78,000 at March 31, 2021.

On December 15, 2020, the board of directors approved the re-pricing of 6,050,000 options held by current employees to an exercise price of $0.05, the closing stock price on that date. All of the options subject to the modification were fully vested. Using the Black-Scholes Model, the Company valued the options at $199,600 immediately prior to the modification and at $250,650 immediately after the modification, and the Company recorded share-based compensation expense of $51,050.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

On January 2, 2021, the board of directors approved the re-pricing and extension of 9,424,613 outstanding compensation warrants issued to the Company's brokers. The exercise price of the warrants was reduced to $0.01, and the warrants were extended to the expiration date of January 2, 2024. Prior to the extension and re-pricing, the warrants had expiration dates ranging from December 11, 2020 through October 1, 2023, and had exercise prices ranging from $0.25 to $1.00. The company valued the modified warrants at $367,196 using the Black-Scholes model. The Black-Scholes value of the warrants immediately prior to the modification was $135,861, and the Company recorded compensation expense of $231,335.

During the quarter ended March 31, 2021, the Company received notice of the conversion of $160,000 total principal balance of the note payable to CSW Ventures, L.P. at $0.04 per share and issued 4,000,000 shares of common stock to the note holder (Note 6).

On February 8, 2021, the board of directors approved the issuance of 42,705,809 replacement warrants to investors who had exercised warrants at prices that were near or at-the-money beginning in December of 2019 in order to provide working capital to the Company. The replacement warrants expire three years from the date of the initial warrant exercise and have a strike price of $0.10 per share. The Company valued the warrants at $1,182,920 using the Black-Scholes model and recorded the value of the warrants as an inducement dividend.

At March 31, 2021, there were 85,843,036 warrants at exercise prices ranging from $0.01 to $0.90 per share outstanding, exclusive of  warrants held by employees. At the same date, 17,733,334 employee options and warrants with a weighted average exercise price of $0.11 were outstanding, and 5,883,000 nonemployee options with a weighted average exercise price of $0.14 remain outstanding.

Year Ended March 31, 2020

Stock Issued for Debt Conversions

During the year ended March 31, 2020, the Company issued a total of 7,583,333 shares of common stock for the conversion of notes payable:

On May 28, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $170,000 of the principal balance of the 8% Senior Secured Promissory Note dated February 28, 2019 (See Note 6). Accordingly, the Company issued 1,000,000 shares of its common stock based on a $0.17 per share conversion price. In connection with the conversions, $17,225 in unamortized discount was recorded as interest expense and the Company has reduced the carrying amount of convertible notes payable by $152,775.

On August 1, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $110,000 of the principal balance of the Amended CSW Note at $0.11 per share. Accordingly, the Company issued 1,000,000 shares of its common stock. In connection with the conversions, $9,579 in unamortized discount was recorded as interest expense and the Company has reduced the carrying amount of convertible notes payable by $100,421. After conversion, the remaining balance outstanding was $1,361,863.

On December 16, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $120,000 of the principal balance of the Amended CSW Note at $0.04 per share and we issued 3,000,000 shares of common stock. In connection with the conversions, $57,551 in unamortized discount was recorded as interest expense and the Company has reduced the carrying amount of convertible notes payable by $62,449. After conversion, the remaining balance outstanding was $1,271,863 and the carrrying amount of the note was $687,021, net of $584,842 in unamortized discount from the beneficial conversion feature.

During the year ended March 31, 2020, the Company has honored the conversion of a total of a total of $125,000 of debt owed under the Iliad Note at reduced conversion rates. On October 30, 2019, the Company received notice of the conversion of $75,000 at $0.06 per share and issued 1,250,000 shares of its common stock. The fair value of the shares issued exceeded the fair value of the shares issuable under the original terms of the Note by $64,706, and the Company recorded an expense in that amount. On November 18, 2019, the Company received notice of the conversion of $50,000 of the note balance at $0.0375 per share and issued 1,333,333 shares of its common stock. The fair value of the shares issued exceeded the fair value of the shares issuable under the original terms of the Note by $62,353, and the Company recorded an expense in that amount. In total, the Company recorded $127,059 in noncash expense for the two conversions of the Iliad note at below contractual conversion rates for the year ended March 31, 2020.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Exercise of Warrants for Stock

During the year ended March 31, 2020, the Company issued 17,563,000 shares of common stock for exercises of warrants:

In order to encourage the exercise of approximately 70.5 million warrants issued to investors in private placements of convertible notes and common stock having exercise prices ranging between $0.65 and $0.30, the Company effected a temporary decrease in the exercise price of the warrants to $0.10 per share until July 11, 2019. On July 12, 2019, the Company extended the repricing of the warrants through August 30, 2019, and on July 31, 2019, the Company extended the repricing of the warrants to December 31, 2019. As a result of the price reduction, the Company received notice of the exercise of 9,449,750 warrants and received proceeds of $850,478, net of brokerage fees of $94,498. In connection with the induced exercise of the warrants, the Company recorded an inducement dividend of $230,025.

In order to encourage the further exercise of the warrants, the Company effected a temporary decrease in the exercise price of the warrants to $0.03-$.05 per share beginning in December 2019. As a result of the price reduction, the Company received notice of the exercise of an additional 8,113,250 warrants and received proceeds of $307,249, net of brokerage fees of $22,566. In connection with the induced exercise of the warrants, the Company recorded an inducement dividend of $32,215.

Issuance of Stock for Services

During the year ended March 31, 2020, the Company issued 2,100,000 shares of common stock for consulting services and recorded related expense of $214,000 based on the fair value of the stock on the date of the related consulting agreements.

Warrants Outstanding

Presented below is a summary of the Company’s warrant activity, exclusive of warrants held by employees (see Note 10), for the years ended March 31, 2021 and 2020:

	Warrants Outstanding
	Number of Shares	Exercise Price

Outstanding at March 31, 2019	99,790,989
Warrants issued	7,622,780	$0.30
Warrants exercised	(17,563,000)	$0.035-$0.10
Warrants expired/cancelled	(5,312,608)	$0.50-$2.00
Outstanding at March 31, 2020	84,538,161
Warrants issued	43,493,809	$0.10
Warrants exercised	(35,798,809)	$0.030-$0.035
Warrants expired/cancelled	(6,390,125)	$0.60-$0.90
Outstanding at March 31, 2021	85,843,036

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Note 10 – Employee Benefit Plan

Share-Based Employee Compensation

On February 6, 2008, the board of directors adopted the GB Sciences, Inc. 2007 Amended Stock Option Plan (“2007 Plan”). Under the 2007 Plan, 4,500,000 shares of the Company’s restricted common stock may be issuable upon the exercise of options issued to employees, advisors and consultants. The Company revised the plan, and the board of directors adopted the new 2014 Equity Compensation Plan. On June 30, 2015, GB Sciences filed a Form S-8 Registration Statement with the SEC to register 8,500,000 shares of common stock issuable under stock options to grant to employees and consultants. At the Company’s special meeting of the shareholders held on April 6, 2018, the adoption by the board of directors of the 2014 Equity Compensation Plan was ratified by a majority of shareholders present at the meeting, either in person or by proxy and the Company adopted the GB Sciences, Inc 2018 Stock Plan. On October 25, 2018, GB Sciences filed a Form S-8 Registration Statement with the SEC to register 10,000,000 shares of common stock issuable under the 2018 Plan. There were 2,022,443 shares available for issuance under the stock plans at March 31, 2021.

Compensation Expense

For the years ended March 31, 2021 and 2020, the Company recorded share-based compensation expense of $436,349 and $287,260, respectively, which includes $211,000 and $103,472, respectively, related to employee stock options and warrants. There was no expense for restricted stock. Unrecognized compensation cost for non-vested awards was $78,000 as of March 31, 2021.

Fair Value

The closing price of the Company's stock on the date of grant is used as the fair value for issuances of restricted stock. The fair value of stock options granted is estimated as of the grant date using the Black-Scholes option pricing model.

The following range of assumptions in the Black-Scholes option pricing model was used to determine fair value:

	Year Ended
	March 31, 2021	March 31, 2020
Weighted-average volatility	127%	N/A
Expected term (in years)	10	N/A
Risk-free interest rate	0.93%	N/A

Expected volatilities used for award valuation are based on historical volatility of the Company's common stock. The risk-free interest rate for periods equal to the expected term of an award is based on Federal Reserve yields for U.S. Treasury securities.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Stock Options

A summary of employee option activity, including warrants issued to employees, as of March 31, 2021 and 2020, and changes during the years then ended, is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
Employee options and warrants	Options	Price $	Life (years)	Value ($)
Outstanding at March 31, 2019	12,583,334	$0.28	7.18	$43,000
Granted	-
Exercised	-
Forfeited	(1,600,000)	$0.27
Outstanding at March 31, 2020	10,983,334	$0.28	6.02	$-
Granted	6,750,000	$0.045
Exercised	-
Forfeited	-
Outstanding at March 31, 2021	17,733,334	$0.11	6.80	$172,000
Fully vested and expected to vest at March 31, 2021	17,733,334	$0.11
Exercisable at March 31, 2021	15,566,668	$0.12

The table below sets forth nonemployee option activity for the years ended March 31, 2021 and 2020:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
Nonemployee options	Options	Price $	Life (years)	Value ($)
Outstanding at March 31, 2019	2,383,000	$0.27	7.76	$492,250
Granted	-
Exercised	-
Forfeited	-
Outstanding at March 31, 2020	2,383,000	$0.27	6.75	$-
Granted	3,500,000	$0.05
Exercised	-
Forfeited	-
Outstanding at March 31, 2021	5,883,000	$0.14	8.11	$35,000
Fully vested and expected to vest at March 31, 2021	5,883,000	$0.14
Exercisable at March 31, 2021	5,883,000	$0.14

Restricted stock awards

No restricted stock awards were granted during the years ended March 31, 2021 and 2020.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Note 11 – Commitments and Contingencies

On September 18, 2017, GB Sciences finalized its agreement with Louisiana State University (“LSU”) AgCenter to be the sole operator of LSU’s medical marijuana program. The LSU Board of Supervisors entered into a five-year agreement that has an option to renew for two additional five-year terms with GB Sciences. The contract includes the Company’s commitment to make annual research investments of $500,000 to the LSU AgCenter. The Company initially retained its 50% interest in the research relationship with LSU after the sale of its membership interest in GB Sciences Louisiana, LLC, and accordingly remained obligated for $250,000 of the $500,000 annual research investment for three years, or a total commitment of $750,000. On August 4, 2020, the Company received its first payment under the Wellcana Note Receivable, net of the $250,000 research contribution due for the twelve-month period ended September 30, 2020, and our commitment for that twelve month period was paid by the purchaser with the funds withheld from the note payment. On August 24, 2020, the Company entered into a letter agreement with Wellcana to discount the note receivable in exchange for accelerated payment. Pursuant to the letter of intent, the purchaser assumed the annual $250,000 research contribution commitment to LSU and the Company retains no rights in the intellectual property developed under the research relationship (Note 14).

An individual filed a Charge of Discrimination with the Nevada Equal Rights Commission ("NERC") against the Company on April 2, 2019, alleging sexual harassment and retaliatory discharge. The matter was amicably resolved, and the charges against the Company were dismissed on May 11, 2021.

On April 22, 2020, the Company failed to repay any of the outstanding balance of the Convertible Promissory Note Payable to Iliad Research and Trading, L.P., resulting in a default. On May 20, 2020, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County in the State of Utah demanding repayment of the note. On July 14, 2020, the Court entered judgment in favor of Iliad in the amount of $3,264,594. The Company's obligation to Iliad was satisfied in full on December 16, 2020, upon payment of $3,006,014 pursuant to the Judgment Settlement Agreement (Note 6).

On April 22, 2020, the Company was served notice of a lawsuit filed in the Eighth Judicial District Court in Clark County, Nevada, filed by a contractor who had been hired to perform architectural and design services. The lawsuit demanded payment of $73,050 for the services provided. On September 17, 2020, the Company entered into a Mutual Compromise, Settlement, and Release Agreement with the contractor and made payment of $25,000 in full satisfaction of the alleged debt and reduced the cost of the related fixed asset by $48,050.

From time to time, the Company may become involved in certain legal proceedings and claims which arise in the ordinary course of business. In management’s opinion, based on consultations with outside counsel, the results of any of these ordinary course matters, individually and in the aggregate, are not expected to have a material effect on our results of operations, financial condition, or cash flows. As more information becomes available, if management should determine that an unfavorable outcome is probable on such a claim and that the amount of such probable loss that it will incur on that claim is reasonably estimable, the Company would record a reserve for the claim in question. If and when the Company records such a reserve, it could be material and could adversely impact its results of operations, financial condition, and cash flows.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Note 12 - Related Party Transactions

As of March 31, 2021, the Company is indebted to executive officers for unpaid compensation totaling $84,913.

On September 1, 2019, the Company and its former CFO and COO, Ksenia Griswold, terminated their relationship and entered into the Severance Agreement. Pursuant to the Severance Agreement, Ms. Griswold would receive severance payments of $20,000 per month for 9 months following the date of separation and would continue receive health insurance coverage for the same period. On January 2, 2021, the Company entered into the Settlement Agreement with Ms. Griswold, and made payment of $57,000 in full satisfaction of $114,159 in Severance compensation owed to Ms. Griswold. As the result of the settlement, the Company recorded a gain of $57,159, which is included in gain on settlement of accounts payable in the Company's consolidated financial statements.

On November 16, 2020, the Company entered into a Severance Agreement with Leslie Bocskor, a former member of the board of directors. Pursuant to the Severance Agreement, the Company made payments totaling $84,745 to Mr. Bocskor subsequent to his departure consisting of $78,245 in compensation accrued during Mr. Bocskor's service on the board of directors and $6,500 related to health insurance, for which the Company had agreed to reimburse until the compensation was paid in full. Prior to the termination of his board service, Mr. Bocskor was paid $44,192 in director's compensation during the year ended March 31, 2021. During the year ended March 31, 2020, the Company made payments totaling $40,192 to Mr. Bocksor.

In connection with the sale of membership interest in GB Sciences Louisiana, LLC, the Company issued a note payable in the amount of $151,923 to John Davis, the Company's former General Counsel and President of GB Sciences Louisiana, LLC, for unpaid compensation and bonuses. The note matured upon receipt of the first payment from the Wellcana Note Receivable. The principal balance of the note and accrued interest were repaid in full on August 4, 2020, when the related funds were withheld from the first payment to the Company under the Wellcana Note Receivable (Note 14).

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Note 13 – Sale of 50% Membership Interest in GB Sciences Louisiana, LLC

On November 15, 2019, the Company entered into the Membership Interest Purchase Agreement ("MIPA") with Wellcana Plus, LLC ("Wellcana"). In consideration for the sale of its 50.01% controlling membership interest in GB Sciences Louisiana, LLC (“GBSLA"), the Company received an $8,000,000 Promissory Note  ("Wellcana Note") with the potential to receive up to an additional $8,000,000 in earn-out payments.

The Wellcana note bore interest at a rate of 5% per annum and payments were due beginning June 1, 2020 and ending December 1, 2021. The Company recorded a $1,389,408 discount on the note receivable based on an imputed interest rate of 17.0%, and the carrying amount of the note was $6,610,592 as of November 15, 2019:

November 15, 2019 Note Receivable	Note Payments
June 1, 2020	$500,000
September 1, 2020	750,000
December 1, 2020	1,000,000
March 1, 2020	1,250,000
June 1, 2021	1,500,000
September 1, 2021	1,500,000
December 1, 2021	1,500,000
Total proceeds	8,000,000
Discount on note receivable	(1,389,408)
Net present value	$6,610,592

Upon close of the sale on November 15, 2019, the Company recorded a gain on deconsolidation of $4,393,242 related to the sale of its membership interest in GBSLA, calculated as follows:

As of
Gain on Deconsolidation	November 15, 2019
Present value of promissory note	$6,610,592
Carrying amount of non-controlling interest	8,707,651
Total	15,318,243

Carrying amount of assets	14,715,798
Carrying amount of liabilities	(3,790,797)
Net assets deconsolidated	10,925,001
Gain on deconsolidation	$4,393,242

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

On August 24, 2020, the Company entered into a letter of intent with Wellcana to discount the note receivable in exchange for accelerated payment. Pursuant to the letter of intent, the Company would receive payments totaling $5,224,423, including the repayment of a note payable to related party of $151,923, the forgiveness by Wellcana of $172,500 in liabilities and the payment of $4,900,000 in cash, on or before October 15, 2020, less any cash payments made by Wellcana up to the date of the final payment. Upon receipt of the payment, all liabilities owed to the Company by Wellcana, including the $8,000,000 note receivable and any potential earn-out payments were to be considered satisfied in full. Wellcana would assume the annual $250,000 research contribution commitment to LSU (Note 11), and the Company would retain no rights in the intellectual property developed under the research relationship. In addition, the Company agreed to reduce the $750,000 note payment due on September 1, 2020, to $500,000.

As a result of the August 24, 2020 letter of intent, the Company determined that the amount of the note that was collectible as of March 31, 2020 was $5,224,423 and recorded a loss on modification of note receivable calculated as follows:

August 24, 2020 Modification	March 31, 2020
Total cash payments to be made by October 15, 2020	$4,900,000
Liabilities to be forgiven upon receipt of October 15, 2020 payment	324,423
Total receivable (as modified)	5,224,423

Carrying value of note receivable as of March 31, 2020	6,969,720
Accrued interest as of March 31, 2020	150,137
Total amount receivable (prior to modification)	7,119,857

Loss on modification of note receivable	$(1,895,434)

The Company received payments from Wellcana totaling $550,000 in August and September of 2020, which in combination with the repayment of a note payable to related party of $151,923 and the $172,500 liabilities assumed by Wellcana reduced the final payment owed under the letter agreement to $4,350,000.

On October 15, 2020, the Company was notified that Wellcana would be unable to make the payment of $4,350,000 by October 15, 2020, and the parties entered into a letter agreement, which extended the due date of the final $4,350,000 payment to December 8, 2020. The letter agreement also required Wellcana to provide proof of $4,350,000 in funds and an escrow deposit of $250,000, which was to be released to the Company in the event that Wellcana were unable to make the $4,350,000 payment on or before December 8, 2020. On October 24, 2020, the parties entered into the Escrow Agreement and Wellcana made the $250,000 escrow payment on October 29, 2020.

On December 8, 2020, Wellcana failed to make the payment and the $250,000 escrow deposit was disbursed to the Company. The Company retained $50,000 of the escrow disbursement as compensation for Wellcana's failure to meet the agreed-upon deadline of December 8, 2020, which is recorded in other income, and did not offset that amount against the $4,350,000 balance owed by Wellcana. On December 16, 2020, Wellcana made payment of the remaining balance of $4,150,000, satisfying its obligations to the Company in full.

The Company's statements of operations and cash flows for the year ended March 31, 2020 include activity through the close of the sale on November 15, 2019, classified as discontinued operations.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Note 14 - Sale of 100% Membership Interest in Teco Facility and Nopah License

On November 15, 2019, we entered into a Binding Letter of Intent ("Teco LOI") to sell 75% of the Company's membership interest interests in GB Sciences Nevada, LLC, and GB Sciences Las Vegas, LLC ("Teco Subsidiaries"), for $3,000,000 cash upon close and up to an additional $3,000,000 in earn-out payments after close. In connection with the Teco LOI, we entered into a Management Agreement with the purchaser whereby the facilities will be managed by an affiliate of the purchaser until the close of the sale. As part of the transaction, the Teco Subsidiaries also entered into a Line of Credit of up to $470,000 with the purchaser to provide working capital for the Teco Subsidiaries (Note 5). The Line of Credit will be considered satisfied in full upon close of the sale of the Teco Subsidiaries.

On March 24, 2020, we entered into the Membership Interest Purchase Agreement ("Teco MIPA") with AJE Management, LLC, which formalized the sale of the Teco Subsidiaries and modified the terms of the sale. Pursuant to the Teco MIPA, the Company will sell 100% of its membership interests in GBSN and GBLV for $4,000,000 cash upon close and will receive a $4,000,000 8% promissory note to be paid in monthly installments over 36 months with payments beginning 30 months after the close of the sale.

On July 24, 2020, the Company entered into the Loan Agreement, 8% Secured Promissory Note, and Security Agreement (together, the "July 24 Note") with AJE Management, LLC. Contemporaneously with the Loan Agreement, the Company and AJE Management entered into the Amendment to the Membership Interest Purchase Agreement with AJE Management. The amendment provides that any balances outstanding under the July 24 Note at the time of the close of the sale of the Teco Facility will be forgiven in exchange for a reduction to the $4,000,000 note receivable that the Company will receive as consideration for the sale of the Teco Facility. The reduction to the note receivable was equal to 3 times the balance outstanding under the July 24 Note on the date of the close of the sale of the Teco Facility. As of March 31, 2021, the Company has received advances totaling $375,000 under the July 24 Note (Note 5).

On December 29, 2020, the Company entered into the Omnibus Amendment with the purchaser of the Teco Facility. The Omnibus Amendment reduces the amount of the note receivable that the Company will receive from the sale of the Teco Facility by $975,000 to $3,025,000, and any advances made to the Company above $325,000 will reduce the amount of cash received upon close of the sale of Teco one-for-one, rather than reducing the note receivable by three times the amount of the balance outstanding. The Company also agreed that it will not repay the balances outstanding under the July 24 Note prior to the closing of the Teco sale. As a result of the Omnibus Amendment, the Company accrued an expense of $650,000 to increase the balance outstanding under the July 24 Note to three times $325,000, to total $1,025,000, which will offset the $4,000,000 note receivable that the Company will receive upon close of the sale of the Teco Facility.

The Omnibus Amendment also amends the Management Services Agreement to provide that no further management fees will accrue after November 30, 2020. As of March 31, 2021, the Company has accrued $850,000 which will reduce the $4,000,000 in cash proceeds received upon the close of the sale. The form of the note receivable that the Company will receive on close was amended to accelerate payments such that the Company will receive payment in full within three years, rather than over 36 months with payments beginning 30 months after the close of the sale.

The sale is expected to close upon the successful transfer of the Nevada cultivation and production licenses. The transfer of cannabis licenses in the State of Nevada was subject to an indefinite moratorium beginning in October 2019. In a meeting held on July 21, 2020, the Nevada Cannabis Compliance Board lifted the moratorium, however, the board has indicated that there are over 90 requests pending, and it will take up to several months to process the entire backlog of pending license transfers. The lifting of the moratorium and processing of cannabis license transfers have been delayed by the COVID-19 pandemic and could be further delayed if the pandemic continues.

The Company also holds a Nevada license for cultivation of medical marijuana located in Sandy Valley, Nevada (the “Nopah License”). The license is owned by the Company’s wholly owned subsidiary, GB Sciences Nopah, LLC ("Nopah"). Operations have not begun under the Nopah License. On November 27, 2019, the Company entered into a Binding Letter of Intent to sell its 100% interest in GB Sciences Nopah, LLC. On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") and Promissory Note Modification Agreement with the purchaser of GB Sciences Nopah, LLC. As consideration for the transfer of the license and membership interest in GB Sciences Nopah, LLC, the Company will receive $300,000 and the purchaser will pay all expenses related to the upkeep and maintenance of the Nopah Licens until closing. The $300,000 purchase price will be applied as a reduction to the balance of the 0% Note payable dated October 23, 2017 (Note 5), which is held by an affiliate of the purchaser of the Nopah license. The transfer of the Nopah License is subject to the same restrictions on license transfers discussed above.

Because the moratorium on license transfers has been lifted, the Company determined that the Teco Facility and Nopah Facility qualify for presentation as discontinued operations, and the income, assets, and cash flows of the Teco Subsidiaries and GB Sciences Nopah, LLC have been reclassified as discontinued operations for all periods presented in the Company's consolidated financial statements.

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2021 and 2020

Note 15 – Concentrations

For the year ended March 31, 2021, there were three customers that accounted for 18.4%, 16.7%, and 13.3% of total revenue classified as discontinued operations. As of March 31, 2021, two customers accounted for 26% and 13% of  accounts receivable classified as discontinued operations. We held cash in excess of FDIC limits of $513,901 as of March 31, 2021. All of the Company's sales classified as discontinued operations for the year ended March 31, 2021 were located in the State of Nevada. Of the Company's total sales classified as discontinued operations of $3,120,620 during the year ended March 31, 2020, $3,120,620, or 85%, were in the State of Nevada and $569,077, or 15%, were part of discontinued operations in the State of Louisiana.

Note 16 – Subsequent Events

On May 11, 2021, the Company entered into the Second Omnibus Amendment with the purchaser of the Teco Subsidiaries. Pursuant to the amendment, the Company received a $200,000 advance of the cash purchase price and the Teco Management Agreement was extended to December 31, 2021.

On June 14, 2021, the Company received notice of the exercise of warrants to purchase 1,672,000 shares of common stock at $0.03 per share and received $50,160 cash proceeds.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

On August 10, 2019, the Company formally engaged Assurance Dimensions, Inc. as our independent registered public accounting firm. The engagement was due to the recent acquisition of Soles Heyn & Company, LLP’s (SHCPA) SEC practice by Assurance Dimensions, Inc.; SHCPA was our independent registered public accounting firm until the engagement of Assurance Dimensions, Inc. The decision to engage Assurance Dimensions, Inc. as our independent registered public accounting firm was approved by the board of directors on August 15, 2019.

SHCPA’s report on the Company’s financial statements for the fiscal years ended March 31, 2019 and March 31, 2018 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as set forth herein. SHCPA’s reports on the Company’s financial statements for the fiscal years ended March 31, 2019 and March 31, 2018 contained an explanatory paragraph regarding the significant doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and to the date of this report, (i) there have been no disagreements with SHCPA, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of SHCPA, would have caused SHCPA to make reference to the subject matter of the disagreement in connection with its reports; (ii) no such disagreement was discussed with the audit committee of the Company’s board of directors or with our board of directors as a whole; and (iii) there have been no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

During the two most recent fiscal years, we did not consult with Assurance Dimensions, Inc. regarding either (1) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (2) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

During the Company’s two most recent fiscal years and to the date of this report, (i) there have been no disagreements with Assurance Dimensions, Inc., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Assurance Dimensions, Inc., would have caused Assurance Dimensions, Inc. to make reference to the subject matter of the disagreement in connection with its reports; (ii) no such disagreement was discussed with the audit committee of the Company’s board of directors or with our board of directors as a whole; and (iii) there have been no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

There were no other changes in or disagreements with and no other changes in the accountants on accounting and financial disclosure during the last two fiscal years.

ITEM 9A. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We conducted an evaluation under the supervision and with the participation of management, including the Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of disclosure controls and procedures. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Securities and Exchange Act of 1934, as amended (“Exchange Act”), means controls and other procedures of a company that are designed to ensure that information required to be disclosed by the company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures also include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company's management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure. Based on this evaluation, the Chief Executive Officer and the Chief Financial Officer concluded as of March 31, 2021 that disclosure controls and procedures were not effective at the reasonable assurance level due to the material weaknesses in internal controls over financial reporting discussed below.

Management’s Report on Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting as define in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The evaluation of internal control over financial reporting includes using the COSO framework, an integrated framework for the evaluation of internal controls issued by the Committee of Sponsoring Organizations of the Treadway Commission, to identify the risks and control objectives related to the evaluation of the control environment.  The internal controls for the Company are provided by executive management’s review and approval of all transactions. Internal control over financial reporting also includes those policies and procedures that:

(1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of assets;

(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that receipts and expenditures are being made only in accordance with the authorization of management; and

(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of internal control over financial reporting as of March 31, 2021. This annual report does not include an attestation report of registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by registered public accounting firm pursuant to the rules of the Securities and Exchange Commission that permits us to provide only management's report in this annual report.

Identified Material Weaknesses

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected. The matters involving internal controls over financial reporting that management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were ineffective controls over period end financial disclosure and reporting processes as no member of our board of directors qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

Management’s Remediation Initiatives

As a result of findings, we have begun to remediate the deficiencies.  In an effort to remediate the identified material weaknesses and enhance internal controls, we have been evaluating possible candidates meeting definition of an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act. Due to a lack of resources it may not be possible to timely remediate the deficiencies. We anticipate our initiative will be at least partially implemented by March 31, 2022.  Additionally, we plan to test the updated controls in order to remediate the deficiencies by March 31, 2022.

Conclusion

As a result of management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2021, and the identification of the material weakness set forth above, management has concluded that the internal control over financial reporting is not effective.  It is reasonably possible that, if not remediated, the material weaknesses noted above, could result in a material misstatement in the reported financial statements that might result in a material misstatement in a future annual or interim period.  In light of the identified material weakness and the conclusion that the internal controls over financial reporting are not effective, management will take the remediation initiatives set forth above.  In addition, management performed (1) additional review of the area described above, and (2) performed additional analyses, including but not limited to a detailed balance sheet and statement of operations analytical review. These procedures were completed so management could gain assurance that the financial statements and schedules included in this Form 10-K fairly present, in all material respects, the financial position, results of operations and cash flows for the periods presented.

Changes in Internal Control over Financial Reporting

There were no changes made during the most recently completed fiscal quarter that have materially affected or are reasonably likely to materially affect, internal control over financial reporting, as required by Rules 13a-15(d) and 15d-15(d) under the exchange Act.

ITEM 9B. OTHER INFORMATION

None.

PART III

ITEM 10 DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

The names of the executive officers and directors of GB Sciences, their ages as of July 31, 2020, and the positions currently held by each are as follows:

Name	Age	Position
John Poss	73	President, Chief Executive Officer, and Chairman of the Board of Directors
Dr. Andrea Small-Howard	52	Chief Science Officer and Director
Ed DeFrank	54	Director
Zach Swarts	33	Chief Financial Officer

Biographies

Set forth below are brief accounts of the business experience of each director an executive officer of the Company.

John Poss, Chief Executive Officer and Chairman of the Board

Effective April 29, 2016, The board of directors elected John Poss to serve as Chief Executive Officer. Mr. Poss served as the CFO of the Company beginning in August 2015, and its COO since December 31, 2015.  He resigned his position as CFO on August 4, 2016 and his position as COO on November 10, 2017.

Effective May 8, 2017, following the retirement of Craig Ellins, our Chief Innovation Officer and Chairman of the Board, Mr. Poss, replaced Mr. Ellins as Chairman of the Board.

Mr. Poss has over 30 years of experience working as a consultant to companies facing major transitions and transformations. Mr. Poss began his career in the Washington, D.C. office of Arthur Andersen & Co. and has served as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Technology Officer of both public and private companies in such diverse industries as homebuilding, mining, telecommunications, manufacturing, logistics, construction lending and mortgage banking. For the past twenty months prior to joining Growblox, Mr. Poss served as Chief Executive Officer of Experiential Teaching Online Corp., an educational content developer and for four years prior thereto owned and operated his own consulting firm. Mr. Poss has also worked extensively internationally, successfully negotiating agreements in countries throughout Asia, Europe and the Americas. Mr. Poss graduated from the University of Texas in 1974 with a degree in accounting.

Dr. Andrea Small-Howard, PhD, MBA, President, Chief Science Officer, and Director

Effective June 16, 2021, the board of directors appointed Dr. Andrea Small-Howard to the office of president.  Dr. Small-Howard was appointed as the Chief Science Officer and as a member of our board of directors on June 10, 2014, and she has served continuously in both positions since that time. As the Chief Science Officer, Dr. Small-Howard’s goal has been to create and maintain a novel plant-inspired therapy pipeline based on the Company's proprietary in silico technology suite, direct research & development efforts, facilitate research and development partnerships, guide product commercialization strategies, develop corporate messaging around our novel drug discovery process, and make public presentations promoting the Company’s drug development programs and unique corporate strategy.

Dr. Andrea Small-Howard has more than 20 years of research experience; as well as executive experience in the biopharmaceutical industry supervising research and development, manufacturing, and quality control divisions in both the US and China. In her biotechnology career, Dr. Small-Howard has taken novel biological products from ideation through commercialization. Dr. Small-Howard has been named an inventor on more than sixty patent applications and taken the lead in obtaining regulatory approvals from the U.S. Food and Drug Administration ("US FDA") and numerous international regulatory agencies. Dr. Small-Howard also created commercialization strategies, advised on distribution relationships, led branding committees, and supervised marketing materials. In one instance, Dr. Small-Howard designed a commercialization strategy for an in-licensed cervical cancer test. To that end, she developed technical product files in Korea with the original manufacturer, sourced US raw materials, hired contract manufacturers, created the US prototypes, and prepared regulatory filings. As VP of Scientific Oversight at Radient Pharmaceuticals Corp., she provided strategic product development and regulatory oversight across multiple international business divisions.

Dr. Small-Howard has directed research efforts on cannabinoids for over 20 years, leading a project group dedicated to the study of cannabinoids in the immune system as an NIH-funded post-doctoral fellow. In this work, she published one of the earliest studies of cannabinoid impacts on pro-inflammatory immunocytes. More recently she has contributed to published studies on consumer protection issues surrounding ‘medicinal’ Cannabis chemovars in Nevada, co-authored scholarly reviews on cannabinoids in heart disease and Parkinson’s disease, co-authored mechanistic studies on cannabinoid and terpene regulation of ion channels, and co-authored an innovative study demonstrating the utility of nanoparticles as delivery vehicles for Cannabis-derived therapeutic compounds.

For a four-year term (2012-2016), Dr. Small-Howard served on the Board of Directors of the Center for Healthcare Innovation, a nonprofit, non-partisan, and independent organization based in Chicago that is committed to serving as a catalyst for stimulating ideas, people, companies, and institutions to collaborate and achieve excellence in healthcare innovation. Her board level responsibilities at CHI included shaping and supporting the evolving mission of this dynamic group. She also served on the planning committee for their annual "Emerging Markets in the Life Sciences" seminar series, which ran for 5 years.

From July 2011 to June 2014, Dr. Small-Howard was the Founder and President of International Biotechnology Solutions, a management consulting firm that created customized, cost-effective commercialization solutions for viable yet abandoned biopharmaceutical products. International Biotechnology Solutions provided management consulting with a focus on assisting US biotech companies with products that could be commercialized within the Asia-Pacific region. Dr. Small-Howard successfully completed projects within the areas of business development, corporate alliance building, product commercialization, due diligence reporting on medical marijuana companies, corporate restructuring, and management of successful fund-raising campaigns.

From June 2011 to March 2013, she served as a Director on the Board of Directors (President for part of that time), for the Ceremax Investment Corporation. The Ceremax Investment Group was established by members of the USC EMBA Class XXV to pool its financial and intellectual resources to identify investment opportunities. During her tenure at Ceremax, Dr. Small Howard reviewed and approved capital and resource investments in promising start-up or scale-up phase private companies.

From November 2008 to July, 2011, Dr. Small-Howard served as the Vice President of Scientific Oversight for the Radient Pharmaceutical Corporation, a vertically-integrated biopharmaceutical research, development, and manufacturing corporation with operations in both the US and China. Dr. Small-Howard provided oversight for global product development in multiple international business divisions. She authored and/or attained 12 patents & 3 trademarks on proprietary cancer tests, cancer (gene) therapies, cosmeceuticals, and novel animal models. She achieved numerous regulatory approvals for cancer tests, cancer therapies, pharmaceuticals, and cosmeceutical products with the United States FDA, Health Canada, and other foreign ministries of health. She initiated and/or nurtured five international, collaborative, cancer research trial programs with universities that yielded 7 publications supporting cancer products and supervised the Quality Management Systems for an ISO 13485/cGMP compliant medical device manufacturing facility in the US; as well as the regulated manufacturing facilities in China. She also led and participated in internal and US FDA, CDPH, CE Mark/ISO 13485, and CMDR audits of Radient’s Quality Management System.

Zach Swarts, Chief Financial Officer, Treasurer

Mr. Swarts was appointed as the Company's CFO on April 16, 2021, and as treasurer on June 9, 2021, after serving as Interim CFO since September 5, 2019.  He began employment with GB Sciences in October 2017 and served as Director of Finance and Accounting prior to his appointment as Interim CFO. Prior to joining GB Sciences, Mr. Swarts worked for a local public accounting firm as Manager of the litigation support department from April 2016 to October 2017. He has provided forensic accounting, expert witness, business valuation, and consulting services to clients in a wide variety of industries. From January 2013 to  April 2016, he worked as an auditor in the Las Vegas office of Ernst & Young LLP. His clients consisted primarily of SEC filers in the highly regulated gaming industry. He is a Certified Public Accountant licensed in the State of Nevada.

Gary Henrie, Secretary

The board of directors ratified the appointment of Gary Henrie to the office of Secretary on June 8, 2021. Mr. Henrie is an attorney licensed to practice law in the State of Utah since 1987 and in the State of Nevada since 2003.  Mr. Henrie was appointed an officer of the United State Supreme Court by the United States Supreme Court in June, 2014.  Mr. Henrie has served as legal counsel to public companies for the past 32 years and has been securities counsel for the Company since 2014.

Edmond DeFrank, Director

Mr. DeFrank was elected to the GB Sciences, Inc. Board of Directors on October 23, 2019. He is a registered U.S. Patent Attorney and intellectual property specialist since 1993 with over 25 years’ experience as a computer engineer and a patent and trademark attorney in the high technology sector. He has written and prosecuted over one thousand trademarks and patent applications and patents for large high technology companies, educational institutions, and government entities. Mr. DeFrank is one of the first patent attorneys in U.S. history to successfully write and prosecute software, e-commerce, and IT business model patents for the World Wide Web in the early 1990s. Mr. DeFrank has protected his clients’ IP by working with state, federal, and foreign governments to combat the importation and sale of counterfeit products violating his clients’ patents and trademarks.

In addition, Mr. DeFrank has worked with small start-up companies and “Fortune 100” companies on strategic patent counseling, including managing and exploiting patent portfolios worth from six figures to billions of dollars through audit, analysis, valuation and licensing; performing due diligence for intellectual property acquisition, licensing, prosecution and litigation; managing, structuring and negotiating relationships between high tech companies, including forming licensing opportunities to generate revenue from intellectual property; negotiating and creating complex licensing, outsourcing, software development, manufacturing, marketing and distribution agreements; and performing due diligence and managing all intellectual property aspects of multi-million-dollar mergers and acquisitions. Over his career, Mr. DeFrank has founded and sold several software companies. He is the named inventor on 5 issued patents and over 30 pending patents.

For the past five years prior to joining the board of directors, Mr. DeFrank has provided legal services in the field of patent and trademark law as the owner of the Law Office of Edmond DeFrank from January 2001 to present. He is the founder of Ergo Sum Healthcare, Inc., a software development company which helps physicians produce better patient outcomes using personalized healthcare software solutions and served as its Chief Financial Officer from September 2013 to August of 2018. Mr. DeFrank also serves on the Board of Directors of Digipath, Inc. Since January 29, 2020.

During the past five years none of our directors, executive officers, promoters or control persons was:

1)

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2)	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3)

subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4)	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Family Relationships

None.

Audit Committee

On July 6, 2016, the Board established the Audit Committee and approved and adopted a charter (the "Audit Committee Charter") to govern the Audit Committee. The audit committee is comprised of John Poss, and Andrea Small-Howard. No member of the Audit Committee is independent under the rules governing OTC Market. Andrea Small-Howard is the chair of the audit committee. In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee Charter, the primary function of the Audit Committee is to assist the Board in its general oversight of our accounting and financial reporting processes, audits of our financial statements, and internal control and audit functions. The Audit Committee Charter is filed herewith as Exhibit 10.16.

Audit Committee Financial Expert

As of the date of filling of this Form 10-K, no member of our board of directors qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

Compensation Committee

On July 6, 2016, the Board established the Compensation Committee and approved and adopted a charter (the "Compensation Committee Charter"). The compensation committee is comprised of John Poss and Ed DeFrank, each of whom is independent under the rules of the Securities and Exchange Commission standards. Ed DeFrank is designated the chairperson of the committee. In addition to the enumerated responsibilities of the Compensation Committee in the Compensation Committee Charter, the primary function of the Compensation Committee is to oversee the compensation of our executives, produce an annual report on executive compensation for inclusion in our proxy statement, if and when required by applicable laws or regulations, and advise the Board on the adoption of policies that govern our compensation programs. The Compensation Committee Charter is filed herewith as Exhibit 10.17.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who directly or indirectly beneficially own more than 10% of our equity securities to file reports of ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% stockholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received, we believe that each of our officers and directors is under a current obligation to file a Form 3.

Code of Ethics

We adopted the GB Sciences, Inc. Code of Ethics for the CEO and Senior Financial Officers (the “finance code of ethics”), a code of ethics that applies to Chief Executive Officer, Chief Financial Officer, Chief Science Officer and other finance organization employees. A copy of the finance code of ethics may be obtained from the Company, free of charge, upon written request delivered to GB Sciences, Inc. 3550 W. Teco Avenue, Las Vegas, NV 89118. If we make any substantive amendments to the finance code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to the Chief Executive Officer or Chief Financial Officer, we will disclose the nature of such amendment or waiver in a report on Form 8-K.

ITEM 11. EXECUTIVE COMPENSATION

The following summary compensation table reflects all compensation awarded to, earned by, or paid to the Chief Executive Officer, Chief Science Officer, and Chief Financial Officer for all services rendered to us in all capacities during each of the years ended March 31, 2021 and 2020.

Summary Compensation Table

				Stock	Option
				Awards	Awards
Name and Position	Year	Salary	Bonus	(1)	(2)	Total
John Poss, President, CEO and Chairman of the Board	2021	$74,500	$-	$-	$19,000	$93,500
	2020	120,000	37,500	-	-	157,500
Dr. Andrea Small-Howard, CSO and Director	2021	99,000	-	-	67,000	166,000
	2020	160,000	-	-	-	160,000
Zach Swarts, CFO	2021	127,500	-	-	43,000	170,500
	2020	130,000	30,000	-	-	160,000

(1) Represents the grant date fair value of restricted stock awards granted, as calculated in accordance with stock-based compensation accounting standards.  The fair value of each of these awards is based on the closing share price of our stock on the grant date.  Although the table above indicates the full grant date value of the awards in the year which the compensation is considered, the restricted stock granted vests over a three-year period.

(2) Represents the grant date fair value of option awards granted, as calculated in accordance with stock-based compensation accounting standards.  The fair value of these awards is determined under the Black-Scholes option pricing model. For the assumptions used for purposes of determining the value of the awards included in each year's compensation, please refer to Note 10. Although the table above indicates the full grant date value of the awards in the year which the compensation is considered, the options granted vest over a three-year period.

Employment Agreements

John Poss, Chief Executive Officer, President, and Chairman of the Board of Directors

On August 10, 2015, Mr. Poss, entered into an employment agreement with the Company. The term of employment is one-year subject to automatic extensions for additional one-year periods unless either party chooses to terminate such employment. The Company may terminate the Employment Agreement at any time with or without cause. If the Company terminates the Employment Agreement without cause, Mr. Poss is entitled to three months' severance if the termination takes place during the first year of employment, four months' severance if the termination takes place during the second year of employment and six months' severance if the termination takes place during the third year or a subsequent year of employment. No severance payments are due in the case of a termination for cause. Similar severance provisions apply to a termination by Mr. Poss for good reason but not to a termination by Mr. Poss without good reason. Mr. Poss receives a monthly salary of $10,000 per month per the agreement. In addition, in August 2015, the Company issued 600,000 options to Mr. Poss under our 2014 Equity Incentive Plan. The options are exercisable upon vesting for a period of 10 years from issuance for the purchase of shares of our common stock at a price of $0.30 per share. The options issue pursuant to the agreement have all vested.

Pursuant to the appointment of Mr. Poss as the Company's President, Chief Executive Officer and Board Member, the Company entered into an Amended and Restated Employment Agreement, effective June 1, 2016.  The agreement will end on May 1, 2017, which end date can be extended upon the mutual agreement of the parties.  Under the agreement Mr. Poss will receive an annual salary of not less than $120,000 and quarterly bonuses equal to the value of 125,000 shares of the Company’s common stock.  Bonuses are payable in S-8 stock or cash in the discretion of the Company.  Under the agreement, Mr. Poss will also receive options to acquire 1.4 million shares of the Company's common stock subject to certain vesting requirements.  The option strike price is the market value of the stock on the date the options were granted. All of the related options are fully vested.

Effective May 8, 2017, following the retirement of Craig Ellins, our Chief Innovation Officer and Chairman of the Board, Mr. Poss, replaced Mr. Ellins as Chairman of the Board.

Effective July 1, 2020, all employees agreed to temporary voluntary pay reductions and Mr. Poss' salary was decreased to $3,000 per month with no quarterly bonuses. On November 12, 2020, the Company and Mr. Poss entered into an Indemnification Agreement. Beginning February 1, 2021, the board of directors approved an increase of Mr. Poss' monthly salary to $5,000. The board of directors granted Mr. Poss a discretionary award of 500,000 warrants to purchase one share of the Company's common stock at $0.04 per share for a period of ten years, with immediate vesting, on December 7, 2020. On December 15, 2020, 3,500,000 existing options held by Mr. Poss were re-priced to $0.05 per share.

Dr. Andrea Small-Howard, PhD, MBA, Chief Science Officer and Director

On June 19, 2014, Dr. Andrea Small-Howard, Chief Science Officer, entered into a three-year employment agreement with the Company. Dr. Small-Howard received a salary at the annual rate of $78,000 and 450,000 shares of restricted common stock that vests over the three-year term of employment. The stock is restricted as defined by the Rules and Regulations promulgated under the Securities Act of 1933, as amended. The Company may terminate the Employment Agreement at any time with or without cause. If the Company terminates the Employment Agreement without cause, Dr. Small-Howard is entitled any unpaid base salary accrued through the effective date of termination notice and pay in a lump sum of an amount equal to the product of the sum of the executive’s-based salary plus the amount of the highest annual bonus or other incentive compensation payment therefore made by the Company to the executive, multiplied by one. In the event of a Change of Control, as such term is defined in the 2014 Equity Incentive Plan, all of the restricted stock granted to Dr. Small-Howard shall vest immediately. Dr. Small-Howard also received 500,000 of stock options not in connection with her employment agreement, of which 100,000 vested immediately and the remainder vest over three years.

Effective on June 1, 2016, the Company amended its employment agreement with Dr. Small-Howard.  Pursuant to the amendment, Ms. Small-Howard surrendered a stock award for 450,000 shares of common stock in exchange for warrants to purchase 1.2 million common shares at the strike price of $0.30 per share.

Effective July 1, 2020, all employees agreed to temporary voluntary pay reductions and Dr. Small-Howard's salary was decreased to $5,000 per month. On November 12, 2020, the Company and Dr. Small-Howard entered into an Indemnification Agreement. Beginning February 1, 2021, the bBoard of directors approved an increase of Dr. Small-Howard's monthly salary to $12,000. The board of directors granted Dr. Small-Howard a discretionary award of 500,000 warrants to purchase one share of the Company's common stock at $0.04 per share for a period of ten years, with immediate vesting, on December 7, 2020. On December 15, 2020, Director Small-Howard was granted a discretionary award of 1,000,000 options to purchase one share of the Company's common stock at $0.05 per share for a period of ten years, vesting over a two-year period, and 1,000,000 existing options and 1,200,000 existing warrants held by Dr. Small-Howard were re-priced to $0.05 per share.

Zach Swarts, Chief Financial Officer and Treasurer

The Company and Mr. Swarts have not entered into a written employment agreement. On November 12, 2020, the Company and Mr. Swarts entered into an Indemnification Agreement. Beginning with his appointment as Interim CFO in September 2019, Mr. Swarts was paid a salary of $160,000 per year. Effective July 1, 2020, all employees agreed to temporary voluntary pay reductions and Mr. Swarts' salary was decreased to $5,000 per month. Beginning October 1, 2021, the board of directors approved an increase of Mr. Swarts' monthly salary to $10,000. The board of directors granted Mr. Swarts a discretionary award of 500,000 warrants to purchase one share of the Company's common stock at $0.04 per share for a period of ten years, with immediate vesting, on December 7, 2020. On December 15, 2020, Mr. Swarts was granted a discretionary award of 500,000 options to purchase one share of the Company's common stock at $0.05 per share for a period of ten years, vesting over a two-year period, and 150,000 existing options held by Mr. Swarts were re-priced to $0.05 per share.

Outstanding Equity Awards

The following table summarizes the number of shares underlying outstanding equity incentive plan awards for each named executive officer as of March 31, 2021:

Name	Number of shares underlying exercisable options/warrants (2)		Number of shares underlying unexercisable options/warrants	Option exercise price ($)	Option expiration date	Market value of shares not vested (1)
John Poss	600,000		-	$ 0.05	8/10/2025	-
	1,400,000		-	$ 0.05	6/1/2023	-
	1,500,000		-	$ 0.05	11/26/2027	-
	500,000	(4)	-	$ 0.04	12/7/2030	-
Andrea Small-Howard	500,000		-	$ 0.05	3/27/2025	-
	1,200,000	(3)	-	$ 0.05	6/1/2026	-
	500,000		-	$ 0.05	11/26/2027	-
	333,333		666,667	$ 0.05	12/15/2030	$ 32,000
	500,000	(4)	-	$ 0.04	12/7/2030	-
Zach Swarts	150,000		-	$ 0.05	10/1/2027	-
	166,667		333,333	$ 0.05	12/15/2030	$ 16,000
	500,000	(4)	-	$ 0.04	12/7/2030	-
Gary Henrie	166,667		333,333	$ 0.05	12/15/2030	$ 16,000
	500,000	(4)		$ 0.04	12/7/2030	-
Ed DeFrank	166,667		333,333	$ 0.05	12/15/2030	$ 16,000
	500,000	(4)	-	$ 0.04	12/7/2030	-

(1) Represents the Black-Scholes fair value of unvested awards as of the grant date.

(2) These options and warrants were vested at March 31, 2021.

(3) Represents a warrant to purchase 1,200,000 shares of common stock at an exercise price of $0.05 per share.

(4) Represents warrants to purchase 500,000 shares of common stock at an exercise price of $0.04 per share.

Directors’ Compensation

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. Officers are appointed annually by the board of directors and each executive officer serves at the discretion of the board of directors. Directors are entitled to be reimbursed for reasonable and necessary expenses incurred on behalf of the Company. Outside directors are paid $2,000 monthly with an additional $1,000 for each meeting attended in person.  The compensation is payable in cash or stock at the election of the Company.

ITEM 12 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table presents information known to us, as of June 15, 2021, relating to the beneficial ownership of common stock by:

●	each person who is known by us to be the beneficial holder of more than 5% of outstanding common stock;
●	each of named executive officers and directors; and
●	directors and executive officers as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted.

Percentage ownership in the following table is based on 317,012,411 shares of common stock outstanding as of the date of this report. A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from the date of this Annual Report upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants or other convertible securities included in that person’s holdings, but not those underlying shares held by any other person.

	No. of Shares		Percentage of Total Shares
Name of Beneficial Owner (1)	Owned		Owned
Officers and Directors
John Poss	4,225,000	(2)	1.32%
Dr. Andrea Small-Howard	3,149,333	(3)	*(10)
Zach Swarts	816,667	(4)	*(10)
Gary Henrie	666,667	(5)	*(10)
Ed DeFrank	666,667	(6)	*(10)
Directors and officers as a group (four) persons	9,524,334		2.92%
5% Holders:
Robert Moody, Jr.	26,005,000	(7)	7.90%
Lawrence B. Ordower	25,888,560	(8)	7.85%
David Ruggieri	20,333,000	(9)	6.24%

(1) Unless otherwise noted, the address of each person listed is GB Sciences, Inc. 3550 W. Teco Avenue, Las Vegas, NV 89118.

(2) Includes (a) 225,000 shares of common stock currently owned of record by Mr. Poss, (b) options to purchase 3,500,000 shares of common stock at $0.05 per share exercisable as of the Record Date or within 60 days thereafter, and (c) warrants to purchase 500,000 shares of common stock at $0.04 per share exercisable as of the Record Date or within 60 days thereafter.

(3) Includes (a) 116,000 shares of common stock currently owned of record by Dr. Small-Howard, (b) options to purchase 1,333,333 shares of common stock and warrants to purchase 1,200,000 shares of common stock at $0.05 per share exercisable as of the Record Date or within 60 days thereafter, and (c) warrants to purchase 500,000 shares of common stock at $0.04 per share exercisable as of the Record Date or within 60 days thereafter.

(4) Includes (a) options to purchase 316,667 shares of common stock at $0.05 per share exercisable as of the Record Date or within 60 days thereafter and (b) warrants to purchase 500,000 shares of common stock at $0.04 per share exercisable as of the Record Date or within 60 days thereafter.

(5) Includes (a) 166,667 options to purchase shares of common stock at $0.05 per share exercisable as of the Record Date or within 60 days thereafter and (b) warrants to purchase 500,000 shares of common stock at $0.04 per share exercisable as of the Record Date or within 60 days thereafter.

(6) Includes (a) 166,667 options to purchase shares of common stock at $0.05 per share exercisable as of the Record Date or within 60 days thereafter and (b) warrants to purchase 500,000 shares of common stock at $0.04 per share exercisable as of the Record Date or within 60 days thereafter.

(7) Address is Robert Moody Jr, 2302 Post Office Street, Suite 601, Galveston, TX  77550. The total consists of 18,002,500 common shares held by Mr. Moody and 8,002,500 shares that may be acquired upon the exercise of warrants.

(8) Address is Lawrence B. Ordower, 25 East Washington Street, Suite 1400, Chicago, IL  60602. The total consists of 13,150,560 common shares held by Mr. Ordower and 12,738,000 shares of common stock issuable upon exercise of warrants.

(9) Address is David Ruggieri, 1107 West Marion Ave, Unit 116, Punta Gorda, FL  33950. The total consists of 11,303,500 common shares held by Mr. Ruggieri and 9,029,500 shares of common stock issuable upon exercise of warrants.

(10) Less than 1%.

ITEM 13. CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

At March 31, 2021, the Company had one independent director serving on the board of directors. The definition the Company uses to determine whether a director is independent are the rules governing the OTC market.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

	Fiscal 2021	Fiscal 2020
Audit Fees(1)	$65,000	$78,710
Audit-Related Fees(2)	1,500	-
Tax Fees(3)	-	-
Subtotal	66,500	78,710
All other Fees(4)	-	-
Total	$66,500	$78,710

(1) Audit Fees – Audit fees billed to the Company in FY 2021 and 2020 include fees billed by Assurance Dimensions, Inc. and by Soles, Heyn & Company, LLP for auditing the Company's annual financial statements and reviewing the financial statements included in the Company's Quarterly Reports on Form 10-Q.

(2) Audit-Related Fees – Fees billed by Soles, Heyn & Company, LLP for providing auditor's consent.

(3) Tax Fees – No tax services were provided by the principal accountant during the past two fiscal years.

(4) All Other Fees – There were no other fees billed in the past two fiscal years for products and services provided.

Pre-approval of Audit and Non-Audit Services

It is the policy of the board of directors to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to 12 months from the date of pre-approval and any pre-approval is detailed as to the particular service or category of services. The Board of Directors may delegate pre-approval authority to one or more of its members when expedition of services is necessary.

PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES

1.	GB Sciences, Inc. Consolidated Financial Statements (including related notes to Consolidated Financial Statements) filed in Part II of this report are listed below:

Report of Independent Registered Public Accounting Firm – Assurance Dimensions, Inc.

Financial Statements:

Consolidated Balances Sheets as of March 31, 2021 and 2020

Consolidated Statements of Operations – Years ended March 31, 2021 and 2020

Consolidated Statements of Changes in Stockholders’ Equity (Deficit) – Years ended March 31, 2021 and 2020

Consolidated Statements of Cash Flows – Years ended March 31, 2021 and 2020

Notes to the Consolidated Financial Statements

2.

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under related instructions or are inapplicable and therefore have been omitted.

3.	Exhibits

No.	Description
3.1	Articles of Incorporation (Incorporated by reference to an exhibit to Form SB-2 No. 333-82580 filed with the Commission on February 12, 2002)
3.2

Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to Form S-1/A No. 333-82580 filed with the Commission on October 6, 2014 and Exhibit 3.2 to Form 10-K No. 333-82580 filed with the Commission on June 27, 2014)

3.3	Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)
3.4	Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)
3.5	Bylaws (Incorporated by reference to an exhibit to Form SB-2 No. 333-82580 filed with the Commission on February 12, 2002
4.6	Description of Registrant's Securities
10.1	2005 Restricted Stock Plan (Incorporated by reference to Annex A to Schedule 14A No. 333-82580 filed with the Commission on June 14, 2005)
10.2	2007 Restricted Stock Plan (Incorporated by reference to Exhibit 4.2 to Form S-8/POS No. 333-141467 filed with the Commission on February 8, 2008)
10.3

Amended Employment Agreement between Registrant and Andrea Small-Howard dated June 19, 2014 (Incorporated by reference to Exhibit 10.5 to Form 10-K No. 333-82580 filed with the Commission on June 27, 2014)

10.4	Employment Agreement between Registrant and John Poss dated August 10, 2015 (Incorporated by reference to Exhibit 10.1 to Form 10-Q No. 000-55462 filed with the Commission on November 18, 2015)
10.5	Operating Agreement of GB Sciences Nevada LLC (Incorporated by reference to Exhibit 10.4 to Form S-1/A No. 333-82580 filed with the Commission on October 6, 2014)
10.6	2014 Equity Incentive Plan (Incorporated by reference to Exhibit 10.6 to Form S-1/A No. 333-198967 filed with the Commission on December 23, 2014)
10.7	Amended Employment Agreement between Registrant and John Poss dated June 1, 2016 (Incorporated by reference to Exhibit 10.23 to Form 10-K No. 333-82580 filed with the Commission on July 14, 2016)
10.8

Amended Employment Agreement between Registrant and Andrea Small-Howard dated June 1, 2016 (Incorporated by reference to Exhibit 10.24 to Form 10-K No. 333-82580 filed with the Commission on July 14, 2016)

10.9	Audit Committee Charter (Incorporated by reference to Exhibit 10.25 to Form 10-K No. 333-82580 filed with the Commission on July 14, 2016)
10.10	Compensation Committee Charter (Incorporated by reference to Exhibit 10.26 to Form 10-K No. 333-82580 filed with the Commission on July 14, 2016)
10.11

Note Purchase Agreement between Registrant and CSW Ventures, LP dated February 28, 2019 (Incorporated by reference to Exhibit 10.29 to March 31, 2019 Form 10-K filed with the Commission on July 15, 2019)

10.12

8% Convertible Promissory Note between Registrant and CSW Ventures, LP dated February 28, 2019 (Incorporated by reference to Exhibit 10.29 to March 31, 2019 Form 10-K filed with the Commission on July 15, 2019)

10.13	Security Agreement between Registrant and CSW Ventures, LP dated February 28, 2019 (Incorporated by reference to Exhibit 10.29 to March 31, 2019 Form 10-K filed with the Commission on July 15, 2019)
10.14

Note Purchase Agreement between Registrant and Iliad Research and Trading, LP dated April 23, 2019 (Incorporated by reference to Exhibit 10.29 to March 31, 2019 Form 10-K filed with the Commission on July 15, 2019)

10.15

8% Convertible Promissory Note between Registrant and Iliad Research and Trading, LP dated April 23, 2019 (Incorporated by reference to Exhibit 10.29 to March 31, 2019 Form 10-K filed with the Commission on July 15, 2019)

10.16	Membership Interest Purchase Agreement between Registrant, Wellcana Plus, LLC, and GB Sciences Louisiana, LLC, dated November 15, 2019 (Incorporated by reference to Exhibit 10.1 to December 31, 2019 Form 10-Q filed with the Commission on February 18, 2020)
10.17

Membership Interest Purchase Agreement by and among Registrant, GB Sciences Nevada, LLC, GB Sciences Las Vegas, LLC, and AJE Management, LLC dated March 25, 2020 (Incorporated by reference to Exhibit 10.29 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)

10.18	Management Services Agreement by and among Registrant, GB Sciences Nevada, LLC, GB Sciences Las Vegas, LLC, and AJE Management, LLC dated December 6, 2019 (Incorporated by reference to Exhibit 10.30 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)
10.19	Amendment to Note Documents between Registrant and CSW Ventures, LP dated July 12, 2019 (Incorporated by reference to Exhibit 10.31 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)
10.20	Amended and Restated 8% Senior Secured Convertible Promissory Note payable to CSW Ventures, LP dated July 12, 2019 (Incorporated by reference to Exhibit 10.32 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)
10.21	Amendment to Promissory Note between Registrant and CSW Ventures, LP dated July 12, 2019 (Incorporated by reference to Exhibit 10.33 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)
10.22	Second Amendment to Note Documents between Registrant and CSW Ventures, LP dated November 27, 2019 (Incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)
10.23	Second Amended and Restated 8% Senior Secured Convertible Promissory Note payable to CSW Ventures, LP dated November 27, 2019 (Incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)
10.24	Loan Agreement betrween Registrant and AJE Mangement, LLC dated December 3, 2020 (Incorporated by reference to Exhibit 10.36 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)

10.25	8% Promissory Note payable to AJE Management, LLC (Incorporated by reference to Exhibit 10.37 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)
10.26	Promissory Note payable to John Davis dated November 15, 2019 (Incorporated by reference to Exhibit 10.38 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)
10.27	Judgment Settlement Agreement between Registrant, Iliad Research and Trading, L.P., and Wellcana Plus, LLC, dated November 20, 2020 (Incorporated by reference to Exhibit 10.1 to December 31, 2020 Form 10-Q filed with the Commission on February 16, 2021)
10.28	Amendment to Membership Interest Purchase Agreement between Registrant, AJE Management, LLC, GB Sciences Nevada, LLC, and GB Sciences Las Vegas, LLC dated May 11, 2020
10.29	Second Amendment to Membership Interest Purchase Agreement between Registrant, AJE Management, LLC, GB Sciences Nevada, LLC, and GB Sciences Las Vegas, LLC dated July 24, 2020
10.30	Loan Agreement between Registrant, AJE Management, LLC, GB Sciences Nevada, LLC, and GB Sciences Las Vegas, LLC dated July 24, 2020
10.31	8% Promissory Note Payable to AJE Management, LLC, dated July 24, 2020
10.32	Security Agreement between Registrant and AJE Management, LLC, dated July 24, 2020
10.33	Omnibus Amendment between Registrant, AJE Management, LLC, CSW Ventures, L.P., GB Sciences Nevada, LLC, and GB Sciences Las Vegas, LLC dated December 29, 2020
10.34	Amendment to Membership Interest Purchase Agreement between Registrant, Wellcana Plus, LLC, and GB Sciences Louisiana, LLC, dated December 15, 2020
10.35	Judgment Settlement Agreement between Registrant and Iliad Research and Trading, L.P. dated November 20, 2020
10.36	Membership Interest Purchase Agreement between Registrant, 483 Management, LLC, and GB Sciences Nopah, LLC dated August 10, 2020
10.37	Management Services Agreement between Registrant, 483 Management, LLC, and GB Sciences Nopah, LLC dated August 10, 2020
10.38	Promissory Note Modification Agreement between Registrant and 483 Management, LLC dated August 10, 2020
10.39	Indemnification Agreement between Registrant and Edmond A. DeFrank dated November 16, 2020
10.40	Indemnification Agreement between Registrant and Leslie Bocskor dated November 16, 2020
10.41	Indemnification Agreement between Registrant and John Poss dated November 16, 2020
10.42	Indemnification Agreement between Registrant and Andrea Small-Howard dated November 16, 2020
10.43	Indemnification Agreement between Registrant and Zach Swarts dated November 16, 2020
14.1	Code of Ethics (Incorporated by reference to Exhibit 14.1 to Form 10-KSB No. 333-82580 filed with the Commission on June 22, 2004)
21.1	List of Subsidiaries
31.1	Certification of Chief Executive Officer pursuant to Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934
31.2	Certification of Chief Financial Officer pursuant to Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934
32.1	18 U.S.C. Section 1350 Certification of Chief Executive Officer
32.2	18 U.S.C. Section 1350 Certification of Chief Financial Officer
101	XBRL Instant Documents

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Las Vegas, NV on July 6, 2021.

GB Sciences, Inc.

By:	/s/ John Poss
Name: John Poss
Title: Chief Executive Officer

GB Sciences, Inc.

By:	/s/ Zach Swarts
Name: Zach Swarts
Title: Chief Financial Officer

Exhibit 4.6

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors from funds legally available therefore, subject to the dividend preferences of the preferred stock, if any. Upon our liquidation or dissolution, the holders of common stock are entitled to share ratably in all assets available for distribution after payment of liabilities and liquidation preferences of the preferred stock, if any. Holders of common stock have no preemptive rights, no cumulative voting rights and no rights to convert their common stock into any other securities. Any action taken by holders of common stock must be taken at an annual or special meeting or by written consent of the holders of over 33% of our capital stock entitled to vote on such action.

Exhibit 10.28

AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT(this “Amendment”), dated as of May 11, 2020, is made and entered into, by and between GB

Sciences, Inc. a Nevada corporation (the “Seller”), GB Sciences Las Vegas, LLC, a Nevada limited liability company (“GBS LV”), GB Sciences Nevada LLC, a Nevada limited liability company (“GBS LV” and together with GBS LV and the Seller, the “GBS Parties”), and AJE Management, LLC, a California limited liability company (the “Buyer”, and together with the GBS Parties, each a “Party” and collectively, the “Parties”).

WHEREAS, the Parties have entered into a Membership Interest Purchase Agreement (the “Agreement”) dated as of March 24, 2020, and desire to amend the Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, the Parties agree as follows:

AGREEMENTS:

1.	Amendments.

(a)    Section 2.2(b) of the Agreement is hereby amended by deleting “Closing Inventory” from clause (B) thereof, so that Section 2.2(b) is restated in its entirety to read as follows:

“(b)         Seller and Buyer agree that the Purchase Price to be paid at the Closing shall be (A) reduced by any (i) Employee Liability Amounts,

(ii) Teco Subsidiary Fines, (iii) Liabilities of the Teco Subsidiaries incurred prior to the Management Commencement Date and not included on the Balance Sheet, and (iv) 50% of all costs and expenses incurred by the Buyer and its Affiliates in connection with obtaining the Nevada Approval, and (B) increased by the amount of Closing Cash. Seller and Buyer further agree that except as expressly set forth in the preceding sentence, the Purchase Price to be paid at the Closing shall not be reduced by any Liabilities of the Teco Subsidiaries incurred in the ordinary course of business following the Management Commencement Date other than in respect of accrued management fees due to Buyer under the Management Agreement.

(b)	The definition of “Closing Inventory” is hereby deleted from Article I of the

Agreement.

2.    Effect of Amendment. Except to the extent amended hereby, the Agreement and all terms, conditions and provisions thereof shall continue in full force and effect in all respects.

3.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument

Exhibit 10.28

4.    Miscellaneous. This Amendment shall be subject to the governing law and dispute resolution provisions set forth in Article X of the Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

GB SCIENCES LAS VEGAS, LLC

GB SCIENCES NEVADA LLC

                                                                                         By: GB SCIENCES, INC., as sole member

By: /s/: John Poss

Name: John Poss

  Title: Chief Executive Officer

GB SCIENCES, INC

By:  /s/: John Poss

Name: John Poss

Title: Chief Executive Officer

AJE MANAGEMENT, LLC

By: /s/: David Weiner

Name: David Weiner

Title: Manager

Exhibit 10.29

AMENDMENT NO. 2 TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”), dated as of July 24, 2020, is made and entered into, by and between GB Sciences, Inc. a Nevada corporation (the “Seller”), GB Sciences Las Vegas, LLC, a Nevada limited liability company (“GBS LV”), GB Sciences Nevada LLC, a Nevada limited liability company (“GBS NV” and together with GBS LV and the Seller, the “GBS Parties”), and AJE Management, LLC, a California limited liability company (the “Buyer”, and together with the GBS Parties, each a “Party” and collectively, the “Parties”).

WHEREAS, the Parties have entered into a Membership Interest Purchase Agreement dated as of March 24, 2020, which was amended on May 11, 2020 (as so amended, the “Agreement”), and desire to further amend the Agreement as set forth in this Amendment; and

WHEREAS, in order to induce the GBS Parties to enter into this Amendment, Buyer has agreed to cause an affiliate of Buyer to make secured loans to GBS LV and GBS NV (the “Teco Subsidiaries”) of up to $500,000 following the date hereof, the proceeds of which shall by distributed by the Teco Subsidiaries to the Seller.

NOW, THEREFORE, in consideration of the foregoing premises, the Parties agree as follows:

AGREEMENTS:

1.	Amendments.

(a)    Article I of the Agreement is hereby amended to add the following definition, after the definition of “Representative”:

“Revolving Note” means that certain Secured Revolving Promissory Note in the stated principal amount of $500,000, dated as of July 24, 2020, made by Buyer in favor of the Teco Subsidiaries.

(b)    Section 2.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Section 2.3         Seller Note. At the Closing, Buyer shall deliver to Seller a promissory note (the “Seller Note”), substantially in the form of Exhibit A hereto, with a principal amount equal to (a) Four Million Dollars ($4,000,000.00), minus (b) the thee (3) times (i) the outstanding principal amount of the Revolving Note, and (ii) all accrued interest thereon, as of the Closing Date. Immediately following the Closing and the delivery of the Seller Note to Buyer, all amounts outstanding under the Revolving Note immediately prior to the Closing shall automatically be deemed to have been repaid and satisfied in full.”

(c)    Exhibit A to the Agreement is hereby amended and restated with the form of Seller Note attached to this Amendment.

Exhibit 10.29

2.    Effect of Amendment. Except to the extent amended hereby, the Agreement and all terms, conditions and provisions thereof shall continue in full force and effect in all respects.

3.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument

4.    Miscellaneous. This Amendment shall be subject to the governing law and dispute resolution provisions set forth in Article X of the Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

GB SCIENCES LAS VEGAS, LLC GB

SCIENCES NEVADA LLC

By: GB SCIENCES, INC., as sole member

By: /s/: John Poss

Name: John Poss

Title: Chief Executive Officer

GB SCIENCES, INC

                                                                                        By: /s/: John Poss

                                                                                        Name: John Poss

Title: Chief Executive Officer

AJE MANAGEMENT, LLC

By: /s/: David Weiner

Name: David Weiner

Title: Manager

Exhibit 10.29

EXHIBIT A

FORM OF SELLER NOTE

(See Attached)

Exhibit 10.30

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), is entered into as of July 24, 2020 (the “Effective Date”), by and among GB Sciences Las Vegas, LLC, a Nevada limited liability company (“GBS LV”), GB Sciences Nevada LLC, a Nevada limited liability company (“GBS NV” and together with GBS LV, the “Borrowers”), and AJE Management LLC, a California limited liability company (the “Lender”).

WHEREAS, the Borrowers wish to request from time to time that Lender advance loans to the Borrowers (the “Loans”), pursuant a Secured Promissory Note (the “Note”) in the principal amount of $500,000 (the “Maximum Amount”), subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, the parties agree as follows:

1.	THE LOANS

1.1    Authorization of Loans. The Borrowers have authorized the borrowing from time to time of Loans pursuant to the Note. The Note shall be in the form attached hereto as Exhibit A.

1.2    Advances Under the Note. From time to time following the Effective Date, during the period the Note is outstanding, the Borrowers may request that Lender make one or more additional advances to the Borrowers under the Note (the “Advances”) in an amount not to exceed

$500,000 in the aggregate. All Advances shall be made at the sole discretion of Lender, following the written request (a “Loan Request”) from the Borrowers’ parent, GB Sciences, Inc. (“Parent”) to Lender of an Advance under the Note. Subject to the outstanding Advances not exceeding the Maximum Amount, the Borrowers may borrow, prepay and reborrow Loans under the Note prior to the maturity of the Note.

1.3    Security Agreement. The Borrowers obligations under the Note shall be secured by a Security Agreement to be entered into by the Borrowers in favor of the Lender.

2.	REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

The Borrowers hereby jointly and severally represent and warrant to the Lender that:

2.1	Organization and Standing; Qualifications. Each Borrower is a limited liability company validly existing and in good standing under the laws of the State of Nevada. Each Borrower has all requisite power and authority to own and operate its properties and assets, and to carry on its business as conducted and as proposed to be conducted. Each Borrower is duly qualified to transact business in each jurisdiction in which the failure to so qualify could, singly or in the aggregate, have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in (i) the business, operations, financial condition, results of operations, properties, prospects, assets or liabilities of the Borrowers taken as a whole, or (ii) on the authority or ability of the Borrowers to perform their obligations under this Agreement, the Note, and the other agreements, instruments and documents contemplated hereby (collectively, the “Transaction Documents”). For the avoidance of doubt, a “Material Adverse Effect” shall include, without limitation, any such material adverse effect occurring as a result of (i) a change in any law or legal requirement or the enforcement thereof,

(ii) any loss by the Borrowers of any license or permit necessary for the conduct by the Borrowers of its business or proposed business, or (iii) any failure by the Borrowers to comply in any material respect with all legal requirements of the State of Nevada, including, without limitation, by maintaining and complying with, all applicable licenses, permits and approvals of all governmental authorities in the State of Nevada (collectively, “Nevada Legal Requirements”).

Exhibit 10.30

2.2    Corporate Power. The Borrowers have all requisite power and authority to execute and deliver this Agreement, and borrow Loans under the Note, and to carry out and perform its obligations under the terms of this Agreement and each of the Transaction Documents.

2.3    Authorization. All corporate action on the part of the Borrowers, their managers and members, necessary for (i) the authorization, execution and delivery of the Agreement by the Borrowers, (ii) the authorization, issuance and delivery of the Note, and (iii) the performance of all of the Borrowers’ obligations under the Transaction Documents, has been taken. This Agreement has been duly and validly executed and delivered by the Borrowers and constitutes the valid and binding obligation of the Borrowers, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally.

3.	COVENANTS.

3.1    Inspection Rights. Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during usual business hours, to inspect the books and records of the Borrowers and to make copies thereof, and the right to check, test, and inspect all equipment, materials, and facilities of the Borrowers.

3.2    Further Assurances. The Borrowers shall cure promptly any defects in the creation and issuance of the Note, and in the execution and delivery of the Transaction Documents. The Company, at its expense, shall execute and deliver promptly to the Lender upon request all such other and further documents, agreements and instruments as may be reasonably necessary to permit the Borrowers to comply with its covenants and agreements herein, and shall make any recordings, file any notices and obtain any consents as may be necessary or appropriate in connection therewith.

3.3    Use of Proceeds. The proceeds of all Advances shall be used to fund distributions to the Parent.

4.	MISCELLANEOUS

4.1    Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Nevada, without giving effect to principles of conflicts of law, as applied to agreements entered into among Nevada residents to be performed entirely within Nevada. Each party hereto irrevocably and unconditionally (i) agrees that any action, suit or claim brought hereunder must be brought in the courts of the United States in the State of Nevada or the state courts of the State of Nevada which shall serve as the exclusive jurisdiction and venue for any and

Exhibit 10.30

all disputes arising out of and/or relating to this Agreement; (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.

4.2    Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (including to any transferee of the Note). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3    Amendment. Any provision of this Agreement may be amended, waived, modified, discharged or terminated only with the written consent of the Borrowers and the Lender. The Lender may waive its rights or the Borrowers’ obligations with respect to the Note hereunder without obtaining the consent of any other natural person or Person.

4.4    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth in the Borrowers records, or (c) when received if transmitted by telecopy (to be followed by U.S. mail), electronic or digital transmission method. In each case notice shall be sent to the addresses set forth on the Borrowers’ records or at such other address as a party may designate by ten (10) days’ advance written notice to the other parties hereto.

4.5    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

4.6    Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

4.7    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.8    Survival of Agreement. All covenants and agreements made in this Agreement shall survive the execution and delivery hereof and the issuance, sale and delivery of the Note. For the avoidance of doubt, the representations and warranties made in this Agreement shall not survive the execution and delivery hereof.

4.9    Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.10    Facsimile/PDF Signatures. This Agreement may be executed and delivered by facsimile or PDF and, upon such delivery, the facsimile or PDF will be deemed to have the same

Exhibit 10.30

effect as if the original signature had been delivered to the other party. The failure to deliver the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

4.11    Entire Agreement. This Agreement, together with the Exhibits hereto, the certificates, documents, instruments and writings that are delivered pursuant hereto and each of the other Agreements, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

Exhibit 10.30

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement on the day and year first set forth above.

GB SCIENCES NEVADA, LLC

GB SCIENCES LAS VEGAS, LLC

By: GB Sciences, Inc. as sole member

By: /s/: John Poss

Name: John Poss

Title: Chief Executive Officer

GB SCIENCES, INC.

By: /s/: John Poss

Name: John Poss

Title: Chief Executive Officer

AJE MANAGEMENT, LLC

By:      /s/ David Weiner

Name: John Poss

Title: Chief Executive Officer

Exhibit 10.31

GB SCIENCES LAS VEGAS, LLC

GB SCIENCES NEVADA LLC

Secured 8% Promissory Note

$500,000.00

July 24, 2020

FOR VALUE RECEIVED, GB SCIENCES LAS VEGAS, LLC, a Nevada limited liability company (“GBS LV”), and GB SCIENCES NEVADA LLC, a Nevada limited liability company (“GBS NV” and together with GBS LV, collectively, the “Borrower”) with their principal executive offices at 3550 W. Teco Avenue, Las Vegas NV 89118, jointly and severally promise to pay to the order of AJE MANAGEMENT, LLC (the “Lender” or the “Holder of this Note”) or registered assigns, the principal amount of Five Hundred Thousand Dollars ($500,000) Dollars, or such lesser amount as shall equal the aggregate unpaid principal amount of the loans made by Lender to the Borrower hereunder (the “Principal Amount”), together with interest on such Principal Amount, on July 31, 2021 (the “Maturity Date”). Interest on this Secured Promissory Note (this “Note”) shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 2 hereof.

Interest shall accrue on the Principal Amount outstanding from time to time and shall be payable (i) upon maturity (whether at the Maturity Date, by acceleration or otherwise) and (ii) at any time after maturity until paid in full (after as well as before judgment), on demand. All computations of interest hereunder shall be made based on the actual number of days elapsed in a year of 365 days (including the first day but excluding the last day during which any such Principal Amount is outstanding). All payments by the Borrower hereunder shall be applied first to pay any interest which is due, but unpaid, and then to reduce the Principal Amount.

Each payment by the Borrower pursuant to this Note shall be made without set-off or counterclaim and in immediately available funds by wire or check only. THIS NOTE MAY NOT BE PAID OR PREPAID IN CASH. The Borrower (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees to pay to the Holder of this Note, on demand, all costs and expenses (including reasonable and documented legal fees and expenses) incurred in connection with the enforcement and collection of this Note.

This Note has been issued to Lender pursuant to a Loan Agreement (as amended from time to time, the “Loan Agreement”) of even date herewith, and is secured by a Security Agreement made by the Borrowers in favor of Lender, covering certain collateral, all as more particularly described and provided therein, and is entitled to the benefits thereof. Unless otherwise defined in this Note, capitalized terms used herein shall have the meanings set forth in the Loan Agreement.

1.    Principal Repayment. This Note may be prepaid, in whole or in part, at any time or from time to time, without premium or penalty. All payments made on this Note shall be

Exhibit 10.31

applied first to interest accrued to the date of the payment, then to other amounts which may then be due hereunder (other than principal), and then to the outstanding principal amount of this Note.

2.	Computation of Interest.

A.    Base Interest Rate. Subject to Sections 2B and 2C below, the outstanding Principal Amount shall bear interest at the rate of eight (8%) percent per annum.

B.    Penalty Interest. Upon the occurrence and during the continuance of an Event of Default (as defined below), the rate of interest applicable to the unpaid Principal Amount shall be increased to ten (10%) percent per annum.

3.	Events of Default.

If any of the following events shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation by law or otherwise) (each, an “Event of Default”):

(i)	Bankruptcy, Insolvency, Etc. Borrower shall:

(a)	in any legal document admit in writing its inability to pay

its debts as they become due;

(b)	apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its property, or make a general assignment for the benefit of creditors;

(c)    in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or for any part of its property;

(d)    permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower, and, if such case or proceeding is not commenced by the Borrower or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Borrower or shall result in the entry of an order for relief; or

(e)    take any corporate or other action authorizing, or in furtherance of, any of the foregoing;

Exhibit 10.31

(ii)    Teco Facility. The Borrower shall fail to hold any required provisional or permanent certificate (as applicable) under State or local law for the operation of the Teco Facility as an establishment to cultivate and sell cannabis;

(iii)    Cross-Default. Borrower shall default in the payment when due, after the expiration of any applicable grace period, of any amount payable under any other obligation of the Borrower for money borrowed in excess of $100,000;

(iv)    Cross-Acceleration. Any other indebtedness for borrowed money of Borrower in an aggregate principal amount exceeding $100,000 shall be duly declared to be or shall become due and payable prior to the stated maturity thereof or shall not be paid as and when the same becomes due and payable including any applicable grace period; or

(v)    Other Breaches, Defaults. Borrower shall default or be in breach of any other term or provision of this Note, any other Transaction Document (as defined in the Loan Agreement), in any material respect, for a period of ten (10) days, or any material representation or warranty made by the Borrower to the Lender in any Transaction Document shall be materially false or misleading;

then, and in any such event, the Lender shall, by notice to the Borrower, take or cause to be taken any or all of the following actions, without prejudice to the rights of Lender to enforce its claims against the Borrower: (1) declare the principal of and any accrued interest and all other amounts payable under this Note to be due and payable, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (2) exercise any other remedies available at law or in equity, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Note; provided, that upon the occurrence of any Event of Default referred to in Section 4(i) then (without prejudice to the rights and remedies specified in clause (2) above) automatically, without notice, demand or any other act by any Holder, the principal of and any accrued interest and all other amounts payable under this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained in this Note to the contrary notwithstanding. No remedy conferred in this Note upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereinafter existing at law or in equity or by statute or otherwise.

4.	Amendments and Waivers.

A.    The provisions of this Note may from time to time be amended, modified or supplemented, if such amendment, modification or supplement is in writing and consented to by the Borrower and the Lender.

Exhibit 10.31

B.    No failure or delay on the part of the Lender in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lender shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

C.    To the extent that the Borrower make a payment or payments to the Lender, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid by the Lender to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made by the Lender or such enforcement or setoff had not occurred.

5. Miscellaneous.

A. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Borrower or the Lender shall bind and inure to the benefit of its successors and permitted assigns of the Borrower and the Lender, respectively, whether so express or not.

B.    Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflicts of laws principles thereof.

C.    Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

[Signature Page Follows]

Exhibit 10.31

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Borrower.

GB SCIENCES LAS VEGAS, LLC

GB SCIENCES NEVADA, LLC

By: GB SCIENCES, INC., as sole member

By:  /s/ John Poss

Name: John Poss

Title: Chief Executive Officer

Exhibit 10.32

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is made and entered into effective as of July 24, 2020, by GB SCIENCES NEVADA LLC, a Nevada limited liability company (“GBSN”) and GB SCIENCES LAS VEGAS LLC, a Nevada limited liability company (“GBSLV” and, together with GBSN, each a “Grantor”), in favor of AJE MANAGEMENT, LLC (“Secured Party”).

RECITALS

Secured Party has agreed to make loans to the Grantors in an aggregate principal amount of up to $500,000.00 (the “Loans”), which Loans shall be evidenced by a Secured Promissory Note of even date herewith made by the Grantors in favor of Secured Party (the “Note”), which Note has been issued pursuant to that certain Loan Agreement, dated as of the date hereof, among Grantors and Secured Party (the “Loan Agreement”).

In order to induce Lender to extend the Loan to Grantors, the Grantors have agreed to grant Secured Party security and assurance in order to secure the payment and performance of all of the Secured Obligations (as defined below), and to that effect to grant Secured Party a security interest in certain of their assets and enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

1.    Grant of Security Interest. Each Grantor hereby grants to Secured Party, a security interest in and so pledges and assigns to the Secured Party, all of its right, title and interest in, to and under, the following properties, assets and rights of such Grantor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): (i) all of its assets and property, whether now existing or hereafter acquired, of every description, including, without limitation, all accounts, chattel paper (whether tangible or electronic), instruments, letter of credit rights, investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, commercial tort claims, and all general intangibles (including all payment intangibles), deposit accounts, documents and goods (including inventory, equipment and fixtures and embedded software, and all accessions to any goods), and (ii) all licenses, authorizations, certificates and permits issued by any Nevada governmental authority (the “Cannabis Licenses”) to any of the Grantors with respect to the cannabis cultivation and production facility operated by the Grantors at 3550 W. Teco Avenue, Las Vegas, Nevada (the “Teco Facility”), to the extent (and only to the extent) that the grant of a security interest in any such Cannabis License is not prohibited as a matter of law (provided, that, (A) the foregoing exclusion shall in no way be construed to apply to the extent that (1) any such prohibition is unenforceable under Section 9-408 of the Uniform Commercial Code or other applicable law, or (2) any consent or waiver has been obtained that would permit the Secured Party’s security interest or lien notwithstanding the prohibition or restriction on the pledge of such Cannabis License). The security interest in the Collateral shall secure the payment in full of all obligations (the “Secured Obligations”) of Grantors to Secured Party under the Note, the

Exhibit 10.32

Loan Agreement and this Agreement. By their execution of this Agreement, each Grantor authorizes Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the applicable Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Each Grantor agrees to furnish any such information to the Secured Party promptly upon request.

2.    Representations and Warranties Concerning Grantors’ Legal Status. Each Grantor represents and warrants to the Secured Party as follows: (a) such Grantor’s exact legal name is that indicated on the signature page hereof, (b) it is a limited liability company organized in the State of Nevada, and (c) its chief executive office and mailing address is 3550 W. Teco Avenue, Las Vegas, Nevada 89118.

3.    Covenants Concerning Grantors’ Legal Status. Each Grantor covenants with the Secured Party as follows: (a) without providing at least 30 days prior written notice to the Secured Party, such Grantor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, and (b) such Grantor will not change its type of organization, jurisdiction of organization or other legal structure.

4.    Representations and Warranties Concerning Collateral, Etc. Each Grantor further represents and warrants to the Secured Party as follows: (a) the applicable Grantor is the owner of the Collateral; (b) such Grantor’s execution, delivery and performance of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene its certificate of incorporation or bylaws or certificate of formation or operating agreement, as applicable, (ii) contravene any contractual restriction or applicable law or (iii) result in, or require the creation or imposition of, any lien on its property, except the lien granted hereby; and (c) this Agreement constitutes the legal, valid and binding obligation of such Grantor enforceable against it in accordance with its terms.

5.    Right to Inspect. At all times that Secured Party has a security interest in the Collateral under this Agreement, Secured Party shall have the right at reasonable times after prior written notice to the applicable Grantor, to inspect the Collateral wherever the Collateral is located. Upon request from Secured Party, each Grantor shall advise Secured Party as to the location(s) where the Collateral is kept or stored.

6.    Default. There shall be a default (an “Event of Default”) for purposes of this Agreement if there shall occur and be continuing a default in the payment when due (after the expiry of any applicable grace period stated in the agreements with respect thereto) of any amount due of any of the Secured Obligations, or if any Grantor fails to perform a material obligation under this Agreement.

7.	Secured Party’s Rights in Event of Default.

Exhibit 10.32

(a)    In the event of an Event of Default, Secured Party shall have all rights of a secured party under the Uniform Commercial Code in each jurisdiction in which the Collateral is located, including, but not limited to, the right to take possession of such amounts of Collateral, and to dispose of such Collateral by public or private sale, as shall be reasonably necessary to assure to Secured Party payment of all of the Secured Obligations. Any notification of intended disposition of any of the Collateral required by law, shall be deemed reasonably and properly given if given to a Grantor at least ten (10) days before such disposition, provided that each Grantor agrees that Secured Party shall otherwise be subject to no obligation, express or implied, to give any notice as to collection or disposition of any of the Collateral which threatens to decline speedily in value. In the event Secured Party takes possession of and sells Collateral under this Section, Secured Party shall apply all proceeds from such sale in accordance with the provisions of the Uniform Commercial Code. Any proceeds of any collection or disposition by Secured Party of any of the Collateral may be applied by Secured Party in the following order: to the reasonable expenses of retaking, conserving, collecting (by suit or otherwise) or disposing of (by sale or otherwise) the Collateral, including reasonable attorneys’ fees and legal expenses incurred, and then to the satisfaction of all the Secured Obligations in such order and manner of application as Secured Party elects. Upon the occurrence of an Event of Default, and irrespective of whether Secured Party shall have pursued any other remedy provided herein, Secured Party shall be entitled to demand and receive all available financial information concerning the Grantors and their businesses, and shall be entitled at all reasonable times to inspect Grantors’ premises and have access to Grantors’ books and records.

(b)    The Grantors shall use their best efforts, and take all actions necessary, appropriate or otherwise required under Nevada Legal Requirements, to effect the transfer of the Cannabis Licenses to the Secured Party or any other party designated by Secured Party (or its successor) following an Event of Default.

8.    Expenses. Each Grantor shall, on demand, reimburse Secured Party for all costs and expenses, including without limitation reasonable attorneys’ fees and legal expenses, incurred by Secured Party in seeking to enforce any rights or remedies under this Agreement or in respect of the Collateral, and in case of an Event of Default, incurred by Secured Party in enforcing or attempting to enforce its rights and remedies hereunder.

9.    Collection of Proceeds of Collateral. Upon the occurrence and during the continuance of an Event of Default, immediately upon notice to a Grantor by Secured Party, such Grantor agrees (i) to hold in trust for Secured Party all payments received in connection with the Collateral and from the sale, lease or other disposition of any Collateral, (ii) to collect and enforce payment of all Collateral until Secured Party shall direct such Grantor to the contrary, and from and after this direction, to fully and promptly cooperate and assist Secured Party (or any other person as Secured Party shall designate) in the collection and enforcement of all Collateral, (iii) to endorse to Secured Party and immediately deliver to Secured Party all payments received by such Grantor on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of such Grantor in the Collateral, in the form received by such Grantor without commingling with any other funds, and (iv) immediately deliver to Secured Party all property in such Grantor’s possession or later coming into such Grantor’s possession through enforcement of such Grantor’s rights or interests in the

Exhibit 10.32

Collateral. Upon the occurrence and during the continuance of an Event of Default, the Grantors irrevocably authorize Secured Party or any of Secured Party’s agents to endorse the name of the Grantors upon any Collateral or other items which are received in payment of any Collateral, and to do any and all things necessary in order to reduce these items to money.

10.    Waivers. Each Grantor waives all defenses otherwise available to parties secondarily or in any other degree liable or whose property stands as security, including, without limitation, presentment, demand, protest and notice with respect to any of the Secured Obligations, the enforcement and preservation of any lien otherwise held by Secured Party and the enforcement and preservation of any of the Secured Obligations or any guaranty or other undertaking. Each Grantor agrees that Secured Party may release any Collateral (or any other security for any of the Secured Obligations) before or after maturity of any such Secured Obligations and may enforce its security interest and liens on any Collateral pledged hereby without being obligated first to enforce any other security whether pledged or owned by any other Grantor or any other person.

11.    Secured Party Appointed Attorney-In-Fact and Performance by Secured Party. Upon the occurrence and during the continuance of an Event of Default, each Grantor hereby irrevocably constitutes and appoints Secured Party as such Grantor’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do in such Grantor’s name, place and stead, all such acts, things and deeds for and on behalf of and in the name of such Grantor, which such Grantor could or might do or which Secured Party may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Collateral into Secured Party’s name or the name of any purchaser of the Collateral. Each Grantor hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declares this power of attorney to be coupled with an interest and irrevocable as long as any Secured Obligations remain outstanding.

12.    Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter of this Agreement. This Agreement shall not be modified except by a writing signed by Secured Party and the Grantors.

13.    Governing Law; Jurisdiction. This Agreement shall be construed and enforced under and in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. EACH GRANTOR IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN NEVADA FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT. EACH GRANTOR CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO SUCH GRANTOR AT ITS ADDRESS SET FORTH BELOW OR TO ANY OTHER ADDRESS FOR IT AS MAY HEREAFTER BE DESIGNATED IN ANY WRITTEN NOTICE BY IT TO SECURED PARTY.

Exhibit 10.32

14.    Parties Bound; Assignment. This Agreement shall be binding on each Grantor and on each Grantor’s legal representatives, successors and assigns, and shall inure to the benefit of Secured Party, Secured Party’s successors and assigns and any subsequent holders of the any of the Note.

15.    Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered to the party receiving the notice at the address for notices set forth at the end of this Agreement.

[Signature Page Follows]

Exhibit 10.32

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.

GB SCIENCES LAS VEGAS, LLC

GB SCIENCES NEVADA LLC

By: GB SCIENCES, INC., as sole member

By:  /s/ John Poss

Name: John Poss

Title: Chief Executive Officer

Address for notices for all Grantors:

3550 W. Teco Avenue

Las Vegas, Nevada 89118

Exhibit 10.33

OMNIBUS AMENDMENT

THIS OMNIBUS AMENDMENT (this “Amendment”), dated as of December 29, 2020, is made and entered into, by and between GB Sciences, Inc. a Nevada corporation (the “Seller”), GB Sciences Las Vegas, LLC, a Nevada limited liability company (“GBS LV”), GB Sciences Nevada LLC, a Nevada limited liability company (“GBS NV” and together with GBS LV and the Seller, the “GBS Parties”), AJE Management, LLC, a California limited liability company (the “Buyer”), and CSW Ventures, LP (“CSW” and, together with the Buyer, and the GBS Parties, each a “Party” and collectively, the “Parties”).

WHEREAS, Buyer and the GBS Parties have entered into a Membership Interest Purchase Agreement dated as of March 24, 2020, which was amended on May 11, 2020 and July 24, 2020 (as so amended, the “MIPA”);

WHEREAS, Buyer and the GBS Parties have entered into a Management Services Agreement dated as of December 6, 2019, which was amended on March 25, 2020 (as so amended, the “Management Agreement”);

WHEREAS, CSW is the holder of that certain Second Amended and Restated 8% Senior Secured Convertible Promissory Note issued by the Seller, in the principal amount of $1,501,863, dated November 27, 2019 (as amended from time to time, the “CSW Note” and together with the MIPA and the Management Agreement, the “Agreements”); and

WHEREAS, and desire to further amend the Agreements as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises, the Parties agree as follows:

AGREEMENTS:

1.    Amendments.

(a)    Section 2.2(b) of the MIPA is hereby amended and restated in its entirety to read as follows:

“(b)     Seller and Buyer agree that the Purchase Price to be paid at the Closing shall be (A) reduced by any (i) Employee Liability Amounts, (ii) Teco Subsidiary Fines, (iii) Liabilities of the Teco Subsidiaries incurred prior to the Management Commencement Date and not included on the Balance Sheet, (iv) 50% of all costs and expenses incurred by the Buyer and its Affiliates in connection with obtaining the Nevada Approval, and (v) the amount by which the outstanding principal balance of the Revolving Note immediately prior to the Closing exceeds $325,000, and (B) increased by the amount of Closing Cash. Seller and Buyer further agree that except as expressly set forth in the preceding sentence, the Purchase Price to be paid at the Closing shall not be reduced by any Liabilities of the Teco Subsidiaries incurred in the ordinary course of business following the Management Commencement Date other than in respect of accrued management fees due to Buyer under the Management Agreement.

(b)    Section 2.3 of the MIPA is hereby amended and restated in its entirety to read as follows:

“Section 2.3         Seller Note. At the Closing, Buyer shall deliver to Seller a promissory note (the “Seller Note”), substantially in the form of Exhibit A hereto, in the principal amount of Three Million Twenty Five Thousand Dollars ($3,025,000.00). Immediately following the Closing and the delivery of the Seller Note to Buyer, all amounts outstanding under the Revolving Note immediately prior to the Closing shall automatically be deemed to have been repaid and satisfied in full.”

(c)    Exhibit A to the MIPA is hereby amended and restated with the form of Seller Note attached to this Amendment.

(d)    The first sentence of Section 6(a) of the Management Agreement is hereby amended and restated in its entirety to read as follows:

“In consideration of the Services to be rendered hereunder, subject to Section 5 above, the GBS Parties will pay to Manager a monthly fee in the amount of seventy five thousand dollars ($75,000) (the “Management Fee”); provided, however, that no Management Fees shall be payable with respect to Services rendered after November 30, 2020.

2.    Interest Moratorium. Effective December 1, 2020, interest shall cease accruing on the Revolving Note and the CSW Note.

3.    Effect of Amendment. Except to the extent amended hereby, the Agreements and all terms, conditions and provisions thereof shall continue in full force and effect in all respects.

4.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument

5.    Miscellaneous. This Amendment shall be subject to the governing law and dispute resolution provisions set forth in Article X of the MIPA.

[Signature Page Follows]

Exhibit 10.33

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

GB SCIENCES LAS VEGAS, LLC
GB SCIENCES NEVADA LLC
By: GB SCIENCES, INC., as sole member

By: /s/ John Poss

Name: John Poss

Title: Chief Executive Officer

GB SCIENCES, INC

By: /s/ John Poss

Name: John Poss

Title: Chief Executive Officer

AJE MANAGEMENT, LLC

By: /s/ David Weiner

Name: David Weiner

Title: Manager

CSW VENTURES, LP

By: /s/ David Weiner

Name: David Weiner
Title: General Partner

Exhibit 10.33

EXHIBIT A

FORM OF SELLER NOTE

(See Attached)

Exhibit 10.34

AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Amendment to that certain Membership Interest Purchase Agreement (the "Amendment") with an effective date of January 1, 2020 by and among Wellcana Plus, LLC, a Louisiana limited liability company ("Purchaser"), GB Sciences, Inc. a Nevada corporation ("Seller"), GB Sciences Louisiana, LLC, a Louisiana limited liability company (the "Company"), and Wellcana Group, LLC, a Louisiana limited liability company ("WGC").

WHEREAS, the parties have entered into an Membership Interest Purchase Agreement, dated as of November 15, 2019 as amended by an Amendment to Membership Interest Purchase Agreement effective as of January 1, 2020 and a letter agreement dated October 15, 2020, whereby GB Sciences sold its membership interests in GB Louisiana to Wellcana Plus effective as of January 1, 2020 (collectively, the "Agreement"), by and among Purchaser, Seller, Company, and WGC, pursuant to which Seller greed to sell, transfer, convey and deliver to Purchaser all of Seller's right, title and interest in and to its Membership Interest in the Company and Purchaser agreed to purchase the Membership Interest of Seller in the Company;

WHEREAS, Section 7.01 of the Agreement provides that the Agreement may be amended by subsequent written instrument; and

WHEREAS, the parties desire to amend the Agreement as set forth below.

NOW, THEREFORE, in accordance with the terms of the Agreement and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended, and the parties hereby agree as follows:

1. Amendments

(a) Section 1.2 of the Agreement is deleted in its entirety and replaced with the following:

The aggregate purchase price of the Interest "the Purchase Price" shall be $4,900,000 to be paid as follows:   $50,000 on or before July 15, 2020, $500,000  paid  on  or  before  October  1,  2020  with  the  balance  of $4,350,000 due on or before December 15, 2020.

(b) Whereas $550,000 has been received by Seller pursuant to the amended terms and $250,00 released to Seller pursuant to an Escrow Agreement entered into by the parties.

(c) Whereas $50,000.00 of the Escrow Funds released shall not be applied to the Purchase Price.

(d) Whereas Purchaser shall pay to Seller $4,150,000.00.

Exhibit 10.34

(e) Section 1.3 Earnout Payment is deleted in its entirety

(f) Section 1.4 Sale and Transfer of Interest Right is deleted in its entirety.

(g) Section 1.5 of the Agreement is deleted in its entirety and replaced with the following:

The closing of the purchase and sale of the Interest (the "Closing") shall occur on December 15, 2020, by wire transfer, in each case to the extent acceptable to the parties hereto, on the date hereof (the "Closing Date").

(h) Section l.6(b)(i) of the Agreement is amended to read as follows:

(i) the Pledge Agreement executed by Purchaser.

2. Capitalization. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

3. Conflicts; Ratification. To the extent that any provisions of this Amendment are inconsistent with the terms of the Agreement, this Amendment will constitute an amendment to the Agreement pursuant to Section 7.01 thereof. The balance of the terms of the Agreement shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or Portable Document Format (PDF) shall be deemed to be their original signatures for any purposes whatsoever.

Exhibit 10.34

IN WITNESS WHEREOF, the undersigned have executed and acknowledged the approval of this Amendment as of the date first above written.

PURCHASER:

WELLCANA PLUS, LLC

By: K2 Logic, LLC, its Manager

By: /s/ Charles F. Hohorst, III

Title: Manager

SELLER:

GB SCIENCES, INC.

By: /s/ John Poss

Title: CEO and Chairman

COMPANY:

GB SCIENCES LOUISIANA, LLC

By: Wellcana Group, LLC, Member

By: K2 Logic, LLC, its Manager

By: /s/ Charles F. Hohorst, III

Title: Manager

By: /s/ Charles M Rush

Title: Manager

By: Wellcana Plus, LLC, Member

By: K2 Logic, LLC, its Manager

By: /s/ Charles F. Hohorst, III

Title: Manager

By: /s/ Charles M Rush

Title: Manager

Exhibit 10.35

JUDGMENT SETTLEMENT AGREEMENT

This Judgment Settlement Agreement (this “Agreement”) is entered into as of November 20, 2020 (the “Effective Date”) by and among Iliad Research and Trading, L.P., a Utah limited partnership (“Lender”), GB Sciences, Inc., a Nevada corporation (“Borrower”), and solely with respect to Section 3 below, Wellcana Plus LLC, a Louisiana limited liability company (“Wellcana”). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Note (defined below). Each of Borrower and Lender is sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

A.    Borrower previously sold and issued to Lender that certain 8% Convertible Promissory Note dated April 23, 2019 in the original principal amount of $2,765,000.00 (the “Note”) pursuant to that certain Note Purchase Agreement dated April 23, 2019 by and between Lender and Borrower (the “Purchase Agreement,” and together with the Note and all other documents entered into in conjunction therewith, the “Transaction Documents”).

B.    A number of events of defaults occurred under the Note and, as a result thereof, Lender filed a lawsuit against Borrower in the Third Judicial District Court of Salt Lake County, State of Utah, Case No. 200903437 (the “Lawsuit”).

C.    On July 14, 2020, Judge Keith Kelly entered a Default Judgment (the “Judgment”) against Borrower in the amount of $3,264,594.38 plus post-judgment interest at the rate of 15% per annum and all attorneys’ fees incurred by Lender to pursue and collect on the Judgment (the “Judgment Amount”).

D.    Lender and Borrower now desire to settle the Judgment on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2.    Settlement Amount. Notwithstanding the terms and conditions of any prior Agreement between Borrower and Lender, Borrower covenants and agrees to pay Lender

$3,006,014.60 (the “Settlement Amount”) in accordance with the terms of this Agreement.

3.    Proceeds from Asset Sale. Wellcana and Borrower have reached agreement on the accelerated payment of proceeds from the sale of Borrower’s 50% membership interest in GB Science Louisiana LLC by Borrower to Wellcana (the “Asset Sale”). Borrower hereby directs Wellcana and Wellcana covenants and agrees to pay the Settlement Amount directly to Lender in accordance with the wire transfer instructions attached hereto as Exhibit A from the proceeds owed to Borrower at the closing of the Asset Sale. The amount paid by Wellcana will be recognized by Lender as a credit to the amount due from Borrower to Lender. Wellcana also covenants and agrees to provide Lender with a contact who will provide updates and answer questions regarding the

Exhibit 10.35

status of the Asset Sale to Lender. Borrower covenants and agrees that Wellcana’s payment of the Settlement Amount to Lender will be credited toward the purchase price of the Asset Sale.

4.    Final Settlement; Payment in Full. Final settlement of this Agreement (“Final Settlement”) (and thereby, the Judgment) shall occur once Lender receives the Settlement Amount from Wellcana. Upon Final Settlement, Borrower shall be deemed to have paid the entire Judgment Amount in full, Borrower shall have no further obligations under the Judgment, the Judgment shall be deemed to be satisfied, and Lender will file a satisfaction of judgment with the court that issued the Judgment. In the event Final Settlement does not occur on or prior to December 8, 2020, this Agreement will immediately and automatically terminate and be deemed to be void ab initio.

5.    Failure to Comply. Borrower understands that Lender’s agreement to settle the Judgment for the Settlement Amount, and all other obligations, restrictions, and limitations of or on Lender hereunder shall terminate immediately upon the occurrence of any breach of this Agreement. In any such case, Lender may seek all recourse available to it under the terms of the Judgment, this Agreement, or applicable law following any breach, including without limitation enforcing the Judgment for the full Judgment Amount.

6.    Judgment. Borrower represents, warrants and acknowledges that it was properly served the complaint and all other applicable documents related to the Lawsuit and that the Judgment was properly entered. Borrower further agrees that it will not challenge the Judgment or otherwise seek to have the Judgment set aside. In furtherance of the foregoing, Borrower acknowledges that the representations and warranties in the prior sentence are a material inducement to Lender to enter into this Agreement and that but for such representations and warranties from Borrower, Lender would not have entered into this Agreement or agreed to settle the Judgment for the Settlement Amount.

7.	Representations, Warranties and Agreements. In order to induce Lender to enter into this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

7.1.    Authority. Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder. Borrower asserts that any governmental filings that are required will be filed by Borrower as required by law.

7.2.    No Waiver. Any Event of Default which may have occurred under the Note has not been, is not hereby, and shall not be deemed to be waived by Lender, expressly, impliedly, through course of conduct or otherwise except upon full satisfaction of Borrower’s obligations under this Agreement. The agreement of Lender to refrain and forbear from exercising any rights and remedies by reason of any existing default or any future default shall not constitute a waiver of, consent to, or condoning of, any other existing or future default.

Exhibit 10.35

7.3.    Accurate Representations. All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all respects; and no such understanding, representation, warranty, or recital fails or omits to state or otherwise disclose any material fact or information necessary to prevent such understanding, representation, warranty, or recital from being misleading. Borrower acknowledges and agrees that Lender has been induced in part to enter into this Agreement based upon Lender’s justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties, and recitals contained in this Agreement. There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date hereof which would or could materially and adversely affect the understandings of Lender expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

7.4.    No Defenses. Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Agreement by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

7.5.    Voluntary Agreement. Borrower hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by Borrower (or had the opportunity to be represented by counsel). Borrower further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

Exhibit 10.35

7.6.    No Proceedings. There are no proceedings or investigations pending or threatened before any court or arbitrator or before or by, any governmental, administrative, or judicial authority or agency, or arbitrator, against Borrower.

7.7.    No Statutes. There is no statute, regulation, rule, order or judgment and no provision of any mortgage, indenture, contract or other agreement binding on Borrower, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms and conditions of this Agreement and/or any of the other documents executed and delivered in connection with this Agreement.

7.8.    Solvent. Borrower is solvent as of the date of this Agreement, and none of the terms or provisions of this Agreement shall have the effect of rendering Borrower insolvent. The terms and provisions of this Agreement and all other instruments and agreements entered into in connection herewith are being given for full and fair consideration and exchange of value.

8.    Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with this Agreement.

9.	Miscellaneous.

9.1.    Further Assurances. At any time or from time to time after the Effective Date, at the request of a Party, and without further consideration, each of the Parties shall execute and deliver, or shall cause its respective affiliate(s) to execute and deliver, such other agreements, instruments, certifications or other documents as may be necessary or desirable to effectuate the transactions and fulfill its obligations under this Agreement.

9.2.    Arbitration. By its execution of this Agreement, each Party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement and the parties agree to submit all Claims (as defined in the Purchase Agreement) arising under this Agreement or any Transaction Document or other agreement between the parties and their affiliates to binding arbitration pursuant to the Arbitration Provisions.

9.3.    Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each Party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to this Agreement or any Transaction Document or the relationship of the Parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the Parties obligations to resolve disputes hereunder or under any Transaction Document pursuant to the Arbitration Provisions, each Party hereto submits to the exclusive jurisdiction of any state or federal court sitting in Salt Lake County, Utah in any proceeding arising out of or relating to this Agreement and agrees that all Claims in respect of the proceeding may only be heard and determined in any such court and hereby expressly submits to the exclusive personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each Party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts

Exhibit 10.35

in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth in the Purchase Agreement, such service to become effective ten

(10) days after such mailing. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.4.    Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

9.5.    Successors. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party, including its financing sources, in whole or in part. Borrower may not assign this Agreement or any of its obligations herein without the prior written consent of Lender.

9.6.    Entire Agreement. This Agreement, together with all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower, Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.

9.7.    Amendments; Waiver. This Agreement may be amended, modified, or supplemented only by written agreement of the Parties. No provision of this Agreement may be waived except in writing signed by the Party against whom such waiver is sought to be enforced.

9.8.    Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the Parties agree that the Party who is awarded the most money (without regard to any fines, penalties, or charges imposed by any governmental or regulatory authority) shall be deemed the prevailing Party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing Party in connection with the dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

9.9.    Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of

Exhibit 10.35

the Parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

9.10.    Acknowledgement. By executing this Agreement, each of the Parties evidences that it carefully read and fully understands all of the provisions of this Agreement.

9.11.    No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, stockholders, or employees except as expressly set forth in this Agreement and, in making its decision to enter into the transactions contemplated by this Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, agents or representatives other than as set forth in this Agreement.

9.12.    Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement.

9.13.    Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower or Lender shall be given as set forth in the “Notices” section of the Purchase Agreement.

[Remainder of page intentionally left blank]

Exhibit 10.35

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the Effective Date.

LENDER:

ILIAD RESEARCH AND TRADING, L.P.

By: Iliad Management, LLC, its General Partner

By: Fife Trading, Inc., its Manager

By: /s/ John M. Fife, President

John M. Fife, President

BORROWER:

GB SCIENCES, INC.

By: /s/ John C. Poss

Name: John C. Poss

Title: CEO

Solely with Respect to Section 3:

WELLCANA PLUS LLC

By: /s/ Charles Hohorst

Title: Managing Member of K2 Logic

/s/ Charles Rush

Charles Rush

Title: On behalf of K2 Logic, LLC Managing Member of Wellcana Plus, LLC

Exhibit 10.36

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”) is made this 10th day of August, 2020 (the “Effective Date”), by and among GB Sciences Nopah, LLC, a Nevada limited liability company (“Nopah” or “Company”), and GB Sciences, Inc., a Nevada Corporation and Nopah 5, LLC, a Nevada limited liability company (each a “Founding Member” and collectively, the “Founding Members” and together with Nopah, collectively, the “Seller”), and 483 Management, LLC, a Nevada limited liability company, or its assigns (collectively, the “Buyer”). Sellers and Buyer are collectively referred to herein as the “Parties” and individually as a “Party”.

ARTICLE I RECITALS

A.    The Founding Members own all of the issued and outstanding membership interests in the Company (the “Company Membership Interest”);

B.    Nopah is engaged, among other activities, in the business of cultivating cannabis and holds certain cannabis cultivation licenses (the “Business”). Seller holds the following licenses:

State of Nevada Department of Taxation MME Certificate C120 67083167520646029144. An application for Recreational Sales has been Conditionally Approved (the “Licenses”).

C.    Seller’s Business is currently located at 1100 Papago Street, Sandy Valley, NV, 89019 (“Premises”). Seller perfected the MME license at the Premises and was in the process of perfecting the recreational license at the Premises but was unable to do so due to zoning issues with Clark County and determined that it is in the best interests of the Company to sell the Licenses to Buyer and Buyer has agreed to purchase the Licenses and move the Licenses from the Premises, which have been destroyed due to a fire, to another location in Clark County.

D.    Buyer and Seller shall work together in good faith to move the Licenses to a new location in Clark County. Buyer and Seller shall enter into a management agreement concurrent with this Agreement whereby Buyer shall manage the Company operations until such time as the Licenses are transferred to the Buyer.

E.    The Seller desires to sell to the Buyer and the Buyer desires to purchase from the Seller 100% of the membership interests in the Company (“Acquired Interest”).

NOW, THEREFORE, the parties hereto, intending to be bound, agree as follows:

ARTICLE II ARTICLE I PURCHASE OF ACQUIRED INTEREST

1.1    Purchase and Sale of the Acquired Interest. Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and covenants contained herein, at the Closing (as defined in Section 6.4), the Founding Members and Nopah will sell, assign, transfer, grant, deliver and convey to Buyer, and Buyer will purchase from each of such Founding Members and Nopah, the Acquired Interest, free and clear of all Encumbrances, and all rights thereto or evidenced thereby, including all rights to receive and share in dividends and distributions thereon and the right to vote on limited liability company matters. For the avoidance of doubt, on and after Closing, Buyer shall own one hundred percent (100%) of the Company Membership Interests. The Company Membership Interests have not been registered under the Securities Act or otherwise with any state or federal securities authority, including, without limitation, the Securities and Exchange Commission or any Secretary of State or similar authority

1.2    Acquired Assets. Subject to the terms and conditions set forth herein, the Seller agrees to sell, transfer, assign and deliver to the Buyer, and the Buyer agrees to purchase or accept from the Seller

Exhibit 10.36

the Licenses of the Seller used or held for use in, relating to or arising out of the Business, including the following:

(a)    Acquired Licenses. The Seller’s Licenses issued by the State of Nevada or any political subdivision or applicable government entity related to the Business, together with all rights, privileges, prepaid amounts, deposits and credits of the Licenses to which Seller is or may be entitled;

(b)    Permits, Etc. All permits, licenses, consents, authorizations, approvals, registrations, filings and other similar acts of or made with any governmental entity held by the Seller (collectively, “Permits”) that may lawfully be assigned, transferred, modified or amended to reflect a change in ownership or operational control, subject, however, to any action by such governmental entity that may be required in connection with such assignment, transfer, modification or amendment.

(c)    Prepaid Items, Credits, Etc. In addition to rights and claims described in paragraphs (b), (c), (d) and (h) above, all prepaid insurance, prepaid taxes, credits, deposits and other prepaid items or favorable balances of any kind in favor of the Seller, to the extent any of such items may lawfully be assigned or transferred;

(d)	Goodwill. All goodwill of or associated with the Business; and

(e)	Equipment. All equipment currently in possession of the Company

1.3    Excluded Assets. Notwithstanding anything in Section 1.1, the Acquired Assets shall not include any of the following (the “Excluded Assets”):

(a)	Seller’s assets not used in the Business.

(b)	Cash. Petty Cash.

(c)	Bank Accounts. Any bank account of the Seller; and

(d)    Nontransferable Permits. Any Permits, the transfer or purported transfer of which would violate applicable Laws.

1.3 Employees. As of the Closing, Seller shall terminate the employment of all the employees who work exclusively in connection with the Business (the “Terminated Employees”). Seller shall pay all amounts owed to the Terminated Employees for services rendered prior to the Closing, including in respect of salary and any accrued but unpaid bonuses and any accrued but unpaid time off.

ARTICLE II

ASSUMPTION OF CERTAIN OBLIGATIONS

2.1.    Assumed Liabilities. At the Closing the Buyer shall assume, and agree to pay, perform, fulfill and discharge the following obligations of the Seller (collectively, the “Assumed Liabilities”):

(a)    Other than the Permitted Encumbrances, as hereinafter defined, Seller shall transfer the Aquired Assets free and clear of all liens or encumbrances whatsoever including without limitation any liability for taxes, fees, and payments accruing with respect to the Licenses on or before the Closing. Buyer shall assume the liabilities of Seller only pursuant to the Estoppel Certificate issued by the Nevada Department of Taxation (the “Estoppel Certificate”), such Estoppel Certificate attached hereto as Schedule 2.1 (b). Seller shall defend and indemnify Buyer from any and all liabilities of the Seller accruing prior to the Closing other than the Assumed Liabilities.

The parties acknowledge that this Section 2.1(a) has been placed in this Agreement as a result of the mandates of the Nevada Department of Taxation regarding the Estoppel Certificate. Notwithstanding anything in this Agreement to the contrary, to the extent that the Estoppel Certificate or any of its terms are held to be unenforceable or contrary to law, any reference to Buyer’s assumption of liabilities under and pursuant to the Estoppel Certificate in this Section 2.1(a) or otherwise

Exhibit 10.36

in this Agreement, is likewise void.

2.2.	Excluded Liabilities.

(a)    Anything in this Agreement to the contrary notwithstanding, the Buyer shall not assume, and shall not be deemed to have assumed, any liability, Indebtedness or obligation of any nature, fixed or contingent or known or unknown, of the Seller whatsoever other than as specifically set forth in Section 2.1 (with all such unassumed liabilities, Indebtedness and obligations referred to in this Agreement as the “Excluded Liabilities”), and the Seller shallretain and be solely liable for and obligated to pay and perform all of the Excluded Liabilities.

(b)    Without limiting the generality of Section 2.2(a), the Buyer shall have no liability with respect to the following claims, liabilities, Indebtedness or obligations:

(i)    Any claims, liabilities or obligations of the Seller under this Agreement or any related agreement;

(ii)	Any claim, liability or obligation arising from or related to any of the

Excluded Assets; and

(iii)	Any claims, liabilities or obligations of the Seller relating to Employees including paid vacation, holiday, personal and sick day accruals for all Employees or any claims related to or from any Employees of Seller in any manner whatsoever.

ARTICLE III

PURCHASE PRICE, TERMS, CLOSE OF ESCROW

3.1.    Purchase Price. The aggregate consideration payable by the Buyer to the Seller (the “Purchase Price”) shall be One Dollars ($1.00).

(a)    The Buyer shall deliver the sum of One Dollar ($1.00) to GB Sciences, Inc. by check within five days after the transfer of ownership documents are submitted to the Department of Taxation by the Buyer.

(i)    The Parties acknowledge that as of the Effective Date, there is a moratorium in effect that would preclude the transfer of the Licenses from Seller to Buyer. However, the moratorium does not prevent the Parties from submitting the transfer of ownership application to the Department of Taxation for the transfer to occur when the moratorium is lifted. As such, the Parties expressly agree and acknowledge that this Agreement cannot close until each of the conditions set forth in Article VI, including obtaining the necessary Governmental Approvals, is satisfied.

(ii)    Until such time that the Licenses are fully transferred from Seller to Buyer, Seller agrees to cooperate with Buyer in maintaining the Licenses in order to allow the Business to operate and to move the Licenses to a new location.

(iii)    In the event the request to transfer the Acquired Licenses to Buyer (or its related entities) is ultimately denied, Buyer may assign this Agreement to its related entities that Buyer chooses, and Seller will cooperate to facilitate the transfer to an assign of the Buyer.

(b)    Concurrent with the execution of this Agreement, the Parties shall also execute a Promissory Note Modification Agreement and a Management Services Agreement. If either of those documents are not executed on the Effective Date defined herein, this Agreement shall terminate and be of no further force or effect.

3.2         Mutual Obligations. Buyer and Seller shall cooperate and take steps reasonably necessary to process and obtain all governmental permits, licenses and approvals necessary to qualify Buyer to conduct the Business.

Exhibit 10.36

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Subject to any exceptions noted in the Seller’s disclosure schedule delivered concurrently herewith (the “Seller’s Disclosure Schedule”) if any, attached hereto Schedule 4, the Seller, to the best of its actual knowledge without a duty of investigation, hereby represents and warrants to the Buyer as of the date hereof and as of the Closing as follows:

4.1.	Organization.

(a)    The Seller is duly organized, validly existing and in good standing under the Laws of Nevada. The Seller has sufficient power and authority to own or lease interests in the Acquired Assets and to carry on the Business as now conducted.

(b)    The Founding Members own one hundred percent (100%) of the interest in the Business. Each Founding Member is the record and beneficial owner of and possesses good and marketable title to each Founding Member’s Company Membership Interests, free and clear of any Encumbrances. None of such Founding Member’s Company Membership Interests are subject to any community property or similar interest held by any other Person and such Founding Member has not transferred to any other Person any rights or interest in any of such Founding Member’s Company Membership Interests. There are no Contracts between such Founding Member and any other Person with respect to the acquisition, disposition or voting of, or any other matters pertaining to, any Company Membership Interests. Except for this Agreement, no Founding Member has any obligation, absolute or contingent, to any other Person to sell any ownership interest held by such Founding Member in Nopah, or concerning any sale of the Business or any material assets of such Founding Member, or concerning any merger, consolidation or other reorganization of such Founding Member or to enter into any agreement with respect thereto.

(c)    Sellers and their members are not foreign persons (as that term is defined in the Internal Revenue Code Section 1445).

4.2.	Authority; Binding Effect.

(a)    The Seller has all requisite power and authority to enter into this Agreement and any other agreements, certificates or documents contemplated hereby (collectively, the “Related Agreements”) to which it is or will be a Party and to consummate the transactions contemplated hereby and thereby and perform its obligations hereunder and thereunder. This Agreement has been duly authorized by all necessary corporate action of the members of the Seller. The Seller has delivered to the Buyer copies of resolutions adopted by the Seller’s members approving this Agreement (collectively, the “Transaction Approvals of the Seller”). The Transaction Approvals of the Seller constitute all necessary Company and member action necessary for the authorization, execution and delivery of this Agreement and the Related Agreements by the Seller and the performance by the Seller of the transactions contemplated hereby and thereby, and such approvals have not been revoked, rescinded or amended.

(b)    This Agreement has been, and each of the Related Agreements to which the Seller is a Party will be at the Closing, duly executed and delivered by the Seller and this Agreement constitutes, and in the case of the Related Agreements they will at Closing constitute, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.3.    Non-Contravention. Neither the execution and delivery of this Agreement and the Related Agreements by the Seller, nor the consummation by the Seller of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or constitute or create a default or accelerate or adversely affect any obligations under, or result in the creation or imposition of any Encumbrance upon

Exhibit 10.36

any of the Acquired Assets pursuant to, (a) any material Contract to which the Seller is a party or by which the Seller or any of its properties (including any of the Acquired Assets) is bound or to which the Seller or any of its properties is subject, or (b) the articles of incorporation, bylaws, or other constitutive documents of the Seller.

4.4.    Subsidiaries. The Seller does not own and has never otherwise owned, directly or indirectly, any capital stock of or any other equity interest in any other Person. (As used in this Agreement, Person means an individual, a partnership (general or limited), a corporation, a limited liability company, an association, a trust a joint venture, or any other entity cognizable under the law.)

4.5.    Litigation. There is no litigation, arbitration, action, suit, proceeding, or investigation of any nature (whether conducted by any judicial or regulatory body, arbitrator, or other Person) pending or, to the knowledge of the Seller, threatened, against the Seller, or any of its assets or any fiduciary or service provider of any Employee Benefit Plan, nor to the best of the Seller’s knowledge, is there any basis therefor.

4.6.    Taxes. The Seller has timely filed or will have timely filed all Tax Returns for the periods or portions thereof ending on or prior to the Closing Date that are required to be filed on or prior to the Closing Date with any Taxing authority, and all such Tax Returns are true, accurate and complete in all respects and were prepared in substantial compliance with all applicable laws. The Seller has timely paid, or made adequate provision for the payment of, all Taxes owed (whether or not shown on any Tax Return), all Tax assessments received, and any other Taxes that have or may become due under applicable Law with respect to all periods or portions thereof ending on or prior to the Closing Date.

4.7.    Employee Benefit Plans. The Seller does not now maintain or contribute to, or has no outstanding liability (contingent or otherwise) under or in respect of, any pension, bonus, profit-sharing, deferred compensation, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, or arrangement, whether formal or informal, written or oral, for the benefit of any Employee or consultant, whether active or terminated, of the Seller.

4.8.    Brokers. No finder, broker, agent, or other intermediary has acted for or onbehalf of the Seller in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the transactions contemplated hereby. Any brokerage or finders’ fees incurred, directly or indirectly, by the Seller in connection with this Agreement or any other transaction contemplated hereby or by the Related Agreements will be paid by the Seller.

4.9.    Representations Complete. None of the representations or warranties made by the Seller in this Agreement or any Related Agreement, nor any statement made in the Seller’s Disclosure Schedule or any certificate furnished by the Seller pursuant to this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

4.10.    No Other Representations and Warranties. Except for the representations and warranties contained in this Article IV (including the related portions of the Disclosure Schedules), neither Seller nor any other person or entity has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Acquired Assets furnished or made available to Buyer and its representatives, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Business, or any representation or warranty arising from statute or otherwise in law.

Exhibit 10.36

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller as follows:

5.1.    Organization. The Buyer is a corporation duly organized and validly existing under the laws of the State of Nevada. The Buyer has all requisite power and authority to own, lease and operate its properties and to carry on its business.

5.2.	Authority; Binding Effect.

(a)    The Buyer has all requisite power and authority to enter into this Agreement and the Related Agreements to which it is or will be a party and to consummate the transactions contemplated hereby and thereby and perform its obligations hereunder and thereunder. This Agreement has been duly authorized by all members of the Buyer. The Buyer has delivered to the Seller certified copies of the resolutions adopted by the Buyer’s member that has approved this Agreement (collectively, the “Transaction Approvals of the Buyer”). The Transaction Approvals of the Buyer constitute all necessary limited liability company action for the authorization, execution and delivery of this Agreement and the Related Agreements by the Buyer and the performance by the Buyer of the transactions contemplated hereby and thereby, and such approvals have not been revoked, rescinded or amended.

(b)    This Agreement has been, and each of the Related Agreements to which the Buyer is a party will be at the Closing, duly executed and delivered by the Buyer and this Agreement constitutes, and in the case of the Related Agreements they will at Closing constitute, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

5.3.    Non-Contravention. Neither the execution and delivery of this Agreement and the Related Agreements by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or constitute or create a default or accelerate or adversely affect any obligations under (a) any material Contract to which the Buyer is a party or by which the Buyer or any of its properties is bound or to which the Buyer or any of its properties is subject,

(b)	the certificate of formation, the operating agreement, or other constitutive documents of the Buyer, or

(c)    any Law, order, decree or injunction of any Governmental Entity to which the Buyer or any of its properties is subject.

5.4.    Brokers. Any brokerage or finders’ fees incurred, directly or indirectly, by Buyer in connection with this Agreement or any other transaction contemplated hereby or by the Related Agreements will be paid by Buyer.

5.5.    Representations Complete. None of the representations or warranties made by the Buyer in this Agreement or any Related Agreement, nor any statement made in Disclosure Schedule or any certificate furnished by the Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE VI CONDITIONS TO CLOSING

Notwithstanding the express understanding of the Parties as set forth in Section 3.1(a)(i), the obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the condition that no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order, writ, judgment, injunction, decree, stipulation, determination or award which is in effect and has the effect of making the transactions

Exhibit 10.36

contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

6.1    Governmental Conditions to Closing. As set forth in Section 3.1(b)(i), as of the Effective Date of this Agreement, there is a moratorium in effect that precludes the transfer of the Licenses from Seller to Buyer.

(a)    Thereafter, the Closing shall occur as promptly as practicable following the date on which all approvals (the “Nevada Approvals”) have been obtained from all applicable governmental authorities in Nevada to transfer ownership of the Licenses from Seller to Buyer; and

(b)    the transfer of the ownership interests from Seller to Buyer including, but not limited to, any Nevada Approvals that may be required to ensure the continuing validity and effectiveness of the Licenses.

(c)    Buyer shall be responsible to prepare and submit all necessary applications and requests to the appropriate governmental entities to transfer the Licenses from Seller to Buyer, as well as to transfer the location for the Licenses on or before August 31, 2020.

6.2    Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)    Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement prior to or on the Closing Date.

(b)    The Promissory Note Modification Agreement shall have been executed and true and complete copies thereof shall have been delivered to Buyer.

(c)    All intercompany obligations owed by the Company to the Seller or any affiliate of the Seller shall have been discharged, canceled, or otherwise satisfied.

(d)    No Action shall have been commenced against Buyer or Sellers, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(e)    All representations and warranties of Sellers herein shall be true and accurate in all material respects as of the date they were made and as of the Closing Date, except for inaccuracies of representations or warranties the circumstances giving rise to which, individually or in the aggregate, do not constitute and could not reasonably be expected to have a Material Adverse Effect.

6.3    Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Sellers’ waiver, at or prior to the Closing, of each of the following conditions:

(a)    Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement prior to or on the Closing Date.

(b)    The Promissory Note Modification Agreement shall have been executed and true and complete copies thereof shall have been delivered to Sellers.

Exhibit 10.36

(c)    Except for the moratorium referenced in Section 3.1(b)(i), no injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

6.4    For purposes of this Agreement, “Closing” shall occur once each of the foregoing conditions has been satisfied. The Parties hereto agree that they are bound to the terms of this Agreement as of the Effective Date. However, the Parties further acknowledge that the Purchase of the Company Membership Interests shall not be finalized until the date of Closing.

ARTICLE III

ARTICLE IV ARTICLE VII

ARTICLE V INDEMNIFICATION

7.1	Survival of Representations, Warranties and Covenants.

(a)    Seller Representations. The representations and warranties of the Seller set forth in this Agreement or in any certificate, document or other instrument delivered by or on behalf of the Seller pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Buyer, and the Closing Date.

(b)    Buyer Representations. The representations and warranties of the Buyer set forth in this Agreement or in any certificate, document or other instrument delivered by or on behalf of the Buyer pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Buyer, and the Closing Date.

(c)    Covenants. The respective covenants, agreements and obligations of the Seller and the Buyer set forth in this Agreement or in any certificate, document or other instrument delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, any investigation by or on behalf of any Party hereto, and the Closing Date.

(d)    Indemnity by the Seller. Seller shall indemnify and hold harmless Buyer and its officers, directors, members, employees, attorneys, accountants, representatives and agents from and against any and all losses, damages, fees, taxes, costs, settlements, judgments, expenses (including but not limited to reasonable attorney fees and costs), obligations and liabilities, whether or not involving a third- party claim (collectively, the “Liabilities”) or actions, investigations, inquiries, arbitrations, tax liabilities, claims or other governmental or administrative agency proceedings in respect thereof, including enforcement of this Agreement (collectively, the “Actions” and together with the Liabilities, the “Losses”), arising out of or based on (i) any inaccuracy in or any breach of any representation of Seller contained in this Agreement, or misrepresentations made hereunder, (ii) a material breach of any covenant or agreement of Seller in this Agreement or any related agreement, (iii) damage arising out of Seller’s action or inaction with regard to the Acquired Licenses, (iv) the Acquired Assets, which claim accrued prior to Closing, (v) any amount payable or allegedly payable to any party for brokerage commissions or fees for services rendered to Seller in connection with the Transactions, (vi) any failure of Seller to comply with any applicable code or requirement by any Nevada government entity/body, and

(vii) other than those included in the Assumed Liabilities, any liability of Seller for any taxes.

(e)    Indemnity by the Buyer. Buyer shall indemnify Seller from and against any and all Losses to which Seller may become subject arising out of or based on (i) any inaccuracy in or any breach of any representation of Buyer contained in this Agreement, or misrepresentations made hereunder or (ii) a material breach of any covenant or agreement of Buyer in this Agreement or any related agreement. Without limiting the foregoing, Losses include, but are not limited to, all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of any breach of this Agreement.

Exhibit 10.36

(f)    Third-Party Claims. Promptly after the assertion by any third party of any claim against any Indemnified Party (a “Third-Party Claim”) that, in the judgment of such Indemnified Party, may result in the incurrence of losses for which such Indemnified Party would be entitled to indemnification pursuant to this Agreement, such Indemnified Party shall deliver to the Indemnifying Party a written notice describing in reasonable detail such Third-Party Claim; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party of any liability or obligations hereunder, except to the extent that the Indemnifying Party has been materially prejudiced thereby, and then only to such extent. The Indemnified Party shall have the right in its sole discretion to conduct the defense of any such Third-Party Claim; provided, however, that the Indemnifying Party will· not be required to indemnify any Indemnified Party for any settlement of any such Third-Party Claim effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. If any such action or claim is settled with the prior written consent of the Indemnifying Party, or if there be a final judgment for the· plaintiff in any such action, the Indemnified Party shall be entitled to indemnification for the amount of any loss relating thereto.

(g)    Indemnifying Party’s Defense: Settlement. In the event the Indemnified Party elects not to defend the Third-Party Claim, the Indemnifying Party may defend such claim at its sole cost and expense. In such event, the Indemnifying Party shall not have any right to settle, adjust or compromise or conduct the defense of any Third-Party Claim without the express written consent of the Indemnified Party against whom the Third-Party Claim has been asserted, which consent shall not be unreasonably withheld, conditioned or delayed.

7.2    The indemnification provided for in this Article shall survive for a period of six (6) years from the date of Closing.

ARTICLE VIII TERMINATION

8.1.    Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a)    By either Party if Buyer, or Buyer’s assign, is unable through reasonable diligence to obtain all necessary licenses, permits and approvals from the State of Nevada, Clark County and any other governmental entity allowing Buyer to conduct the Business;

(b)    By the Buyer if there shall have been any action taken, or any Law enacted, promulgated or issued or deemed applicable to the transactions contemplated hereunder, by any governmental entity which would: (i) prohibit the Buyer’s, or its assigns, ownership or operation of any portion of the Business;

(c)    By the Seller if is not in in breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Buyer.

(d)    Under no circumstance may this Agreement be terminated once the conditions to closing set forth in Article VI have been satisfied.

8.2.    Effect of Termination. Any termination of this Agreement under Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect.

No termination of this Agreement shall affect the obligations of the parties to keep the terms of this Agreement confidential, all of which obligations shall survive termination of this Agreement.

Exhibit 10.36

ARTICLE IX

CONSTRUCTION, DEFINITIONS

9.1.	Construction.

(a)    For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b)    Any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c)    The words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

ARTICLE X MISCELLANOUS

10.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if properly addressed: (i) if delivered personally, by commercial delivery service or by facsimile (with written acknowledgment of receipt by the intended recipient), on the day of delivery; or

(ii) if delivered by internationally recognized courier (appropriately marked for next day delivery), one Business Day after sending; or (iii) if delivered by first class, registered or certified mail (return receipt requested), upon the date of delivery or the date of any refusal of delivery, as reflected on the return receipt; or (iv) if delivered by electronic mail, upon the intended recipient’s delivery of written acknowledgment of receipt. Notices shall be deemed to be properly addressed to any Party hereto if addressed to the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Buyer:

483 Management, LLC 921 Empire Mesa Way Henderson, NV 89011

If to the Seller:

GB Sciences, Inc. 3550 W. Teco Ave. Las Vegas, NV 89118

Attn: John Poss

With a copy to: Adam Fulton

Jennings & Fulton, LTD. 2580 Sorrel St.

Las Vegas, NV 89146

Exhibit 10.36

10.2	Transaction Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated, each Party shall (except as otherwise specified in this Section 11.2) pay its own fees and expenses incident to the negotiation, preparation, execution, delivery and performance hereof, including the fees and expenses of its counsel, accountants and other experts and any broker or finder engaged or alleged to have been engaged by such Party.

10.3	Other Agreements Superseded: Waiver and Modification. Etc.

(a)    This Agreement supersedes all prior agreements or understandings, written or oral, between the Seller on the one hand and the Buyer or any Affiliate of the Buyer on the other hand relating to any form of acquisition of the Business. Any provision of this Agreement may be waived, amended or supplemented only by a written instrument signed by the Buyer and the Seller.

(b)    No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

10.4    Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

10.5    Recovery of Litigation Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing Party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

10.6    Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada, excluding the application of any of its choice of law rules that would result in the application of the laws of another jurisdiction.

10.7    Consent to Jurisdiction; Service of Process. Any action arising out of or relating to this Agreement shall be brought in the State of Nevada and venue shall be the Eighth Judicial District Court of the State of Nevada. The parties agree that jurisdiction and venue are proper and waive any objection that they may now or in the future have to any action being brought, in either of these courts, and agree not to plead or claim that any action brought in either of these courts has been brought in an inconvenient forum.

10.8	Certain Waivers.

(a)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Exhibit 10.36

(b)    EACH PARTY TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES ANY RIGHTS THAT IT MAY HAVE TO PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SIMILAR DAMAGES BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

(c)    EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.8.

(d)    Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

10.9    Successors; Assignability. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto. Neither Party may assign its rights hereunder without the prior written consent of the other Party, except that the Buyer may assign any of its rights and delegate any of its obligations hereunder to any Affiliate without the prior written consent of any Party hereto. Any purported assignment contrary to the provisions of this Section

11.9 shall be void and of no force or effect.

10.10    Time of Essence. Time is of the essence of this Agreement and all of the terms, conditions and provisions hereof.

10.11    Counterparts. This Agreement may be executed in any number of counterparts and each such executed counterpart shall be deemed to be an original instrument, but all such executed counterparts together shall constitute one and the same instrument. Any signature page delivered by facsimile or electronic image transmission shall be binding to the same extent as an original signature page. Any Party that delivers a signature page by facsimile or electronic image transmission shall deliver an original counterpart to any other Party that requests such original counterpart.

10.12    Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than the parties to this Agreement and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge any obligation of any third Person to any Party hereto or give any third Person any right of subrogation or action over against any Party hereto.

Exhibit 10.36

IN WITNESS WHEREOF, each of the Seller and the Buyer have executed this Agreement or have caused this Agreement to be executed by their duly authorized respective officers, all as of the date first written above.

SELLER

GB SCIENCES NOPAH LLC

By: GB SCIENCES, INC., as Managing Member

By:  /s/ John Poss

Name: John Poss

Title: Chief Executive Officer

NOPAH 5, LLC

By: /s/ Brad Swanger

Name: Brad Swanger

Title: Managing Member

GB SCIENCES, INC

By:   /s/ John Poss

Name: John Poss

Title: Chief Executive Officer

BUYER

483 MANAGEMENT, LLC

By:     /s/ William Moore

Name: William Moore

Title: Member

By:     /s/ Brian Moore

Name: Brian Moore

Title: Member

Exhibit 10.37

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”), effective as of August 10, 2020 (the “Effective Date”), is made by and between GB Sciences, Inc. a Nevada corporation (the “Company”), GB Sciences Nopah LLC, a Nevada limited liability company (“Nopah”), Nopah 5, LLC, a Nevada limited liability company (together with the Company and Nopah the “Nopah Parties”), and 483 Management, LLC, a Nevada limited liability company (the “Manager”, and together with the Nopah Parties, each a “Party” and collectively, the “Parties”).

WHEREAS, the Company, through Nopah, owns and operates the State of Nevada Medical Marijuana Cultivation Registration Certificate, Certificate Number 67083167520646029144 (the “License”) located at 1100 Papago Street, Sandy Valley, Nevada (the “Nopah Facility”);

WHEREAS, Manager desires to purchase 100% of the membership interests in Nopah (“Sale Transaction”) at such time as all approvals have been obtained from all applicable governmental authorities in the State of Nevada for the transfer of such equity interests to Manager;

WHEREAS, the Parties desire that Manager manage and control the operations of Nopah until the closing of the Sale Transaction in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and the respective mutual agreements, covenants, representations and warranties contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Engagement of Manager. The Nopah Parties hereby engage Manager as an independent contractor on an exclusive basis to manage and control the operations of Nopah. Manager shall have the sole authority to operate Nopah, including, without limitation, by providing the services set forth in Section 4 below (the “Services”). Manager hereby agrees to provide the Services on the terms and conditions provided in this Agreement.

2.    Independent Contractor. It is the intention of the Parties that Manager and its employees and affiliates shall be INDEPENDENT CONTRACTORS and not employees or franchisees of any of the Nopah Parties for all purposes, including, but not limited to, the application of the Federal Insurance Contribution Act, the Social Security Act, the Federal Unemployment Act, the provisions of the Internal Revenue Code, any State of Nevada revenue and taxation code relating to income tax withholding at the source of income, State of Nevada Workers’ Compensation Act, and the State of Nevada unemployment insurance code. Manager shall retain the sole and absolute discretion and judgment of the manner and means of carrying out Manager’s duties and responsibilities under the terms and conditions of this Agreement and compliance therewith. This Agreement shall not be construed to create an agency relationship, joint venture or partnership as between the Nopah Parties and Manager. Manager states and affirms that Manager is acting as a free agent and independent contractor, holding out to the general public, as such.

3.    Cooperation. Each of Manager and the Nopah Parties shall use commercially reasonable efforts to perform and fulfill all of their respective obligations to be fulfilled or performed by it under this Agreement.

4.	Services of Manager; Employees.

Subject to any limitations imposed by applicable state and local laws or regulations, (a) Manager shall have the sole authority to operate and make and effect decisions on behalf of Nopah including, without limitation, all activities related to relocation of the License, cultivation, sales and transport operations, government affairs, product development, quality oversight and assurance and

Exhibit 10.37

financial services, including the collection, receipt and disbursement of funds generated by Nopah, and (b) conduct relations on behalf of Nopah with vendors, dispensaries, state and local agencies, contractors, accountants, attorneys, financial advisors and other professionals (collectively, the “Services”). The Manager shall provide and devote to the performance of the Services such employees, consultants, affiliates and agents of Manager as Manager shall deem appropriate to the furnishing of the Services.

5.	Expenses, Disbursements and Cash Management.

Except for the cost of its own personnel, as of the Effective Date, the Nopah Parties shall not be obligated to make any advance to or for the account of Nopah, Manager or its affiliates, or to pay any sums, nor shall the Nopah Parties be obligated to incur any liability or obligation for Nopah.

6.	Compensation from Manager.

(a)    In consideration for the right to render the Services hereunder, the Manager will pay to the Company the amount of three hundred thousand dollars ($300,000) (the “Management Fee”) on the Effective Date.

(b)    Such Management Fee shall immediately offset $300,000 of the $490,272.07 owed to Manager by the Company from (a) $415,625.07 under an October 23, 2017 Promissory Note attached as Exhibit B and (b) $74,647 for construction services provided to the Company. This offset shall be memorialized in the Promissory Note Modification Agreement to be signed and effective concurrent with this Agreement.

7.    Term. The term of this Agreement shall commence on the Effective Date and continue until the closing of the Sale Transaction. Any Party hereto may terminate this Agreement upon breach of any other material terms or conditions of this Agreement or any other agreement or undertaking entered into between the Parties and if such breach shall continue for a period of thirty (30) days after written notice thereof has been given to the breaching Party. Notwithstanding the foregoing, if at any time, applicable law or regulations change such that Manager would be obligated to obtain or hold any license or registration in order to continue to perform Manager’s obligations hereunder, then the terms of this Agreement will be suspended and all obligations and responsibilities of the Parties hereto shall immediately cease until the earliest of the following to occur: (i) Manager is able to obtain any necessary licenses, registrations or similar authorization to perform its obligations and to receive the consideration set forth herein; (ii) the Parties amend this Agreement such that Manager is able to perform its obligations and to receive the consideration set forth herein without obtaining any such licenses, registrations or other authorizations, and the Parties shall cooperate in good faith to make any such amendments within ten (10) days of any determination that this Agreement will be suspended in accordance with this Section 8.

8.	Representations and Warranties/Covenants.

(a)    Each Party hereby represents and warrants to the other Parties, as of the Effective Date, as follows:

(i)    Organization. It is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

(ii)    Authorization. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary action and will not violate (a) such Party’s organizational documents, bylaws and operating agreement, (b) any agreement, instrument or contractual obligation to which such Party is bound in any material respect, (c)

Exhibit 10.37

any requirement of any applicable laws, or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party.

(iii)    Binding Agreement. This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions.

(iv)    No Inconsistent Obligation. It is not under any obligation, contractual or otherwise, to any person that conflicts with or is inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

(b)    The Nopah Parties hereby represent and warrant to Manager, as of the Effective Date, that the Nopah holds all valid state, local and municipal licenses, permits and certificates required to operate a medical marijuana cultivation facility in full compliance with applicable law, ordinances and regulations, including the cannabis cultivation licenses issued by Nevada governmental authorities; which licenses, permits and certificates are listed on as Exhibit A (collectively, the “Licenses”). True copies of the Licenses have been provided to Manager, and each License is current, in effect, and the transactions contemplated hereby will not cause a breach or violation of any such Licenses. The Parties hereby covenant and agree that they will use their best efforts to cause Nopah to maintain such Licenses throughout the Term. In addition, the Company shall notify Manager immediately upon the expiration, non-renewal, termination, suspension or other withdrawal of any License for any reason.

(c)    Manager is aware that the Nopah Facility was destroyed in a fire and the lease for such facility has been terminated. Manager takes full obligation for seeking and having approved by Nevada governmental authorities a new location for a cultivation facility for the License.

9.	Indemnification; Limitation of Liability; Insurance.

(a)    Indemnity. The Nopah Parties, jointly and severally, on the one hand, and Manager on the other hand (as the case may be, the “Indemnifying Party”) shall indemnify and hold harmless each other, and its (or their) respective affiliates, and their respective officers, directors, employees and agents (collectively, the “Indemnified Party”), from and against all claims, demands, losses, liabilities, damages, fines, costs and expenses, including reasonable attorneys’ fees and costs and amounts paid in settlement (collectively, the “Damages”), arising out of: (1) the negligence, recklessness, bad faith, intentional wrongful acts or omissions of the Indemnifying Party or its affiliates or representatives in connection with activities undertaken pursuant to this Agreement, except to the extent that Damages arise out of the negligence, recklessness, bad faith or intentional wrongful acts or omissions committed by the Indemnified Party or its affiliates (or, to the extent permitted under this Agreement, their respective representatives working on their behalf); and (2) any breach by the Indemnifying Party or its affiliates or representatives of the covenants and agreements of, or the representations and warranties made in, this Agreement. The Indemnified Party may participate in, but not control, any defense or settlement of any claim controlled by the Indemnifying Party and if such claim is being defended by the Indemnifying Party, the Indemnified Party shall bear its own costs and expenses with respect to such participation.

(b)    Procedures. The Indemnifying Party shall reimburse the Indemnified Party promptly upon demand for any legal or other fees or expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such loss, claim, damage or liability (or actions, suits, or proceedings in respect thereof), provided that the Indemnified Party must immediately notify the Indemnifying Party of the claim or proceeding and has otherwise complied with this Agreement and that Indemnifying Party has the right to defend any claim. If Indemnifying Party defends the claim, the Indemnified Party has no obligation to indemnify or reimburse the Indemnified Party with respect to any fees or disbursements of any attorney retained by the Indemnified Party.

Exhibit 10.37

(c)    Limitation on Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR (I) ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST REVENUES, (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, WHETHER UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY OR (III) ANY LIABILITY, DAMAGE, LOSS OR EXPENSE UNDER THIS AGREEMENT IN EXCESS OF THE AGGREGATE SERVICE FEES PAID UNDER THIS AGREEMENT.

10.    Assignment. Neither Party may sell, assign, in whole or in part, this Agreement or any rights hereunder, or to delegate any duties to an unrelated third-party hereunder, without the prior written consent of the other Parties hereto; provided, however, that Manager may assign this Agreement to any of its affiliates. Any actual or purported assignment occurring by operation of law or otherwise without the other Parties’ prior written consent shall be a material default of this Agreement and shall be null and void.

11.    Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (i) delivered personally to the recipient, (ii) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. pacific standard time on a business day, and otherwise on the next business day, (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) received via electronic mail by the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if received via electronic mail before 5:00 p.m. pacific standard time on a business day, and otherwise on the next business day after such receipt. Such notices, demands, and other communications shall be sent to the address for such recipient indicated below:

If to any of the GBS Parties:                                               GB Sciences Inc.

3550 W. Teco Avenue Las Vegas, NV 89118

Attn: John Poss

With a copy to:

Adam R. Fulton, Esq. Jennings & Fulton, LTD.

2580 Sorrel St. Las Vegas, NV 89146

If to Manager:                                                                      483 Management LLC

921 Empire Mesa Way Henderson, NV 89011

Attn: Bill Moore

or to such other address or to the attention of such other person as the recipient Party has specified by prior written notice to the sending Party.

12.    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed,

Exhibit 10.37

construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

13.    No Waiver. The failure by any Party to exercise any right, remedy or elections herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future exercise of such right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies that any Party may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy.

14.	Cannabis Industry Disclosure; Waiver.

(a)    By signing this Agreement, each Party understands and acknowledges that United States federal law prohibits the use, possession, cultivation, and distribution of cannabis. Although many states have legalized cannabis to varying degrees, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities, even in so-called ancillary businesses that service or supply cannabis growers or sellers or otherwise aid or abet their activities. Such prosecution may implicate a wide range of criminal, civil, and regulatory violations, such as trafficking, racketeering, and money- laundering. In addition, federal bankruptcy courts may not be available to participants in the cannabis industry, and participants in the cannabis industry may be treated differently under federal tax laws. Moreover, participants in the cannabis industry may not have access to federally insured banks and other financial institutions. Each Party confirms its understanding that the regulatory landscape in the cannabis industry changes rapidly. This means that at any time, a city, county, or state where cannabis is permitted can change its current laws and/or the federal government can disregard those laws and take prosecutorial action.

(b)    Furthermore, it is possible that the conflict between state and federal law may have an impact on the relationship of the Parties, including this Agreement. For example, federal law enforcement authorities may determine to prosecute one of the Parties to this Agreement for its participation in the cannabis industry. Such federal investigations or prosecutions may require such Party to disclose otherwise confidential information and/or breach its confidentiality and fiduciary duties to the other Party. All Parties hereby confirm their understanding of this risk.

(c)    Each Party to this Agreement hereby (i) acknowledges and agrees that in the event the other Party to this Agreement, the other Party’s members, managers, officers or any of their respective subsidiaries, acting in accordance with and pursuant to the provisions of this Agreement and in accordance with all applicable laws, other than federal law relating to cannabis as set forth herein, is charged with, or convicted of, any violation of federal law or regulation regarding cannabis or cannabis products, such charge or conviction shall not be deemed to be a breach of this Agreement by the other Party, (ii) acknowledges and agrees that such Party will have no claim against the other Party, the other Party’s members, managers, officers or any of their respective subsidiaries on account of any such charge or conviction, including but not limited to, any claim under this Agreement, (iii) waives any and all rights it may have to assert any claim against the other Party, the other Party’s members, managers, officers or any of their respective subsidiaries on account of any such charge or conviction, including but not limited to, any claim under this Agreement, and (iv) releases and forever discharges the other Party, the other Party’s members, managers, officers or any of their respective subsidiaries from any and all liability to such Party on account of any such charge or conviction, including but not limited to, any claim under this Agreement.

15.    Entire Agreement; Amendment. This Agreement contains the entire agreement between the Parties hereto with respect to the matters herein contained and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, and any agreement hereafter made

Exhibit 10.37

shall be ineffective to effect any change or modification, in whole or in part, unless such agreement is in writing and signed by the Party against whom enforcement of the change or modification is sought. The provisions of this Agreement may be amended or modified only with the prior written consent of the Company and Manager.

16.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of Nevada, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Nevada.

17.	Dispute Resolution; Mediation; Mandatory Arbitration.

(a)    If there is any dispute or controversy relating to this Agreement or any of the transactions contemplated herein (each, a “Dispute”), such Dispute shall be resolved in accordance with this Section 18.

(b)    The Party claiming a Dispute shall deliver to each of the other Parties a written notice (a “Notice of Dispute”) that will specify in reasonable detail the dispute that the claiming Party wishes to have resolved. If the Parties are not able to resolve the Dispute within five (5) business days of a Party’s receipt of an applicable Notice of Dispute, the Parties shall enter into mediation administered in Las Vegas, Nevada. The mediation process and any documents or exhibits utilized in conducting the same shall be confidential and inadmissible in any future proceeding. All such proceedings provided for in this Section 18(b) must be concluded within thirty (30) days of the issuance of the Notice of Dispute.

(c)    If the Parties to the Dispute are not able to resolve their Dispute after application of Section 18(a) and (b), to the maximum extent allowed by applicable law, the Dispute shall be submitted to and finally resolved by, binding arbitration. Any Party may file a written Demand for Arbitration with the American Arbitration Association’s Regional Office closest to the Company’s principal office, and shall send a copy of the Demand for Arbitration to the other Parties. The arbitration shall be conducted pursuant to the terms of the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association, except that discovery may be had in accordance with the Federal Rules of Civil Procedure. The venue for the arbitration shall be Las Vegas, Nevada. The arbitration shall be conducted before one arbitrator selected through the American Arbitration Association’s arbitrator selection procedures. The arbitrator shall promptly fix the time, date and place of the hearing and notify the Parties. The Parties shall stipulate that the arbitration hearing shall last no longer than five (5) Business Days. The arbitrator shall render a decision within ten (10) days of the completion of the hearing, which decision may include an award of legal fees, costs of arbitration and interest. The arbitrator shall promptly transmit an executed copy of its decision to the Parties. The decision of the arbitrator shall be final, binding and conclusive upon the Parties. Each Party shall have the right to have the decision enforced by any court of competent jurisdiction. Notwithstanding any other provision of this Section, any Dispute in which a Party seeks equitable relief may be brought in any court within the United States which has jurisdiction over the Party against which such relief is sought. Each Party (a) acknowledges that the other Parties would be irreparably damaged if any of the provisions of this Agreement are not performed by such Party in accordance with their specific terms and (b) agrees that the other Parties are entitled to injunctive relief to prevent breaches of this Agreement, and have the right to specifically enforce this Agreement and the terms and provisions hereof, in addition to any other remedies available at law or in equity.

18.    Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the Parties.

Exhibit 10.37

19.    Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing Parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

20.    Confidentiality. Neither Party may disclose the terms of this Agreement nor any information, documents, or trade secrets of the other Party obtained as part of this Agreement, except as may be required by applicable law.

[Signatures on the next page]

Exhibit 10.37

IN WITNESS WHEREOF, the Parties hereto have caused this Management Services Agreement to be executed and delivered as of the date first above written.

GB SCIENCES NOPAH LLC

By: GB SCIENCES, INC., as Managing Member

By:   /s/ John Poss

                                                                                        Name: John Poss

Title: Chief Executive Officer

NOPAH 5, LLC

                                                                                         By:   /s/ Brad Swanger

                                                                                         Name: Brad Swanger

Title: Managing Member

GB SCIENCES, INC

By:   /s/ John Poss

                                                                                        Name: John Poss

Title: Chief Executive Officer

483 MANAGEMENT, LLC

By:   /s/ William Moore

                                                                                        Name: William Moore

Title: Member

By:     /s/ Brian Moore

Name: Brian Moore

                                                                                        Title: Member

[Signature Page to Management Services Agreement]

Exhibit 10.37

EXHIBIT “A”

LICENSES

Exhibit 10.37

EXHIBIT “B”

PROMISSORY NOTE AND

NOTE BALANCE ACCOUNTING

Exhibit 10.38

PROMISSORY NOTE MODIFICATION AGREEMENT

THIS         PROMISSORY         NOTE         MODIFICATION         AGREEMENT         (this “Modification”), dated this 10th day of August, 2020 (the “Effective Date”), is entered into by GB SCIENCES, INC. (the “Company”), and 483 MANAGEMENT, LLC (“483”).

WHEREAS, 483 is the holder of that certain Promissory Note issued by the Company, in the principal amount of $700,000, dated October 23, 2017 (the “Note”);

WHEREAS, concurrently with the execution of this Modification, the Company, GB Sciences Nopah LLC, Nopah 5 LLC, and 483 are entering into a Membership Interest Purchase Agreement (the “MIPA”) and a Management Services Agreement (the “Agreement”);

AND WHEREAS, 483 desires to enter into this Modification in order to induce the Company to enter into the MIPA and the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The principal sum shall be changed to $190,272.07.

2.	No payments of principal or interest are due until Maturity.

3.	Maturity shall be July 31, 2021.

4.    The Note shall no longer bear interest at the penalty interest rate unless and until there is a new event of Default.

5.    This Modification shall terminate and be of no further force in the event the MIPA or the Agreement is terminated (other than as a result of the Closing of the transactions thereunder).

6.    This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts entered into and to be performed wholly within said State; and any action based upon this Agreement may be brought in the United States federal and state courts situated in Nevada only, and that shall each submit to the jurisdiction of such courts for all purposes hereunder.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

Exhibit 10.38

GB SCIENCES, INC.

                                                                                           By:   /s/ John C Poss

Name: John C Poss

Title: CEO

483 MANAGEMENT, LLC

By:   /s/ William Moore

Name: Bill Moore

Title: Member

By:   /s/ Brian Moore

Name: Brian Moore

Title: Member

Exhibit 10.39

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made by and between Edmond A. DeFrank (the “Director”) and GB Sciences, Inc., a Nevada corporation (the “Company”) (jointly the “Parties”).

Recitals

A.	The Director is or was a member of the board of directors (the “Board”) of the Company.

B.	The Company does not at this time and has not at prior times during the Director’s service, had directors and officers and insurance (“D&O Insurance”).

Now therefore, in consideration of the obligations and promises made herein, the Parties agree as follows:

Agreement

1.	Willingness to Serve. The Director has been willing to serve on the Board, even in the absence of D&O Insurance, in exchange for the rights of indemnification set forth herein.

2.

Indemnification. The Company hereby indemnifies the Director against any loss, damage, cost or expense, including without limitation, legal fees, court costs, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Director, by reason of the fact he or she was a director, officer or agent of the Company, to the fullest extent allowed under Nevada law. For this right of indemnification to be effective with regard to any suit, action or proceeding, the Director must notify the Company within five calendar days of any suit, action or proceeding brought against the Director, and the Company must be allowed to defend or co-defend the suit, action or proceeding. In order for the Company to indemnify the Director against the payment of the settlement of any claim, the Company must have been given the opportunity to help negotiate and approve the settlement.

3.	Efforts to obtain Insurance. The Company agrees to continue to try to obtain D&O Insurance as finances and circumstances allow.

Dated: 11/12/2020                                  /s/   John Poss

GB SCIENCES, INC.

By: John Poss

Its: Chief Executive Officer

Dated: 11/12/2020                                   /s/ Edmond A. DeFrank

                                            Edmond A. DeFrank, Individual

Exhibit 10.40

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made by and between Leslie Bocskor (the “Director”) and GB Sciences, Inc., a Nevada corporation (the “Company”) (jointly the “Parties”).

Recitals

A.	The Director is or was a member of the board of directors (the “Board”) of the Company.

B.	The Company does not at this time and has not at prior times during the Director’s service, had directors and officers and insurance (“D&O Insurance”).

Now therefore, in consideration of the obligations and promises made herein, the Parties agree as follows:

Agreement

1.	Willingness to Serve. The Director has been willing to serve on the Board, even in the absence of D&O Insurance, in exchange for the rights of indemnification set forth herein.

2.

Indemnification. The Company hereby indemnifies the Director against any loss, damage, cost or expense, including without limitation, legal fees, court costs, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Director, by reason of the fact he or she was a director, officer or agent of the Company, to the fullest extent allowed under Nevada law. For this right of indemnification to be effective with regard to any suit, action or proceeding, the Director must notify the Company within five calendar days of any suit, action or proceeding brought against the Director, and the Company must be allowed to defend or co-defend the suit, action or proceeding. In order for the Company to indemnify the Director against the payment of the settlement of any claim, the Company must have been given the opportunity to help negotiate and approve the settlement.

3.	Efforts to obtain Insurance. The Company agrees to continue to try to obtain D&O Insurance as finances and circumstances allow.

Dated: 11/12/2020                                  /s/   John Poss

GB SCIENCES, INC.

By: John Poss

Its: Chief Executive Officer

Dated: 11/16/2020                                   /s/ Leslie Bocskor

                                           Leslie Bocskor, Individual

Exhibit 10.41

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made by and between John Poss (the “Director”) and GB Sciences, Inc., a Nevada corporation (the “Company”) (jointly the “Parties”).

Recitals

A.	The Director is or was a member of the board of directors (the “Board”) of the Company.

B.	The Company does not at this time and has not at prior times during the Director’s service, had directors and officers and insurance (“D&O Insurance”).

Now therefore, in consideration of the obligations and promises made herein, the Parties agree as follows:

Agreement

1.	Willingness to Serve. The Director has been willing to serve on the Board, even in the absence of D&O Insurance, in exchange for the rights of indemnification set forth herein.

2.

Indemnification. The Company hereby indemnifies the Director against any loss, damage, cost or expense, including without limitation, legal fees, court costs, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Director, by reason of the fact he or she was a director, officer or agent of the Company, to the fullest extent allowed under Nevada law. For this right of indemnification to be effective with regard to any suit, action or proceeding, the Director must notify the Company within five calendar days of any suit, action or proceeding brought against the Director, and the Company must be allowed to defend or co-defend the suit, action or proceeding. In order for the Company to indemnify the Director against the payment of the settlement of any claim, the Company must have been given the opportunity to help negotiate and approve the settlement.

3.	Efforts to obtain Insurance. The Company agrees to continue to try to obtain D&O Insurance as finances and circumstances allow.

Dated: 11/12/2020                                  /s/   John Poss

GB SCIENCES, INC.

By: John Poss

Its: Chief Executive Officer

Dated: 11/12/2020                                   /s/ John Poss

                                           John Poss, Individual

Exhibit 10.42

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made by and between Andrea Small-Howard (the “Director”) and GB Sciences, Inc., a Nevada corporation (the “Company”) (jointly the “Parties”).

Recitals

A.	The Director is or was a member of the board of directors (the “Board”) of the Company.

B.	The Company does not at this time and has not at prior times during the Director’s service, had directors and officers and insurance (“D&O Insurance”).

Now therefore, in consideration of the obligations and promises made herein, the Parties agree as follows:

Agreement

1.	Willingness to Serve. The Director has been willing to serve on the Board, even in the absence of D&O Insurance, in exchange for the rights of indemnification set forth herein.

2.

Indemnification. The Company hereby indemnifies the Director against any loss, damage, cost or expense, including without limitation, legal fees, court costs, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Director, by reason of the fact he or she was a director, officer or agent of the Company, to the fullest extent allowed under Nevada law. For this right of indemnification to be effective with regard to any suit, action or proceeding, the Director must notify the Company within five calendar days of any suit, action or proceeding brought against the Director, and the Company must be allowed to defend or co-defend the suit, action or proceeding. In order for the Company to indemnify the Director against the payment of the settlement of any claim, the Company must have been given the opportunity to help negotiate and approve the settlement.

3.	Efforts to obtain Insurance. The Company agrees to continue to try to obtain D&O Insurance as finances and circumstances allow.

Dated: 11/12/2020                                  /s/   John Poss

GB SCIENCES, INC.

By: John Poss

Its: Chief Executive Officer

Dated: 11/12/2020                                   /s/   Andrea Small-Howard

                                          Andrea Small-Howard, Individual

Exhibit 10.43

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made by and between Zach Swarts (the “Officer”) and GB Sciences, Inc., a Nevada corporation (the “Company”) (jointly the “Parties”).

Recitals

A.	The Officer is serving as the Chief Financial Officer of the Company.

B.	The Company does not at this time have directors and officers and insurance (“D&O Insurance”).

Now therefore, in consideration of the obligations and promises made herein, the Parties agree as follows:

Agreement

1.

Willingness to Serve. The Officer has been willing to serve as an officer of the Company, even in the absence of D&O Insurance, in exchange for the rights of indemnification set forth under law, within the Company articles of incorporation and bylaws, and as stated herein.

2.

Indemnification. The Company hereby indemnifies the Officer against any loss, damage, cost or expense, including without limitation, legal fees, court costs, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Officer, by reason of the fact he is and was an officer or agent of the Company, at a minimum, to the fullest extent allowed under Nevada law. For this right of indemnification to be effective with regard to any suit, action or proceeding, the Officer must notify the Company within five calendar days of becoming aware of any suit, action or proceeding brought against the Officer, and the Company agrees to immediately defend or co-defend the suit, action or proceeding. In order for the Company to indemnify the Officer against the payment of the settlement of any claim, the Company must have been given the opportunity to approve the settlement.

3.	Efforts to obtain Insurance. The Company agrees to continue to try to obtain D&O insurance as finances and circumstances allow.

Dated: 11/12/2020                                  /s/   John Poss

GB SCIENCES, INC.

By: John Poss

Its: Chief Executive Officer

Dated: 11/12/2020                                   /s/ Zach Swarts

                                           Zach Swarts, Individual

Exhibit 21.1

Subsidiaries of GB Sciences, Inc.

GBS Global Biopharma, Inc.

ECRX, Inc.

The PhAROS Institute, LLC

GB Sciences Texas, LLC

GB Sciences Nevada, LLC

GB Sciences Las Vegas, LLC

GB Sciences Nopah, LLC

Exhibit 31.1

Certification of Chief Executive Officer
Pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934

I, John Poss, certify that:

1.	I have reviewed this annual report on Form 10-K for the year ended March 31, 2021 of GB Sciences, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)

Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.

The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: July 6, 2021	By:	/s/ John Poss
John Poss
President and Chief Executive Officer

Exhibit 31.2

Certification of Chief Executive Officer
Pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934

I, Zach Swarts, certify that:

1.	I have reviewed this annual report on Form 10-K for the year ended March 31, 2021 of GB Sciences, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)

Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.

The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: July 6, 2021	By:	/s/ Zach Swarts
Zach Swarts
Chief Financial Officer

Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act Of 2002

In connection with the annual report of GB Sciences, Inc. (the “Company”) on Form 10-K for the period ended March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John Poss, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 6, 2021	By:	/s/ John Poss
John Poss
Chief Executive Officer

Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act Of 2002

In connection with the annual report of GB Sciences, Inc. (the “Company”) on Form 10-K for the period ended March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Zach Swarts, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 6, 2021	By:	/s/ Zach Swarts
Zach Swarts
Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

FORM 10-Q

__________________________

(Mark One)

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2021

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from __________ to ___________

Commission file number: 000-55462

GB SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	59-3733133 (IRS Employer I.D. No.)

3550 W. Teco Avenue

Las Vegas, Nevada 89118

Phone: (866) 721-0297

(Address and telephone number of

principal executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of exchange on which registered
None	N/A	N/A

Indicate by check mark whether registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  ☒  Yes     ☐  No

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).   ☒  Yes     ☐  No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Act).  ☐  Yes     ☒  No

There were 317,429,078 shares of common stock, par value $0.0001 per share, outstanding as of  August 13, 2021.

GB SCIENCES, INC.

FORM 10-Q

FOR THE QUARTERLY PERIOD ENDED June 30, 2021

2

PART I. FINANCIAL INFORMATION

ITEM 1. Financial Statements (Unaudited)

3

GB SCIENCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of June 30,	As of March 31,
	2021	2021
CURRENT ASSETS:	(unaudited)
Cash and cash equivalents	$582,971	$793,040
Prepaid expenses and other current assets	296,081	256,251
Current assets from discontinued operations	2,248,757	2,494,564
TOTAL CURRENT ASSETS	3,127,809	3,543,855
Property and equipment, net	21,895	25,022
Intangible assets, net of accumulated amortization of $57,322 and $43,096 at June 30, 2021 and March 31, 2021, respectively	1,797,920	1,706,762
Long term assets from discontinued operations	5,383,005	5,530,415
TOTAL ASSETS	$10,330,629	$10,806,054
CURRENT LIABILITIES:
Accounts payable	$1,463,806	$1,412,459
Accrued interest	521,145	493,741
Accrued liabilities	1,031,003	957,946
Notes and convertible notes payable and line of credit, net of unamortized discount of $272,122 and $296,504 at June 30, 2021 and March 31, 2021, respectively	3,619,186	3,594,804
Indebtedness to related parties	84,913	84,913
Current liabilities from discontinued operations	1,987,787	2,054,585
TOTAL CURRENT LIABILITIES	8,707,840	8,598,448
Convertible notes payable, net of unamortized discount of $141,123 and $154,590 at June 30, 2021 and March 31, 2021, respectively	305,877	292,410
Long term liabilities from discontinued operations	3,347,363	3,389,124
TOTAL LIABILITIES	12,361,080	12,279,982
Commitments and contingencies (Note 7)
STOCKHOLDERS' DEFICIT:
Common Stock, $0.0001 par value, 600,000,000 shares authorized, 317,429,078 and 315,340,411 outstanding at June 30, 2021 and March 31, 2021, respectively	31,743	31,534
Additional paid-in capital	102,619,471	102,380,770
Accumulated deficit	(104,681,665)	(103,886,232)
TOTAL STOCKHOLDERS' DEFICIT	(2,030,451)	(1,473,928)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$10,330,629	$10,806,054

The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements

4

GB SCIENCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended June 30,

	2021	2020

Sales revenue	$-	$-
Cost of goods sold	-	-
Gross profit	-	-
General and administrative expenses	493,405	515,253
LOSS FROM OPERATIONS	(493,405)	(515,253)
OTHER EXPENSE
Interest expense	(65,254)	(662,370)
Debt default penalty	-	(286,059)
Other expense	-	(11,182)
Total other expense	(65,254)	(959,611)
LOSS BEFORE INCOME TAXES	(558,659)	(1,474,864)
Income tax expense	-	-
LOSS FROM CONTINUING OPERATIONS	(558,659)	(1,474,864)
Loss from discontinued operations	(73,758)	(371,836)
NET LOSS	$(632,417)	$(1,846,700)

Net loss attributable to common stockholders of GB Sciences, Inc.
Continuing operations	$(558,659)	$(1,474,864)
Discontinued operations	(73,758)	(371,836)
Net loss	$(632,417)	$(1,846,700)

Net loss per common share – basic and diluted
Continuing operations	$(0.00)	$(0.01)
Discontinued operations	$(0.00)	$(0.00)
Net loss	$(0.00)	$(0.01)

Weighted average common shares outstanding - basic and diluted	315,675,539	277,968,516

The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements

5

GB SCIENCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended June 30,
	2021	2020
OPERATING ACTIVITIES:
Net loss	$(632,417)	$(1,846,700)
Loss from discontinued operations	(73,758)	(371,836)
Net loss from continuing operations	(558,659)	(1,474,864)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,354	5,562
Stock-based compensation	19,500	-
Amortization of debt discount and beneficial conversion feature	37,849	510,885
Debt default penalty	-	286,059
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(39,830)	-
Accounts payable	(10,304)	34,739
Accrued expenses	(126,943)	(141,102)
Accrued interest	27,404	158,806
Indebtedness to related parties	-	60,291
Net cash used in operating activities of continuing operations	(633,629)	(559,624)
Net cash provided by/(used in) operating activities of discontinued operations	(2,954)	235,779
Net cash used in operating activities	(636,583)	(323,845)
INVESTING ACTIVITIES:
Advancement of proceeds from sale of Nevada subsidiaries	200,000	-
Acquisition of intangible assets	(50,000)	-
Net cash provided by investing activities of continuing operations	150,000	-
Net cash provided by investing activities of discontinued operations	7,435	-
Net cash provided by investing activities	157,435	-
FINANCING ACTIVITIES:
Gross proceeds from warrant exercises	62,660	151,202
Proceeds of note payable	-	150,000
Brokerage fees for warrant exercises	-	(15,121)
Net cash provided by financing activities of continuing operations	62,660	286,081
Net cash used in financing activities of discontinued operations	(33,478)	(12,772)
Net cash provided by financing activities	29,182	273,309
Net change in cash and cash equivalents	(449,966)	(50,536)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,145,633	151,766
CASH AND CASH EQUIVALENTS AT END OF PERIOD	695,667	101,230
Less: cash and cash equivalents classified as discontinued operations	(112,696)	(50,135)
CASH AND CASH EQUIVALENTS AT END OF PERIOD FROM CONTINUING OPERATIONS	$582,971	$51,095

The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements

6

GB SCIENCES, INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

For the Three Months Ended June 30, 2021 and 2020

(unaudited)

	Three Months Ended June 30,
	2021	2020
Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-

Non-cash investing and financing transactions:
Depreciation capitalized in inventory (discontinued operations)	$134,511	$164,654
Patent drafting and filing costs capitalized in intangible assets	$55,385	$78,226
Brokerage fees from warrant exercises in accounts payable	$6,266	$-
Induced dividend from warrant exercises	$163,016	$17,236
Discount on note payable attributable to warrant modification	$-	$150,000

The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements

7

GB SCIENCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

 For the Three Months Ended June 30, 2021 and 2020

(unaudited)

	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total
Balance at March 31, 2021	315,340,411	$31,534	$102,380,770	$(103,886,232)	$(1,473,928)

Exercise of warrants for stock, net of issuance costs	2,088,667	209	56,185	-	56,394
Share based compensation expense	-	-	19,500	-	19,500
Inducement dividend from warrant exercises	-	-	163,016	(163,016)	-
Net loss	-	-	-	(632,417)	(632,417)
Balance at June 30, 2021	317,429,078	$31,743	$102,619,471	$(104,681,665)	$(2,030,451)

	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total
Balance at March 31, 2020	275,541,602	$27,554	$97,271,157	$(97,387,205)	$(88,494)

Exercise of warrants for stock, net of issuance costs	4,991,084	500	135,581	-	136,081
Discount on convertible note payable from warrant modification	-	-	150,000	-	150,000
Inducement dividend from warrant exercises	-	-	17,263	(17,263)	-
Net loss	-	-	-	(1,846,700)	(1,846,700)
Balance at June 30, 2020	280,532,686	$28,054	$97,574,001	$(99,251,168)	$(1,649,113)

The accompanying unaudited notes are an integral part of these unaudited condensed consolidated financial statements

8

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

Note 1 – Background and Significant Accounting Policies

GB Sciences, Inc. (“the Company”, “GB Sciences”, “we”, “us”, or “our”) is a phytomedical research and biopharmaceutical drug development company whose goal is to create patented formulations of plant-inspired, complex therapeutic mixtures for the prescription drug market that target a variety of medical conditions. The Company is engaged in the research and development of plant-based medicines and plans to produce plant-inspired, complex therapeutic mixtures based on its portfolio of intellectual property.

Through its wholly owned Canadian subsidiary, GBS Global Biopharma, Inc. (“GBSGB”), the Company is engaged in the research and development of plant-based medicines, primarily cannabinoid medicines, with virtual operations in North America and Europe. GBSGB’s assets include a portfolio of intellectual property containing both proprietary cannabinoid-containing formulations and our AI-enabled drug discovery platform, as well as critical research contracts and key supplier arrangements. GBSGB’s intellectual property covers a range of medical conditions and several programs are in the pre-clinical animal stage of development including Parkinson’s disease, neuropathic pain, and cardiovascular therapeutic programs. GBSGB runs a lean drug development program and takes effort to minimize expenses, including personnel, overhead, and fixed capital expenses through strategic partnerships with Universities and Contract Research Organizations (“CROs”). GBSGB’s intellectual property portfolio includes five USPTO issued patents, nine USPTO nonprovisional patent applications pending in the US, and one provisional patent application in the US. In addition to the USPTO patents and patent applications, the company has filed 35 patent applications internationally to protect its proprietary technology. We recently filed a provisional USPTO patent application to further protect aspects of our proprietary drug discovery engine, “Phytomedical Analytics for Research Optimization at Scale," or PhAROS™.

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements of GB Sciences, Inc. (the “Company,” “We” or “Us”) have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulations S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ending March 31, 2022. The balance sheet at March 31, 2021 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company’s annual report on Form 10-K for the year ended March 31, 2021.

9

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

Principles of Consolidation

We prepare our consolidated financial statements in accordance with generally accepted accounting principles (GAAP) for the United States of America. Our consolidated financial statements include all operating divisions and majority-owned subsidiaries, reported as a single operating segment, for which we maintain controlling interests. Intercompany accounts and transactions have been eliminated in consolidation. All subsidiaries were wholly owned by the Company for the periods presented.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowances for doubtful accounts, inventory valuation and standard cost allocations, valuation of initial right-of-use assets and corresponding lease liabilities, valuation of beneficial conversion features in convertible debt, valuation of the assets and liabilities of discontinued operations, stock-based compensation expense, purchased intangible asset valuations, deferred income tax asset valuation allowances, uncertain tax positions, litigation, other loss contingencies, and impairment of long lived assets.  These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates.

Reclassifications

Certain reclassifications have been made to the comparative period amounts in order to conform to the current period presentation. In particular, the assets, liabilities, profit and loss, and cash flows of GB Sciences Nevada LLC, GB Sciences Las Vegas, LLC, and GB Sciences Nopah, LLC, have been separated from the comparative period amounts to conform to the current period presentation as discontinued operations as the result of the pending sale of the Company's Nevada operations. The reclassifications had no effect on the reported financial position, results of operations or cash flows of the Company.

Discontinued Operations

See Note 3.

10

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

Long-Lived Assets

We evaluate the carrying value of property and equipment if impairment indicators are present or if other circumstances indicate that impairment may exist under authoritative guidance. The annual testing date is March 31. When management believes impairment indicators may exist, projections of the undiscounted future cash flows associated with the use of and eventual disposition of property and equipment are prepared. If the projections indicate that the carrying value of the property and equipment are not recoverable, we reduce the carrying values to fair value. These impairment tests are heavily influenced by assumptions and estimates that are subject to change as additional information becomes available. No indicators of impairment were identified by the Company as of June 30, 2021.

Inventory

We value our inventory at the lower of the actual cost of our inventory, as determined using the first-in, first-out method, or its current estimated market value. We periodically review our physical inventory for excess, obsolete, and potentially impaired items and reserve accordingly. Our reserve estimate for excess and obsolete inventory is based on expected future use. Indirect costs, which primarily relate to the lease and operation costs of the Teco Facility, which are included in discontinued operations, are allocated based on square footage of the facility used in the production of inventory.

Beneficial Conversion Feature of Convertible Notes Payable

The Company accounts for convertible notes payable in accordance with the guidelines established by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 470-20, Debt with Conversion and Other Options and Emerging Issues Task Force (“EITF”) 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”.  A beneficial conversion feature (“BCF”) exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with this guidance, the BCF of a convertible note is measured by allocating a portion of the note's proceeds to the warrants, if applicable, and as a reduction of the carrying amount of the convertible note equal to the intrinsic value of the conversion feature, both of which are credited to additional paid-in-capital. The Company calculates the fair value of warrants issued with the convertible notes using the Black-Scholes valuation model and uses the same assumptions for valuing any employee options in accordance with ASC Topic 718 Compensation – Stock Compensation. The only difference is that the contractual life of the warrants is used.

The value of the proceeds received from a convertible note is then allocated between the conversion features and warrants on a relative fair value basis. The allocated fair value is recorded in the financial statements as a debt discount (premium) from the face amount of the note and such discount is amortized over the expected term of the convertible note (or to the conversion date of the note, if sooner) and is charged to interest expense.

Revenue Recognition

The FASB issued Accounting Standards Codification (“ASC”) 606 as guidance on the recognition of revenue from contracts with customers. Revenue recognition depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The guidance permits two methods of adoption: retrospectively to each prior reporting period presented, or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The Company adopted the guidance on April 1, 2018 and applied the cumulative catch-up transition method.

The Company’s only material revenue source is part of discontinued operations and derives from sales of cannabis and cannabis products, distinct physical goods. Under ASC 606, the Company is required to separately identify each performance obligation resulting from its contracts from customers, which may be a good or a service. A contract may contain one or more performance obligations. All of the Company’s contracts with customers, past and present, contain only a single performance obligation, the delivery of distinct physical goods. Because fulfillment of the company’s performance obligation to the customer under ASC 606 results in the same timing of revenue recognition as under the previous guidance (i.e. revenue is recognized upon delivery of physical goods), the Company did not record any material adjustment to report the cumulative effect of initial application of the guidance.

11

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Deferred tax items are reflected at the enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Due to the uncertainty regarding the success of future operations, management has valued the deferred tax asset allowance at 100% of the related deferred tax assets.

Because the Company operates in the State-licensed cannabis industry through the Nevada Subsidiaries, it is subject to the limitations of Internal Revenue Code Section 280E (“280E”) for U.S. income tax purposes. Under 280E, the Company is allowed to deduct expenses that are directly related to the production of its products, i.e. cost of goods sold, but is allowed no further deductions for ordinary and necessary business expenses from its gross profit. The Company believes that the deductions disallowed include the deduction of NOLs. The unused NOLs will continue to carry forward and may be used by the Company to offset future taxable income that is not subject to the limitations of 280E.

Loss per Share

The Company’s basic loss per share has been calculated using the weighted average number of common shares outstanding during the period. The Company had 160,314,865 and 164,049,941 potentially dilutive common shares at June 30, 2021 and March 31, 2021, respectively. However, such common stock equivalents were not included in the computation of diluted net loss per share, as their inclusion would have been anti-dilutive.

Recent Accounting Pronouncements

Standards Not Yet Adopted

In May 2021, the FASB issued ASU No. 2021-04, Issuer's Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. This guidance clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options due to a lack of explicit guidance in the FASB Codification. The ASU 2021-04 is effective for The Company's fiscal year beginning April 1, 2022. Early adoption is permitted. The Company is evaluating the impact of adopting ASU 2021-04 and does not expect the adoption of this ASU to materially impact its consolidated financial statements.

On June 16, 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments. The standard requires the use of an “expected loss” model on certain types of financial instruments. The standard also amends the impairment model for available-for-sale debt securities and requires estimated credit losses to be recorded as allowances instead of reductions to amortized cost of the securities. The amendments in this ASU are effective for the Company's fiscal year beginning April 1, 2023. The Company is currently evaluating the impact of ASU 2016-13 on its financial statements.

In June 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity's Own Equity. The guidance simplifies the current guidance for convertible instruments and the derivatives scope exception for contracts in an entity’s own equity. Additionally, the amendments affect the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. This ASU will be effective for the Company's fiscal year beginning April 1, 2024. Early adoption is permitted. The amendments in this update must be applied on either full retrospective basis or modified retrospective basis through a cumulative-effect adjustment to retained earnings/(deficit) in the period of adoption. The Company is currently evaluating the impact of ASU 2020-06 on its consolidated financial statements and related disclosures, as well as the timing of adoption.

All other newly issued accounting pronouncements have been deemed either immaterial or not applicable.

12

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

Note 2 – Going Concern

The Company’s financial statements have been prepared assuming the Company will continue as a going concern. The Company has sustained net losses since inception, which have caused an accumulated deficit of $104,681,665 at June 30, 2021. The Company had a working capital deficit of $5,580,031 at June 30, 2021, net of working capital of $260,970 classified as discontinued operations, compared to $5,054,593 at March 31, 2021, net of working capital of $439,979 classified as discontinued operations. In addition, the Company has consumed cash in its operating activities of $636,583 for the three months ended June 30, 2021, including $2,954 used by discontinued operations, compared to $323,845 used in operating activities, net of $235,779 provided by discontinued operations for the three months ended June 30, 2020. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Management has been able, thus far, to finance the losses through a public offering, private placements and obtaining operating funds from stockholders. The Company is continuing to seek sources of financing.  There are no assurances that the Company will be successful in achieving its goals.

Furthermore, Management believes the COVID-19 pandemic may have a significant impact on the Company's business. The pandemic presents a risk to the global economy, and it is possible that it could have an impact on the operations of the Company in the near term that could materially impact the Company’s financials and ability to continue as a going concern. As the result of the pandemic, gross revenue of the Company's discontinued operations was significantly reduced for the three months ended June 30, 2020, due to temporary closures of retail stores who purchase products from the Teco Facility. Management has not been able to measure the potential future impact on the Company's financial statements and continues to monitor the impact of the pandemic closely, although the extent to which the COVID-19 outbreak will impact our operations, financing ability or future financial results is uncertain.

In view of these conditions, the Company’s ability to continue as a going concern is dependent upon its ability to obtain additional financing or capital sources, to meet its financing requirements, and ultimately to achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event the Company is unable to continue as a going concern.

13

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

Note 3 – Discontinued Operations

Discontinued operations comprise those activities that were disposed of during the period or which were classified as held for sale at the end of the period and represent a separate major line of business or geographical area that can be clearly distinguished for operational and financial reporting purposes. The Company has included its subsidiaries GB Sciences Nevada, LLC, GB Sciences Las Vegas, LLC, and GB Sciences Nopah, LLC in discontinued operations due to the pending sale of the Company's Nevada cultivation and extraction facilities (Note 9).

The assets and liabilities associated with discontinued operations included in our condensed consolidated balance sheets as of June 30, 2021 and March 31, 2021 were as follows:

	June 30, 2021			March 31, 2021
	Continuing	Discontinued	Total	Continuing	Discontinued	Total
ASSETS
CURRENT ASSETS
Cash	$582,971	$112,696	$695,667	$793,040	$352,593	$1,145,633
Accounts receivable, net	-	643,594	643,594	-	400,175	400,175
Inventory, net	-	1,462,009	1,462,009	-	1,689,304	1,689,304
Prepaid and other current assets	296,081	30,458	326,539	256,251	52,492	308,743
TOTAL CURRENT ASSETS	879,052	2,248,757	3,127,809	1,049,291	2,494,564	3,543,855

Property and equipment, net	21,895	4,736,272	4,758,167	25,022	4,876,247	4,901,269
Intangible assets, net	1,797,920	571,264	2,369,184	1,706,762	571,264	2,278,026
Deposits and other noncurrent assets	-	75,469	75,469	-	82,904	82,904

TOTAL ASSETS	$2,698,867	$7,631,762	$10,330,629	$2,781,075	$8,024,979	$10,806,054

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,463,806	$385,320	$1,849,126	$1,412,459	$509,477	$1,921,936
Accrued interest	521,145	49,211	570,356	493,741	49,211	542,952
Accrued expenses	1,031,003	122,714	1,153,717	957,946	105,421	1,063,367
Notes payable, net	3,619,186	485,000	4,104,186	3,594,804	485,000	4,079,804
Indebtedness to related parties	84,913	-	84,913	84,913	-	84,913
Income tax payable	-	793,292	793,292	-	761,509	761,509
Finance lease obligations, current	-	152,250	152,250	-	143,967	143,967
TOTAL CURRENT LIABILITIES	6,720,053	1,987,787	8,707,840	6,543,863	2,054,585	8,598,448

Convertible notes payable	305,877	-	305,877	292,410	-	292,410
Finance lease obligations, long term	-	3,347,363	3,347,363	-	3,389,124	3,389,124

TOTAL LIABILITIES	$7,025,930	$5,335,150	$12,361,080	$6,836,273	$5,443,709	$12,279,982

14

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

Discontinued Operations - Revenues and Expenses

The revenues and expenses associated with discontinued operations included in our condensed consolidated statements of operations for the three months ended June 30, 2021 and 2020 were as follows:

	For the Three Months Ended June 30,
	2021			2020
	Continuing	Discontinued	Total	Continuing	Discontinued	Total
Sales revenue	$-	$1,342,586	$1,342,586	$-	$551,197	$551,197
Cost of goods sold	-	(1,219,041)	(1,219,041)	-	(491,795)	(491,795)
Gross profit/(loss)	-	123,545	123,545	-	59,402	59,402
General and administrative expenses	493,405	84,078	577,483	515,253	289,455	804,708
INCOME/(LOSS) FROM OPERATIONS	(493,405)	39,467	(453,938)	(515,253)	(230,053)	(745,306)
OTHER EXPENSE
Interest expense	(65,254)	(102,331)	(167,585)	(662,370)	(132,943)	(795,313)
Debt default penalty	-	-	-	(286,059)	-	(286,059)
Other income/(expense)	-	20,889	20,889	(11,182)	-	(11,182)
Total other expense	(65,254)	(81,442)	(146,696)	(959,611)	(132,943)	(1,092,554)
LOSS BEFORE INCOME TAXES	(558,659)	(41,975)	(600,634)	(1,474,864)	(362,996)	(1,837,860)
Income tax expense	-	(31,783)	(31,783)	-	(8,840)	(8,840)
NET LOSS	$(558,659)	$(73,758)	$(632,417)	$(1,474,864)	$(371,836)	$(1,846,700)

15

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

Discontinued Operations - Inventory

Raw materials consist of supplies, materials, and consumables used in the cultivation and extraction processes. Work-in-progress includes live plants and cannabis in the drying, curing, and trimming processes. Finished goods includes completed cannabis flower, trim, and extracts in bulk and packaged forms. Inventory is included in current assets from discontinued operations in the Company's unaudited condensed consolidated balance sheets at June 30, 2021 and March 31, 2021.

	June 30, 2021	March 31, 2021

Raw materials	$112,857	$86,076
Work in progress	814,166	743,844
Finished goods	601,807	866,195
Subtotal	1,528,830	1,696,115
Allowance to reduce inventory to net realizable value	(66,821)	(6,811)
Total inventory, net	$1,462,009	$1,689,304

16

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

Discontinued Operations - Leases

The Company evaluates all finance and operating leases, and they are measured on the balance sheet with a lease liability and right-of-use asset (“ROU”) at inception. ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make scheduled lease payments. Lease terms include options to extend when it is reasonably certain that the option will be exercised. Leases with a term of 12 months or less are not recorded on the consolidated balance sheet. The present value of lease payments is calculated using the incremental borrowing rate at lease commencement, which takes into consideration recent debt issuances as well as other applicable market data available.

The Company's only remaining lease commitment is a finance lease for the Teco Facility, which is classified as discontinued operations in the Company's unaudited condensed consolidated financial statements. This lease has a remaining non-cancelable term that ends December 31, 2025 with an option to extend through December 31, 2030. The rate used to discount this lease was 11.5%.

Finance leases are included in property and equipment (long term assets from discontinued operations), finance lease obligations, short term (current liabilities from discontinued operations), and finance lease obligations, long term (long term liabilities from discontinued operations), on the unaudited condensed consolidated balance sheets.

During the three months ended June 30, 2021, finance lease costs included in discontinued operations were $140,258, of which $101,583 represents interest expense and $38,675 represents amortization of the right-of-use asset.

The future minimum lease payments of lease liabilities as of June 30, 2021, from discontinued operations are as follows:

Year Ending
March 31,	Finance Leases

2022 (9 months)	$409,235
2023	560,625
2024	577,444
2025	594,767
2026	612,610
Thereafter	3,168,492
Total minimum lease payments	5,923,173
Less: Amount representing interest	(2,423,560)
Present value of minimum lease payments	3,499,613
Less: Current maturities of capital lease obligations	(152,250)
Long-term capital lease obligations	$3,347,363

17

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

Discontinued Operations - 8% Line of Credit dated November 27, 2019

In connection with the Binding Letter of Intent dated November 27, 2019 (Note 9), the Teco Subsidiaries entered into a promissory note and line of credit for up to $470,000 from the purchaser of the membership interests in the Teco Subsidiaries. The purpose of the line of credit was to supply working capital for the Teco Subsidiaries, and the note matures upon the close of the sale of the Teco Subsidiaries. The principal and accrued interest balances outstanding at the time of closing will be considered paid in full upon closing and will not reduce the purchase price received by GB Sciences. As of March 31, 2021, the Teco Subsidiaries have received $485,000 in advances under the line of credit, reflecting an informal agreement with the lender to increase the line of credit by $15,000. On December 29, 2020, the Company entered into the Omnibus Amendment with the purchaser of the Teco Facility, which provides that no further interest will be accrued on this note after November 30, 2020. The balance of the line of credit was $485,000 at June 30, 2021 and accrued interest was $49,211. The note and related interest expense are included in current liabilities from discontinued operations and loss from discontinued operations.

Note 4  – Notes Payable and Line of Credit

0% Note Payable dated October 23, 2017

On October 23, 2017, the Company amended the existing Nevada Medical Marijuana Production License Agreement (“Amended Production License Agreement”). Per the terms of the Amended Production License Agreement, GB Sciences purchased the remaining percentage of the production license resulting in the 100% ownership of the license. GB Sciences also received 100% ownership of the cultivation license included in the original Nevada Medical Marijuana Production License Agreement. In exchange, GB Sciences made one-time payment of $500,000 and issued a 0% Promissory Note in the amount of $700,000 payable in equal monthly payments over a three-year period commencing on January 1, 2018. The present value of the note was $521,067 on the date of its issuance based on an imputed interest rate of 20.3% and the Company recorded a discount on notes payable of $178,933 related to the difference between the face value and present value of the note.

To date, the Company has made principal payments totaling $330,555 and the principal balance of the note was $369,445 at June 30, 2021. The remaining unamortized discount as of June 30, 2021, was $0.

On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") for the sale of its interest in  GB Sciences Nopah, LLC (Note 9). The Nopah MIPA will close upon successful transfer of the Nevada Medical Marijuana Cultivation Facility Registration Certificate. Upon close, the principal balance of the note will be reduced to $190,272. The maturity date of the note was extended to July 31, 2021, with no payments of principal or interest due until maturity. In addition, the note will no longer bear interest at the penalty rate of 15% unless there is a new event of default. The Company is negotiating terms of an extension to the note with the note holder.

18

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

8% Line of Credit dated July 24, 2020

On July 24, 2020, the Company entered into the Loan Agreement, 8% Secured Promissory Note, and Security Agreement (together, the "July 24 Note") with AJE Management, LLC, which established a revolving loan of up to $500,000 that the Company may draw on from time to time. The loan is collateralized by the Teco Facility, subject to the pre-existing lien held by CSW Ventures, L.P. in connection with the 8% Senior Secured Convertible Promissory Note dated February 28, 2019. Any advances will be made at the sole discretion of the lender following a written request made by the Company. Contemporaneously with the Loan Agreement, the Company and AJE Management entered into the Amendment to the Membership Interest Purchase Agreement with AJE Management. The amendment provides that any balances outstanding under the July 24 Note at the time of the close of the sale of the Teco Facility will be forgiven in exchange for a reduction to the $4,000,000 note receivable that the Company will receive as consideration for the sale of the Teco Facility. The reduction to the note receivable will be equal to 3 times the balance outstanding under the July 24 Note on the date of the close of the sale of the Teco Facility. The balance outstanding under the note plus accrued interest may be repaid at any time prior to the close of the sale of the Teco facility (Note 9).

On December 29, 2020, the Company entered into the Omnibus Amendment with the purchaser of the Teco Facility. The Omnibus Amendment reduces the amount of the note receivable that the Company will receive from the sale of the Teco Facility by $975,000 (three times $325,000 in advances made under the July 24 Note) to $3,025,000. Any advances made to the Company under the July 24 Note in excess of $325,000 will reduce the amount of cash received upon close of the sale of Teco one-for-one, i.e., such advances will be considered advance payments of the $4,000,000 cash purchase price. The note will not accrue any additional interest subsequent to November 30, 2020. The Company also agreed that it will not repay the balances outstanding under the July 24 Note prior to the closing of the Teco sale. As a result of the Omnibus Amendment, the Company accrued a modification expense of $650,000 during the year ended March 31, 2021 (two times $325,000 in addition to $325,000 in advances already recorded under the July 24 Note). As of  June 30, 2021, the Company has received $50,000 in additional advances above $325,000 during the fiscal year ended March 31, 2021, bringing the total balance to $1,025,000 at June 30, 2021. Accrued interest was $58,495 at June 30, 2021.

19

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

Summary of Notes and Convertible Notes Payable

As of June 30, 2021, the following notes payable were recorded in the Company’s consolidated balance sheet:

	As of June 30, 2021
Short-Term Notes Payable	Face Value	Discount	Carrying Value
0% Note Payable dated October 23, 2017 (Note 4)	$369,445	$-	$369,445
8% Line of Credit dated November 27, 2019 (Note 3)	485,000	-	485,000
8% Line of Credit dated July 24, 2020 (Note 4)	1,025,000	-	1,025,000
6% Convertible promissory notes payable (Note 5)	1,060,000	-	1,060,000
8% Convertible Secured Promissory Note dated February 28, 2019, as amended (Note 5)	1,111,863	-	1,111,863
6% Convertible notes payable due January 18, 2022 (Note 5)	325,000	(272,122)	52,878
Total short-term notes and convertible notes payable	4,376,308	(272,122)	4,104,186
Less: Notes payable classified as discontinued operations	(485,000)	-	(485,000)
Total short-term notes payable classified as continuing operations	$3,891,308	$(272,122)	$3,619,186

6% Convertible promissory notes payable due September 30, 2023 (Note 5)	197,000	(37,204)	159,796
6% Convertible note payable due December 31, 2023 (Note 5)	250,000	(103,919)	146,081
Total long-term notes payable classified as continuing operations	$447,000	$(141,123)	$305,877

20

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

Note 5 – Convertible Notes

March 2017 and July 2017 Convertible Note Offerings

In March 2017, the Company entered into a Placement Agent’s Agreement with a third-party brokerage firm to offer units consisting of a $1,000 6% promissory note convertible into 4,000 shares of the Company’s common stock at $0.25 per share and 4,000 warrants to purchase shares of the Company’s’ common stock at an exercise price of $0.60 per share for the period of three years. Between March 2017 and May 2017, the Company issued short-term Promissory Notes (“Notes”) to various holders with combined face value of $2,000,000. The Notes are payable within three years of issuance and are convertible into 8,000,000 shares of the Company’s common stock. The Company also issued 8,000,000 common stock warrants to the Noteholders. The warrants are exercisable at any time and from time to time before maturity at the option of the holder. Each warrant gives the Noteholder the right to purchase one share of common stock of the Company at an exercise price of $0.60 per share for a period of three years. The Company recorded an aggregate discount on convertible notes of $1,933,693, which included $904,690 related to the relative fair value of beneficial conversion features and $1,029,003 for the relative fair value of the warrants issued with each note. The fair value of warrants was derived using the Black-Scholes valuation model.

In July 2017, the Company entered into a Placement Agent’s Agreement with a third-party brokerage firm to offer units consisting of a $1,000 6% promissory note convertible into 4,000 shares of the Company’s common stock at $0.25 per share and 4,000 warrants to purchase shares of the Company’s’ common stock at an exercise price of $0.65 per share for the period of three years. Between July 2017 and December 2017, the Company issued short-term Promissory Notes (“Notes”) to various holders with combined face value of $7,201,000. The Notes are payable within three years of issuance and are convertible into 28,804,000 shares of the Company’s common stock. The Company also issued 28,804,000 common stock warrants to the Note holders. The warrants are exercisable at any time and from time to time before maturity at the option of the holder. Each warrant gives the Noteholder the right to purchase one share of common stock of the Company at an exercise price of $0.60 per share for a period of three years. The Company recorded an aggregate discount on convertible notes of $7,092,796, which included $3,142,605 related to the relative fair value of beneficial conversion features and $3,950,191 for the relative fair value of the warrants issued with each note. The fair value of warrants was derived using the Black-Scholes valuation model.

All notes from the March and July 2017 offerings have passed their maturity dates. During the year ended March 31, 2021, the Company agreed to extensions with the holders of a total of $197,000 of the $1,257,000 that remains outstanding. For the $197,000 of extended notes, the Company agreed to reduce the conversion price to $0.10 per share and issued a total of 788,000 additional warrants to the holders of the notes with a term of three years and an exercise price of $0.10 per share. In exchange, the maturity date of the notes was extended to September 30, 2023. Using the Black-Scholes model, the Company valued the warrants at $13,396 and the change in the fair value of the conversion feature at $33,490. Because the change in the fair value of the conversion feature exceeded 10% of the carrying amount of the notes, the Company accounted for the modification of the notes as an extinguishment and recorded a discount on the new convertible notes of $46,886 related to the fair value of the new warrants and the change in the fair value of the conversion feature. The Company recorded interest expense of $6,303 on the new notes during the three months ended June 30, 2021, of which $3,356 represented amortization of the note discounts. Accrued interest on the $197,000 extended notes is $47,279 at June 30, 2021, which includes $38,438 accrued prior to the extinguishments.

Three convertible notes totaling $1,060,000 held by the same investor are past maturity and are currently in default. The Company is negotiating the terms of an extension with the note holder. The notes do not provide for a default penalty or penalty interest rate. Interest expense during the three months ended June 30, 2021, was $15,856 and there is no remaining unamortized discount. Accrued interest on the $1,060,000 notes was $244,129 at June 30, 2021.

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GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

8% Senior Secured Convertible Promissory Note dated February 28, 2019

On February 28, 2019, the Company issued a $1,500,000 8% Senior Secured Convertible Promissory Note and entered into the Note Purchase Agreement and Security Agreement with CSW Ventures, L.P. (together, “CSW Note”). The note matured on August 28, 2020, and was convertible at any time until maturity into 8,823,529 shares of the Company’s common stock at $0.17 per share. Collateral pledged as security for the note includes all of the Company’s 100% membership interests in GB Sciences, Nevada, LLC and GB Sciences Las Vegas, LLC, which together represent substantially all of the Company’s cannabis cultivation and production operations and assets located at the Teco facility in Las Vegas, Nevada. The intrinsic value of the beneficial conversion feature resulting from the market price of the Company’s common stock in excess of the conversion price was $176,471 on the date of issuance, and the Company recorded a discount on the CSW Note in that amount.

On May 28, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $170,000 of the principal balance of the 8% Senior Secured Promissory Note dated February 28, 2019. Accordingly, the Company issued 1,000,000 shares of its common stock based on a $0.17 per share conversion price. In connection with the conversions, $17,225 in unamortized discount was recorded as interest expense and the Company reduced the carrying amount of convertible notes payable by $152,775. After conversion, the remaining balance outstanding was $1,330,000.

On July 12, 2019, the Company entered into the Amendment to Note Documents and the Amended and Restated 8% Senior Secured Promissory Note (together, “Amended CSW Note”). The Amended CSW Note increased the note balance by $100,000 to reflect an additional $100,000 advanced to the Company on July 12, 2019, and by $41,863 to add accrued interest to date to the principal balance, and decreased the conversion price to $0.11 per share, with the remaining terms substantially unchanged from the original CSW Note.

The Company evaluated the modification under the guidance in ASC 470-50 and determined that the amendment represents an extinguishment because the change in the fair value of the conversion feature exceeded 10% of the carrying value of the CSW Note on the amendment date. The carrying value of the amended note on the date of extinguishment was $1,338,057, net of a beneficial conversion feature discount of $133,806, and we recorded a loss on extinguishment of $124,158.

On August 1, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $110,000 of the principal balance of the Amended CSW Note at $0.11 per share. Accordingly, the Company issued 1,000,000 shares of its common stock. In connection with the conversions, $9,579 in unamortized discount was recorded as interest expense and the Company has reduced the carrying amount of convertible notes payable by $100,421. After conversion, the remaining balance outstanding was $1,361,863.

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GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

On October 23, 2019, the Company entered into the Amendment to Promissory Note. The October 23, 2019 amendment decreased the conversion price to $0.08 per share, with the remaining terms substantially unchanged from the Amended CSW Note.

We evaluated the modification under the guidance in ASC 470-50 and determined that the amendment represents an extinguishment because the change in the fair value of the conversion feature exceeded 10% of the carrying value of the Amended CSW Note immediately prior to the 2nd Amended CSW Note. The carrying value of the Amended CSW Note on the date of extinguishment was $1,269,067, net of a beneficial conversion feature discount of $92,796, and we recorded a loss on extinguishment of $92,796 during the year ended March 31, 2020.

On November 27, 2019, the Company entered into the Second Amendment to Note Documents and the Second Amended and Restated 8% Senior Secured Promissory Note (together, “2nd Amended CSW Note”). The 2nd Amended CSW Note decreased the conversion price to $0.04 per share and increased the note balance by $30,000 to reflect an advance received on that date, with the remaining terms substantially unchanged from the Amended CSW Note.

We evaluated the modification under the guidance in ASC 470-50 and determined that the 2nd Amended CSW Note represents an extinguishment because the change in the fair value of the conversion feature exceeded 10% of the carrying value of the Amended CSW Note immediately prior to the 2nd Amended CSW Note; however, no loss on extinguishment was recorded because the net consideration paid for the 2nd Amended CSW Note was equal to the extinguished carrying value of the Amended CSW Note. The carrying value of the Amended CSW Note on the date of extinguishment was $1,361,863.

On December 16, 2019, the Company received notice from CSW Ventures, L.P. of the conversion of a total of $120,000 of the principal balance of the Amended CSW Note at $0.04 per share and we issued 3,000,000 shares of common stock. In connection with the conversions, $57,551 in unamortized discount was recorded as interest expense, and the Company has reduced the carrying amount of convertible notes payable by $62,449. After conversion, the remaining balance outstanding was $1,271,863 and the carrying amount of the note was $687,021, net of $584,842 in unamortized discount from the beneficial conversion feature.

On December 29, 2020, the Company entered into the Omnibus Amendment, and the note holder agreed to cease interest accrual on the CSW Note after November 30, 2020.

During the quarter ended March 31, 2021, the Company received notice of the conversion of $160,000 total principal balance at $0.04 per share and issued 4,000,000 shares of common stock to the note holder. After the conversions that occurred during the year ended March 31, 2021, the remaining principal balance and carrying amount of the note is $1,111,863 as of June 30, 2021. Accrued interest was $144,994. The total outstanding balance of principal and accrued interest totaling $1,256,857 will reduce the $4,000,000 cash payment received by the Company upon the close of the sale of the Teco Facility, and no further interest expense will be accrued on the note.

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GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

8% Convertible Promissory Note dated April 23, 2019

On April 23, 2019, the Company entered into the Note Purchase Agreement with Iliad Research and Trading, L.P. ("Iliad") and issued an 8% Convertible Promissory Note with a face value of $2,765,000. The Note was issued with original issue discount of $265,000 and is convertible into shares of the Company’s common stock at a price of $0.17 per share at the option of the note holder at any time until the Note is repaid. The Note matured on April 22, 2020. A total discount of $440,000 was recorded on the note, which includes $265,000 of original issue discount and $175,000 in fees paid to brokers.

During the year ended March 31, 2020, the Company honored the conversion of a total of a total of $125,000 of accrued interest on the Iliad Note at reduced conversion rates. On October 30, 2019, the Company received notice of the conversion of $75,000 at $0.06 per share and issued 1,250,000 shares of its common stock. The fair value of the shares issued exceeded the fair value of the shares issuable under the original terms of the Note by $64,706, and the Company recorded an induced conversion expense. On November 18, 2019, the Company received notice of the conversion of $50,000 of the note balance at $0.0375 per share and issued 1,333,333 shares of its common stock.

On April 22, 2020, the Company failed to make payment of the principal and accrued interest due under the Iliad Note, resulting in a default. Upon the occurrence of the default, the principal and accrued interest balances outstanding increased by 10%. As the result of the default, Company recorded an expense of $9,559 related to a 10% increase in the accrued interest balance, which is recorded in interest expense, and $276,500 related to the 10% increase in the principal balance, which is recorded in debt default penalty and other expense.

On May 20, 2020, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County in the State of Utah demanding repayment of the note. The lawsuit further sought to compel the Company to participate in arbitration pursuant to the arbitration provisions contained within the Note Purchase Agreement and to prohibit the Company to raise funds through the issuance of its common stock unless the note is paid in full simultaneously with such issuance. On July 14, 2020, the Court entered judgment in favor of Iliad in the amount of $3,264,594 plus reasonable attorney's fees and costs and accrued post-judgment interest at the default rate of 15% per annum.

On November 20, 2020, the Company, Iliad, and Wellcana Plus, LLC entered into the Judgment Settlement Agreement, whereby Iliad agreed to discharge all amounts owed to it by the Company upon receipt of payment totaling $3,006,015 directly from the proceeds of the Wellcana Note Receivable on or before December 8, 2020. On December 8, 2020, Wellcana failed to make payment to the Company. On December 9, 2020, the Company entered into a letter agreement with Iliad extending the Judgment Settlement agreement in exchange for payment of $25,000 plus $25,000 per week until the payment totaling $3,006,015 is received by Iliad, with such payments not reducing the amount owed under the Judgment Settlement Agreement. On December 16, 2020, Wellcana made payment of the full amount owed to the Company, of which $3,006,015 was paid directly to Iliad in full satisfaction of the Judgment Settlement Agreement. On December 18, 2020, Iliad filed a Satisfaction of Judgment in the Third Judicial District Court of Salt Lake County in the State of Utah, and the lawsuit was dismissed. The Company has no further obligations to Iliad.

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GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

December 2020 $575,000 6% Convertible Note Offering

On December 18, 2020, the Company began an offering of 6.0% convertible notes for the purpose of funding a pre-clinical study of the Company's patent-pending Cannabinoid-Containing Complex Mixtures for the treatment of Cytokine Release Syndromes, including Acute Respiratory Distress Syndrome, in COVID-19 patients. The Company pledged the related intellectual property as security for the notes. The notes are convertible at a rate of $0.05 per share at the lender's request. During the year ended March 31, 2021, the Company issued $575,000 in convertible notes under the offering to three investors. $325,000 of the notes mature in December 2021, and $250,000 mature in December 2023. Payment of accrued interest and principal is due at maturity. The Company received cash of $500,250, net of issuance costs, and recorded a discount on convertible notes of $74,750. Notes totaling $425,000 were issued with in-the-money conversion features, and the Company recorded beneficial conversion feature discounts totaling $347,000 on the related notes.

At June 30, 2021, notes with a carrying amount of $52,878 were included in short term notes and convertible notes payable, net of unamortized discounts of $272,122. Notes with a carrying amount of $146,081 were included in long term notes and convertible notes payable, net of unamortized discounts of $103,919. Interest expense related to the notes was $24,458 for the three months ended June 30, 2021, which includes $15,857 from amortization of the note discounts.

Note 6 – Capital Transactions

Sale of Common Stock and Exercise of Warrants

On April 1, 2020, the Company entered into the Advisory Agreement with its brokers and effected a temporary decrease in the exercise price of the Company's outstanding warrants to $0.03-$.05 per share. On July 18, 2021, the Company entered into an amendment to the Advisory Agreement extending the temporary decrease through September 30, 2021 and agreed that each exercising warrant holder will receive an equal number of replacement warrants to purchase one share of the Company's common stock at $0.10 for three years. During the three months ended June 30, 2021,the Company received notice of the exercise of 2,088,667 warrants at $0.03 per share and received proceeds of $56,394, net of accrued brokerage fees of $6,266. As the result of the exercises, the Company recorded an inducement dividend of $163,016, which includes $62,660 related to the intrinsic value of the exercised warrants at the dates of exercise and $100,356 related to the Black-Scholes fair value of the 2,088,667 replacement warrants issued to the exercising investors.

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GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

Note 7 – Commitments and Contingencies

On April 22, 2020, the Company failed to repay any of the outstanding balance of the Convertible Promissory Note Payable to Iliad Research and Trading, L.P., resulting in a default. On May 20, 2020, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County in the State of Utah demanding repayment of the note. On July 14, 2020, the Court entered judgment in favor of Iliad in the amount of $3,264,594. The Company's obligation to Iliad was satisfied in full on December 16, 2020 upon payment of $3,006,015 pursuant to the Judgment Settlement Agreement (Note 5).

On April 22, 2020, the Company was served notice of a lawsuit filed in the Eighth Judicial District Court in Clark County, Nevada, filed by a contractor who had been hired to perform architectural and design services. The lawsuit demanded payment of $73,050 for the services provided. On September 17, 2020, the Company entered into a Mutual Compromise, Settlement, and Release Agreement with the contractor and made payment of $25,000 in full satisfaction of the alleged debt and reduced the cost of the related fixed asset by $48,050.

From time to time, the Company may become involved in certain legal proceedings and claims which arise in the ordinary course of business. In management’s opinion, based on consultations with outside counsel, the results of any of these ordinary course matters, individually and in the aggregate, are not expected to have a material effect on our results of operations, financial condition, or cash flows. As more information becomes available, if management should determine that an unfavorable outcome is probable on such a claim and that the amount of such probable loss that it will incur on that claim is reasonably estimable, the Company would record a reserve for the claim in question. If and when the Company records such a reserve, it could be material and could adversely impact its results of operations, financial condition, and cash flows.

Note 8 – Related Party Transactions

As of June 30, 2021 the Company was indebted to executive officers for unpaid compensation totaling $84,913.

26

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

Note 9 – Sale of Membership Interests in Nevada Subsidiaries

On November 15, 2019, we entered into a Binding Letter of Intent ("Teco LOI") to sell 75% of the Company's membership interest interests in GB Sciences Nevada, LLC, and GB Sciences Las Vegas, LLC ("Teco Subsidiaries"). On March 24, 2020, we entered into the Membership Interest Purchase Agreement ("Teco MIPA") with AJE Management, LLC, which formalized the sale of the Teco Subsidiaries and modified the terms of the sale. Pursuant to the Teco MIPA, the Company will sell 100% of its membership interests in GBSN and GBLV for $4,000,000 cash upon close and will receive a $4,000,000 8% promissory note to be paid in monthly installments over 36 months with payments beginning 30 months after the close of the sale.

On July 24, 2020, the Company entered into the Loan Agreement, 8% Secured Promissory Note, and Security Agreement (together, the "July 24 Note") with AJE Management, LLC. Contemporaneously with the Loan Agreement, the Company and AJE Management entered into the Amendment to the Membership Interest Purchase Agreement with AJE Management. The amendment provides that any balances outstanding under the July 24 Note at the time of the close of the sale of the Teco Facility will be forgiven in exchange for a reduction to the $4,000,000 note receivable that the Company will receive as consideration for the sale of the Teco Facility. The Company has received $375,000 in advances under the note (Note 4).

On December 29, 2020, the Company entered into the Omnibus Amendment with the purchaser of the Teco Facility. The Omnibus Amendment reduces the amount of the note receivable that the Company will receive from the sale of the Teco Facility by $975,000 to $3,025,000, and any advances made to the Company above $325,000 will reduce the amount of cash received upon close of the sale of Teco one-for-one, rather than reducing the note receivable by three times the amount of the balance outstanding. The Company also agreed that it will not repay the balances outstanding under the July 24 Note prior to the closing of the Teco sale. As a result of the Omnibus Amendment, the Company accrued an expense of $650,000 to increase the balance outstanding under the July 24 Note to three times $325,000, to a total of $975,000 which will reduce the $4,000,000 note receivable that the Company will receive upon close of the sale of the Teco Facility, and an additional $50,000 that will be treated as a reduction of the $4,000,000 cash purchase price paid at close.

The Omnibus Amendment also amends the Management Services Agreement to provide that no further management fees will accrue after November 30, 2020. As of June 30, 2021, the Company has paid $150,000 and accrued $700,000 in management fees, which will reduce the $4,000,000 in cash proceeds received upon the close of the sale. The form of the note receivable that the Company will receive on close was amended to accelerate payments such that the Company will receive payment in full within three years, rather than over 36 months with payments beginning 30 months after the close of the sale.

On May 11, 2021, the Company entered into a Second Omnibus Amendment, which extends the Management Services Agreement through December 31, 2021, and received $200,000 from the purchaser as a partial advancement of  the $4,000,000 cash purchase price. The advancement is recorded in accrued liabilities in the Company's condensed consolidated balance sheet as of June 30, 2021.

The sale is expected to close upon the successful transfer of the Nevada cultivation and production licenses. The transfer of cannabis licenses in the State of Nevada was subject to an indefinite moratorium beginning in October 2019. In a meeting held on July 21, 2020, the Nevada Cannabis Compliance Board lifted the moratorium, however, the board has indicated that there were over 90 requests pending, and it will take up to several months to process the entire backlog of pending license transfers. The lifting of the moratorium and processing of cannabis license transfers have been delayed by the COVID-19 pandemic and could be further delayed if the pandemic continues.

The Company also holds a Nevada license for cultivation of medical marijuana located in Sandy Valley, Nevada (the “Nopah License”). The license is owned by the Company’s wholly owned subsidiary, GB Sciences Nopah, LLC ("Nopah"). Operations have not begun under the Nopah License. On November 27, 2019, the Company entered into a Binding Letter of Intent to sell its 100% interest in GB Sciences Nopah, LLC. On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") and Promissory Note Modification Agreement with the purchaser of GB Sciences Nopah, LLC. As consideration for the transfer of the license and membership interest in GB Sciences Nopah, LLC, the Company will receive $300,000 and the purchaser will pay all expenses related to the upkeep and maintenance of the Nopah License until closing. The $300,000 purchase price will be applied as a reduction to the balance of the 0% Note payable dated October 23, 2017 (Note 4), which is held by an affiliate of the purchaser of the Nopah license. The transfer of the Nopah License is subject to the same restrictions on license transfers discussed above.

Because the moratorium on license transfers has been lifted, the Company determined that the Teco Facility and Nopah Facility qualify for presentation as discontinued operations, and the income, assets, and cash flows of the Teco Subsidiaries and GB Sciences Nopah, LLC have been reclassified as discontinued operations for all periods presented in the Company's consolidated financial statements.

27

GB SCIENCES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(unaudited)

Note 10 – Subsequent Events

Capital Transactions

On July 2, 2021, the Company received $50,000 from an investor and issued a 6% convertible promissory note due July 1, 2022 under the convertible note offering that began in December 2020. The note is convertible at $0.05 per share into the Company's common stock.

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ITEM 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis contains “forward-looking statements,” as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts” or “continue” , which list is not meant to be all-inclusive and other such negative terms and comparable technology.  These forward-looking statements, include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements.  The economic environment within which we operate could materially affect our actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include among other things: (1)product demand, market and customer acceptance of GB Sciences products, equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified personnel, (iv)competition pricing and development difficulties, (v) general industry and market conditions and growth rates, unexpected natural disasters, and other factors, which we have little or no control: and other factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”). The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

The following discussion highlights the Company’s results of operations and the principal factors that have affected our financial condition, as well as our liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis is based on the Company’s unaudited financial statements contained in this Quarterly Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read this discussion and analysis together with such financial statements and the related notes thereto.

Overview

GB Sciences, Inc. (“the Company”, “GB Sciences”, “we”, “us”, or “our”) is a phytomedical research and biopharmaceutical drug development company whose goal is to create patented formulations of plant-inspired, complex therapeutic mixtures for the prescription drug market that target a variety of medical conditions. The Company is engaged in the research and development of plant-based medicines and plans to produce plant-inspired, complex therapeutic mixtures based on its portfolio of intellectual property.

Through its wholly owned Canadian subsidiary, GBS Global Biopharma, Inc. (“GBSGB”), the Company is engaged in the research and development of plant-based medicines, primarily cannabinoid medicines, with virtual operations in North America and Europe. GBSGB’s assets include a portfolio of intellectual property containing both proprietary cannabinoid-containing formulations and our AI-enabled drug discovery platform, as well as critical research contracts and key supplier arrangements. GBSGB’s intellectual property covers a range of medical conditions and several programs are in the pre-clinical animal stage of development including Parkinson’s disease, neuropathic pain, and cardiovascular therapeutic programs. GBSGB runs a lean drug development program and takes effort to minimize expenses, including personnel, overhead, and fixed capital expenses through strategic partnerships with Universities and Contract Research Organizations (“CROs”). GBSGB’s intellectual property portfolio includes five USPTO issued patents, nine USPTO nonprovisional patent applications pending in the US, and one provisional patent application in the US. In addition to the USPTO patents and patent applications, the company has filed 35 patent applications internationally to protect its proprietary technology. We recently filed a provisional USPTO patent application to further protect aspects of our proprietary drug discovery engine, “Phytomedical Analytics for Research Optimization at Scale," or PhAROS™.

We were incorporated in the State of Delaware on April 4, 2001, under the name “Flagstick Venture, Inc.” On March 28, 2008, stockholders owning a majority of our outstanding common stock approved changing our then name “Signature Exploration and Production Corp.” as our business model had changed.

On April 4, 2014, we changed our name from Signature Exploration and Production Corporation to Growblox Sciences, Inc. Effective December 12, 2016, the Company amended its Certificate of Corporation pursuant to shareholder approval, and the Company’s name was changed from Growblox Sciences, Inc. to GB Sciences, Inc.

Effective April 8, 2018, Shareholders of the Company approved the change in corporate domicile from the State of Delaware to the State of Nevada and increase in the number of authorized capital shares from 250,000,000 to 400,000,000. Effective August 15, 2019, Shareholders of the Company approved an increase in authorized capital shares from 400,000,000 to 600,000,000.

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Plan of Operation

Drug Discovery and Development of Novel Cannabis-Based Therapies

Through its wholly owned Canadian subsidiary, GBS Global Biopharma, Inc. ("GBSGB"), the Company has conducted ground-breaking research embracing the rational design of plant-based medicines led by Dr. Andrea Small-Howard, the Company’s Chief Science Officer and Director, and Dr. Helen Turner, Vice President of Innovation and Dean of the Natural Sciences and Mathematics Department at Chaminade University.  Small-Howard and Turner posited that complex mixtures of plant-based ingredients would provide more targeted and effective treatments for specific disease conditions than either single ingredient or whole plant formulations.  They developed a rapid screening and assaying system which tested thousands of combinations of cannabinoids and terpenes in vitro against cell-based models of disease.  This process identified precise mixtures of cannabinoids and terpenes, many of which contained no THC, to treat categories of disease conditions, including neurological disorders, inflammation, heart disease, metabolic syndrome, chronic and neuropathic pain.

GBSGB’s drug discovery engine involves both high throughput screening of cell models of disease and a data analytics/machine learning tool to expedite drug discovery. Initially, GBSGB explored the potential medical uses of specific mixtures derived from cannabis-based raw materials, but these tools are also effective for investigating the medical applications of complex therapeutic mixtures from any plant-derived starting material. In 2014, GBSGB developed its first rapid screening and assaying system which tested thousands of combinations of cannabinoids and terpenes against cell-based models of diseases. This process has been refined over the years and now has identified precise mixtures of cannabinoids and terpenes, many of which contained no THC, to treat categories of disease conditions, including neurological disorders, inflammation, heart disease, metabolic syndrome, chronic and neuropathic pain. GBSGB has filed for patent protection on these plant-inspired, complex therapeutic mixtures, and they are testing them in disease-specific animal models in preparation for human trials.

GBSGB’s drug discovery process combines: 1) HTS: high throughput screening of tens of thousands of combinations of compounds derived from plants in well-established cellular models of diseases, and 2) PhAROS™: Phytomedical Analytics for Research Optimization at Scale for the prediction of complex therapeutic mixtures from plant-based materials. This combined approach to drug discovery increases research efficiency and accuracy reducing the time from ideation to patenting from 7 years to 1.5 years. Screening of plant-based mixtures for drug discovery involves the testing of specific combinations of plant chemicals from many naturally occurring plants and the use of live models for these diseases that have been well established by other researchers. First, the Company finds plant materials that show some therapeutic activity, and then refines these natural mixtures to optimize their effectiveness in cellular assays by removing compounds that do not act synergistically with the others in the mixtures. The Company also use its PhAROS™ Platform to prioritize and eliminate some potential combinations, which reduces the time in the discovery period. PhAROS™ can also be used to identify and predict the efficacy of plant-derived, complex therapeutic mixtures for specific diseases in silico, which are then tested in the cell models.

The U.S. Patent and Trademark Office allows complex mixtures to be claimed as Active Pharmaceutical Ingredients ("APIs"). GBSGB has three issued patents and a series of pending patents containing cannabis-derived complex mixtures that act as therapeutic agents for specific disease categories, as described below. GBSGB’s pending patents are protected whether the individual compounds are derived from the cannabis plant, another plant, synthetically produced, or derived from a combination of sources for the individual chemical compounds in these mixtures.

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Drug Development Progress

GBS Global Biopharma, Inc. has made significant strides in the past year with respect to both its drug discovery research and product development programs. Our lead pharmaceutical programs in both Parkinson’s disease and chronic neuropathic pain are now in preclinical animal studies with Dr. Lee Ellis of the National Research Council ("NRC") Canada in Halifax, Nova Scotia. Our complex therapeutic mixtures for the treatment of Cytokine Release Syndrome in COVID-19 and other severe hyperinflammatory conditions are now being tested in preclinical studies with Dr. Norbert Kaminski at Michigan State University. In addition, the two patents which protect GBSGB’s formulations in our lead development programs have been issued by the US Patent and Trademark Office ("USPTO"). On December 8, 2020, our third US patent was issued on complex therapeutic mixtures for the treatment of the hyper inflammatory condition, Mast Cell Activation Syndrome ("MCAS"). Achieving these significant milestones is driving interest in these novel therapeutic programs.

For its lead program in PD therapeutics, GBSGB announced that it has obtained the statistically significant reduction of Parkinson’s-disease like symptoms using its proprietary complex mixtures in an animal model of Parkinson’s disease ("PD"). Several of GBSGB’s PD formulations significantly reduced the symptoms, while the most effective formula reduced the symptoms back to the baseline activity of normal animals. In addition, the toxicity studies for these PD formulas came back without any significant negative findings. These important preclinical results will be included in GBS’ Investigational New Drug ("IND") application with the US FDA to enter human clinical trials as soon as possible. New therapies to address Parkinson’s disease symptoms are needed to help those afflicted with this debilitating disease. The combined direct and indirect costs associated with Parkinson’s disease are estimated at $52 billion in the U.S. alone.

For Parkinson’s disease, the initial clinical prototypes of GBSGB’s Cannabinoid-Containing Complex Mixtures ("CCCM™") are being formulated by Catalent Pharma using Catalent’s Zydis® Orally Disintegrating Tablet ("ODT") technology. This ODT format was selected for the PD formulas because it dissolves on the tongues of patients without the need to swallow for ease of use in patients with PD, who often have difficulties with swallowing. GBSGB selected Catalent as its development partner for the PD therapies due to Catalent’s prior experience in working on US FDA-approved, cannabinoid-containing drugs, their Schedule I drug manufacturing facilities, their familiarity with US FDA and international regulatory and manufacturing requirements, their expertise in tackling formulation challenges, and their ability to achieve the stability and dosing necessary for these novel complex mixtures. In addition to its Zydis® technology, Catalent has early drug development services and additional oral drug delivery solutions available for the efficient delivery of GBSGB's proprietary APIs.

For its lead chronic neuropathic pain program, GBSGB is testing its Cannabinoid-Containing Complex Mixtures and Myrcene-Containing Complex Mixtures ("MCCM") both as encapsulated, time-released nanoparticles, as well as in non-encapsulated forms of these therapeutic mixtures in an animal model at the NRC in Halifax, Nova Scotia. In preparation for human clinical trials, our standard MCCM and the time-released MCCM are currently being compared in an animal model that demonstrates their potential effectiveness at treating chronic pain. The early results from this preclinical research project look very promising.

The three patents which protect formulations in the Company’s lead therapeutic programs have been issued by the USPTO. The issuance of U.S. Patent No. 10,653,640 entitled "Cannabinoid-Containing Complex Mixtures for the Treatment of Neurodegenerative Diseases" on May 19, 2020 protects methods of using GBSGB’s proprietary cannabinoid-containing complex mixtures (CCCM™) for treating Parkinson’s Disease. This was an important milestone in the development of these vitally-important therapies and validates GBSGB’s drug discovery platform. In the US alone, the combined direct and indirect costs associated with Parkinson’s disease are estimated at $52 billion, and new therapies to address Parkinson’s disease symptoms are greatly needed. This was also the first time that a US patent has been awarded for a cannabis-based complex mixture defined using this type of drug discovery method. The first US patent for PD therapies validated our drug discovery platform and strengthened our intellectual property portfolio of unique CCCM’s™, each targeting one of up to 60 specific clinical applications.

The issuance of GBSGB’s second US patent for active pharmaceutical ingredients that are complex mixtures identified by our biotech platform further confirms that GBSGB’s pharmaceutical compositions can be patent-protected for use as biopharmaceutical and nutraceutical products. The US Patent entitled “Myrcene-Containing Complex Mixtures Targeting TRPV1” protects methods of using GBSGB’s proprietary Myrcene-Containing Complex Mixtures for the treatment of pain disorders related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis. In the US alone, chronic pain represents an estimated health burden of between $560 and $650 billion dollars, and an estimated 20.4% of U.S. adults suffer from chronic pain that significantly decreases their quality of life. Despite the widespread rates of addiction and death, opioids remain the standard of care treatment for most people with chronic pain. The Company believes that it is important to create safer, less addictive alternatives to opioids for the treatment of chronic pain disorders, like GBSGB’s myrcene-containing complex mixtures.

Favorable Research Updates from our university collaborators reveal the promise in our discovery programs with Michigan State University (HIV-Associated Neurodegenerative Disorder and COVID-19 therapies), Chaminade University (Chronic Neuropathic Pain, Metabolic Syndrome, Cannabis Metabolomics with the University of Athens), the University of Athens, Greece (Cannabis Metabolomics), the University of Seville, Spain (Time-Released Nanoparticles), and the National Research Council of Canada (Parkinson’s Disease, Chronic Neuropathic Pain).

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Intellectual Property Portfolio

GBSGB retained Fenwick & West, a Silicon Valley based law firm focusing on life sciences and high technology companies with a nationally top-ranked intellectual property practice, to develop strategies for the protection of the Company's intellectual property. The status of the intellectual property portfolio is as follows. Unless otherwise indicated, all patents listed below are assigned to the Company's wholly-owned subsidiary, GBS Global Biopharma, Inc.

Issued Patents

Title: CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF NEURODEGENERATIVE DISEASES

U.S. Patent Number:	10,653,640	Expiration date:	October 23, 2038
Issued:	May 19, 2020	Inventors:	Andrea Small-Howard et al.

U.S. Patent protection was granted for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Parkinson’s disease.

Title: MYRCENE-CONTAINING COMPLEX MIXTURES TARGETING TRPV1

U.S. Patent Number:	10,709,670	Expiration date:	May 22, 2038
Issued:	July 14, 2020	Inventors:	Andrea Small-Howard, et al.

GBSGB’s MCCMs are protected in the U.S. for use in the treatment of pain related to arthritis, shingles, irritable bowel syndrome, sickle cell disease, and endometriosis.

Title: CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF MAST CELL-ASSOCIATED OR BASOPHIL-MEDIATED INFLAMMATORY DISORDERS

U.S. Patent Number:	10,857,107	Expiration date:	January 31, 2038
Issued:	December 8, 2020	Inventors:	Andrea Small-Howard et al.

U.S. Patent protection was granted for GBSGB’s Cannabinoid-Containing Complex Mixtures for the treatment of Mast Cell Activation Syndrome (MCAS).

Title: METHODS AND COMPOSITIONS FOR PREVENTION AND TREATMENT OF CARDIAC HYPERTROPHY

Inventor:	Alexander Stokes	Assignee:	University of Hawai'i
U.S. Patent Number:	9,084,786	Issued:	July 21, 2015
U.S. Patent Number:	10,137,123	Issued:	November 27, 2018
E.U. Patent Number:	2,635,281	Issued:	March 14, 2018
Hong Kong Patent Number:	14102182.8	Issued:	March 14, 2018

GBSGB has sublicensed from Makai Biotechnology, LLC these two issued USPTO patents and two issued international patents for the prevention and treatment of heart failure due to cardiac hypertrophy through therapeutic regulation of TRPV1.

Title: METHOD FOR PRODUCING A PHARMACEUTICAL COMPOSITION OF POLYMERIC NANOPARTICLES FOR TREATING NEUROPATHIC PAIN CAUSED BY PERIPHERAL NERVE COMPRESSION
Spain Patent Number:	ES2582287	Inventors:	Lucia Martin Banderas, Mercedes Fernandez Arevalo, Esther Berrocoso Dominguez, Juan Antonio Mico Segura
Issued:	September 29, 2017	Assignees:	Universidad de Sevilla, Universidad de Cadiz, Centro de Investigacion Biomedica En Red

Exclusive worldwide license held by GBS Global Biopharma, Inc. Claims benefit of Spanish Patent Application No. P201500129 (Pub. No. ES 2582287). GBSGB holds the exclusive rights to commercialize these cannabinoid-containing, time-released, oral nanoparticles for the treatment of neuropathic pain.

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Ten USPTO and Thirty-Five International Patent Applications Pending

In addition to the issued patents listed above, GBSGB's intellectual property portfolio includes a total of ten USPTO and thirty-five international patents pending:

Title	Jurisdiction	Application Number	Other International Applications Filed
CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF NEURODEGENERATIVE DISEASES	US	USPTO 16/844,713 PCT/US2017/055989	AU, CA, CN, EP, HK, IL, JP
MYRCENE-CONTAINING COMPLEX MIXTURES TARGETING TRPV1	US	USPTO 16/878,295 PCT/US2018/033956	AU, CA, CN, EP, HK, IL, JP
CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF MAST CELL-ASSOCIATED OR BASOPHIL-MEDIATED INFLAMMATORY DISORDERS	US	USPTO 17/065,400 PCT/US2018/016296	AU, CA, CN, EP, HK, IL, JP
TRPV1 ACTIVATION-MODULATING COMPLEX MIXTURES OF CANNABINOIDS AND/OR TERPENES	US	USPTO 16/420,004 PCT/US2019/033618	AU, CA, CN, EP, HK, IL, JP
THERAPEUTIC NANOPARTICLES ENCAPSULATING TERPENOIDS AND/OR CANNABINOIDS	US	USPTO 16/686,069 PCT/ES2019/070765
TREATMENT OF PAIN USING ALLOSTERIC MODULATOR OF TRPV1	US	USPTO 16/914,205 PCT/US2020/039989
CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF CHRONIC INFLAMMATORY DISORDERS	US	USPTO 63/067,269 (provisional)
CANNABINOID-CONTAINING COMPLEX MIXTURES FOR THE TREATMENT OF CYTOKINE RELEASE SYNDROME WHILE PRESERVING KEY ANTI-VIRAL IMMUNE REACTIONS	US	USPTO 63/067,269 (provisional)
IN SILICO META-PHARMACOPEIA ASSEMBLY FROM NON-WESTERN MEDICAL SYSTEMS USING ADVANCED DATA ANALYTIC TECHNIQUES TO IDENTIFY AND DESIGN PHYTOTHERAPEUTIC STRATEGIES	US	USPTO 63/091,816 (provisional)
METHODS AND COMPOSITIONS FOR PREVENTION AND TREATMENT OF CARDIAC HYPERTROPHY	EU	EPO 3,348,267	IN, CN
METHOD FOR PRODUCING A PHARMACEUTICAL COMPOSITION OF POLYMERIC NANOPARTICLES FOR TREATING NEUROPATHIC PAIN CAUSED BY PERIPHERAL NERVE COMPRESSION	WIPO/PCT	WIPO 2016/128591 PCT/ES2016/000016	EU, CA

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Partnering Strategy

GBSGB runs a lean drug development program and minimizes expenses, including personnel, overhead, and fixed capital expenses (such as lab and diagnostic equipment), through strategic partnerships with Universities and Contract Research Organizations (“CROs”). Through these research and development agreements, GBSGB has created a virtual pipeline for the further development of novel medicines extracted from the cannabis plant. The partners bring both expertise and infrastructure at a reasonable cost to the life sciences program. In most instances, GBSGB has also negotiated with these partners to keep 100% of the ownership of the IP within GBSGB for original patent filings.

GBSGB currently has on-going research agreements with the following institutions covering the indicated areas of research:

Chaminade University: Broad-based research program to support the drug discovery platform that has yielded many of GBSGB’s original patents to date in the areas of neurodegenerative diseases, heart disease, inflammatory diseases, neuropathic and chronic pain. They have also performed the bioassay portion of the Cannabis Metabolomics study performed with the University of Athens, Greece and GBSGB.

University of Athens: Broad-based metabolomics analysis of over 100 cannabis genotypes including both hemp and THC-producing cannabis varieties, in combination with GBSGB’s bioassay data linking genotypes and potential disease-remediations. This project has the potential to define active ingredients from plant-derived mixtures beyond the standard cannabinoids and terpenoids. The discovery potential is huge, and novel agents have recently been discovered.

Michigan State University: Discovery work using a cutting-edge, multi-cellular model of the human immune system and a multi-cell model of the brain to explore CCCM™s for use in the prevention of HIV-Associated Neurocognitive Disorders (HAND). Although combination antiretroviral therapy keeps symptoms for most HIV-patients well controlled, between 40% and 70% of these well-controlled HIV patients end up with HAND symptoms that range from movement disorders to dementia-like symptoms. The results from this work were included in a new patent application that will be filed in Q3 of 2021. In addition, MSU has performed experiments using their novel model of the human-immune system that have allowed GBSGB to prepare cannabis-based formulas for the potential treatment of virally-induced hyperinflammation/cytokine storm syndrome that has led to the majority of COVID-19 deaths. The new patent application for our novel, cannabinoid-containing complex mixtures (CCCM™) for the treatment of hyperinflammation and cytokine release syndrome in COVID-19 patients was filed August 18, 2020.

The University of Seville: Bringing their novel expertise to the development and functional testing of time-released and disease-targeted nanoparticles of cannabis-based complex mixtures for oral administration. These specialized nanoparticles are being used for the precise and time-released delivery of several of our therapies, including GBSGB’s MCCM™ and CCCM™’s used in the preclinical animal testing performed at the NRC Canada. The University of Seville has completed functional testing on nanoparticles containing myrcene, nerolidol, and beta-caryophyllene for our Myrcene-Containing Complex Mixtures. In these cell-based assays, the effectiveness and kinetics of the nanoparticle-forms of these terpenes were compared with the “naked” terpenes both individually and in mixtures. In all cases, the effectiveness of the nanoparticles were superior to the naked terpenes, however, the mixtures were dramatically more effective than the individuals. These results from Seville are very promising as these nanoparticles have entered the animal testing phase at the NRC in Halifax.

The National Research Center (NRC) of Canada, Halifax, Nova Scotia: Two animal-phase studies are being performed by Dr. Lee Ellis’ group at the NRC. An animal safety and efficacy study was initiated in Q4 of 2018 for GBSGB’s Parkinson’s disease therapies, and the NRC has demonstrated that the company’s PD formulations were able to reduce behavioral changes associated with the loss of dopamine-producing neurons, which underlies the pathology of Parkinson’s disease in the animal model. Based on achieving the statistically significant reduction in Parkinson’s disease symptomology, GBSGB has signed an amendment to include a final phase of testing, which will study the mechanism of action for these promising formulations. In Q1 of 2019, GBSGB started a safety and efficacy study in animals for GBSGB’s Chronic Neuropathic Pain (CNP) formulas. The midterm results for these preclinical pain studies are promising.

The University of Cadiz: Testing the safety and efficacy of the above-mentioned time-released nanoparticles in rodent models of chronic pain. Proof of concept complete for one formulation.

University of Hawaii: Validating the efficacy of a complex cannabis-based mixture for the treatment of cardiac hypertrophy and cardiac disease in a rodent model. Proof of concept work is complete.

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Path to Market: Drug Development Stages and Proposed Clinical Trials

GBSGB has cannabis-based therapeutic products in the following stages of drug development: Discovery, Pre-Clinical, and entering the Clinical Phase. It has also licensed therapeutic products that the Company intends to develop through partners, labeled Partner Programs.

The completion of pre-clinical studies, clinical trials, and obtaining FDA-approvals for pharmaceutical products is traditionally a long and expensive process. However, GBSGB asserts that its cannabis-based drug discovery engine, lean development program, novel regulatory strategy, experienced development partners, and aggressive licensing of these products at early clinical stages can mitigate some of the risks. The Company uses a combination of in silico discovery methods and automated screening of cellular models of disease to decrease the time in Discovery prior to filing novel patent applications for disease-specific therapeutics. GBSGB’s original patent applications cover new chemical entities (“NCE”) based on complex combinations of plant-derived compounds. Its Exploratory IND/Phase 0 Program gets the Company to First-in-Man sooner than traditional programs, which reduces translational risks, and includes preliminary efficacy measures for responsible development decisions. In contrast, a traditional phased-development path would not provide any efficacy measures until Phase II. After the completion of our Phase 0 study, which compares the efficacies of multiple related cannabis-based formulations, the Company plans to advance the lead drug candidate using an adaptive trial design that is more efficient than the traditional phased-development pathway. GBSGB has entered into research contracts, partnerships, and/or joint ventures with several respected, independent contract research organizations, medical schools, universities, and other scientific researchers to increase developmental efficiencies. If and when one or more of GBSGB’s drugs, therapies or treatments are approved by the FDA, GBSGB will seek to market them under licensing arrangements with major biotechnology or pharmaceutical companies.

There can be no assurance that we will ever be able to enter into any joint ventures or other arrangements with third parties to finance our drug development program or that if we are able to do so, that any of our projected therapies will ever be approved by the FDA. Even if we obtain FDA approval for a therapy, there can be no assurance that it could be successfully marketed or would not be superseded by another cannabis-based therapy produced by one or more of our competitors. It also may be anticipated that even if we enter into a joint venture development with a financially stable pharmaceutical or institutional partner, we will still be required to raise significant additional capital in the future to achieve the strategic goals of GBSGB. There can be no assurance that we will be able to obtain such additional capital on reasonable terms, if at all. If GBSGB fails to achieve its goal of producing one or more cannabis-based pharmaceuticals or therapies, it would have a material adverse effect on our future financial condition and business prospects.

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Other Operations

In addition to our key biopharmaceutical research and development activities described in detail above, the Company has operated in the medical and adult-use cannabis markets under State-issued cultivation and production licenses.  Our wholly owned subsidiary GB Sciences Nevada, LLC (“GBSN”) leases a warehouse facility at 3550 W. Teco Avenue, Las Vegas Nevada (the "Teco Facility") and operates a cannabis cultivation facility under Nevada licenses for the medical and adult-use markets. Our wholly owned subsidiary GB Sciences Las Vegas, LLC ("GBLV") holds Nevada certificates for medical and adult-use cannabis production and produces extracts and concentrates for the wholesale market.

On March 24, 2020, we entered into the Membership Interest Purchase Agreement ("Teco MIPA") which formalized the sale of the Teco Subsidiaries. Pursuant to the Teco MIPA, the Company will sell 100% of its membership interests in GBSN and GBLV for $4.0 million cash upon close and will receive a $4.0 million 8% promissory note to be paid in monthly installments over 36 months.

The Company also holds a Nevada license for cultivation of medical marijuana located in Sandy Valley, Nevada (the “Nopah License”). The license is owned by the Company’s wholly owned subsidiary, GB Sciences Nopah, LLC ("Nopah"). Operations have not begun under the Nopah License. On August 10, 2020, the Company entered into the Membership Interest Purchase Agreement ("Nopah MIPA") and Promissory Note Modification Agreement with the purchaser of GB Sciences Nopah, LLC. As consideration for the transfer of the license and membership interest in GB Sciences Nopah, LLC, the Company will receive $300,000 and the purchaser will pay all expenses related to the upkeep and maintenance of the Nopah License. The transfer of the Nopah License is subject to the same restrictions on license transfers currently in effect in the State of Nevada.

The sales of the Teco Facility and Nopah are expected to close upon the successful transfer of the Nevada cultivation and production licenses. The transfer of cannabis licenses in the State of Nevada was subject to an indefinite moratorium from October 2019 through August of 2020, and the processing of license transfers has been further delayed by the COVID-19 pandemic. In a meeting held on July 21, 2020, the Nevada Cannabis Compliance Board lifted the moratorium, however, the board has indicated that there were over 90 requests pending and it will take up to several months to process the entire backlog of pending license transfers. Based on this information, we cannot provide any assurances as to the timing of the close of the sale.

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RESULTS OF OPERATIONS

The following table sets forth certain of our Statements of Operations data from continuing operations:

	For the Three Months Ended
	June 30,
	2021	2020

General and administrative expenses	$493,405	$515,253
LOSS FROM OPERATIONS	(493,405)	(515,253)
OTHER EXPENSE
Interest expense	(65,254)	(662,370)
Debt default penalty	-	(286,059)
Other expense	-	(11,182)
LOSS BEFORE INCOME TAXES	(558,659)	(1,474,864)
Income tax expense	-	-
LOSS FROM CONTINUING OPERATIONS	$(558,659)	$(1,474,864)

Comparison of the Three Months Ended June 30, 2021 and 2020

General and Administrative Expenses

General and Administrative Expenses decreased by $(21,848) to $493,405 for the three months ended June 30, 2021, compared to $515,253 for the three months ended June 30, 2020. The Company is continuing its efforts to maintain administrative costs at a minimum and to make the best use of its limited resources in advancing research & development of the Company's intellectual property portfolio.

Interest Expense

Interest expense decreased by $(597,116) to $65,254 for the three months ended June 30, 2021, compared to $662,370 in the prior year quarter. The decrease is primarily attributable to less interest-bearing debt outstanding during the current quarter as the result of the payoff of the note payable to Iliad Research and Trading, L.P. in December 2020. In addition, notes with balances totaling $2.1 million at June 30, 2021 are no longer accruing interest beginning December 1, 2020, as the result of the Omnibus Amendment to the agreements surrounding the sale of the Company's Nevada Subsidiaries.

Debt Default Penalty

The Company recorded a default penalty of $286,059 in the prior year quarter, related to the Company's failure to timely repay the principal and interest owed under the note payable to Iliad Research and Trading, L.P. on April 1, 2020. The penalty was 10% of the principal and accrued interest balances outstanding at the time of default.

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LIQUIDITY AND CAPITAL RESOURCES

Current Liquidity

The Company will need additional capital to implement its strategies. There is no assurance that it will be able to raise the amount of capital needed for future growth plans. Even if financing is available, it may not be on terms that are acceptable. If unable to raise the necessary capital at the times required, the Company may have to materially change the business plan, including delaying implementation of aspects of the business plan or curtailing or abandoning the business plan. The Company represents a speculative investment and investors may lose all of their investment. In order to be able to achieve the strategic goals, the Company needs to further expand its business and financing activities. Based on the Company's cash position, it is necessary to raise additional capital by the end of the next quarter in order to continue to fund current operations. These factors raise substantial doubt about the ability to continue as a going concern.  The Company is pursuing several alternatives to address this situation, including the raising of additional funding through equity or debt financing. In order to finance existing operations and pay current liabilities over the next twelve months, the Company will need to raise additional capital. No assurance can be given that the Company will be able to operate profitably on a consistent basis, or at all, in the future.

The principal sources of liquidity to date have been cash generated from sales of debt and equity securities and loans.

In continuing operations at  June 30, 2021, cash was $582,971, other current assets excluding cash were $296,081, and our working capital deficit was $5,841,001. Current liabilities in continuing operations were $6,720,053 and consisted principally of $1,463,806 in accounts payable, $1,552,148 in accrued liabilities, $3,619,186 in notes and convertible notes payable, and $84,913 in indebtedness to related parties. At June 30, 2021, current assets from discontinued operations were $2,248,757, current liabilities from discontinued operations were $1,987,787, and working capital from discontinued operations was $260,970.

At March 31, 2021, continuing operations included a cash balance of $793,040, other current assets excluding cash were $256,251, and our working capital deficit was $5,494,572. Current liabilities in continuing operations were $6,543,863, which consisted principally of $1,412,459 in accounts payable, $1,451,687 in accrued liabilities, $3,594,804 in notes and convertible notes payable, and $84,913 of indebtedness to related parties. At March 31, 2021, current assets from discontinued operations were $2,494,564, current liabilities from discontinued operations were $2,054,585, and working capital from discontinued operations was $439,979.

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Sources and Uses of Cash

Operating Activities

Net cash used in operating activities was $636,583, including $2,954 used by discontinued operations for the three months ended June 30, 2021, compared to $323,845 net of $235,779 provided by operating activities of discontinued operations for the three months ended June 30, 2020. We anticipate that cash flows from operations will be insufficient to fund business operations for the next twelve-month period. Accordingly, we will have to generate additional liquidity or cash flow to fund our current and anticipated operations. This will likely require the sale of additional common stock or other securities. There is no assurance that we will be able to realize any significant proceeds from such sales, if at all.

Investing Activities

During the three months ended June 30, 2021, $157,435 was provided by investing activities, including $7,435 provided by discontinued operations. Cash provided by investing activities of continuing operations consisted of $200,000 received by the Company as an advancement of the purchase price of the Teco facility, and was offset by $50,000 paid to acquire intangible assets. During the three months ended June 30, 2020, no cash was used or provided by investing activities.

Financing Activities

During the three months ended June 30, 2021, cash flows provided by financing activities totaled $29,182 , net of $33,478 used in discontinued operations. Cash flows provided by financing activities of continuing operations related to $62,660 in gross proceeds from warrant exercises. Cash provided by financing activities for the three months ended June 30, 2020 was $273,309, net of $12,772 used in discontinued operations. Cash provided by financing activities for the three months ended June 30, 2020 related primarily to $151,202 in proceeds from warrant exercises and $150,000 in proceeds from the sale of a note payable, offset by $15,121 of brokerage fees for warrant exercises.

Going Concern

The Company’s financial statements have been prepared assuming the Company will continue as a going concern. The Company has sustained net losses since inception, which have caused an accumulated deficit of $104,681,665 at June 30, 2021. The Company had a working capital deficit of $5,580,031 at June 30, 2021, net of working capital of $260,970 classified as discontinued operations, compared to $5,054,593 at March 31, 2021, net of working capital of $439,979 classified as discontinued operations. In addition, the Company has consumed cash in its operating activities of $636,583 for the three months ended June 30, 2021, including $2,954 used by discontinued operations, compared to $323,845 used in operating activities, net of $235,779 provided by discontinued operations for the three months ended June 30, 2020. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Management has been able, thus far, to finance the losses through a public offering, private placements and obtaining operating funds from stockholders. The Company is continuing to seek sources of financing.  There are no assurances that the Company will be successful in achieving its goals.

Furthermore, Management believes the COVID-19 pandemic may have a significant impact on the Company's business. The pandemic presents a risk to the global economy, and it is possible that it could have an impact on the operations of the Company in the near term that could materially impact the Company’s financials and ability to continue as a going concern. Management has not been able to measure the potential financial impact on the Company and continues to monitor the impact of the pandemic closely, although the extent to which the COVID-19 outbreak will impact our operations, financing ability or future financial results is uncertain.

In view of these conditions, the Company’s ability to continue as a going concern is dependent upon its ability to obtain additional financing or capital sources, to meet its financing requirements, and ultimately to achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event the Company is unable to continue as a going concern.

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VARIABLES AND TRENDS

In the event the Company is able to obtain the necessary financing to progress with its business plan, the Company expects expenses to increase significantly to grow the business. Accordingly, the comparison of the financial data for the periods presented may not be a meaningful indicator of future performance and must be considered in light of these circumstances.

CRITICAL ACCOUNTING POLICIES

A description of the Company's significant accounting policies is included in Note 3 of its Annual Report on Form 10–K for the fiscal year ended March 31, 2021.

ITEM 3.  Quantitative and Qualitative Disclosures About Market Risk

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

ITEM 4.  Controls and Procedures

Evaluation of Disclosure Controls and Procedures

The Company  maintains disclosure controls and procedures that are designed to ensure that material information required to be disclosed in the periodic reports filed under the Securities Exchange Act of 1934, as amended, or 1934 Act, is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms and to ensure that such information is accumulated and communicated to management, including the chief executive officer and chief financial officer as appropriate, to allow timely decisions regarding required disclosure. At the end of the quarter ended June 30, 2021, the Company carried out an evaluation, under the supervision and with the participation of management, including the principal executive officer and the principal financial officer, of the effectiveness of the design and operation of disclosure controls and procedures, as defined in Rule 13(a)-15(e) and Rule 15d-15(e) under the 1934 Act. Based on this evaluation, management concluded that as of June 30, 2021, the disclosure controls and procedures were not effective due to material weaknesses as no member of our board of directors qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

Limitations on Effectiveness of Controls and Procedures

Management, including the Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer), does not expect that disclosure controls and procedures will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include, but are not limited to, the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Changes in Internal Controls

During the fiscal quarter ended June 30, 2021, there have been no changes in the internal controls over financial reporting that have materially affected or are reasonably likely to materially affect the internal controls over financial reporting.

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PART II – OTHER INFORMATION

ITEM 1.  Legal Proceedings

On April 22, 2020, the Company failed to repay any of the outstanding balance of the Convertible Promissory Note Payable to Iliad Research and Trading, L.P., resulting in a default. On May 20, 2020, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County in the State of Utah demanding repayment of the note. On July 14, 2020, the Court entered judgment in favor of Iliad in the amount of $3,264,594. The Company's obligation to Iliad was satisfied in full on December 16, 2020 upon payment of $3,006,015 pursuant to the Judgment Settlement Agreement.

On April 22, 2020, the Company was served notice of a lawsuit filed in the Eighth Judicial District Court in Clark County, Nevada, filed by a contractor who had been hired to perform architectural and design services. The lawsuit demanded payment of $73,050 for the services provided. On September 17, 2020, the Company entered into a Mutual Compromise, Settlement, and Release Agreement with the contractor and made payment of $25,000 in full satisfaction of the alleged debt.

ITEM 1A.  Risk Factors

There are no material changes from the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, as filed with the SEC.

ITEM 2.  Unregistered Sales of Equity Securities and Use of Proceeds

On April 1, 2020, the Company entered into the Advisory Agreement with its brokers and effected a temporary decrease in the exercise price of the Company's outstanding warrants to $0.03-$.05 per share. On July 18, 2021, the Company entered into an amendment to the Advisory Agreement extending the temporary decrease through September 30, 2021 and agreed that each exercising warrant holder will receive an equal number of replacement warrants to purchase one share of the Company's common stock at $0.10 for three years. During the three months ended June 30, 2021,the Company received notice of the exercise of 2,088,667 warrants at $0.03 per share and received proceeds of $56,394, net of accrued brokerage fees of $6,266. As the result of the exercises, the Company recorded an inducement dividend of $163,016, which includes $62,660 related to the intrinsic value of the exercised warrants at the dates of exercise and $100,356 related to the Black-Scholes fair value of the 2,088,667 replacement warrants issued to the exercising investors.

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ITEM 3. Defaults Upon Senior Securities

On April 22, 2020, the Company failed to repay any of the outstanding balance of the Convertible Promissory Note Payable to Iliad Research and Trading, L.P., resulting in a default. On May 20, 2020, Iliad filed a lawsuit against the Company in the Third Judicial District Court of Salt Lake County in the State of Utah demanding repayment of the note. On July 14, 2020, the Court entered judgment in favor of Iliad in the amount of $3,264,594. The Company's obligation to Iliad was satisfied in full on December 16, 2020 upon payment of $3,006,015 pursuant to the Judgment Settlement Agreement.

ITEM 4.  Mine Safety Disclosures

Not Applicable.

ITEM 5.  Other Information

None.

ITEM 6.  Exhibits

In reviewing the agreements included as exhibits to this Form 10-Q, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Form 10-Q and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

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The following exhibits are included as part of this report:

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation (Incorporated by reference to an exhibit to Form SB-2 No. 333-82580 filed with the Commission on February 12, 2002)
3.2

Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to Form S-1/A No. 333-82580 filed with the Commission on October 6, 2014 and Exhibit 3.2 to the Annual Report on Form 10-K filed with the Commission on June 27, 2014)

3.3	Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)
3.4	Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K filed with the Commission on August 28, 2020)
3.5	Bylaws (Incorporated by reference to an exhibit to Form SB-2 No. 333-82580 filed with the Commission on February 12, 2002)
31.1	Certification of Principal Executive Officer and Pursuant to Rule 13a-14
31.2	Certification of Principal Financial Officer Pursuant to Rule 13a-14
32.1*	CEO Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
32.2*	CFO Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* This certification is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

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SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GB SCIENCES, INC.

Date: August 13, 2021	By:	/s/ John Poss
John Poss, Chief Executive Officer (Principal Executive Officer)

GB SCIENCES, INC.

Date: August 13, 2021	By:	/s/ Zach Swarts
Zach Swarts, Chief Financial Officer (Principal Financial Officer)

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Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, John Poss, certify that:

1.I have reviewed this quarterly report on Form 10-Q of GB Sciences, Inc.;

2.Based on my knowledge, the quarterly report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of and for the periods presented in this report;

4.The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)Evaluated the effectiveness of the registrant’s disclosure controls and procedures; and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):

(a)All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls.

Date: August 13, 2021	/s/ John Poss
John Poss, Chief Executive Officer (Principal Executive Officer)

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Exhibit 31.2

CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Zach Swarts, certify that:

1.I have reviewed this quarterly report on Form 10-Q of GB Sciences, Inc.;

2.Based on my knowledge, the quarterly report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of and for the periods presented in this report;

4.The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)Evaluated the effectiveness of the registrant’s disclosure controls and procedures; and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):

(a)All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls.

Date: August 13, 2021	/s/ Zach Swarts
Zach Swarts, Chief Financial Officer (Principal Financial Officer)

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Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GB Sciences, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Poss, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 13, 2021	/s/ John Poss
John Poss, Chief Executive Officer (Principal Executive Officer)

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Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GB Sciences, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Zach Swarts, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 13, 2021	/s/ Zach Swarts
Zach Swarts, Chief Financial Officer (Principal Financial Officer)

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